As filed with the Securities and Exchange Commission on October 9, 2009

Registration Statement No. 333-159221

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

to

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NUVEEN INVESTMENTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	6282	36-3817266
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive
Chicago, Illinois 60606
(312) 917-7700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John L. MacCarthy
333 West Wacker Drive
Chicago, Illinois 60606
(312) 917-7700
(Name, address, including zip code, and telephone, including area code, of agent for service)

with a copy to:

Steven J. Gavin
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Windy City Investments, Inc.	Delaware	6282	26-0373324
Nuveen HydePark Group, LLC	Delaware	6282	N/A
Nuveen Asset Management	Delaware	6282	31-0942504
Nuveen Investments Advisers Inc.	Delaware	6282	04-3714572
Nuveen Investments Holdings, Inc.	Delaware	6282	36-7364377
Nuveen Investments Institutional Services Group LLC	Delaware	6282	86-1071549
NWQ Holdings, LLC	Delaware	6282	02-0767175
NWQ Investment Management Company, LLC	Delaware	6282	47-0875103
Nuveen Investment Solutions, Inc.	Illinois	6282	36-3293941
Rittenhouse Asset Management, Inc.	Delaware	6282	23-2119472
Santa Barbara Asset Management, LLC	Delaware	6282	20-3432117
Symphony Asset Management LLC	California	6282	94-3252504
Tradewinds Global Investors, LLC	Delaware	6282	02-0767178
Winslow Capital Management, Inc.	Minnesota	6282	41-1719690

        The address of each of the additional registrants is c/o Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 9, 2009

PROSPECTUS

Offer to Exchange
10 1/2% Senior Exchange Notes due 2015
for all Outstanding
10 1/2% Senior Notes due 2015 issued on November 13, 2007

Nuveen Investments, Inc.

        We are offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal (which together constitute the exchange offer), $785,000,000 aggregate principal amount of our 10 1/2% Senior Exchange Notes due 2015 (the "New Notes") for the 10 1/2% Senior Notes due 2015 that we issued, subject to resale restrictions, on November 13, 2007 in an aggregate principal amount of $785,000,000 (the "Old Notes" and, collectively with the New Notes, the "Notes").

The New Notes and the Guarantees

        The terms of the New Notes are identical in all material respects to the Old Notes, except that the registration rights and related liquidated damages provisions and the transfer restrictions applicable to the Old Notes are not applicable to the New Notes. The New Notes will be senior unsecured obligations and will rank equally in right of payment with all of our existing and future senior unsecured indebtedness. The New Notes will be fully and unconditionally guaranteed by each of our current and future direct and indirect domestic restricted subsidiaries that guarantee debt under our senior secured credit facilities.

        The Notes are not traded on any national securities exchange and have no established trading market.

The Exchange Offer

        The exchange offer will expire at 5:00 p.m., New York City time, on                , 2009, unless extended. Subject to the satisfaction or waiver of specified conditions, we will exchange New Notes for all Old Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. Tenders of Old Notes may be withdrawn at any time before the expiration of the exchange offer. We will not receive any proceeds from the exchange offer.

        Each broker-dealer that receives New Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where the Old Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities during the period beginning on the consummation of the exchange offer and ending on the close of business 180 days after the consummation of the exchange offer, or such shorter period as will terminate when all New Notes held by broker-dealers for their own account have been sold pursuant to this prospectus. See "Plan of Distribution."

        The exchange offer involves risks. See "Risk Factors" beginning on page 11.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2009

        You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information or represent anything not contained in this prospectus, and, if given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to sell the New Notes in any jurisdiction where an offer or sale is not permitted.

        This prospectus incorporates business and financial information about the Company that is not included in or delivered with this prospectus. This information is available free of charge to security holders upon written or oral request to: Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606; Attention: John L. MacCarthy (telephone (312) 917-7700). To obtain timely delivery, security holders must request this information no later than five business days before the date they must make their investment decision. Security holders must request this information by                        , 2009.

i

PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information you need to consider in deciding whether to participate in the exchange offer. This summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto appearing elsewhere in this prospectus. You should read carefully this entire prospectus and should consider, among other things, the matters set forth in the section entitled "Risk Factors" before deciding to participate in the exchange offer. Unless otherwise indicated, "Nuveen Investments," "we," "us," "our," and the "Company" refer to Nuveen Investments, Inc., together with its subsidiaries and predecessors. All references to years made in connection with our financial information or operating results are to years ended December 31, unless otherwise indicated.

        On November 13, 2007, we completed the private offering of an aggregate principal amount of $785,000,000 of the Old Notes. We entered into a registration rights agreement with the initial purchasers of the Old Notes in which we agreed, among other things, to deliver to you this prospectus and to offer to exchange your Old Notes for New Notes with substantially identical terms. You should read the discussion under the heading "Description of the New Notes" for further information regarding the New Notes.

        We believe the New Notes issued in the exchange offer may be resold by you without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain conditions. You should read the discussion under the heading "The Exchange Offer" for further information regarding the exchange offer and resale of the New Notes.

The Company

        Founded in 1898, our company is a leading provider of investment management services to high-net-worth and institutional investors and the financial consultants and advisors who serve them. We derive substantially all of our revenues from providing investment advisory services and distributing our managed account products, closed-end exchange-traded funds ("closed-end funds") and open-end mutual funds ("open-end funds" or "mutual funds"). We have a history of innovation in investment products, conservatism in investment approach and attentive client service. We have developed a distinctive, multi-boutique business model that features seven independently branded investment managers, each of which has its own investment strategies and dedicated investment, research and trading personnel. Our investment teams are supported by our scaled distribution, service and operations platform. In addition, our company possesses a well-balanced mix of managed account products, closed-end funds, and open-end funds across equity and fixed income strategies.

        Our seven independently branded investment managers are: Nuveen Asset Management ("NAM"), focusing on fixed-income investments; Nuveen HydePark Group, LLC ("HydePark"), focusing on enhanced equity investment management; NWQ Investment Management Company, LLC ("NWQ"), specializing in value-style equities; Santa Barbara Asset Management, LLC ("Santa Barbara"), dedicated to growth equities; Symphony Asset Management LLC ("Symphony"), with expertise in alternative investments as well as equity and credit strategies; Tradewinds Global Investors, LLC ("Tradewinds"), specializing in global equities; and Winslow Capital Management, Inc. ("Winslow Capital"), specializing in large-cap growth equities.

        On November 13, 2007, a group of private equity investors led by Madison Dearborn Partners ("MDP") acquired all of the outstanding shares of the Company for approximately $5.8 billion in cash (the "MDP Transactions"). Unless the context requires otherwise, the Company and its subsidiaries for the periods on or prior to November 13, 2007 are sometimes referred to in this prospectus as the "Predecessor," and the Company and its subsidiaries for the periods following November 13, 2007 are sometimes referred to in this prospectus as the "Successor."

        Our principal executive offices are located at 333 West Wacker Drive, Chicago, Illinois 60606, and our telephone number is (312) 917-7700. Our web site address is www.nuveen.com.

 Summary of the Exchange Offer

        The summary below describes the principal terms of the exchange offer. The description below is subject to important limitations and exceptions. Please read the section entitled "The Exchange Offer" in this prospectus, which contains a more detailed description of the exchange offer.

The Exchange Offer	We are offering to exchange $2,000 principal amount of the New Notes, which have been registered under the Securities Act, for each $2,000 principal amount of the Old Notes, which have not been registered under the Securities Act. We issued the Old Notes on November 13, 2007.

In order to exchange your Old Notes, you must tender them before the expiration date (as described herein). All Old Notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the New Notes on or promptly after the expiration date.

You may tender your Old Notes for exchange in whole or in part in integral multiples of $1,000 principal amount in excess of $2,000.
Registration Rights Agreement

We sold the Old Notes on November 13, 2007 to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC and Morgan Stanley & Co. Incorporated, the initial purchasers, for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States under Regulation S. Simultaneously with that sale, we signed a registration rights agreement with the initial purchasers relating to the Old Notes that requires us to conduct this exchange offer.

You have the right under the registration rights agreement to exchange your Old Notes for New Notes. The exchange offer is intended to satisfy such right. After the exchange offer is complete, other than in limited circumstances, you will no longer be entitled to any exchange or registration rights with respect to your Old Notes.

For a description of the procedures for tendering Old Notes, see the discussion under the heading "The Exchange Offer—Procedures for Tendering Old Notes."
Consequences of Failure to Exchange

If you do not exchange your Old Notes for New Notes in the exchange offer, the Old Notes you hold will remain subject to the restrictions on transfer under the Securities Act and as provided in the Old Notes and in the indenture that governs both the Old Notes and the New Notes. In general, the Old Notes may not be offered or sold unless registered or exempt from registration under the Securities Act, or in a transaction not subject to the Securities Act and applicable state securities laws. We do not plan to register the Old Notes under the

Securities Act. See the discussion under the heading "Risk Factors—Risks Related to the Exchange Offer—Holders that do not exchange their Old Notes will continue to hold restricted securities, which will restrict their ability to sell their Old Notes."

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on            , 2009, unless we extend it. In that case, the expiration date will be the latest date and time to which we extend the exchange offer. See "The Exchange Offer—Expiration Date; Extensions; Amendments."

Conditions to the Exchange Offer

The exchange offer is subject to conditions that we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. See the discussion under the heading "The Exchange Offer—Conditions to the Exchange Offer."

We reserve the right in our sole discretion, subject to applicable law, at any time and from time to time:
• to extend the exchange offer;

•  to delay the acceptance of the Old Notes in the event the exchange offer is extended, and retain all tendered Old Notes, subject to the right of tendering holders to withdraw their tendered Old Notes;

• to terminate the exchange offer if specified conditions have not been satisfied; and
• to waive any condition or otherwise amend the terms of the exchange offer in any respect.
Procedures for Tendering Old Notes	If you wish to tender your Old Notes for exchange, you must:
• complete and sign a letter of transmittal according to the instructions contained in the letter of transmittal; and

•  forward the letter of transmittal by mail, facsimile transmission or hand delivery, together with any other required documents, to the exchange agent, either with the Old Notes to be tendered or in compliance with the specified procedures for guaranteed delivery of the Old Notes.

Specified brokers, dealers, commercial banks, trust companies and other nominees may also make tenders by book-entry transfer.

Please do not send your letter of transmittal or your Old Notes to us. Those documents should only be sent to the exchange agent. Questions regarding how to tender and requests for information should be directed to the exchange agent. See the discussion under the heading "The Exchange Offer—Exchange Agent."

Special Procedures for Beneficial Owners

If your Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, we urge you to contact such person promptly if you wish to tender your Old Notes. See the discussion under the heading "The Exchange Offer—Procedures for Tendering Old Notes."

Withdrawal Rights

You may withdraw the tender of your Old Notes at any time before the expiration date. To do this, you should deliver a written notice of your withdrawal to the exchange agent according to the withdrawal procedures described under the heading "The Exchange Offer—Withdrawal Rights."

Resales of New Notes

We believe that you will be able to offer for resale, resell or otherwise transfer the New Notes issued in the exchange offer without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

• you are acquiring the New Notes in the ordinary course of your business;
• you are not participating, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes; and
• you are not an affiliate of Nuveen Investments, Inc.

Our belief is based on interpretations by the staff of the Securities and Exchange Commission (the "SEC"), as set forth in no-action letters issued to third parties unrelated to us. The staff of the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer. If our belief is not accurate and you transfer a New Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, such liability. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes that such broker-dealer acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale or other transfer of New Notes. A broker-dealer may use this prospectus for an offer to sell, a resale or other transfers of New Notes issued to it in the exchange offer in exchange for Old Notes that were acquired by it as a result of market making or other trading activities. See the discussion under the heading "Plan of Distribution."

Exchange Agent

The exchange agent for the exchange offer is U. S. Bank National Association. The address, telephone number and facsimile number of the exchange agent are provided under the heading "The Exchange Offer—Exchange Agent," as well as in the letter of transmittal.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the New Notes. See the section "Use of Proceeds."
U.S. Federal Income Tax Considerations

Your participation in the exchange offer generally will not be a taxable exchange for U.S. federal income tax purposes. You should not recognize any taxable gain or loss or any interest income as a result of the exchange. See the section "U.S. Federal Income Tax Considerations."

Summary Description of the New Notes

        The summary below describes the principal terms of the New Notes. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that the registration rights and related liquidated damages provisions and the transfer restrictions applicable to the Old Notes are not applicable to the New Notes. The New Notes will evidence the same debt as the Old Notes and will be governed by the same indenture. Please read the section entitled "Description of the New Notes" in this prospectus, which contains a more detailed description of the terms and conditions of the New Notes.

Issuer	Nuveen Investments, Inc.
Notes Offered	$785,000,000 aggregate principal amount of 10 1/2% Senior Notes due 2015.

The New Notes offered hereby will be treated as a single series with the $785,000,000 aggregate principal amount of 10 1/2% notes that we issued on November 13, 2007 (the "Old Notes") and will have the same terms as those of the Old Notes. However, cash interest will accrue on the New Notes from , 2009. The next interest payment on the Old Notes and the first payment of cash interest following the issue date of the New Notes will be . The New Notes and the Old Notes will vote as one class under the indenture.
Maturity Date	November 15, 2015.
Interest Payment Dates	We will make interest payments on the New Notes semiannually, on each May 15 and November 15, beginning on .
Ranking and Guarantees
The New Notes will be our unsecured senior obligations and will rank equally in right of payment with all of our existing and future senior indebtedness and senior in right of payment to any future indebtedness that is subordinated in right of payment to the New Notes.

The guarantees of the New Notes will be the guarantors' unsecured obligations and will be subordinated in right of payment only to their obligations under our senior secured credit facilities and related hedging obligations. Each guarantor's guarantee will rank senior in right of payment to any future indebtedness of such guarantor that is subordinated in right of payment to the guarantee. See "Description of the New Notes—Guarantees."
The New Notes and the guarantees:
• will be effectively subordinated to all of our and the guarantors' existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

	•	will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the New Notes. These non-guarantor subsidiaries represented an aggregate of 1.8% of our operating revenue (excluding intercompany revenue) for the twelve-month period ended June 30, 2009 and represented an aggregate of 1.5% of our assets as of June 30, 2009.

As of June 30, 2009, we and the guarantors had approximately $3.8 billion of indebtedness outstanding, of which approximately $2.5 billion is secured indebtedness and none of which is subordinated to the New Notes. We have no indebtedness that is expressly subordinated to the New Notes or the guarantees.
Optional Redemption	At any time prior to November 15, 2011, we may redeem some or all of the New Notes at redemption prices described in this prospectus under the caption "Description of the New Notes—Redemption."

In addition, we may redeem up to 35% of the original principal amount of the New Notes before November 15, 2010, with the net proceeds from certain kinds of equity offerings at a redemption price equal to par plus a premium equal to the then applicable interest rate on the New Notes, together with accrued and unpaid interest, if any, to the redemption date.
For more details, see the sections "Description of the New Notes—Optional Redemption" and "—Mandatory Redemption."
Change of Control
Upon the occurrence of certain change of control events, you will have the right, as a holder of the New Notes, to require us to purchase some or all of your New Notes at 101% of the principal amount thereof, plus accrued and unpaid interest. For more details, see the section "Description of the New Notes—Change of Control."
Certain Covenants	The indenture governing the New Notes contains covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
	•	incur additional indebtedness;
	•	make certain distributions, investments and other restricted payments;
	•	dispose of our assets;
	•	grant liens on our assets;
	•	engage in transactions with affiliates; and
	•	merge or consolidate or transfer substantially all of our assets.

These covenants are subject to a number of important exceptions and qualifications which are described in this prospectus under the caption "Description of the New Notes—Certain Covenants."
No Public Market; PORTAL Trading
The New Notes will not be listed on any securities exchange or included in any automated quotation system. We expect that the notes will be eligible for trading in the PORTAL Market. The initial purchasers are not obligated to make a market for the New Notes, as permitted by applicable laws and regulations. Accordingly, we cannot assure you that a liquid market for the New Notes will develop or be maintained.
Use of Proceeds	We will not receive any cash proceeds from the exchange offer. For a description of the use of proceeds from the private offering of the Old Notes, see "Use of Proceeds."
Risk Factors
In deciding whether to participate in the exchange offer, you should consider carefully, along with other matters referred to in this prospectus, the information set forth under the caption "Risk Factors" beginning on page 11.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA OF NUVEEN INVESTMENTS

        The following table sets forth summary consolidated historical financial data as of the dates and for the periods indicated. The balance sheet data as of December 31, 2007 and 2008 and the income statement data for each of the periods in the three years ended December 31, 2006, 2007 and 2008 are derived from our audited annual consolidated financial statements beginning on page F-3 (the "Annual Financial Statements") and Notes thereto, which have been audited by KPMG LLP, whose report on our Annual Financial Statements is included in this prospectus. The balance sheet data and income statement data as of and for the six months ended June 30, 2009 and 2008 are derived from our unaudited quarterly consolidated financial statements beginning on page F-67 (the "Quarterly Financial Statements"). The results of operations for the six months ended June 30, 2009 and 2008 are not necessarily indicative of the results that can be expected for the year ending December 31, 2009. As required by Generally Accepted Accounting Principles ("GAAP"), our Annual Financial Statements and Quarterly Financial Statements include the results of Symphony CLO V, Ltd. ("Symphony CLO V") because the equity of Symphony CLO V is owned by affiliates of MDP, our controlling stockholder; however, as we have no equity interest in Symphony CLO V, in certain instances in this prospectus as noted we exclude such results.

        This information is only a summary and should be read together with our Annual Financial Statements and Quarterly Financial Statements, the related Notes and other financial information included or incorporated by reference herein.

        The data presented on the following page should be read in conjunction with, and are qualified in their entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our Annual Financial Statements and Quarterly Financial Statements and the Notes thereto included in this prospectus.

Three Year Financial Summary
(in thousands, unless otherwise indicated)

	Successor		Predecessor		Successor
		For the Period November 14, 2007 to December 31, 2007	For the Period January 1, 2007 to November 13, 2007		For the Six Months Ended June 30,
	For the Year Ended December 31, 2008			For the Year Ended December 31, 2006
					2009	2008
Income Statement Data:
Operating Revenues:
Investment advisory fees from assets under management	$707,430	$104,207	$688,057	$685,847	$285,448	$376,694
Product distribution	9,442	1,294	5,502	4,745	684	2,050
Performance fees/other revenue	23,919	5,689	20,309	19,236	9,992	9,253

Total operating revenues	740,791	111,190	713,868	709,828	296,124	387,997
Operating Expenses:
Compensation and benefits	282,360	57,693	310,044	263,686	117,147	152,324
Advertising and promotional costs	13,790	1,718	14,618	13,500	4,106	6,738
Goodwill impairment	1,089,258	—	—	—	—	—
Intangible asset impairment	885,500	—	—	—	—	—
All other operating expenses	247,643	30,188	113,155	105,368	100,782	100,907

Total operating expenses	2,518,551	89,599	437,817	382,554	222,035	259,969
Other Income/(Expense)	(235,094)	(38,581)	(49,724)	15,726	74,104	(23,378)
Net Interest Expense	(265,444)	(36,930)	(18,991)	(28,166)	(125,294)	(136,979)

Income/(Loss) Before Taxes	(2,278,298)	(53,920)	207,336	314,834	22,899	(32,329)
Income Tax Expense/(Benefit)	(373,601)	(17,028)	97,212	120,924	(14,955)	(4,078)

Net Income/(Loss)	(1,904,697)	(36,892)	110,124	193,910	37,854	(28,251)
Less: Net Income/(Loss) Attributable to the Noncontrolling Interests	(139,223)	(6,354)	7,211	6,230	83,921	(22,005)
Net Income/(Loss) attributable to Nuveen Investments	$(1,765,474)	$(30,538)	$102,913	$187,680	$(46,067)	$(6,246)

Balance Sheet Data (at period end):
Total assets	$6,454,490	$8,685,305	n/a	$1,227,772	$6,374,384	$8,483,151
Total short-term obligations	273,870	305,945	n/a	259,278	186,015	192,443
Total long-term obligations	5,267,482	5,536,565	n/a	632,806	5,237,856	5,529,064
Total Nuveen Investments' shareholders' equity	1,041,103	2,781,480	n/a	290,719	1,001,423	2,770,039
Noncontrolling interest	(127,965)	61,315	n/a	44,969	(50,910)	(8,395)
Net Assets Under Management, at period end (in millions)
Mutual funds	$14,688	$19,195	n/a	$18,532	$17,329	$19,064
Closed-end funds	39,858	52,305	n/a	52,958	41,891	50,095
Managed accounts	64,677	92,807	n/a	90,119	68,595	82,674

Total	$119,223	$164,307	n/a	$161,609	$127,815	$151,833

Gross Investment Product Sales (in millions)
Mutual funds	$6,315	$6,066 *	n/a	$5,642	$3,328	$3,194
Closed-end funds	2	1,706 *	n/a	595	307	2
Managed accounts	14,671	18,381 *	n/a	25,869	8,339	6,379

Total	$20,988	$26,153 *	n/a	$32,106	$11,974	$9,575

Other Financial Data:
Depreciation and amortization	$75,189	$9,294	$15,457	$17,857	$39,350	$37,095
Capital expenditures	24,724	5,114	17,924	11,123	4,464	12,371

*
Represents full year 2007

RISK FACTORS

        You should carefully consider the following risk factors, in addition to the other information contained in this prospectus, before deciding to participate in the exchange offer. Any of the following risks could have a material adverse effect on our business, financial condition, results of operations, cash flow or ability to make payments on the Notes.

Risks Related to the Exchange Offer

Holders that do not exchange their Old Notes will continue to hold restricted securities, which will restrict their ability to sell their Old Notes.

        If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer described in the legend on your Old Notes. The restrictions on transfer of your Old Notes arise because we issued the Old Notes in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer to sell the Old Notes if they are registered under the Securities Act and applicable state securities laws or offered or sold pursuant to an exemption from those requirements. If you are still holding any Old Notes after the expiration date of the exchange offer and the exchange offer has been consummated, you will not be entitled to have those Old Notes registered under the Securities Act or to any similar rights under the registration rights agreement, subject to limited exceptions, if applicable. After the exchange offer is completed, we will not be required, and we do not intend, to register the Old Notes under the Securities Act, other than in limited circumstances. In addition, if you exchange your Old Notes in the exchange offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Old Notes are tendered and accepted in the exchange offer, the trading market, if any, for the Old Notes would become proportionately less liquid.

You must comply with the procedures of the exchange offer or you will be unable to receive New Notes.

        You are responsible for complying with all exchange offer procedures. If you do not comply with the exchange offer procedures, you will be unable to obtain the New Notes.

        We will issue New Notes in exchange for your Old Notes only after we have timely received your Old Notes, along with a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your Old Notes in exchange for New Notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent has any duty to inform you of any defects or irregularities in the tender of your Old Notes for exchange. The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2009, or on a later extended date and time as we may decide. See "The Exchange Offer—Procedures For Tendering Old Notes."

Even if you obtain the New Notes in exchange for your Old Notes, your ability to transfer the New Notes may be restricted.

        Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the New Notes without compliance with the registration and prospectus delivery requirements of the Securities Act, subject to certain limitations. These limitations include that you are not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, that you acquired your New Notes in the ordinary course of your business and that you are not engaging in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, the distribution of your New Notes. However, we have not requested a no-action letter from the SEC regarding this exchange offer and the SEC might not make a similar determination with respect to this exchange offer. If you are an affiliate of ours, are engaged in or intend to engage in, or have any arrangement or understanding with respect to, a distribution of the New Notes to be acquired in the exchange offer, you will be subject to additional limitations. See "The Exchange Offer—Resales of the New Notes."

Risks Related to the Notes and our Other Indebtedness

We are highly leveraged and our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

        We are highly leveraged and have a substantial amount of indebtedness, which requires significant interest and principal payments. As of June 30, 2009, we had approximately $3.8 billion in aggregate principal amount of indebtedness, which included borrowings of the full $250 million available under the revolving credit facility that is part of our senior secured credit facilities. On July 28, 2009, pursuant to an amendment to our senior secured credit facilities, we obtained a new $450 million second-lien term loan facility, which was subsequently increased to $500 million on August 11, 2009 (the "Additional Term Loans"). We used approximately $198.9 million of the net proceeds of the Additional Term Loans to prepay existing first-lien term loans under our senior secured credit facilities. In addition, we placed $222.7 million of the net proceeds of the Additional Term Loans into escrow to retire at maturity all of our 5% senior notes due in September 2010.

        Our and our subsidiaries' substantial amount of indebtedness could have important consequences to you, including:

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  continuing to require us and certain of our subsidiaries to dedicate a substantial portion of our cash flow from operations to the payment of our indebtedness, thereby reducing the funds available for operations and any future business opportunities;

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  limiting flexibility in planning for, or reacting to, changes in our business or the industry in which we operate;

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  placing us at a competitive disadvantage compared to our competitors that have less indebtedness;

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  increasing our vulnerability to adverse general economic or industry conditions;

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  making us and our subsidiaries more vulnerable to increases in interest rates, as borrowings under our senior secured credit facilities are at variable rates; and

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  limiting our ability to obtain additional financing to fund working capital, capital expenditures, acquisitions or other general corporate requirements and increasing our cost of borrowing.

        See "Capitalization" and "Description of Certain Indebtedness" for additional information.

Our debt agreements contain restrictions that could limit our flexibility in operating our business.

        The operating and financial covenants and restrictions in our senior secured credit facilities, the indenture governing the notes and our other debt may adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. The agreements governing our indebtedness restrict, subject to certain exceptions, our and our subsidiaries' ability to, among other things:

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  incur additional indebtedness or guarantees;

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  pay dividends or make distributions in respect of our capital stock or make certain other restricted payments or redeem or repurchase capital stock;

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  make certain investments;

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  create liens on our or our subsidiary guarantors' assets;

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  sell assets and subsidiary stock;

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  enter into transactions with affiliates;

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  alter the business that we conduct;

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  designate our subsidiaries as unrestricted subsidiaries; and

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  enter into mergers, consolidations and sales of substantially all assets.

        Our and our subsidiaries' ability to comply with these covenants and restrictions may be affected by events beyond our control. If we fail to make any required payment under our senior secured credit facilities or to comply with any of the financial and operating covenants in our senior secured credit facilities we will be in default. In the event of any default under our senior secured credit facilities, the applicable lenders could elect to terminate borrowing commitments and declare all borrowings outstanding, together with accrued and unpaid interest and other fees, to be due and payable, to require us to apply all available cash to repay these borrowings or to prevent us from making or permitting subsidiaries to make distributions or dividends, the proceeds of which are used by us to make debt service payments on the notes, any of which would be an event of default under the notes. If any of our creditors accelerate the maturity of their indebtedness, we may not have sufficient assets to satisfy our obligations under our senior secured credit facilities or our other indebtedness, including the notes. See "Description of the New Notes" and "Description of Certain Indebtedness."

Our ability to generate the significant amount of cash needed to pay interest and principal on the notes and service our other debt and financial obligations depends on many factors beyond our control, including current economic conditions and conditions in the securities markets. If we cannot generate the required cash, we may not be able to make the required payments under the notes.

        We cannot assure you that our business will generate sufficient cash flow from operations to enable us to pay our indebtedness, including our indebtedness in respect of the notes, or to fund our other liquidity needs. Our inability to pay our debts would require us to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling equity capital. However, we cannot assure you that any alternative strategies will be feasible at the time or provide adequate funds to allow us to pay our debts as they come due and fund our other liquidity needs. Our senior secured credit facilities and the indenture governing the notes restrict our ability to sell assets and use the proceeds from such sales. Additionally, we may not be able to refinance any of our indebtedness on commercially reasonable terms, or at all. If we cannot service our indebtedness, it could impede the implementation of our business strategy or prevent us from entering into transactions that would otherwise benefit our business.

        Our ability to make scheduled payments or to refinance our obligations with respect to our debt, which has scheduled maturities beginning in September 2010, will depend on our financial and operating performance, which, in turn, is subject to prevailing economic, financial, competitive, legislative, legal and regulatory factors and to the following financial and business factors, some of which may be beyond our control:

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  continuing overall declines in securities markets;

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  poor investment performance by our investment managers;

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  decreased demand for our products;

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  reductions in fees that we and our competitors charge for our products;

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  our inability to compete with other investment managers;

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  regulatory developments;

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  failure to successfully integrate acquisitions; and

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  delays in implementing our business strategy.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources, Liquidity and Financial Condition" and "Description of Certain Indebtedness."

Despite our substantial level of indebtedness, we and our subsidiaries may be able to incur additional indebtedness. This could further exacerbate the risks associated with our substantial indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future in addition to the notes, our senior secured credit facilities and our other debt. We are able to increase the amount available under our senior secured credit facilities by up to an aggregate amount not to exceed the maximum amount at the time of such proposed credit increase that could be incurred such that after giving pro forma effect to such credit increase, the Senior Secured Net Leverage Ratio (as defined in the senior secured credit facilities) does not exceed 5:00:1.00. Currently the maximum amount of additional debt we could incur under this provision of our senior secured credit facilities is approximately $197 million. In addition, we may incur other additional indebtedness. Although our senior secured credit facilities and the indenture governing the notes each contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and the indebtedness incurred in compliance with these restrictions could be substantial. Also, these restrictions do not prevent us or our subsidiaries from incurring obligations that do not constitute indebtedness. To the extent we and our subsidiaries incur further indebtedness, the substantial risks related to our level of indebtedness would increase. See "Description of the New Notes" and "Description of Certain Indebtedness."

Our ability to make payments on the notes depends on our ability to receive dividends or other distributions from our subsidiaries.

        Our cash flow and our ability to service our debt, including the notes, is dependent upon the earnings of our subsidiaries. Our subsidiaries are separate and distinct legal entities. Payment to us by our subsidiaries will be contingent upon our subsidiaries' earnings and other business considerations. In addition, our broker-dealer subsidiary is subject to certain rules imposed by the Financial Industry Regulatory Authority ("FINRA"), which could have the effect of prohibiting that subsidiary from distributing or withdrawing capital and requiring prior notice to the SEC and FINRA for certain withdrawals of capital. Our broker-dealer subsidiary accounted for less than 1% of our revenues (excluding intercompany revenues) for the twelve months ended June 30, 2009 and represented 1.1% of our assets at June 30, 2009. See "Description of Certain Indebtedness."

The notes and the subsidiary guarantees are structurally subordinated to all liabilities of our non-guarantor subsidiaries.

        The notes are structurally subordinated to all of the liabilities of our subsidiaries that do not guarantee the notes. In the event of a bankruptcy, liquidation or dissolution of any of our non-guarantor subsidiaries, holders of their debt, including their trade creditors, secured creditors and creditors holding indebtedness or guarantees issued by those subsidiaries, are generally entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. Although the indenture governing the notes contains limitations on the incurrence of additional indebtedness by us and our restricted subsidiaries, such limitations are subject to a number of significant exceptions. Moreover, the indenture governing the notes does not impose any limitation on the incurrence by our restricted subsidiaries of liabilities that do not constitute indebtedness under the indenture. The aggregate net operating revenues for the twelve months ended June 30, 2009 of our subsidiaries that do not guarantee the notes were $11.4 million (excluding $58.4 million in intercompany revenue), and at June 30, 2009, those subsidiaries had total assets and total liabilities of $96.5 million and $118.9 million, respectively. See "Description of the New Notes—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." See also "Description of the New Notes—Guarantees" and the consolidating financial information included in the Notes to our Annual Financial Statements and Quarterly Financial Statements.

The notes are unsecured and are effectively subordinated to our secured indebtedness, including our senior secured credit facilities.

        The notes and the related subsidiary guarantees are not secured by any of our or our subsidiaries' assets and therefore are effectively subordinated to the claims of our secured debt holders to the extent of the value of the assets securing our secured debt. Our obligations under our senior secured credit facilities are secured by, among other things, a first priority and second priority security interest in the assets of our company (other than the capital stock of our significant subsidiaries) and each of our existing and subsequently acquired or organized wholly owned domestic restricted subsidiaries, subject to certain exceptions. If we become insolvent or are liquidated, or if payment under our senior secured credit facilities is accelerated, the lenders under our senior secured credit facilities will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to our senior secured credit facilities). In addition, we and/or the subsidiary guarantors may incur additional senior secured indebtedness, the holders of which will also be entitled to the remedies available to a secured lender. See "Description of Certain Indebtedness" and "Description of the New Notes."

We may not be able to purchase the notes upon a change of control, which would result in a default under the indenture governing the notes and would materially adversely affect our business and financial condition.

        Upon a change of control as described under "Description of the New Notes," we are required to make an offer to purchase all of the notes then outstanding at 101% of their principal amount, plus accrued and unpaid interest to the date of purchase. The source of funds for any purchase of the notes would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by our existing or new stockholders. We cannot assure you that sufficient funds from such sources will be available at the time of any change of control to make required repurchases of notes tendered. In addition, the terms of our senior secured credit facilities limit our ability to repurchase the notes and provide that certain change of control events will constitute an event of default under the senior secured credit facilities. Our future debt agreements may contain similar restrictions and provisions. If the holders of the notes exercise their right to require us to repurchase all the notes upon a change of control, the financial effect of this repurchase could cause a default under our other debt, even if the change of control itself would not cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of our other debt and the notes or that restrictions in our senior secured credit facilities and the indenture will not allow such repurchases. In addition, certain corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "change of control" under the indenture. See "Description of the New Notes—Repurchase at the Option of Holders—Change of Control."

Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the notes.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void a subsidiary guarantee or claims related to the notes or subordinate a subsidiary guarantee to all of our other debts or to all other debts of a subsidiary guarantor if, among other things, we or a subsidiary guarantor, at the time we or such subsidiary guarantor incurred the indebtedness:

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  intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness;

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  the subsidiary guarantor was insolvent or rendered insolvent by reason of such incurrence;

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  the subsidiary guarantor was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

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  the subsidiary guarantor intended to incur, or believed that it would incur, debts beyond the subsidiary guarantor's ability to pay such debts as they mature.

        In addition, a court could void any payment by a subsidiary guarantor pursuant to the notes or a subsidiary guarantee and require that payment be returned to such subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor.

        The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the governing law in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

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  the present fair saleable value of all of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they become due.

Your ability to transfer the notes may be limited by the absence of an active trading market, and an active trading market for the notes may not develop.

        We do not intend to list the notes on any national securities exchange or to seek the admission of the notes for quotation through the National Association of Securities Dealers Automated Quotation System. The initial purchasers are not obligated to make a market in the notes and, even if they intended to do so, may discontinue such market making activity at any time without notice. In addition, any market making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be limited during the exchange offer and the pendency of any shelf registration statement. Following completion of the exchange offer for the notes, the ability of the initial purchasers to make a market in the notes may be subject to the availability of a current "market making" prospectus. We have no obligation to provide a "market making" prospectus, and therefore there can be no assurance that the initial purchasers would be able to make a market in the notes following the completion of the exchange offer.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your notes. There can be no assurance as to the development or liquidity of any market for the notes, the ability of the holders of the notes to sell their notes or the price at which the holders would be able to sell their notes.

Our controlling equityholder may have interests that conflict with your interests as a holder of notes. In addition, our controlling equityholder's controlling interests in us involves risks to you.

        Pursuant to the limited liability company operating agreement of Windy City Investments Holdings, L.L.C., our indirect parent ("Holdings"), private equity funds managed by MDP are entitled to appoint six of the ten members of Holdings' board of managers, and therefore ultimately control all of our affairs and policies, including the election of our board of directors, appointing members of our management, the approval of certain actions such as amending our charter, commencing bankruptcy proceedings and taking certain corporate actions (including, without limitation, incurring debt, issuing stock, selling assets and engaging in mergers and acquisitions). MDP owns a significant amount of Holdings' equity interests and may have an incentive to increase the value of their investment or cause us to distribute funds at the expense of our financial condition, which may affect our ability to make payments on the notes. For more information see "Certain Relationships and Related Party Transactions." Additionally, MDP is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. MDP may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. So long as investment funds associated with or designated by MDP continue to indirectly own a significant amount of Holdings' equity interests and retain director appointment rights pursuant to the limited liability company agreement of Holdings, MDP will continue to be able to strongly influence or effectively control our decisions.

        The indenture governing the notes allows us and our subsidiaries to engage in transactions with our affiliates subject to certain limitations set forth therein. See "Description of the New Notes—Certain Covenants—Transactions with Affiliates."

The trading prices for the notes will be directly affected by many factors, including our credit rating.

        Credit rating agencies continually revise their ratings for companies they follow, including us. On April 1, 2009, Moody's Investors Service lowered our corporate family rating to Caa1, the rating for our senior secured credit facilities to B3, and the rating for our senior unsecured notes to Caa3. In addition, on April 1, 2009, Standard and Poor's Ratings Services lowered our local currency long-term counterparty credit rating to B-. Any further ratings downgrade could adversely affect the trading price of the notes or the trading market for the notes, to the extent a trading market for the notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future and any fluctuation may impact the trading price of the notes.

Risks Related to Our Business

Significant and sustained declines in securities markets, such as the declines occurring beginning in 2008, have and may continue to adversely affect our assets under management and financial results. Poor investment performance may also adversely affect our assets under management and our future offerings.

        A large portion of our revenues is derived from investment advisory contracts with clients. Under these contracts, the investment advisory fees we receive are typically based on the market value of assets under management. Significant and sustained declines in securities markets and/or the value of the securities managed may reduce our assets under management and sales of our products, and, as a result, adversely affect our revenues and financial results. Beginning in 2008 and accelerating in the fourth quarter of 2008, securities markets have been characterized by substantially increased volatility and have experienced significant overall declines. Primarily as a result of market depreciation, our assets under management decreased from $164.3 billion at December 31, 2007 to $127.8 billion at June 30, 2009.

        In addition, our investment performance is one of the primary factors associated with the success of our business. Poor investment performance by our managers for a sustained period could adversely affect our level of assets under management and associated revenues. Moreover, some of our investment advisory contracts provide for performance fees based on investment performance. Sustained periods of poor investment performance and increased redemptions by existing clients may reduce or eliminate performance fees that we are able to earn under our investment advisory contracts and diminish our ability to sell our other investment management products and attract new investors.

        Our assets under management and investment products are impacted by many factors beyond our control, including the following:

        General fluctuations in equity markets and dealings in equity markets.    As of June 30, 2009, approximately 43% of our assets under management were equity assets. As noted above, recently there have been substantial fluctuations in price levels in securities markets, including equity markets. These fluctuations can occur on a daily basis and over longer periods as a result of a variety of factors, including national and international economic and political events, broad trends in business and finance, and interest rate movements. Reduced equity market prices generally may result in lower levels of assets under management and the loss of, or reduction in, incentive and performance fees, each of which will result in reduced revenues. Periods of reduced market prices may adversely affect our profitability if we do not reduce our fixed costs.

        Changes in interest rates and defaults.    As of June 30, 2009, approximately 57% of our assets under management were fixed income securities. During 2008, particularly in the fourth quarter of 2008, there were several disruptions in the credit markets and periods of illiquidity. This resulted in a decline in the value of the fixed income securities that we manage reducing our assets under management. Although fixed income securities markets appear to have stabilized in 2009, these conditions could recur. Increases in interest rates from their present levels may also adversely affect the values of fixed income securities. Further, the value of the assets may decline as a result of an issuer's actual or perceived creditworthiness or an issuer's ability to meet its obligations. In addition, increases in interest rates may have a magnified adverse effect on our leveraged closed-end funds. Moreover, fluctuations in interest rates may have a significant impact on securities markets, which may adversely affect our overall assets under management.

        Redemptions and other withdrawals.    Investors (in response to adverse market conditions, inconsistent investment performance, changing credit qualities of assets or financial guarantees thereof, the pursuit of other investment opportunities or otherwise) may reduce their investments in our specific investment products or in the market segments in which our investment products are concentrated.

        Political and general economic risks.    The investment products managed by us may invest significant funds in international markets that are subject to risk of loss from political or diplomatic developments, government policies, civil unrest, currency fluctuations and changes in legislation related to foreign ownership. International markets, particularly emerging markets, are often smaller, may not have the liquidity of established markets, may lack established regulations and may experience significantly more volatility than established markets.

        Reduction in attractive investments.    Fluctuations in securities markets may adversely affect the ability of our managers to find appropriate investments. If any of our investment managers is not able to find sufficient appropriate investments for new client assets in a timely manner, the investment manager's investment performance could be adversely affected.

The failure of the auctions for Auction Rate Preferred Stock that began in February 2008 could have an adverse effect on our business.

        We sponsor 125 closed-end funds of which 101 were leveraged through the issuance of an auction-rate preferred stock ("ARPS"). Our leveraged closed-end funds had $15.4 billion of ARPS outstanding as of December 31, 2007. This leverage seeks to enhance income for common shareholders of the fund in accordance with the funds' investment objectives and policies. Beginning on February 12, 2008, the $342 billion auction-rate securities market, including approximately $65 billion of ARPS issued by closed-end funds, began to experience widespread auction failures. Since February 14, 2008, virtually all auctions for ARPS issued by closed-end funds, and all ARPS of our funds, have failed. As a result of the auction failures, investors in ARPS of our funds have been unable to sell their ARPS in these auctions. Although our funds have refinanced $5.8 billion of their outstanding ARPS as of June 30, 2009, $9.6 billion remained outstanding as of such date. $8.8 billion of these ARPS were issued by our municipal funds and pay tax-exempt dividends which limits the refinancing options available for these ARPS. Our inability to arrange for the refinancing of the remaining outstanding ARPS of our funds may damage our relationships with the third party distributors through which we distribute the closed-end funds we sponsor and other investment products. It may also damage our reputation in the marketplace making it more difficult for us to distribute new closed-end funds and other investment products sponsored by us which could result in an adverse affect on our business. In addition, FINRA and other regulatory authorities have requested information about our marketing and distribution of our funds' ARPS (the "FINRA Enforcement Inquiry"). We are producing documents and being interviewed in the FINRA Enforcement Inquiry. The FINRA Enforcement Inquiry or action by other regulatory authorities could result in fines or other action which could adversely affect us.

We face substantial competition in the investment management business.

        The asset management industry in which we are engaged is extremely competitive, and we face substantial competition in all aspects of our business. We compete with numerous international and domestic asset management firms and broker-dealers, mutual fund companies, hedge funds, commercial banks, insurance companies and other investment companies and financial institutions. Many of these organizations offer products and services that are similar to, or compete with, those offered by us, and some have substantially more personnel and greater financial resources and/or assets under management than we do. Some of our competitors have proprietary products and distribution channels that may make it more difficult for us to compete with them.

        A sizable number of new asset management firms and mutual funds have been established in the last ten years, increasing our competition. In addition, the asset management industry has experienced consolidation as numerous asset management firms have either been acquired by other financial services firms or have ceased operations. In many cases, this has resulted in firms having greater financial resources than us. In addition, a number of heavily capitalized companies, including commercial banks and foreign entities, have made investments in and acquired asset management firms. Access to brokerage firms' retail distribution systems, "wrap fee" retail managed account programs, and mutual fund and other distribution channels has also become increasingly competitive. Despite the recent problems of certain of these competitors, all of these factors could make it more difficult for us to compete and no assurance can be given that we will be successful in competing and growing or maintaining our assets under management and business. If clients and potential clients decide to use the services of competitors, it could reduce our revenues and growth rate, and if our revenues decrease without a commensurate reduction in our expenses, our net income will be reduced.

        In addition, in part as a result of the substantial competition in the asset management industry, there has been a trend toward lower fees in some segments of the asset management business. In order for us to maintain our fee structure in a competitive environment, we must be able to provide clients with investment returns and service that will encourage them to be willing to pay such fees. There can be no assurance that we will be able to maintain our current fee structure or provide our clients with attractive investment returns, or that we will be able to develop new products that are desirable to the market or our registered representatives. Fee reductions on existing or future business could have an adverse impact on our revenue and profitability.

Our business relies on third-party distributors who may choose not to sell or recommend our products or increase the costs of distribution.

        Our ability to distribute our products is highly dependent on access to the client base of financial advisors that also offer competing investment products. Registered representatives who recommend our products may reduce or eliminate their involvement in marketing our products at any time, or may elect to emphasize the investment products of competing sponsors, or the proprietary products of their own firms. In addition, registered representatives may receive compensation incentives to sell their firm's investment products or may choose to recommend to their customers investment products sponsored by firms other than us. Further, expenses associated with maintaining access to third-party distribution programs may increase in the future as a result of efforts by registered representatives to defray a portion of their costs of internal customer account related services in connection with their customers' investments in our products. Finally, a registered representative's ability to distribute our mutual funds is subject to the continuation of a selling agreement between the firm with which the representative is affiliated and us. We cannot be sure that we will continue to gain access to these financial advisors. The inability to have this access could have a material adverse effect on our business.

        In addition, certain financial institutions through which we distribute our products have experienced difficulties in the current ongoing economic downturn. Some of these distributors have been acquired and others have obtained funding from the United States government. The resulting disruptions within these third party distributors could adversely impact our business.

        The firms through which we distribute closed-end funds charge structuring fees in connection with bringing closed-end funds to market. These fees have significantly increased our costs for new closed-end funds, thereby reducing our margins on these products.

If our asset mix changes, our revenues and operating margins could be reduced.

        Our assets under management can generate different revenues per dollar of assets under management based on factors such as the type of asset managed by us (equity assets generally produce greater revenues than fixed income assets), the type of client (institutional clients generally pay higher fees than other clients), the type of asset management product or service provided and the fee schedule of the asset manager providing the service. A shift in the mix of our assets under management from higher revenue-generating assets to lower revenue-generating assets may result in a decrease in our revenues even if our aggregate level of assets under management remains unchanged or increases.

Our business is dependent upon our retaining our key personnel, the loss of whom would harm our ability to operate efficiently.

        Our executive officers, investment professionals and senior relationship personnel are important to the success of our business. The market for qualified personnel to fill these roles is extremely competitive. We anticipate that we will need to recruit and retain qualified investment and other professionals. However, we may not be successful in our efforts to recruit and retain the required personnel. Due to the competitive market for these professionals and the success of some of our personnel, our costs associated with providing compensation incentives necessary to attract and retain key personnel are significant and will likely increase over time. We anticipate needing to offer additional incentive programs to retain our key personnel. Moreover, since certain of our key personnel contribute significantly to our revenues and net income, the loss of even a small number of key personnel could have a disproportionate impact on our business. From time to time we may work with key employees to revise equity-based incentives and other employment-related terms to reflect current circumstances. In addition, since the investment track record of many of our products and services may be attributed to a small number of employees, the departure of one or more of these employees could cause the business to lose client accounts or managed assets, which could have a material adverse effect on our results of operations and financial condition.

Our business is subject to extensive regulation, and compliance failures and changes in laws and regulations could adversely affect us.

        Our business is also subject to extensive regulation, including by the SEC and FINRA. Our failure to comply with applicable laws, regulations or rules of self-regulatory organizations could cause regulatory authorities to institute proceedings against us or our subsidiaries and could result in the imposition of sanctions ranging from censure and fines to termination of an investment advisor or broker-dealer's registration and otherwise prohibiting an investment advisor from acting as an investment advisor. Changes in laws, regulations, rules of self-regulatory organizations or in governmental policies, and unforeseen developments in litigation targeting the securities industry generally or us, could have a material adverse effect on us. The impact of future accounting pronouncements could also have a material adverse affect upon us.

        In addition, changes in regulations or industry-wide or specifically targeted regulatory or court decisions may require us to reduce our fee levels, or restructure the fees we charge. For example, distribution fees paid to mutual fund distributors in accordance with SEC Rule 12b-1 are a significant element of revenues for a number of the mutual funds that we manage. There have been suggestions from regulatory agencies and other industry participants that Rule 12b-1 distribution fees in the mutual fund industry should be reconsidered and, potentially, reduced or eliminated. Any industry-wide reduction or restructuring of Rule 12b-1 distribution fees could have an adverse effect on our revenues and net income.

        Our investment advisor subsidiaries are registered with the SEC as investment advisors under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). The Investment Advisers Act imposes numerous obligations on registered investment advisors, including fiduciary, recordkeeping, operational and disclosure obligations. In light of recent allegations of fraud against certain other investment advisors, we anticipate substantially increased regulation of investment advisors.

        Each of our closed-end funds and open-end funds is registered with the SEC under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the shares of each closed-end fund and open-end fund are registered with the SEC under the Securities Act. Each national open-end fund is qualified for sale (or not required to be so qualified) in all states in the United States and the District of Columbia. Each single-state open-end fund is qualified for sale (or not required to be so qualified) in the state for which it is named and other designated states.

        Our subsidiary, Nuveen Investments, LLC, is registered as a broker-dealer under the Exchange Act and is subject to regulation by the SEC, FINRA and federal and state agencies. Our broker-dealer subsidiary is subject to the SEC's net capital rules and certain state securities laws designed to enforce minimum standards regarding the general financial condition and liquidity of a broker-dealer. Under certain circumstances, theses rules would limit our ability to make withdrawals of capital and receive dividends from our broker-dealer subsidiary. The securities industry is one of the most highly regulated in the United States, and failure to comply with the related laws and regulations can result in revocation of broker-dealer licenses, the imposition of censures or fines and the suspension or expulsion from the securities business of a firm, its officers or employees.

        Our investment management subsidiaries are subject to the Employee Retirement Income Security Act of 1974 ("ERISA") and to regulations promulgated thereunder, insofar as they act as a "fiduciary"

under ERISA with respect to benefit plan clients. ERISA and applicable provisions of the Internal Revenue Code impose duties on persons who are fiduciaries under ERISA, prohibit specified transactions involving ERISA plan clients and provide monetary penalties for violations of these prohibitions. The failure of any of our subsidiaries to comply with these requirements could result in significant penalties that could reduce our net income.

        Changes in the status of tax deferred retirement plan investments and tax-free municipal bonds, the capital gains and corporate dividend tax rates, and other individual and corporate tax rates and regulations could affect investor behavior and cause investors to view certain investment offerings less favorably, thereby decreasing our assets under management.

Our business involves risk of being engaged in litigation that could increase our expenses and reduce our net income.

        There has been an increased incidence of litigation and regulatory investigations in the asset management industry in recent years, including customer claims as well as class action suits seeking substantial damages. In addition, we, along with other industry participants, are subject to risks related to litigation, settlements and regulatory investigations arising from market events such as the ARPS auction failures described above. We could become involved in such litigation or the subject of such a regulatory investigation, such as the FINRA Enforcement Inquiry described above, which could adversely affect us.

Our revenues will decrease if our investment advisory contracts are terminated.

        A substantial portion of our revenues are derived from investment advisory agreements. Our investment advisory agreements with registered fund clients must be approved annually by the trustees of the respective funds, including a majority of the trustees who are not "interested persons" of our relevant advisory subsidiary or the fund, as defined in the Investment Company Act. Amendments to these agreements typically must be approved by the funds' boards of trustees and, if material, by its shareholders. Each agreement may be terminated without penalty by either party upon 60 days' written notice. Our investment advisory agreements with advisory clients, other than registered fund clients, also generally provide that they can be terminated without penalty upon 60 days' written notice.

Any adverse public disclosure, our failure to follow client guidelines or any other matters could harm our reputation and have an adverse effect on us.

        Maintaining the trust and confidence of clients and other market participants, and the resulting good reputation, is important to our business. Our reputation is vulnerable to many threats that can be difficult or impossible to control, and difficult and costly to remediate. Regulatory inquiries, employee misconduct and rumors, among other things, can substantially damage our reputation, even if they are baseless or satisfactorily addressed. Any damage to our reputation could impede our ability to attract and retain clients and key personnel, and lead to a reduction in the amount of our assets under management, any of which could have a material adverse effect on our revenues and net income.

        When clients retain us to manage assets or provide products or services on their behalf, they specify guidelines or contractual requirements that we are required to observe in the provision of our services. In addition, we are required to abide by certain conflict of interest policies and regulations. A failure to comply with these guidelines, contractual requirements, policies and regulations could result in damage to our reputation or to the client seeking to recover losses from us, reducing assets under management, or terminating its contract with us, any of which could have an adverse impact on our business.

We may continue to acquire other companies, and the expected benefits of such acquisitions may not materialize.

        The acquisition of complementary businesses has been and may continue to be an active part of our overall business strategy. There can be no assurance that we will find suitable candidates for strategic transactions at acceptable prices, have sufficient capital resources to accomplish our strategy, or be successful in entering into agreements for desired transactions. Acquisitions also pose the risk that any business we acquire may lose customers or employees or could underperform relative to expectations. We could also experience financial or other setbacks if transactions encounter unanticipated problems, including problems related to execution or integration. Finally, services, key personnel or businesses of acquired companies may not be effectively integrated into our business or be successful.

We may explore strategic transactions such as a potential merger or a sale of some or all of our assets. We may not be able to complete any such strategic transactions or the expected benefits of such strategic transactions may not materialize, which may prevent us from implementing strategies to grow our business.

        We may explore potential strategic transactions such as a merger or a sale of some or all of our assets. We cannot provide assurances that we will be able to complete such a transaction on terms acceptable to us, or at all. Successful completion of any strategic transaction we identify depends on a number of factors that are not entirely within our control, including our ability to negotiate acceptable terms, conclude satisfactory agreements and obtain all necessary regulatory approvals and investment advisory agreement consents. In addition, we may need to finance any strategic transaction that we identify, and may not be able to obtain the necessary financing on satisfactory terms and within the timeframe that would permit a transaction to proceed. We could experience adverse accounting and financial consequences, such as the need to make large provisions against the acquired assets or to write down the acquired assets. We might also experience a dilutive effect on our earnings. In addition, depending on how any such transaction is structured, there may be an adverse impact on our capital structure. We may incur significant costs arising from our efforts to engage in strategic transactions, and such costs may exceed the returns that we realize from a given transaction. Moreover, these expenditures may not result in the successful completion of a transaction.

Our business is subject to numerous operational risks, any of which could disrupt our ability to function effectively.

        We must be able to consistently and reliably obtain securities pricing information, process client and investor transactions and provide reports and other customer service to our clients and investors. Any failure to keep current and accurate books and records can render us liable to disciplinary action by governmental and self-regulatory authorities, as well as to claims by our clients. If any of our financial, portfolio accounting or other data processing systems do not operate properly or are disabled or if there are other shortcomings or failures in our internal processes, people or systems, we could suffer an impairment to our liquidity, a financial loss, a disruption of our businesses, liability to clients, regulatory problems or damage to our reputation. These systems may fail to operate properly or become disabled as a result of events that are wholly or partially beyond our control, including a disruption of electrical or communications services or our inability to occupy one or more of our buildings. In addition, our operations are dependent upon information from, and communications with, third parties, and operational problems at third parties may adversely affect our ability to carry on our business.

        Our operations rely on the secure processing, storage and transmission of confidential and other information in our computer systems and networks. Although we take protective measures and endeavor to modify them as circumstances warrant, our computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code, and other events that have a security impact. If one or more of such events occur, it potentially could jeopardize our or our clients' or counterparties' confidential and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our, our clients', our counterparties' or third parties' operations. We may be required to spend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses that are either not insured against fully or not fully covered through any insurance that we maintain.

        A disaster or a disruption in the infrastructure that supports our asset managers, or an event disrupting the ability of our employees to perform their job functions, including terrorist attacks or a disruption involving electrical communications, transportation or other services used by us or third parties with whom we conduct business, directly affecting any of our operations could have a material adverse impact on our ability to continue to operate our business without interruption. Although we have disaster recovery programs in place, there can be no assurance that these will be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        From time to time, information we provide or information included in our filings with the SEC (including this prospectus) may contain statements that are not historical facts, but are "forward-looking statements." These statements relate to future events or future financial performance and reflect management's expectations and opinions. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," or comparable terminology. These statements are only predictions, and our actual future results may differ significantly from those anticipated in any forward-looking statements due to numerous known and unknown risks, uncertainties and other factors. All of the forward-looking statements are qualified in their entirety by reference to the factors described in "Risk Factors," "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and elsewhere in this prospectus. These factors may not be exhaustive, and we cannot predict the extent to which any factor, or combination of factors, may cause actual results to differ materially from those predicted in any forward-looking statements. We undertake no responsibility to update publicly or revise any forward-looking statements, whether as a result of new information, future events or any other reason.

        Risks, uncertainties and other factors that pertain to our business and the effects of which may cause our assets under management, earnings, revenues and/or profit margins to decline include:

  •
  the adverse effects of declines in securities markets and/or poor investment performance by us;

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  adverse effects of volatility in the equity markets and disruptions in the credit markets, including the effects on our assets under management as well as on our distribution partners;

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  the effect on us of increased leverage as a result of our incurrence of additional indebtedness in connection with the MDP Transactions, including that our business may not generate sufficient cash flow from operations or that future borrowings may not be available in amounts sufficient to enable us to pay our indebtedness or to fund our other liquidity needs;

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  our inability to access third-party distribution channels to market our products or a reduction in fees we might receive for services provided in these channels;

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  the effects of the substantial competition that we face in the investment management business;

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  a change in our asset mix to lower revenue generating assets;

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  a loss of key employees;

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  the effects on our business and financial results of the failure of the auctions beginning in mid-February 2008 of the approximately $15.4 billion of ARPS issued by our closed-end funds (which has resulted in a loss of liquidity for the holders of these ARPS) and our and our funds' efforts to obtain financing to redeem the ARPS at their par value of $25,000 per share and the effects of any regulatory activity or litigation relating thereto;

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  a decline in the market for closed-end funds, mutual funds and managed accounts;

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  our failure to comply with various government regulations, including federal and state securities laws, and the rules of FINRA;

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  the impact of changes in tax rates and regulations;

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  developments in litigation involving the securities industry or us;

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  our reliance on revenues from our investment advisory contracts which generally may be terminated on sixty days notice and, with respect to our closed-end and open-end funds, are also subject to annual renewal by the independent board of trustees of such funds;

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  adverse public disclosure, failure to follow client guidelines and other matters that could harm our reputation;

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  future acquisitions that are not profitable for us;

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  the impact of accounting pronouncements; and

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  any failure of our operating personnel and systems to perform effectively.

        You should review carefully the section captioned "Risk Factors" in this prospectus for a more complete discussion of the risks of an investment in the notes.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        In connection with the sale of the Old Notes, we entered into a registration rights agreement with the initial purchasers, pursuant to which we agreed to file and use our commercially reasonable efforts to cause to become effective with the SEC a registration statement with respect to the exchange of the Old Notes for the New Notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. Unless the context requires otherwise, the term "holder" means any person in whose name Old Notes are registered on the books of Nuveen Investments, Inc., or any other person who has obtained a properly completed bond power from the registered holder, or any participant in the Depository Trust Company ("DTC") whose name appears on a security position listing as a holder of Old Notes (which, for purposes of the exchange offer, include beneficial interests in the Old Notes held by direct or indirect participants in DTC and Old Notes held in definitive form).

        By tendering Old Notes in exchange for New Notes, each holder represents to us that:

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  any New Notes to be received by the holder are being acquired in the ordinary course of the holder's business;

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  the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of New Notes in violation of the provisions of the Securities Act;

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  the holder is not an "affiliate" of Nuveen Investments, Inc. (within the meaning of Rule 405 under the Securities Act), or if the holder is an affiliate, that the holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

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  the holder has full power and authority to tender, exchange, sell, assign and transfer the tendered Old Notes;

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  we will acquire good, marketable and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances; and

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  the Old Notes tendered for exchange are not subject to any adverse claims or proxies.

        Each tendering holder also warrants and agrees that it will, upon request, execute and deliver any additional documents deemed by us or the exchange agent to be necessary or desirable to complete the exchange, sale, assignment and transfer of the Old Notes tendered pursuant to the exchange offer. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes pursuant to the exchange offer, where the Old Notes were acquired by the broker-dealer as a result of market- making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See the section "Plan of Distribution."

        The exchange offer is not being made to, and we will not accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of the New Notes would be in violation of the securities or blue sky laws of that jurisdiction.

Terms of the Exchange Offer

        We hereby offer, upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, to exchange $2,000 principal amount of New Notes for each $2,000 principal amount of Old Notes, properly tendered before the expiration date and not properly withdrawn according to the procedures described below. Holders may tender their Old Notes in whole or in part in integral multiples of $1,000 principal amount in excess of $2,000.

        The form and terms of the New Notes are the same as the form and terms of the Old Notes, except that:

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  the New Notes have been registered under the Securities Act and, therefore, are not subject to the restrictions on transfer applicable to the Old Notes; and

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  holders of New Notes will not be entitled to some of the rights of holders of the Old Notes under the registration rights agreement.

        The New Notes evidence the same indebtedness as and replace the Old Notes, and will be issued pursuant to, and entitled to the benefits of, the indenture.

        The exchange offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. We reserve the right in our sole discretion to purchase or make offers for any Old Notes that remain outstanding after the expiration date or, as described under the heading "—Conditions to the Exchange Offer," to terminate the exchange offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer. As of the date of this prospectus, $785.0 million aggregate principal amount of Old Notes is outstanding.

        Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Old Notes that are not tendered for, or are tendered but not accepted in connection with, the exchange offer will remain outstanding. See the discussion under the heading "Risk Factors—Risks Related to the Exchange Offer—You must comply with the procedures of the exchange offer or you will be unable to receive New Notes."

        If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of particular other events described in this prospectus or otherwise, certificates for the unaccepted Old Notes will be returned, without expense, to the tendering holder promptly after the expiration date.

        Holders who tender Old Notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes for the exchange of the Old Notes in the exchange offer. We will pay all charges and expenses in connection with the exchange offer, other than specified applicable taxes. See the heading "—Fees and Expenses."

        We make no recommendation to the holders of Old Notes as to whether to tender or refrain from tendering all or any portion of their Old Notes in the exchange offer. In addition, we have not authorized anyone to make a recommendation in connection with the exchange offer. Holders of Old Notes must make their own decision as to whether to tender in the exchange offer, and, if so, the aggregate amount of Old Notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, and based on their financial positions and requirements.

Expiration Date; Extensions; Amendments

        The term "expiration date" shall mean 5:00 p.m., New York City time, on                        , 2009, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended.

        If we extend the exchange offer, we will notify the exchange agent of any extension by oral notice (confirmed in writing) or written notice and will publicly announce the extension prior to 9:00 a.m., New York City time, on the next business day after each previously scheduled expiration date.

        We reserve the right in our sole discretion, subject to applicable law, at any time and from time to time:

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  to extend the exchange offer;

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  to delay the acceptance of the Old Notes, to the extent in a manner compliant with Rule 14e-1(c) of the Exchange Act, in the event the exchange offer is extended, and retain all Old Notes tendered pursuant to the exchange offer, subject, however, to the right of holders of the Old Notes to withdraw their tendered Old Notes as described under the heading "—Withdrawal Rights";

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  to extend the exchange offer or, if it is reasonably capable of determination that any of the events or conditions referred to under the heading "—Conditions to the Exchange Offer" has occurred or exists or has not been satisfied, to terminate the exchange offer (whether or not any Old Notes have already been accepted for exchange);

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  to require that a holder is to acquire New Notes in the ordinary course of such holder's business; and

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  to waive any condition or otherwise amend the terms of the exchange offer in any respect.

        If we amend the exchange offer in a manner that we determine constitutes a material change, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment or waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and we will extend the exchange offer if necessary so that at least five business days remain in the exchange offer following notice of the amendment or waiver.

        Any delay in acceptance, termination, extension or amendment will be followed promptly by oral or written notice thereof to the exchange agent (any such oral notice to be promptly confirmed in writing) and by making a public announcement, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement, and subject to applicable laws, we will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of New Notes

        Upon the terms and subject to the conditions of the exchange offer, we will exchange, and will issue to the exchange agent, New Notes for Old Notes validly tendered and not withdrawn (pursuant to the withdrawal rights described under the heading "—Withdrawal Rights") promptly after the expiration date.

        In all cases, delivery of New Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

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  Old Notes or a book-entry confirmation of a book-entry transfer of Old Notes into the exchange agent's account at DTC;

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  the letter of transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees; and

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  any other documents required by the letter of transmittal.

        Accordingly, the delivery of New Notes might not be made to all tendering holders at the same time, and will depend upon when Old Notes or book-entry confirmations with respect to Old Notes and other required documents are received by the exchange agent. The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Notes into the exchange agent's account at DTC.

        Subject to the terms and conditions of the exchange offer, we will be deemed to have accepted for exchange, and thereby exchanged, Old Notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent (any such oral notice to be promptly confirmed in writing) of our acceptance of such Old Notes for exchange pursuant to the exchange offer. Our acceptance for exchange of Old Notes tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions of the exchange offer. The exchange agent will act as agent for us for the purpose of receiving tenders of Old Notes, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Notes, letters of transmittal and related documents and transmitting New Notes to holders who validly tendered Old Notes. Any exchange will be made promptly after the expiration date of the exchange offer. If for any reason the acceptance for exchange or the exchange of any Old Notes tendered pursuant to the exchange offer is delayed (whether before or after our acceptance for exchange of Old Notes), or we extend the exchange offer or are unable to accept for exchange or exchange Old Notes tendered pursuant to the exchange offer, then, without prejudice to our rights set forth in this prospectus and in the letter of transmittal, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Notes and the Old Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under the heading "—Withdrawal Rights."

Procedures for Tendering Old Notes

  Valid Tender

        Except as set forth below, in order for Old Notes to be validly tendered pursuant to the exchange offer, either:

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  a properly completed and duly executed letter of transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the exchange agent at the address set forth under the heading "—Exchange Agent" prior to the expiration date, and tendered Old Notes must be received by the exchange agent, or such Old Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the exchange agent, in each case prior to the expiration date; or

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  the guaranteed delivery procedures set forth below must be complied with.

        If less than all of the Old Notes are tendered, a tendering holder should fill in the amount of Old Notes being tendered in the appropriate box on the letter of transmittal. The entire amount of Old Notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing. Unless waived by us, evidence satisfactory to us of such person's authority to so act must also be submitted.

        Any beneficial owner of Old Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if the beneficial holder wishes to participate in the exchange offer.

        The method of delivery of Old Notes, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder. Delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery and proper insurance should be obtained. No letter of transmittal or Old Notes should be sent to Nuveen Investments, Inc. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect these transactions for them.

  Book-Entry Transfer

        The exchange agent will make a request to establish an account with respect to the Old Notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of Old Notes by causing DTC to transfer the Old Notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Notes may be effected by book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or facsimile thereof), properly completed and duly executed, any required signature guarantees and any other required documents must in any case be delivered to and received by the exchange agent at its address set forth under the heading "—Exchange Agent" prior to the expiration date, or the guaranteed delivery procedure set forth below must be complied with.

Delivery of documents to DTC does not constitute delivery to the exchange agent.

  Signature Guarantees

        Old Notes need not be endorsed and signature guarantees on a letter of transmittal or a notice of withdrawal, as the case may be, are unnecessary unless: (1) the Old Notes are registered in a name other than that of the person surrendering the certificate; or (2) a registered holder completes the box entitled "Special Delivery and Issuance Instructions" in the letter of transmittal.

        In the case of (1) or (2) above, Old Notes must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (a) a bank, (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (c) a credit union, (d) a national securities exchange, registered securities association or clearing agency or (e) a savings association that is a participant in a Securities Transfer Association.

  Guaranteed Delivery

        If a holder desires to tender Old Notes pursuant to the exchange offer and the certificates for such Old Notes are not immediately available or time will not permit all required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

  •
  such tenders are made by or through an eligible guarantor institution;

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  prior to the expiration date, the exchange agent receives from such eligible guarantor institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent. The notice of guaranteed delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery; and

  •
  all tendered Old Notes, or book-entry confirmation, in proper form for transfer, together with a properly completed and duly executed letter of transmittal, with any required signature guarantees and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

  Determination of Validity

        All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes will be determined by us, in our sole discretion, which determination will be final and binding on all parties. We reserve the right, in our sole discretion, to reject any and all tenders that we determine not to be in proper form or the acceptance for exchange of which may, in the view of our counsel, be unlawful. We also reserve the right, subject to applicable law, to waive any defect or irregularity in any tender of Old Notes of any particular holder.

        Our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and its instructions) will be final and binding on all parties. No tender of Old Notes will be deemed to have been validly made until all defects or irregularities with respect to such tender have been cured or waived. None of Nuveen Investments, Inc., any of our affiliates, the exchange agent or any other person will be under any duty to give any notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Resales of the New Notes

        Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us, we believe that holders of Old Notes who exchange their Old Notes for New Notes may offer for resale, resell and otherwise transfer such New Notes without compliance with the registration and prospectus delivery provisions of the Securities Act. This would not apply, however, to any holder that is a broker-dealer that acquired Old Notes as a result of market-making activities or other trading activities or directly from us for resale under an available exemption under the Securities Act. Also, unrestricted resales would be permitted only for New Notes:

  •
  that are acquired in the ordinary course of a holder's business;

  •
  where the holder has no arrangement or understanding with any person to participate in the distribution of such New Notes; and

  •
  where the holder is not an "affiliate" of Nuveen Investments, Inc.

        The staff of the SEC has not considered the exchange offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the exchange offer. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes under the exchange offer, where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

Withdrawal Rights

        Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to the expiration date of the exchange offer. In order for a withdrawal to be effective, the withdrawal must be in writing and timely received by the exchange agent at its address set forth under the heading "—Exchange Agent" prior to the expiration date. Any notice of withdrawal must specify the name of the person who tendered the Old Notes to be withdrawn, and, if such Old Notes have been tendered, the name of the registered holder of the Old Notes as set forth on the Old Notes, if different from that of the person who tendered such Old Notes. If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, the notice of withdrawal must specify the serial numbers on the particular Old Notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible guarantor institution, except in the case of Old Notes tendered for the account of an eligible guarantor institution. If Old Notes have been tendered pursuant to the procedures for book-entry transfer set forth under the heading "—Procedures for Tendering Old Notes," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Notes and must otherwise comply with the procedures of DTC. Withdrawals of tenders of Old Notes may not be rescinded. Old Notes properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time prior to the expiration date of the exchange offer by following any of the procedures described above under the heading "—Procedures for Tendering Old Notes."

        All questions as to the validity, form and eligibility (including time of receipt) of withdrawal notices will be determined by us, in our sole discretion, which determination will be final and binding on all parties. None of Nuveen Investments, Inc., any of our affiliates, the exchange agent or any other person will be under any duty to give any notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Notes that have been tendered but that are withdrawn will be returned to the holder promptly after withdrawal.

Conditions to the Exchange Offer

        If any of the following conditions has occurred or exists or has not been satisfied, as the case may be, prior to the expiration date, we will not be required to accept for exchange any Old Notes and will not be required to issue New Notes in exchange for any Old Notes:

  •
  a change in the current interpretation by the staff of the SEC that permits resale of New Notes as described above under the heading "—Resales of the New Notes";

  •
  the institution or threat of an action or proceeding in any court or by or before any governmental agency or body with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

  •
  the adoption or enactment of any law, statute, rule or regulation that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

  •
  the issuance of a stop order by the SEC or any state securities authority suspending the effectiveness of the registration statement, or proceedings for that purpose;

  •
  failure to obtain any governmental approval that we consider necessary for the consummation of the exchange offer as contemplated hereby; or

  •
  any change or development involving a prospective change in our business or financial affairs has occurred that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer.

        If any of the foregoing events or conditions has occurred or exists or has not been satisfied, as the case may be, at any time prior to the expiration date, we may, subject to applicable law, at any time and from time to time, terminate the exchange offer (whether or not any Old Notes have already been accepted for exchange) or waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes. In this case, we will extend the exchange offer if necessary so that at least five business days remain in the exchange offer following notice of the waiver or amendment.

Exchange Agent

        U. S. Bank National Association has been appointed as the exchange agent. Delivery of the letter of transmittal and any other required documents, questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By facsimile (for eligible guarantor institutions only): (651) 495-8158
Confirm by telephone: 1-(800) 934-6802
General Bondholder Inquiry Phone Number: 1-(800) 934-6802
By Regular, Registered or Certified Mail or Overnight Courier:	By Hand:
U. S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attn: Specialized Finance	U. S. Bank National Association 60 Livingston Avenue 1st Floor—Bond Drop Window St. Paul, MN 55107

        Delivery to other than the above address or facsimile number will not constitute a valid delivery.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. Additional solicitation may be made personally or by telephone or other means by our officers, directors or employees.

        We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of Old Notes, and in handling or tendering Old Notes for their customers.

        Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that if New Notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes in connection with the exchange offer, then the amount of any such transfer tax (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such transfer tax or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer tax will be billed directly to such tendering holder.

USE OF PROCEEDS

        The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the New Notes.

        In consideration for issuing the New Notes as contemplated in this prospectus, we will receive in exchange an equal number of Old Notes in like principal amount. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except as otherwise described in the discussion under the heading "The Exchange Offer—Terms of the Exchange Offer." Accordingly, the issuance of the New Notes will not result in any increase in our outstanding debt.

        The gross proceeds from the offering of the Old Notes were $785 million before deducting discounts to the initial purchasers and the fees and expenses of the offering. We used the net proceeds from the offering, together with borrowings under our senior secured credit facilities, proceeds from the cash equity contributions and existing cash, to pay the merger consideration and related fees and expenses in connection with the MDP Transactions.

 RATIO OF EARNINGS TO FIXED CHARGES

        We have set forth below our ratio of earnings to fixed charges for each of the years in the five fiscal year period ended December 31, 2008 and for the six-month periods ended June 30, 2008 and 2009.

	Year Ended December 31,												Six Months Ended June 30,
							January 1, 2007 to November 13, 2007		November 14, 2007 to December 31, 2007
	2004		2005		2006						2008		2008		2009
Pre-tax income/(loss) from continuing operations (in 000s)	254,383		284,649		314,834		207,336		(53,919)		(2,278,298)		(32,330)		22,899
Less: net income/(loss) attributable to Symphony CLO V (in 000s)	—		—		—		—		(7,416)		(141,508)		(23,235)		83,209
Adjusted pre-tax income/(loss) from continuing operations (in 000s)	254,383		284,649		314,834		207,336		(46,504)		(2,136,789)		(9,094)		(60,310)
Less: income/(loss) from noncontrolling interests (in 000s)	1,876		5,809		6,230		7,211		1,062		2,286		1,230		712
Pre-tax income/(loss) from Nuveen Investments continuing operations (in 000s)	$252,506		278,839		308,605		200,124		(47,565)		(2,139,075)		(10,325)		(61,022)
Gross interest expense (in 000s)	12,513		27,917		39,553		30,393		41,520		306,616		157,108		144,299
Less: interest expense associated with Symphony CLO V (in 000s)	—		—		—		—		1,214		21,282		14,983		4,953
Adjusted gross interest expenses (in 000s)	12,513		27,917		39,553		30,393		40,306		285,334		142,125		139,346
Interest component of rent expense (one-third of rent expense) (in 000s)	3,548		3,951		4,474		4,523		676		5,702		2,771		2,990
Total fixed charges (in 000s)	16,061		31,868		44,028		34,916		40,982		291,036		144,896		142,336
Total "earnings," as defined (in 000s)	268,567		310,707		352,632		235,040		(6,583)		(1,848,039)		134,571		81,314
Ratio of earnings to fixed charges	16.72	x	9.75	x	8.01	x	6.73	x	(0.16)	x	(6.35)	x	0.93	x	0.57	x
Deficiency (in 000s)	—		—		—		—		47,565		2,139,075		10,325		61,022

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and consolidated capitalization as of June 30, 2009. This table should be read in conjunction with our Annual Financial Statements and Quarterly Financial Statements, including the Notes thereto, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Certain Indebtedness," included elsewhere in this prospectus. The Company has no equity interest in Symphony CLO V. Accordingly, the following table excludes the consolidated accounts of Symphony CLO V.

As of June 30, 2009
(dollars in millions)
Cash and cash equivalents(1)(7)	$338.8

Long-term debt, including current maturities:
Senior secured credit facilities:
Revolving credit facility(2)	$250.0
Term loan(3)	2,286.1
10 1/2% senior notes due 2015 offered to be exchanged hereby(4)	785.0
5% senior notes due 2010(5)	222.7
5 1/2% senior notes due 2015(5)	300.0
Unamortized discount and debt issuance costs(6)	(69.8)

Total debt(7)	3,774.0
Stockholders' equity(7)	1,023.5

Total capitalization	$4,797.5

(1)
As of June 30, 2009, we had cash and cash equivalents of approximately $338.8 million. Approximately $52.1 million of this amount was maintained at our broker-dealer subsidiary, Nuveen Investments, LLC, to address potential liquidity needs and to comply with applicable regulations.

(2)
We have borrowed the full $250.0 million available under our revolving credit facility.

(3)
In July and August 2009, we obtained a new $500 million second-lien term loan facility under our senior secured credit facilities, and used approximately $198.9 million of the net proceeds therefrom to prepay existing first-lien term loans. In addition, we placed $222.7 million of the net proceeds from these new loans into escrow to retire at maturity all of our 5% senior notes due 2010. This capitalization table does not reflect these post- June 30, 2009 actions.

(4)
Reflects the principal amount of the 10 1/2% senior notes.

(5)
Reflects the principal amount of the 5% and 5 1/2% senior notes, as applicable.

(6)
Reflects the unamortized discount and debt issuance costs related to our senior notes.

(7)
Excludes approximately $9.9 million of cash of Symphony CLO V, $402.7 million of debt of Symphony CLO V and ($73.0) million of equity of noncontrolling interests associated with Symphony CLO V.

SELECTED CONSOLIDATED FINANCIAL DATA FOR NUVEEN INVESTMENTS

        The following table sets forth selected historical consolidated financial information for the periods presented. The balance sheet and income statement data as of and for each of the periods in the five years ended December 31, 2008 has been derived from our Annual Financial Statements and Notes thereto, which have been audited by KPMG LLP. The balance sheet and income statement data as of and for the six-month periods ended June 30, 2008 and 2009 have been derived from our Quarterly Financial Statements. The results of operations for the six months ended June 30, 2009 are not necessarily indicative of the results that can be expected for the year ending December 31, 2009.

        Our Annual Financial Statements and Quarterly Financial Statements have been prepared in accordance with GAAP. Historical results are not necessarily indicative of the results we expect in future periods. The data presented below should be read in conjunction with, and are qualified in their entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our Annual Financial Statements and Quarterly Financial Statements and the Notes thereto included elsewhere in this prospectus.

Five Year Financial Summary
(in thousands, unless otherwise indicated)

	Predecessor				Sucessor
							For the Six Months Ended June 30,
	For the Year Ended December 31,			For the Period January 1, 2007 to November 13, 2007	For the Period November 14, 2007 to December 31, 2007
						For the Year Ended December 31, 2008
	2004	2005	2006				2008	2009
Income Statement Data:
Operating Revenues:
Investment advisory fees from assets under management	$475,814	$559,663	$685,847	$688,057	$104,207	$707,430	$376,694	$285,448
Product distribution	8,959	8,356	4,745	5,502	1,294	9,442	2,050	684
Performance fees/other revenue	20,864	21,110	19,236	20,309	5,689	23,919	9,253	9,992

Total operating revenues	505,637	589,129	709,828	713,868	111,190	740,791	387,997	296,124
Operating Expenses:
Compensation and benefits	165,321	195,194	263,686	310,044	57,693	282,360	152,324	117,147
Advertising and promotional costs	12,158	12,495	13,500	14,618	1,718	13,790	6,738	4,106
Goodwill impairment	—	—	—	—	—	1,089,258	—	—
Intangible asset impairment	—	—	—	—	—	885,500	—	—
All other operating expenses	73,408	85,741	105,368	113,155	30,188	247,643	100,907	100,782

Total operating expenses	250,887	293,430	382,554	437,817	89,599	2,518,551	259,969	222,035
Other Income/(Expense)	7,548	7,888	15,726	(49,724)	(38,581)	(235,094)	(23,378)	74,104
Net Interest Expense	(7,916)	(18,939)	(28,166)	(18,991)	(36,930)	(265,444)	(136,979)	(125,294)

Income/(Loss) Before Taxes	254,382	284,648	314,834	207,336	(53,920)	(2,278,298)	(32,329)	22,899
Income Tax Expense/(Benefit)	96,099	107,683	120,924	97,212	(17,028)	(373,601)	(4,078)	(14,955)

Net Income/(Loss)	158,283	176,965	193,910	110,124	(36,892)	(1,904,697)	(28,251)	37,854

Less: Net Income/(Loss) Attributable to the Noncontrolling Interests	1,875	5,809	6,230	7,211	(6,354)	(139,223)	(22,005)	83,921
Net Income/(Loss) attributable to Nuveen Investments	$156,408	$171,156	$187,680	$102,913	$(30,538)	$(1,765,474)	$(6,246)	$(46,067)

Balance Sheet Data (at period end):
Total assets	$1,071,593	$1,077,217	$1,227,772	n/a	$8,685,305	6,454,490	$8,483,151	$6,374,384
Total short-term obligations	94,783	265,564	259,278	n/a	305,945	273,870	192,443	186,015
Total long-term obligations	388,730	629,823	632,806	n/a	5,536,565	5,267,482	5,529,064	5,237,856
Total Nuveen Investments' shareholders' equity	585,478	156,823	290,719	n/a	2,781,480	1,041,103	2,770,039	1,001,423
Noncontrolling interest	2,602	25,007	44,969	n/a	61,315	(127,965)	(8,395)	(50,910)
Net Assets Under Management, at period end (in millions)
Mutual funds	$12,680	$14,495	$18,532	n/a	$19,195	$14,688	$19,064	$17,329
Closed-end funds	50,216	51,997	52,958	n/a	52,305	39,858	50,095	41,891
Managed accounts	52,557	69,625	90,119	n/a	92,807	64,677	82,674	68,595

Total	$115,453	$136,117	$161,609	n/a	$164,307	$119,223	$151,833	$127,815

Gross Investment Product Sales (in millions)
Mutual funds	$1,625	$3,191	$5,642	n/a	6,066 *	6,315	$3,194	$3,328
Closed-end funds	2,888	2,302	595	n/a	1,706 *	2	2	307
Managed accounts	21,436	21,900	25,869	n/a	18,381 *	14,671	6,379	8,339

Total	$25,949	$27,393	$32,106	n/a	26,153 *	20,988	$9,575	$11,974

Other Financial Data:
Depreciation and amortization	$13,017	$14,237	$17,857	$15,457	9,294	75,189	$37,095	$39,350
Capital expenditures	5,634	13,494	11,123	17,924	5,114	24,724	12,371	4,464

*
Represents full year 2007

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        You should read the following discussion and analysis in conjunction with the consolidated financial statements included in this prospectus. The statements in this discussion and analysis regarding industry outlook, our expectations regarding our future performance and our liquidity and capital resources and other non-historical statements in this discussion are forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements" beginning on page 25. Our actual results may differ materially from those contained in or implied in any forward-looking statements due to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in "Cautionary Note Regarding Forward-Looking Statements" below.

Description of the Business

        The principal businesses of Nuveen Investments are investment management and related research as well as the development, marketing and distribution of investment products and services for the high-net-worth and institutional market segments. We distribute our investment products and services, which include managed accounts, closed-end exchange-traded funds ("closed-end funds"), and open-end mutual funds ("open-end funds" or "mutual funds") primarily to high-net-worth and institutional investors through intermediary firms, including broker-dealers, commercial banks, private banks, affiliates of insurance providers, financial planners, accountants, consultants and investment advisors.

        We derive a substantial portion of our revenue from investment advisory fees, which are recognized as services are performed. These fees are directly related to the market value of the assets we manage. Advisory fee revenues generally will increase with a rise in the level of assets under management. Assets under management will rise through sales of our investment products or through increases in the value of portfolio investments. Assets under management may also increase as a result of reinvestment of distributions from funds and accounts. Fee income generally will decline when assets under management decline, as would occur when the values of fund portfolio investments decrease or when managed account withdrawals, mutual fund redemptions or closed-end fund deleveragings exceed gross sales and reinvestments.

        In addition to investment advisory fees, we have two other main sources of operating revenue: performance fees and distribution and underwriting revenue. Performance fees are earned when investment performance on certain institutional accounts and private funds exceeds a contractual threshold. These fees are recognized only at the performance measurement date contained in the individual account management agreement. Distribution revenue is earned when certain funds are sold to the public through financial advisors. Generally, distribution revenue will rise and fall with the level of our sales of mutual fund products. Underwriting fees are earned on the initial public offerings of our closed-end funds. The level of underwriting fees earned in any given year will fluctuate depending on the number of new funds offered, the size of the funds offered and the extent to which we participate as a member of the syndicate group underwriting the fund. Also included in distribution and underwriting revenue is revenue relating to our MuniPreferred ® and FundPreferred ®. These are types of auction rate preferred stock ("ARPS") issued by our closed-end funds, shares of which have historically been bought and sold through a secondary market auction process. A participation fee has been paid by the fund to the auction participants based on shares traded. Access to the auction must be made through a participating broker. We have offered non-participating brokers access to the auctions, for which we earned a portion of the participation fee. Beginning in mid-February 2008, the auctions for our ARPS, for the ARPS issued by other closed-end funds and for other auction rate securities began to fail on a widespread basis and have continued to fail. As we have described in several public announcements, we and the Nuveen closed-end funds have been working on various forms of debt and equity financing to redeem all of the approximately $15.4 billion of ARPS issued by our closed-end funds. As of June 30, 2009, the Nuveen funds have completed the redemption of approximately $5.8 billion of ARPS issued by them and we and the Nuveen funds continue to work on alternatives to address the remaining outstanding ARPS of these funds. However, turmoil in the credit markets beginning in September 2008 has severely hampered our efforts to redeem ARPS. If the Nuveen funds are unable to obtain debt or equity financing sufficient to redeem the remaining outstanding ARPS of the Nuveen funds, we do not expect this failure to have a direct adverse impact on the financial position, operating results or liquidity of Nuveen Investments since ARPS are obligations of the Nuveen funds and neither Nuveen Investments nor the Nuveen funds are contractually obligated to redeem, or provide liquidity to redeem, ARPS. However, Nuveen Investments and the Nuveen funds believe that it is in the best interests of the holders of ARPS and the common shareholders of the Nuveen funds to refinance the ARPS issued by the Nuveen funds as soon as practicable. The redemption of ARPS and certain related financings may result in lower advisory fees. We also expect distribution and underwriting revenue relating to ARPS to continue to decrease.

        Sales of our products, and our profitability, are directly affected by many variables, including investor preferences for equity, fixed-income or other investments, the availability and attractiveness of competing products, market performance, continued access to distribution channels, changes in interest rates, inflation, and income tax rates and laws.

Acquisition of the Company

        On June 19, 2007, Nuveen Investments, Inc. (the "Predecessor") entered into an agreement (the "merger agreement") under which a group of private equity investors led by Madison Dearborn Partners, LLC ("MDP") agreed to acquire all of the outstanding shares of the Predecessor for $65.00 per share in cash. The Board of Directors and shareholders of the Predecessor approved the merger agreement. The transaction closed on November 13, 2007 (the "effective date").

        On the effective date, Windy City Investments Holdings, L.L.C. ("Holdings") acquired all of the outstanding capital stock of the Predecessor for approximately $5.8 billion in cash. Holdings is owned by MDP, affiliates of Merrill Lynch Global Private Equity and certain other co-investors and certain of our employees, including senior management. Windy City Investments, Inc. ("Parent") and Windy City Acquisition Corp. (the "Merger Sub") are corporations formed by Holdings in connection with the acquisition and, concurrently with the closing of the acquisition on November 13, 2007, the Merger Sub merged with and into Nuveen Investments, which was the surviving corporation (the "Successor") and assumed the obligations of the Merger Sub by operation of law. The merger agreement and the related financing transactions resulted in the following events which are collectively referred to as the "Transactions" or the "MDP Transactions":

  •
  the purchase by the equity investors of common units of Holdings for approximately $2.8 billion in cash and/or through a roll-over of existing equity interests in Nuveen Investments;

  •
  the entering into by Merger Sub of a new senior secured credit facility comprised of (1) a $2.3 billion term loan facility with a term of seven years and (2) a $250 million revolving credit facility with a term of six years;

  •
  the offering by Merger Sub of $785 million of senior notes due in 2015;

  •
  the merger of Merger Sub with and into Nuveen Investments, with Nuveen Investments (the "Successor") as the surviving corporation, and the payment of the related merger consideration; and

  •
  the payment of approximately $177 million of fees and expenses related to the Transactions, including approximately $53 million of fees expensed.

        Immediately following the merger, Nuveen Investments became a wholly owned direct subsidiary of Parent and a wholly owned indirect subsidiary of Holdings.

        The purchase price of the Company has been allocated to the assets and liabilities acquired based on their estimated fair market values at the date of acquisition as described in Note 3, "Purchase Accounting," to our Annual Financial Statements.

        Unless the context requires otherwise, "Nuveen Investments," "we," "us," "our," or the "Company" refers to the Successor and its subsidiaries, and for the periods prior to November 13, 2007, the Predecessor and its subsidiaries.

        The consolidated statements of income, changes in shareholders' equity and cash flows for the year ended December 31, 2006 and the period from January 1, 2007 to November 13, 2007 represent operations of the Predecessor. The consolidated statements of income, changes in shareholders' equity and cash flows for the period from November 14, 2007 to December 31, 2007, and the year ended December 31, 2008 represent the operations of the Successor. The consolidated balance sheets as of December 31, 2008 and 2007 represent the financial condition of the Successor.

        The acquisition of Nuveen Investments was accounted for as a business combination using the purchase method of accounting, whereby the purchase price (including liabilities assumed) was allocated to the assets acquired based on their estimated fair market values at the date of acquisition and the excess of the total purchase price over the fair value of the Company's net assets was allocated to goodwill. The purchase price paid by Holdings to acquire the Company and related purchase accounting adjustments were "pushed down" and recorded on Nuveen Investments and its subsidiaries' financial statements and resulted in a new basis of accounting for the "successor" period beginning on the day the acquisition was completed. As a result, the purchase price and related costs were allocated to the estimated fair values of the assets acquired and liabilities assumed at the time of the acquisition based on management's best estimates, which were based in part on the work of external valuation specialists engaged to perform valuations of certain of the tangible and intangible assets.

        As a result of the consummation of the Transactions and the application of purchase accounting as of November 13, 2007, the consolidated financial statements for the period after November 13, 2007 are presented on a different basis than that for the periods before November 13, 2007, and therefore are not comparable to prior periods.

Recent Events

Acquisition of Winslow Capital Management

        On December 26, 2008, we acquired Winslow Capital Management ("Winslow Capital"). Winslow Capital specializes in large-cap growth investment strategies for institutions and high net worth investors and had approximately $4.5 billion in assets under management at the time of the acquisition. The results of Winslow Capital's operations are included in our consolidated statement of income since the acquisition date. The aggregate purchase price was $77 million (net of cash acquired) plus certain contingent payments which may become due at the end of 2011 and 2013.

Summary of Operating Results

        The table below reconciles the full year ended December 31, 2007 consolidated statement of operations with the discussion of the results of operations that follow:

Financial Results Summary
(dollars in thousands)

	January 1, 2007— November 13, 2007	November 14, 2007— December 31, 2007	Combined* January 1, 2007— December 31, 2007
Closed-End Exchange-Traded Funds	$231,350	$35,516	$266,866
Mutual Funds	96,883	14,587	111,470
Managed Accounts	359,824	54,104	413,928
Advisory Fees	688,057	104,207	792,264
Closed-End Exchange-Traded Funds	1,761	564	2,325
Muni/Fund Preferred®	3,752	614	4,366
Mutual Funds	(11)	116	105
Underwriting & Distribution	5,502	1,294	6,796
Performance Fees/Other Revenue	20,309	5,689	25,998
Operating Revenues	713,868	111,190	825,058
Compensation and Benefits	310,044	57,693	367,737
Severance	2,600	2,167	4,767
Advertising and Promotional Costs	14,618	1,718	16,336
Occupancy and Equipment Costs	23,383	3,411	26,794
Amortization of Intangible Assets	7,063	8,100	15,163
Travel and Entertainment	9,687	1,654	11,341
Outside and Professional Services	31,486	6,355	37,841
Other Operating Expense	38,936	8,501	47,437
Operating Expenses	437,817	89,599	527,416
Dividends and Interest Income	11,402	4,590	15,992
Interest Expense	(30,393)	(41,520)	(71,913)
Net Interest Expense	(18,991)	(36,930)	(55,921)
Gains/(Losses) on Investments	3,942	(33,110)	(29,168)
Gains/(Losses) on Fixed Assets	(101)	—	(101)
Miscellaneous Income/(Expense)	(53,565)	(5,471)	(59,037)
Other Income/(Expense)	(49,724)	(38,581)	(88,306)
Income Tax Expense/(Benefit)	97,212	(17,028)	80,184
Net Income/(Loss)	$110,124	$(36,892)	$73,232
Less: net income/(loss) attributable to the noncontrolling interests	7,211	(6,354)	857

Net income/(loss) attributable to Nuveen Investments	$102,913	$(30,538)	$72,375

*
Represents aggregate Predecessor and Successor results for the period presented. The combined results are non-GAAP financial measures and should not be used in isolation or substitution of Predecessor and Successor results. The aggregated results provide a full-year presentation of our results for comparability purposes.

        The table below presents the highlights of our operations for the years ended December 31, 2008, 2007 and 2006 and for the three and six months ended June 30, 2009 and 2008:

	Year Ended December 31,			Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2006	2009	2008	2009	2008
	(dollars in millions)
Gross sales of investment products	$20,988	$26,153	$32,106	$6,437	$5,321	$11,974	$9,575
Net flows	(10,288)	1,344	15,332	801	(919)	(1,010)	(3,960)
Assets under management(1)	119,223	164,307	161,609	127,815	151,833	127,815	151,833
Operating revenues	740.8	825.1	709.8	148.9	191.2	296.1	388.0
Operating expenses	2,518.6	527.4	382.6	104.2	135.0	222.0	260.0
Other income/(expense)	(235.1)	(88.3)	15.7	59.5	52.7	74.1	(23.4)
Net interest expense	265.4	55.9	28.2	61.1	68.7	125.3	137.0
Income tax expense/(benefit)	(373.6)	80.2	120.9	(0.5)	15.2	(15.0)	(4.1)
Noncontrolling interest net income/(loss)	(139.2)	0.9	6.2	64.7	1.6	83.9	(22.0)
Net income/(loss)	(1,765.5)	72.4	187.7	(21.0)	23.3	(46.1)	(6.2)

(1)
At end of the period.

Results of Operations

        The following tables and discussion and analysis contain important information that should be helpful in evaluating our results of operations and financial condition, and should be read in conjunction with our Annual Financial Statements and Quarterly Financial Statements and related Notes included in this prospectus.

        Gross sales of investment products (which include new managed accounts, deposits into existing managed accounts and the sale of mutual fund and closed-end fund shares) for the years ending December 31, 2008, 2007 and 2006 and for the three and six months ended June 30, 2009 and 2008 are shown in the table below:

	Year Ended December 31,			Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2006	2009	2008	2009	2008
	(dollars in millions)
Closed-End Exchange-Traded Funds	$2	$1,706	$595	$141	$—	$307	$2
Mutual Funds	6,315	6,066	5,642	1,990	1,839	3,328	3,194
Retail Managed Accounts	7,914	8,592	17,122	2,584	2,119	4,854	3,820
Institutional Managed Accounts	6,757	9,789	8,747	1,722	1,363	3,485	2,559

Total	$20,988	$26,153	$32,106	$6,437	$5,321	$11,974	$9,575

        Gross sales for the three-month period ended June 30, 2009 were up $1.1 billion or 21% versus sales in the same quarter of the prior year. In April 2009, we completed the initial public offerings of four state municipal closed-end funds (Pennsylvania Value, New York Value 2, New Jersey Value and California Value 2), raising nearly $150 million in the common share offerings. Mutual fund sales were up $0.2 billion or 8% versus sales in the same quarter of the prior year. This increase was driven by an 88% increase in international value mutual funds, partially offset by a decline in sales of municipal and fixed income funds. Retail managed account sales increased $0.5 billion or 22% for the period, driven by a 21% increase in municipal account sales, a 24% increase in international value account sales and a 25% increase in domestic value account sales. Institutional managed account sales were up $0.4 billion, or 26% versus sales in the second quarter of the prior year, primarily due to the acquisition of Winslow Capital, which drove a $0.6 billion increase in sales for the quarter. Partially offsetting this increase were declines in domestic value account alternative investment account sales.

        Gross sales were up significantly for the six-month period ended June 30, 2009 versus sales in the same period of the prior year. Sales were up $2.4 billion or 25% driven by increases across all product lines. Closed-end funds increased $0.3 billion due to the initial public offerings of Nuveen Municipal Value 2 (NUW) and the four state municipal funds, compared with no initial public offerings in 2008. Mutual fund sales increased 4%, driven by a 57% increase in international value mutual fund sales, partially offset by lower municipal and domestic value fund sales. Retail managed account sales were up $1.0 billion or 27%, driven by increases in municipal account sales, international value account sales and taxable fixed income account sales. Institutional managed account sales were up $0.9 billion, or 36% versus prior year, driven by the acquisition of Winslow Capital, which drove a $1.4 billion increase in sales. Partially offsetting this increase was a decline in domestic value account and alternative investment account sales.

        Gross sales for 2008 of $21.0 billion were down 20% from the prior year. As a result of market conditions, there were no new closed-end fund offerings during the year. This compares unfavorably to the $1.7 billion raised in the prior year. Despite challenging market conditions, retail managed account sales declined only modestly as we selectively reopened our previously closed Tradewinds International Value product and NWQ Large-Cap Value offering. In addition, municipal retail managed account sales were strong, increasing 10% for the year. Institutional managed account sales declined $3.0 billion as investor caution due to market volatility dampened sales. Mutual fund sales were up 4% driven mainly by strong sales of our international value equity and municipal funds, partially offset by a decline in sales of our domestic value equity funds.

        Gross sales for 2007 of $26.2 billion were down 19% over sales in the prior year primarily due to a decline in retail managed account sales. We raised $1.7 billion through the issuance of four new closed-end funds during 2007: the Nuveen Core Equity Alpha Fund; the Multi-Currency Short-Term Government Income Fund; the Tax-Advantaged Dividend Growth Fund; and the Municipal High Income Opportunity Fund 2. This compares favorably to the $0.6 billion raised in the prior year. Mutual fund sales were strong, up 8% from the prior year. Growth was driven mainly by sales of the Nuveen High Yield Municipal Bond Fund (the "High Yield Fund"). Although demand for the High Yield Fund slowed in the second half of the year, full year sales of this fund were up $0.4 billion. Retail managed account sales declined 50% versus the prior year mainly as a result of accelerated sales in the prior year as we closed our Tradewinds International Value strategy to new investors in the second quarter of the prior year. Institutional managed account sales increased 12% for the year. Despite a difficult market environment, we raised approximately $1.7 billion through the offering of three CLOs (Collateralized Loan Obligations) investing in senior bank loans and one CDO (Collateralized Debt Obligation).

        Net flows of investment products for the years ending December 31, 2008, 2007 and 2006 and for the three and six months ended June 30, 2009 and 2008 are shown below:

	Year Ended December 31,			Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2006	2009	2008	2009	2008
	(dollars in millions)
Closed-End Exchange-Traded Funds	$(2,370)	$1,717	$616	$77	$48	$(555)	$52
Mutual Funds	416	1,601	3,622	1,057	744	1,361	806
Retail Managed Accounts	(8,920)	(5,707)	5,487	(44)	(1,823)	(1,815)	(4,346)
Institutional Managed Accounts	586	3,733	5,607	(289)	112	(1)	(472)

Total	$(10,288)	$1,344	$15,332	$801	$(919)	$(1,010)	$(3,960)

        After several quarters of net outflows, we finished the three-month period ended June 30, 2009 with net inflows versus net outflows in the same period of the prior year. Mutual fund net inflows were up $0.3 billion or 42% for the period, driven by higher sales in international value funds and a reduction in redemptions on domestic value funds. Retail managed account flows were flat for the period, but improved significantly versus net outflows in the same period of the prior year. This was driven by both an increase in sales and a reduction in redemptions across almost all advisors. Money is returning to the retail managed account category and our recently reopened NWQ and Tradewinds products have stabilized our market share. Institutional managed accounts net outflows were driven largely by the redemption of one large alternative investment account of nearly $0.5 billion from Symphony, partially offset by net inflows in our Tradewinds global equity accounts and Winslow Capital growth equity offerings.

        For the six-month period ended June 30, 2009, retail managed accounts experienced net outflows. These outflows took place in the first quarter of 2009 and were driven by increased redemptions as a result of the challenging market environment. In addition, closed-end funds experienced net outflows as market depreciation in the first quarter caused several of the funds to reduce leverage in order to stay within internal operating leverage ratio bands, offsetting the $0.3 billion in sales of the new funds. Offsetting these net outflows were positive net inflows in mutual funds, which were up $0.6 billion or 69% versus the prior year driven by higher sales in international value funds and a reduction of redemptions in domestic value funds.

        We experienced increased redemptions across all of our products lines in 2008 as a broad range of markets delivered sharply negative returns for the year. The impact of these increased redemptions was most notable in our retail managed account products. Despite only a slight decline in sales year-over-year, retail managed account net outflows increased 56%. Closed-end funds experienced net outflows for the year as market depreciation caused several of the funds to reduce leverage in order to stay within internal operating leverage ratio bands. Net flows on institutional managed accounts declined $3.1 billion, $3.0 billion of which was caused by the previously discussed decline in sales. Mutual fund net flows were down $1.2 billion despite an increase in sales driven primarily by increased redemptions from our municipal and international value equity funds.

        Overall, net flows for 2007 were $1.3 billion, down 91% from the prior year's level. Net flows into closed-end funds were up $1.1 billion when compared to the prior year due to new offerings in 2007. Mutual fund net flows were down $2.0 billion when compared to the prior year due to increased redemptions, primarily focused on the High Yield Fund in the second half of the year as a result of the markets' more negative view of high yield strategies. Retail managed account net flows were down $11.2 billion behind the closing to new investors of our Tradewinds International Value strategy in 2006 and increased outflows of NWQ retail managed accounts. Institutional managed account flows decreased $1.9 billion in 2007 when compared to the prior year.

        The following table summarizes net assets under management by product type:

	Year Ended December 31,			Six Months Ended June 30,
	2008	2007	2006	2009	2008
	(dollars in millions)
Closed-End Exchange-Traded Funds	$39,858	$52,305	$52,958	$41,891	$50,095
Mutual Funds	14,688	19,195	18,532	17,329	19,064
Retail Managed Accounts	34,860	54,919	58,556	34,806	47,671
Institutional Managed Accounts	29,817	37,888	31,563	33,789	35,003

Total	$119,223	$164,307	$161,609	$127,815	$151,833

        Assets under management at June 30, 2009 were approximately $128 billion, a decrease of 16% versus assets under management at June 30, 2008 but an increase of 7% versus assets under management at December 31, 2008. At June 30, 2009, 49% of our assets were in municipal portfolios, 43% in equity portfolios and 8% in taxable income portfolios. At June 30, 2008, 42% of our assets were in municipal portfolios, 48% in equity portfolios and 10% in taxable income portfolios.

        The components of the change in our assets under management were as follows:

	Year Ended December 31,			Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2006	2009	2008	2009	2008
	(dollars in millions)
Beginning Assets Under Management	$164,307	$161,609	$136,117	$115,334	$153,026	$119,223	$164,307
Gross Sales	20,988	26,153	32,106	6,437	5,321	11,974	9,575
Reinvested Dividends	547	709	498	107	155	177	224
Redemptions	(31,823)	(25,518)	(17,272)	(5,743)	(6,395)	(13,161)	(13,759)

Net flows into Managed Assets	(10,288)	1,344	15,332	801	(919)	(1,010)	(3,960)
Acquisitions	4,542	363	—	—	—	—	—
Appreciation/(Depreciation)	(39,338)	991	10,160	11,680	(274)	9,602	(8,514)

Ending Assets Under Management	$119,223	$164,307	$161,609	$127,815	$151,833	$127,815	$151,833

        Assets under management were up $12.5 billion during the three-month period ended June 30, 2009 as a result of both net inflows and significant market appreciation for the period. Market movement during the period was comprised of $8.5 billion of equity, $2.0 billion of taxable fixed-income and $1.3 billion of municipal market appreciation.

        Assets under management were up $8.6 billion for the six-month period ended June 30, 2009 as a result of market appreciation, partially offset by net outflows. Market movement for the period was comprised of $4.5 billion of equity, $3.4 billion of municipal and $1.7 billion of taxable fixed-income market appreciation.

        Net outflows in 2008 of $10.3 billion coupled with $39.3 billion of market depreciation and $4.5 billion of assets acquired in our acquisition of Winslow Capital resulted in a 27% decline in assets under management in 2008. Closed-end fund assets decreased $12.5 billion, as a result of $10.1 billion in market depreciation and $2.4 billion in net outflows. The net outflows were the result of several funds reducing leverage in order to stay within internal operating leverage ratio bands. Mutual fund assets declined $4.5 billion, driven by $4.9 billion in market depreciation, partially offset by $0.4 billion in net flows. Managed account assets declined $28.1 billion, driven by $24.3 billion in market depreciation and $8.3 billion in net outflows, partially offset by the addition of $4.5 billion of assets as a result of the Winslow Capital acquisition. At December 31, 2008, 48% of our assets were in municipal portfolios, 44% in equity portfolios and 8% in taxable fixed-income portfolios.

        Net flows in 2007 of $1.3 billion coupled with $1.0 billion of market appreciation and $0.4 billion of assets acquired in our acquisition of HydePark Investment Strategies resulted in a 2% increase in assets under management in 2007. Closed-end fund assets decreased $0.7 billion, as $2.4 billion in market depreciation was partially offset by $1.7 billion of new offerings. Mutual fund assets grew $0.7 billion, driven by $1.6 billion in net flows, offset by $0.9 billion in market depreciation. Managed account assets increased $2.7 billion, driven by $4.3 billion in market appreciation offset by $2.0 billion in net outflows and the addition of $0.4 billion of assets as a result of the HydePark acquisition. At December 31, 2007, 39% of our assets were in municipal portfolios, 51% in equity portfolios and 10% in taxable fixed-income portfolios.

        Investment advisory fee income, net of sub-advisory fees and expense reimbursements, for the years ended December 31, 2008, 2007 and 2006 and for the three and six months ended June 30, 2009 and 2008 is shown in the following table:

	Year Ended December 31,			Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2006	2009	2008	2009	2008
	(dollars in thousands)
Closed-End Exchange-Traded Funds	$257,283	$266,883	$252,738	$58,104	$67,398	$112,951	$134,708
Mutual Funds	101,218	111,453	89,558	22,465	26,866	42,756	53,170
Managed Accounts	348,929	413,928	343,551	64,350	89,671	129,741	188,816

Total	$707,430	$792,264	$685,847	$144,919	$183,935	$285,448	$376,694

        Advisory fees of $144.9 million for the three-month period ended June 30, 2009 were down $39.0 million, or 21%, from the same period of the prior year. Advisory fees were down across all categories driven by lower asset levels, mainly as the result of significant market depreciation in the second half of 2008. Closed-end fund advisory fees were down $9.3 million, or 14% from the same period of the prior year. Advisory fees on mutual funds were down $4.4 million or 16% while managed account advisory fees were down $25.3 million or 28% for the period.

        Advisory fees for the six-month period ended June 30, 2009 declined $91.2 million, or 24% versus the same period of the prior year. Advisory fees were down across all categories driven by lower asset levels, mainly as the result of significant market depreciation. Closed-end fund fees were down $21.8 million, or 16% from the same period of the prior year. Mutual fund fees were down $10.4 million, or 20%, and managed account fees declined $59.1 million, or 31%, from the same period of the prior year.

        Advisory fees of $707.4 million for 2008 were down $84.8 million, or 11%, from 2007. Advisory fees were down across all categories driven by lower asset levels, mainly as the result of significant market depreciation. Closed-end fund advisory fees were down $10.0 million, or 4% from 2007. Advisory fees on mutual funds were down $10.3 million, or 9%, from 2007 while managed account advisory fees were down $64.6 million, or 16%.

        Higher average asset levels in 2007 contributed to a 16% increase in advisory fees in 2007. Advisory fees on mutual funds increased 24%, managed account fees increased 20%, and fees on closed-end funds increased 6% for the year. Within the managed account product line, advisory fee revenue increased most notably on value-style equity accounts. Fees on growth-style equity accounts continued to decline.

        Product distribution revenue for the years ended December 31, 2008, 2007 and 2006 and for the three and six months ended June 30, 2009 and 2008 is shown in the following table:

	Year Ended December 31,			Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2006	2009	2008	2009	2008
	(dollars in thousands)
Closed-End Exchange-Traded Funds	$4,966	$2,325	$458	$229	$—	$425	$(39)
MuniPreferred® and FundPreferred®	3,847	4,366	4,880	304	1,041	1,038	2,139
Open-End Mutual Funds	629	105	(593)	(818)	(222)	(779)	(50)

Total	$9,442	$6,796	$4,745	$(285)	$819	$684	$2,050

        Product distribution revenue decreased in the three-month period ended June 30, 2009 due largely to a decline in MuniPreferred® and FundPreferred® fees as a result of an overall decline in ARPS outstanding due to the redemption of these shares. Mutual fund distribution revenue declined $0.6 million driven mainly by lower distribution on Class B and C shares. Partially offsetting these declines was an increase in underwriting revenue as a result of the four state closed-end fund offerings during the 2009 period.

        For the six-month period ended June 30, 2009 product distribution revenue decreased by $1.4 million, or 67% from the same period of the prior year. This decline was primarily driven by a decline in MuniPreferred® and FundPreferred® fees as a result of an overall decline in ARPS outstanding as a result of the redemption of these shares. Mutual fund distribution revenue declined $0.7 million due to lower distribution on Class B and C shares, partially offset by an increase in closed-end fund underwriting revenue resulting from five initial public offerings during the 2009 period.

        Product distribution revenue in 2008 was $9.4 million, an increase of $2.6 million, or 39%, from 2007. Underwriting revenue on closed-end funds increased $2.6 million. Although there were no new closed-end fund offerings in 2008, we received $5.0 million in placement fee revenue (offset by $7.5 million in placement fee expense included in "Other Operating Expenses") for acting as placement agent on the offering of the Variable Rate Demand Preferred Shares ("VRDP") issued during in 2008. MuniPreferred ® and FundPreferred ® fees declined as a result of an overall decline in ARPS outstanding as a result of the redemption of these shares. Mutual fund distribution revenue increased $0.5 million driven mainly by an increase in mutual fund sales as well as a reduction in commissions paid to third party distribution firms on large dollar value sales.

        Product distribution revenue increased in 2007 when compared with the prior year. Underwriting revenue on closed-end funds increased $1.9 million due to an increase in both the number of funds and assets raised. Mutual fund distribution revenue increased $0.7 million, due mainly to an increase in mutual fund sales. MuniPreferred® and FundPreferred® fees declined $0.5 million for the year. This decline is due to a decrease in shares traded by non-participating brokers who access auctions through our trading desk.

Performance Fees/Other Revenue

        Performance fees/other revenue consist of performance fees earned on institutional assets managed, consulting revenue and various fees earned in connection with services provided on behalf of our defined portfolio assets under surveillance in our unit investment trusts. We discontinued offering unit investment trust products in 2002.

        Performance fees for the three-month period ended June 30, 2009 were $3.7 million, down by $1.7 million from $5.4 million in the same period of 2008 driven by lower performance fees on Symphony accounts, partially offset by higher performance fees on Tradewinds accounts. Other revenue for the period was $0.6 million, down by $0.4 million from $1.0 million for the 2008 period primarily driven by lower HydePark consulting revenue.

        For the six-month period ended June 30, 2009 performance fees were $8.6 million, up by $1.5 million from $7.1 million in the same period of the prior year. Significantly higher performance fees on Tradewinds accounts were partially offset by lower performance fees on Symphony accounts. Other revenue was $1.4 million, down by $0.8 million for the period resulting from lower HydePark consulting revenue.

        Performance fees/other revenue for 2008 were $23.9 million, a decrease of $2.1 million, or 8%, from 2007. Performance fee revenue declined from $23.2 million in 2007 to $19.6 million in 2008 due to a decline in performance fees on alternative investment products. Partially offsetting this decline was an increase in consulting revenue as a result of a full year of Nuveen HydePark revenues in 2008.

        Performance fees/other revenue for 2007 were $26.0 million, up from $19.2 million in 2006. The increase is due to higher performance fees and the addition of Nuveen HydePark consulting revenue.

Operating Expenses

        Operating expenses for the years ended December 31, 2008, 2007 and 2006 and the three and six months ended June 30, 2009 and 2008 are shown in the following table:

	Year Ended December 31,			Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2006	2009	2008	2009	2008
	(dollars in millions)
Compensation and Benefits	$282,360	$367,737	$263,686	$47,720	$75,302	$117,147	$152,324
Severance	54,241	4,767	732	6,620	10,228	6,695	11,672
Advertising and Promotional Costs	13,790	16,336	13,500	1,683	3,145	4,106	6,738
Occupancy and Equipment Costs	28,850	26,794	24,184	8,468	7,183	16,405	13,727
Amortization of Intangible Assets	64,845	15,163	8,433	16,210	16,200	32,420	32,400
Travel and Entertainment	12,304	11,341	10,158	2,306	3,148	4,761	6,489
Outside and Professional Services	45,402	37,841	31,164	10,717	11,343	20,614	20,491
Goodwill Impairment	1,089,258	—	—	—	—	—	—
Intangible Asset Impairment	885,500	—	—	—	—	—	—
Other Operating Expenses	42,001	47,437	30,697	10,517	8,443	19,887	16,128

Total	$2,518,551	$527,415	$382,554	$104,241	$134,992	$222,035	$259,969

Compensation and Benefits

        Compensation and related benefits decreased $27.6 million during the three-month period ended June 30, 2009 relative to the same period of the prior year and $35.2 million for the six-month period ended June 30, 2009, mainly as a result of a reduction in incentive compensation as a result of the overall decline in earnings and a reduction in staffing levels.

        Compensation and related benefits expense declined $85.4 million in 2008 when compared with 2007. Base compensation and benefits increased $12.2 million driven mainly by the carryover impact of headcount increases made in 2007. Headcount for the Company as of the end of the year was down versus end of year 2007; however, the reduction in headcount was made late in the year and therefore did not have a significant impact on base compensation for 2008. Non-cash compensation declined significantly in 2008 as the result of additional expense recorded in 2007 related to the accelerated vesting of equity options due to the MDP Transactions (for further information, please see discussion on 2007 below). Incentive compensation declined $55.0 million as a result of the overall decline in earnings.

        Compensation and related benefits expense increased $104.1 million during 2007. Approximately $43.5 million of the increase was the result of the accelerated vesting of all outstanding stock options and restricted stock as a result of the MDP transactions. We maintained two stock-based compensation plans: the Second Amended and Restated Nuveen 1996 Equity Incentive Award Plan (the "1996 Plan") and the 2005 Equity Incentive Plan (the "2005 Plan"). All unvested equity awards that were granted under the 1996 Plan vested free of restrictions on September 18, 2007 upon shareholder approval of the merger agreement for the MDP Transactions. All unvested equity awards that were granted under the 2005 Plan vested and became free of restriction upon the closing of the merger on November 13, 2007. In addition to the accelerated equity award expense, we incurred approximately $9.1 million in additional employer related taxes as a result of the payout of these equity awards. The remaining increase can be attributed to higher base compensation as a result of new positions and salary increases, as well as increases in incentive compensation.

Amortization of Intangible Assets

        Amortization of intangible assets for the three and six months ended June 30, 2009 were consistent with the same periods of the prior year.

        Amortization of intangible assets increased $49.7 million during 2008 as a direct result of the increase in amortizable intangible assets as a result of the MDP Transactions.

        Amortization of intangible assets increased $6.7 million during 2007. In connection with the MDP Transactions, our intangible assets were valued by management with the assistance of valuation specialists. Our valuation resulted in approximately $1.0 billion in amortizable definite-lived intangible assets with an estimated useful life of approximately 15 years. For the year ended December 31, 2007, we recorded $8.1 million in amortization expense for the period subsequent to the MDP Transactions.

Occupancy and Equipment Costs

        Occupancy and equipment costs increased $1.3 million for the three-month period and $2.7 million for the six-month period ended June 30, 2009 as a result of the Winslow Capital acquisition as well as an increase in depreciation expense.

Outside and Professional Services

        Outside and professional services expense decreased $0.6 million for the three-month period ended June 30, 2009 due to a decline in consulting fees, partially offset by an increase in higher electronic data and research costs for our investment teams. For the six-month period ended June 30, 2009 outside and professional services expense increased $0.1 million as a result of non-recurring legal fees.

        Outside and professional services expense increased $7.6 million during 2008 primarily due to increases in electronic information and information technology expenses as a result of investments in upgrading our operational platform and as we continue to provide our investment and research teams with more tools to better manage their portfolios.

        Outside and professional services expense increased $6.7 million during 2007 (excluding the expenses related to the MDP Transactions, which are included in "Other Income/(Expense)"). The increase was due primarily to an increase in electronic information expense.

        As a result of the recent steep global economic decline that first began at the end of 2007, we have identified approximately $1.1 billion of non-cash goodwill impairment and $0.9 billion of non-cash intangible asset impairment as of December 31, 2008. The amount of the impairment was determined by us following our annual impairment test in accordance with SFAS No. 142, and included the assistance of certain valuation work performed by a nationally recognized independent consulting firm. For further information, see Note 2, "Basis of Presentation and Summary of Significant Accounting Policies," to our Annual Financial Statements.

All Other Operating Expenses

        All other operating expenses, including advertising and promotional costs, travel and entertainment, structuring fees, severance, recruiting, fund organization costs and other expenses decreased approximately $3.8 million for the three-month period and $5.6 million for the six-month period ended June 30, 2009. The lower spending is driven by reductions in advertising and promotional costs, travel and entertainment, severance and recruiting.

        All other operating expenses, including advertising and promotion, occupancy and equipment, travel and entertainment, structuring fees, severance, fund organization costs and other expenses increased $44.5 million during 2008. The main driver of the increase was an increase in severance of $49.5 million due to organizational restructuring (for additional information see Note 4, "Restructuring Charges," to our Annual Financial Statements). Partially offsetting this increase was a decline in structuring/placement fees on closed-end funds of $5.3 million.

        All other operating expenses, including advertising and promotion, occupancy and equipment, travel and entertainment, structuring fees, severance, fund organization costs and other expenses increased $27.4 million during 2007. Approximately $10.0 million of the increase is due to an increase in structuring fees and fund organization costs paid on the initial offering of our closed-end funds. Severance, recruiting and relocation increased $10.6 million due to organizational restructuring. Advertising and promotional costs increased $2.8 million due primarily due to the increased focus on promoting our mutual funds. Occupancy and equipment costs increased $2.6 million as a result of an increase in leased space. The remainder of the increase relates primarily to higher travel and entertainment expenses.

Other Income/(Expense)

        Other income/(expense) includes realized gains and losses on investments and miscellaneous income/(expense), including gain or loss on the disposal of property.

        The following is a summary of other income/(expense) for the years ended December 31, 2008, 2007 and 2006 and the three and six months ended June 30, 2009 and 2008:

	Year Ended December 31,			Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2006	2009	2008	2009	2008
	(dollars in thousands)
Gains/(Losses) on Investments	$(199,720)	$(29,169)	$15,466	$59,340	$53,728	$73,362	$(21,438)
Gains/(Losses) on Fixed Assets	(4)	(101)	(171)	—	(2)	(1)	(4)
Other-Than-Temporary Impairment Loss	(38,315)	—	—	—	—	—	—
Transaction (Expense)	(2,280)	(51,117)		(1,233)	(495)	(1,233)	(790)
Miscellaneous Income/(Expense)	5,225	(7,919)	431	1,409	(580)	1,976	(1,146)

Total	$(235,094)	$(88,306)	$15,726	$59,516	$52,651	$74,104	$(23,378)

        Included in gains/(losses) on investments is $58.1 million for the three months ended June 30, 2009 and $72.5 million for the six months ended June 30, 2009 in gains on Symphony CLO V, a collateralized loan obligation managed by Symphony in which MDP owns a controlling equity interest, but the Company has no equity. Because of the MDP equity in Symphony CLO V, we are required to consolidate Symphony CLO V in our financial statements (see also "Net Income/Loss Due to Noncontrolling Interest," below). In addition to the investment gains reported on the consolidated CLO, we recorded approximately $0.5 million in miscellaneous expense also as a result of the consolidation of Symphony CLO V for the three-month period ended June 30, 2009. This $0.5 million is reflected in miscellaneous income/(expense). Also included in miscellaneous income/(expense) in the three-month period ended June 30, 2009 is $3.1 million of unrealized mark-to-market gains on derivative transactions entered into as a result of the Transactions. Partially offsetting this gain is $0.3 million of Transactions-related fees. For additional information, please refer to "Capital Resources, Liquidity and Financial Condition—Equity" below.

        Included in gains/(losses) on investments in 2008 is a $46.8 million non-cash unrealized mark-to-market loss on derivative transactions entered into as a result of the Transactions. Also included in gains/(losses) on investments is $148.8 million in non-cash losses on Symphony CLO V (see also "Net (Income)/Loss Due to Noncontrolling interest" below). In addition to the investment losses reported on Symphony CLO V, we recorded approximately $2.2 million in miscellaneous expense also as a result of the consolidation of Symphony CLO V. During 2008, we recorded an additional $2.3 million of expense as a result of the Transactions and $2.0 million in expense on the settlement of litigation. Partially offsetting these expenses was a non-cash gain on the early retirement of debt. For further information, see Note 7, "Debt," to our Annual Financial Statements. Additionally, a loss of $38.3 million was recorded in 2008 for other-than-temporary impairment on available for sale securities that are not expected to recover in the near term.

        Total other expense for 2007 was $88.3 million. Of this amount, $51.1 million relates to the MDP Transactions. In addition, we made a one-time $6.2 million payment to Merrill Lynch, Pierce, Fenner & Smith to terminate an agreement in respect of several of our previously offered closed-end funds under which we were obligated to make payments over time based on the assets of the respective closed-end funds. Included in gains/(losses) on investments is a $31.4 million unrealized mark-to-market loss on derivative transactions entered into as a result of the Transactions. Also included in investment losses is an $8.2 million unrealized loss on the CLO investment required to be consolidated in our financial results.

Net Income/Loss Due to Noncontrolling Interest

        Symphony CLO V is a noncontrolling interest. See Note 12, "Consolidated Funds—Symphony CLO V," to our Annual Financial Statements. We have no equity interest in this CLO investment vehicle and all gains and losses recorded in our financial statements are attributable to other investors. For the years ended December 31, 2008 and 2007, we recorded a $141.5 million net loss and a $7.4 million net loss, respectively, on Symphony CLO V. For the three and six months ended June 30, 2009 we recorded $64.2 million and $83.2 million of net income, respectively, on this investment which is offset in net income/loss attributable to noncontrolling interests. The entire amount of the income or loss is offset in net income/loss attributable to noncontrolling interests.

        Key employees at NWQ, Tradewinds, Symphony, and Santa Barbara have been granted noncontrolling equity-based profits interests in their respective businesses. For additional information on these noncontrolling interests, please refer to "Capital Resources, Liquidity and Financial Condition—Equity" below.

Net Interest Expense

        The following is a summary of net interest expense for the years ended December 31, 2008, 2007 and 2006 and for the three and six months ended June 30, 2009 and 2008:

	Year Ended December 31,			Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2006	2009	2008	2009	2008
	(dollars in thousands)
Dividends and Interest Income	$41,172	$15,992	$11,388	$9,934	$9,181	$19,005	$20,129
Interest Expense	(306,616)	(71,913)	(39,554)	(70,992)	(77,892)	(144,299)	(157,108)

Total	$(265,444)	$(55,921)	$(28,166)	$(61,058)	$(68,711)	$(125,294)	$(136,979)

        For the three-month and six-month periods ended June 30, 2009, net interest expense declined $7.7 million and $11.7 million, respectively, when compared to the same periods in the prior year. The main driver of this decrease was a reduction in interest expense recorded as a result of the consolidation of Symphony CLO V. Interest expense on Symphony CLO V was approximately $6.9 million lower for the three-month period ended June 30, 2009 and $10.0 million lower for the six-month period ended June 30, 2009 when compared to the same periods in the prior year.

        Included in dividend and interest revenue for 2009 is $8.9 million for the three-month period ended June 30, 2009 and $16.7 million for the six-month period ended June 30, 2009 of dividend and interest revenue from the consolidation of Symphony CLO V. For the three-month and six-month periods ended June 30, 2008, dividend and interest revenue from the consolidation of Symphony CLO V was $6.6 million and $14.2 million, respectively.

        Net interest expense in 2008 increased $209.5 million versus 2007 due to the existence for the full year of outstanding debt incurred in connection with the MDP Transactions. Included in net interest expense for the year is $9.5 million of net interest revenue related to Symphony CLO V described above. Net interest revenue of Symphony CLO V is comprised of $30.8 million in dividend and interest revenue, offset by $21.3 million of interest expense.

        Total net interest expense was $55.9 million in 2007. The $27.8 million increase versus the prior year is mainly the result of the new debt put in place in connection with the MDP Transactions.

Recent Accounting Pronouncements

Codification

        During June 2009, the Financial Accounting Standards Board ("FASB") issued SFAS No. 168, "The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles—a Replacement of FASB Statement No. 162" ("SFAS No. 168"). SFAS No. 168 states that the FASB Accounting Standards Codification™ ("Codification") will become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of SFAS No. 168, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other grandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

        Following SFAS No. 168, the FASB will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates. The FASB will not consider Accounting Standards Updates as authoritative in their own right. Accounting Standards Updates will serve to only update the Codification, provide background information about the Codification's guidance, and provide the bases for conclusions on change(s) in the Codification.

        The Codification does not change U.S. GAAP. The Codification reorganizes the various U.S. GAAP pronouncements into approximately 90 accounting topics and displays them in a consistent structure for ease of research and cross-reference.

        SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS No. 162"), which became effective on November 13, 2008, identified the sources of accounting principles and framework for selecting the principles used in preparing the financial statements of nongovernmental entities that are presented in conformity with GAAP. SFAS No. 162 arranged these sources of GAAP in a hierarchy for users to apply accordingly. Once the Codification is in effect, all of its content will carry the same level of authority, effectively superseding SFAS No. 162. In other words, the GAAP hierarchy will be modified to include only two levels of GAAP: authoritative and nonauthoritative. As a result, SFAS No. 168 replaces SFAS No. 162 to indicate this change in GAAP hierarchy.

SFAS No. 167 Amendments to FASB Interpretation No. 46(R)

        During June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)" ("SFAS No. 167"). SFAS No. 167 amends FASB Interpretation No. 46(R) to require an enterprise to perform an analysis to determine whether the enterprise's variable interest(s) give it a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has both of the following characteristics:

  •
  the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance; and

  •
  the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity.

        Additionally, the enterprise is required to assess whether it has an implicit financial responsibility to ensure that a variable interest entity operates as designed when determining whether it has the power to direct the activities of the variable interest entity that most significantly impact the entity's economic performance.

        SFAS No. 167 amends Interpretation 46(R) to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. Before this Statement, Interpretation 46(R) required reconsideration of whether an enterprise is the primary beneficiary of a variable interest entity only when specific events occurred.

        SFAS No. 167 also amends Interpretation 46(R) to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity, which was based on determining which enterprise absorbs the majority of the entity's expected losses, receives a majority of the entity's expected residual returns, or both.

        SFAS No. 167 amends certain guidance in Interpretation 46(R) of determining whether an entity is a variable interest entity. It is possible that application of this revised guidance will change an enterprise's assessment of which entities with which it is involved are variable interest entities.

        SFAS No. 167 amends Interpretation No. 46(R) to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that the holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity's economic performance.

        Under Interpretation 46(R), a troubled debt restructuring as defined in paragraph 2 of SFAS No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings," was not an event that required reconsideration of whether an entity is a variable interest entity and whether an enterprise is the primary beneficiary of a variable interest entity. SFAS No. 167 eliminates that exception.

        Finally, SFAS No. 167 amends Interpretation 46(R) to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise's involvement in a variable interest entity.

        SFAS No. 167 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. SFAS No. 167 will be effective for Nuveen Investments on January 1, 2010. The Company is currently evaluating the impact of SFAS No. 167 to its financial statements.

SFAS No. 165—Subsequent Events

        During May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS No. 165"). SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are "available to be issued" (as defined in SFAS No. 165). SFAS No. 165 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date.

        SFAS No. 165 observes that there are two varieties of subsequent events: (1) events or transactions that provide additional evidence about conditions that existed at the date of the balance sheet (called "recognized" subsequent events), and (2) events that provide evidence about conditions that did not exist at the date of the balance sheet, but arose after that date (called "non-recognized" subsequent events). The standard states that companies should recognize in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements. For example, the settlement of litigation (after the balance sheet date, but before the date the financial statements are issued or available to be issued) falls within this category of subsequent events where the events that "gave rise" to the litigation had taken place before the balance sheet date. Conversely, a company does not recognize subsequent events that provide evidence about conditions that did not exist at the balance sheet date, but instead arose after the balance sheet date and before the date on which financial statements are issued or are available to be issued. Examples of this type of subsequent event include sales of investments or business combinations. Finally, SFAS No. 165 states that some non-recognized subsequent events may be of such a nature that they must be disclosed to keep the financial statements from being characterized as being misleading. With respect to this type of subsequent event, a company would be required to disclose: (1) the nature of the event, and (2) an estimate of its financial effect or an affirmative statement that such an estimate cannot be made.

        The FASB states that this standard should not result in significant changes in subsequent events that an entity reports—either through recognition or disclosure—in its financial statements. SFAS No. 165 has an "accelerated" effective date; it will apply with respect to interim or annual reporting periods ending after June 15, 2009. We have complied with the disclosure requirements of SFAS No. 165. There were no events occurring subsequent to June 30, 2009 fitting the criteria of SFAS No. 165 that needed to be reflected on our statement of financial position or results of operations for the six months ended June 30, 2009.

FASB Staff Positions on Fair Value Measurements, Other-Than-Temporary Impairments, and Interim Disclosures of Fair Value

        On April 9, 2009, the FASB issued three final Staff Positions intended to provide additional application guidance and enhance disclosures regarding the fair value measurements and impairment of securities. This additional application guidance was needed to clarify the application of Statement No. 157, "Fair Value Measurements" ("SFAS No. 157"), to fair value measurements in the current market environment, modify the recognition of other-than-temporary impairment of debt securities, and require companies to disclose the fair values of financial instruments in interim periods. The final Staff Positions are effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009, if all three Staff Positions or both the fair-value measurements and other-than-temporary impairment Staff Positions are adopted simultaneously. The Company has adopted the provisions under these three Staff Positions for its interim financial statements for the six month period ended June 30, 2009. The following describes each of the Staff Positions.

     FSP FAS 157-4

        FSP FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP FAS 157-4"), provides guidance for making fair value measurements more consistent with the principles presented in SFAS No. 157. FSP FAS 157-4 relates to determining fair values when there is no active market or where price inputs being used represent distressed sales. It reaffirms what SFAS No. 157 states is the objective of fair value measurement—to reflect how much an asset would be sold for in an orderly transaction (as opposed to a distressed or forced transaction) at the date of the financial statements under current market conditions. Specifically, it reaffirms the need to use judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive.

     FSP FAS 107-1 and APB 28-1

        FSP FAS 107-1 and APB 28-1, "Interim Disclosures About Fair Value of Financial Instruments" ("FSP FAS 107-1 / APB 28-1"), enhance consistency in financial reporting by increasing the frequency of fair value disclosures. FSP FAS 107-1 / APB 28-1 relate to fair value disclosures for any financial instruments that are not currently reflected on the balance sheet of companies at fair value. Prior to issuing this FSP, fair values for these assets and liabilities were only disclosed once a year. The FSP now requires these disclosures on a quarterly basis, providing qualitative and quantitative information about fair value estimates for all those financial instruments not measured on the balance sheet at fair value.

     FSP FAS 115-2 and FAS 124-2

        FSP FAS 115-2 and FAS 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments" ("FSP FAS 115-2 / FAS 124-2"), provide additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities. FSP FAS 115-2 / FAS 124-2 are intended to bring greater consistency on the timing of impairment recognition, and provide greater clarity to investors about the credit and noncredit components of impaired debt securities that are not expected to be sold. The measure of impairment in comprehensive income remains fair value. The FSP also requires increased and more timely disclosures sought by investors regarding expected cash flows, credit losses, and an aging of securities with unrealized losses.

SFAS No. 141 (revised)—Business Combinations

        During December 2007, the FASB issued SFAS No. 141 (revised), "Business Combinations" ("SFAS No. 141(R)"). SFAS No. 141(R) revises SFAS No. 141, "Business Combinations," while retaining the fundamental requirements of SFAS No. 141 that the acquisition method of accounting (the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141(R) further defines the acquirer, establishes the acquisition date, and broadens the scope of transactions that qualify as business combinations.

        Additionally, SFAS 141(R) changes the fair value measurement provisions for assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree. It also provides guidance for the measurement of fair value in a step acquisition, changes the requirements for recognizing assets acquired and liabilities assumed subject to contingencies, provides guidance on recognition and measurement of contingent consideration and requires that acquisition-related costs of the acquirer be expensed as incurred. Liabilities for unrecognized tax benefits related to tax positions assumed in a business combination that settled prior to the adoption of SFAS No. 141(R), affect goodwill. If such liabilities reverse subsequent to the adoption of SFAS No. 141(R), such reversals will effect the income tax provision in the period of reversal. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The impact of the adoption of SFAS No. 141 (R) on our consolidated financial statements is dependent on future business acquisition activity.

SFAS No. 157—Fair Value Measurements

        On September 15, 2006, the FASB issued Statement of Financial Accounting Standard ("SFAS") No. 157, "Fair Value Measurements." SFAS No. 157 provides enhanced guidance for using fair value to measure assets and liabilities by defining fair value, establishing a framework for measuring fair value, and expanding disclosure requirements about fair value measurements. SFAS No. 157 does not require any new fair value measurements. Prior to this standard, methods for measuring fair value were diverse and inconsistent, especially for items that are not actively traded. The standard clarifies that, for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant, including an adjustment for risk, not just the company's mark-to-market model value. The standard also requires expanded disclosure of the effect on earnings for items measured using unobservable data.

        Under SFAS No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. SFAS No. 157 clarifies the principle that fair value should be based on the assumptions market participants would use when pricing the asset or liability. In support of this principle, SFAS No. 157 establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data (for example, the reporting entity's own data).

Finally, under SFAS No. 157, fair value measurements would be separately disclosed by level within the fair value hierarchy.

        SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Early adoption is permitted. We adopted SFAS No. 157 on January 1, 2008. The most significant impact that SFAS No. 157 had to our financial position and results of operations is in the valuation involving mark-to-market for our "New Debt Derivatives," as further discussed in Note 9, "Derivative Financial Instruments," to our Annual Financial Statements. To comply with the provisions of SFAS No. 157, we incorporate credit valuation adjustments to appropriately reflect both our own non-performance risk and the respective counterparty's non-performance risk in the fair value measurements. The net SFAS 157 fair value of our New Debt Derivatives at December 31, 2008 is a liability of $78.5 million, which reflects a gross termination value of $122.4 million offset by a credit valuation adjustment of $43.9 million.

SFAS No. 158—Retirement Plans

        For a full description of the impact to us from SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS No. 158"), refer to Note 13, "Retirement Plans," to our Annual Financial Statements.

SFAS No. 159—Fair Value Option

        During February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment to FASB Statement No. 115" ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure eligible financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The decision to elect the fair value option is determined on an instrument by instrument basis, must be applied to an entire instrument, and is irrevocable once elected. Assets and liabilities measured at fair value pursuant to SFAS No. 159 are required to be reported separately on the consolidated balance sheet from those instruments measured using a different accounting method. The objective of SFAS No. 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. We adopted SFAS No. 159 on January 1, 2008, however, elected not to apply the fair value option to any of its eligible financial assets or liabilities at that date. Therefore, the adoption of SFAS No. 159 had no impact on our consolidated financial statements. We may elect the fair value option for any future eligible financial assets or liabilities upon their initial recognition.

SFAS No. 160—Noncontrolling Interests

        In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—an Amendment of ARB No. 51." SFAS No. 160 amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to establish accounting and reporting standards for a noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This pronouncement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity, separate from the parent's equity, in the consolidated financial statements. In addition, consolidated net income should be adjusted to include the net income attributed to the noncontrolling interests. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008; earlier adoption is prohibited. SFAS No. 160 requires retrospective adoption of the presentation and disclosure requirements for existing noncontrolling interests. All other requirements of SFAS No. 160 shall be applied prospectively. The Company adopted SFAS No. 160 on January 1, 2009. As a result of the retrospective application of the disclosure provisions of SFAS No. 160, minority interest receivable/payable is no longer presented in the mezzanine section of the Company's consolidated balance sheet. Minority interest receivable/payable is now presented as "Noncontrolling Interest" on the Company's consolidated balance sheet as of December 31, 2008 in conformity with the provisions of SFAS No. 160. "Total Nuveen Investments' shareholders' equity" at December 31, 2008 remains unchanged from that presented in the Company's 2008 Year-End Financial Statement Filing (filed under Form 8-K on March 31, 2009). On the statement of cash flows, repurchases of minority interests had been recorded in "Cash Flows from Investing Activities." Under SFAS No. 160, such repurchased are reflected in "Cash Flows from Financing Activities."

        Also under the provisions of SFAS No. 160, changes in a parent company's ownership interest in a subsidiary while the parent retains its controlling financial interest in that subsidiary are accounted for as equity transactions. Any difference between the fair value of the consideration received or paid and the amount by which the noncontrolling interest is adjusted shall be recognized in equity attributable to the parent. During February 2009, the Company exercised its right to call certain noncontrolling interests. Under the provisions of SFAS No. 160, the $12.6 million representing the amount paid for the repurchases in excess of the vested value of these noncontrolling interests was recorded as a reduction to Nuveen's additional paid-in-capital. Prior to SFAS No. 160, this amount would have been recorded as additional goodwill.

SFAS No. 161—Disclosures About Derivative Instruments

        In March 2008, the FASB issued SFAS No. 161, "Disclosures About Derivative Instruments and Hedging Activities—an Amendment of SFAS No. 133." SFAS No. 161 expands the disclosure requirements for derivative instruments and hedging activities. SFAS No. 161 specifically requires enhanced disclosures addressing: (1) how and why an entity uses derivative instruments; (2) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (3) how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows. SFAS No. 161 is effective for fiscal years and interim periods beginning after November 14, 2008. The additional disclosure requirements of SFAS No. 161 did not have a material impact on the Company's consolidated financial statements.

FSP FAS 132(R)-1—Employers' Disclosures About Postretirement Benefit Plan Assets

        On December 30, 2008, the FASB issued FSP FAS 132(R)-1, "Employers' Disclosures About Postretirement Benefit Plan Assets," which amends SFAS No. 132(R), "Employers' Disclosures About Pensions and Other Postretirement Benefits—an Amendment of FASB Statements No. 87, 88, 106," to require more detailed disclosures about employers' plan assets, including employers' investment strategies, major categories of plan assets, concentrations of risk within plan assets, and valuation techniques used to measure the fair value of plan assets. The FSP also:

  •
  Updates the disclosure examples in SFAS 132(R) to illustrate the required additional disclosures, including those associated with fair value measurement.

  •
  Includes a technical correction to restore the requirement that nonpublic entities disclose net periodic benefit costs under SFAS No. 158 and SFAS No. 132(R).

FSP FAS 132(R)-1 is effective for fiscal years ending after December 15, 2009. The technical amendment became effective on December 30, 2008. The additional disclosure requirements of FSP FAS 132(R)-1 did not have a material impact on the Company's consolidated financial statements.

FSP FAS 140-4 and FIN 46(R)-8—Disclosures About Transfer of Financial Assets and Interests in Variable Interest Entities

        In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, "Disclosures by Public Entities (Enterprises) About Transfers of Financial Assets and Interests in Variable Interest Entities" ("FSP FAS 140-4 and FIN 46(R)-8"). FSP FAS 140-4 and FIN 46(R)-8 amend SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," to require public entities to provide additional disclosures about transferors' continuing involvement with transferred financial assets. It also amends FIN 46(R) to require public enterprises, including sponsors that have a variable interest entity, to provide additional disclosures about its involvement with variable interest entities. The FSP is effective for reporting periods ending after December 15, 2008. The adoption of the additional disclosure requirements of FSP FAS 140-4 and FIN 46(R)-8 did not materially impact the Company's consolidated financial statements.

FSP FAS 142-3—Determination of the Useful Life of Intangible Assets

        In April 2008, the FASB issued FSP FAS 142-3, "Determination of the Useful Life of Intangible Assets" ("FSP FAS 142-3"). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). FSP FAS 142-3 requires that an entity shall consider its own experience in renewing similar arrangements. FSP FAS 142-3 is intended to improve the consistency between the useful life of an intangible asset determined under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R) and other GAAP. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. The adoption of the additional disclosure requirements of FSP FAS 142-3 did not materially impact the Company's consolidated financial statements.

Capital Resources, Liquidity and Financial Condition

        Our primary liquidity needs are to fund capital expenditures, service indebtedness and support working capital requirements. Our principal sources of liquidity are cash flows from operating activities and borrowings under our senior secured credit facilities and long-term notes.

        In connection with the MDP Transactions, we significantly increased our level of debt. As of June 30, 2009, we have outstanding approximately $3.8 billion in aggregate principal amount of indebtedness and have limited additional borrowing capacity.

        During July 2009, we obtained a new $450 million six-year, second-lien term loan facility with a fixed interest rate of 12.5%. A fee of 10% of the principal amount of the new term loans was paid ratably to the new lenders. The new term loans were made under our amended senior secured credit facility described below. We have escrowed proceeds from our new term loans to retire our 5% senior unsecured notes due 2010 (discussed below) at maturity. The remaining net proceeds from the new term loans were used to pay down a portion of our existing $2.3 billion first-lien term loans. During August 2009, we elected to borrow an additional $50 million under this second-lien term loan facility. A fee of 7% of the principal amount of these new term loans was paid ratably to the new lenders. The net proceeds from these new term loans were used to pay down a portion of our existing $2.3 billion first-lien term loans.

        Also in July 2009, we funded $52 million into a recently created, secular trust as part of a newly established multi-year Mutual Fund Incentive Program for certain of our employees. The trust acquired shares of Nuveen mutual funds supporting the awards of these mutual fund shares under this new incentive program. Awards under this new incentive program are subject to vesting.

Senior Secured Credit Facilities

        In connection with the MDP Transactions, we entered into senior secured credit facilities, consisting of a $2.3 billion term loan facility and a $250 million revolving credit facility. At the time of the Transactions, we borrowed the full $2.3 billion term loan facility. The amounts borrowed under the term loan facility were used as part of the financing that was used to consummate the Transactions. During November 2008, we drew down the full $250 million revolving credit facility due to concerns over counterparty risk as a result of the severely deteriorating global credit market conditions. The $250 million in proceeds from the revolving credit facility are included in the $349 million of "Cash and cash equivalents" on our June 30, 2009 consolidated balance sheet, included in our Quarterly Financial Statements. See "Description of Certain Indebtedness—Senior Secured Credit Facilities."

        All borrowings under our senior secured credit facilities, other than the new term loans made in July and August 2009 described above (the "Additional Term Loans"), bear interest at a rate per annum equal to LIBOR plus 3.0%. In addition to paying interest on outstanding principal under our senior secured credit facilities, we are required to pay a commitment fee to the lenders in respect of any unutilized loan commitments at a rate of 0.3750% per annum. The Additional Term Loans bear interest at a rate per annum of 12.50%.

        All obligations under our senior secured credit facilities are guaranteed by Parent and each of our present and future, direct and indirect, material domestic subsidiaries (excluding subsidiaries that are broker-dealers). The obligations under our senior secured credit facilities and these guarantees are secured, subject to permitted liens and other specified exceptions, (1) on a first-lien basis, by all the capital stock of Nuveen Investments and certain of its subsidiaries (excluding significant subsidiaries and limited, in the case of foreign subsidiaries, to 100% of the non-voting capital stock and 65% of the voting capital stock of the first tier foreign subsidiaries) directly held by Nuveen Investments or any guarantor and (2) on a first-lien basis by substantially all other present and future assets of Nuveen Investments and each guarantor, except that the Additional Term Loans are secured by the same capital stock and other assets on a second-lien basis.

        The first-lien term loan facility matures on November 13, 2014 and the revolving credit facility matures on November 13, 2013. The Additional Term Loans mature July 31, 2015.

        We are required to make quarterly payments under the first-lien term loan facility in the amount of $5,787,500 beginning on June 30, 2008. Our senior secured credit facilities permit all or any portion of the loans outstanding thereunder to be prepaid at par, except that the Additional Term Loans may only be voluntarily prepaid with specified premiums prior to July 31, 2014.

        Our senior secured credit facilities contain a number of covenants that, among other things, limit or restrict the ability of the borrower and the guarantors to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make equity or debt investments, make acquisitions, engage in mergers or consolidations, change the line of business, change the fiscal year, or engage in certain transactions with affiliates. The senior secured credit facilities contain a financial maintenance covenant that will prohibit the borrower from exceeding a specified ratio of (1) funded senior secured indebtedness less unrestricted cash and cash equivalents to (2) consolidated adjusted EBITDA, as defined under our senior secured credit facilities. The senior secured credit facilities also contain customary events of default, limitations on our incurrence of additional debt, and other limitations. See "Description of Certain Indebtedness—Senior Secured Credit Facilities."

Notes

        Also in connection with the Transactions, we issued $785 million of the Old Notes. The Old Notes and the New Notes mature on November 15, 2015 and pay a coupon of 10.5% based on par value, payable semi-annually on May 15 and November 15 of each year, commencing on May 15, 2008. We received approximately $758.9 million in net proceeds from the issuance of the Old Notes after underwriting commissions and structuring fees. The net proceeds were used as part of the financing that was used to consummate the Transactions. From time to time, we may, in compliance with the covenants under our senior secured credit facilities and the indenture for the Notes, redeem, repurchase or otherwise acquire for value the Notes.

        Obligations under the Notes are guaranteed by Parent and each of our existing and subsequently acquired or organized direct or indirect domestic subsidiaries (excluding subsidiaries that are broker-dealers) that guarantee the debt under our senior secured credit facilities. These subsidiary guarantees are subordinated in right of payment to the guarantees of our senior secured credit facilities. See "Description of the New Notes."

Senior Term Notes

        On September 12, 2005, we issued $550 million of senior unsecured notes, consisting of $250 million of 5-year notes and $300 million of 10-year notes of which the majority remain outstanding. We received approximately $544.4 million in net proceeds after discounts. The 5-year senior term notes bear interest at an annual fixed rate of 5.0%, payable semi-annually on March 15 and September 15 of each year. The 10-year senior term notes bear interest at an annual fixed rate of 5.5%, payable semi-annually also beginning March 15, 2006. The net proceeds from the notes were used to finance outstanding debt. The costs related to the issuance of the senior term notes were capitalized and are being amortized to expense over their respective terms. From time to time the Company may, in compliance with the covenants under our senior secured credit facilities and the indentures for the Notes and these notes, redeem, repurchase or otherwise acquire for value these notes. See "Description of Certain Indebtedness—Senior Term Notes."

        During 2008, we repurchased an aggregate $17.8 million (par value) of our $250 million 5-year notes. Of the $8.4 million paid in total, approximately $0.2 million was for accrued interest, with the remaining amount for principal. As a result, we recorded a $9.5 million gain on early extinguishment of debt during the fourth quarter of 2008. This gain is reflected in "Other Income/(Expense)" on our consolidated statement of income for the year ended December 31, 2008.

        During the first three months of 2009, we repurchased $9.5 million (par value) of our $250 million 5-year notes. Of the $5.2 million in total cash paid, approximately $7,000 was for accrued interest, with the remaining amount for principal. As a result, we recorded a $4.3 million gain on the early extinguishment of debt. The net gain recorded by the Company was approximately $4.3 million and is reflected in "Other Income/(Expense)" on our consolidated statement of income for the six months ended June 30, 2009.

Adequacy of Liquidity

        We believe that funds generated from operations and existing cash reserves will be adequate to fund debt service requirements, capital expenditures and working capital requirements for the foreseeable future. Our ability to continue to fund these items, to service debt and to maintain compliance with covenants in our debt agreements may be affected by general economic, financial, competitive, legislative, legal and regulatory factors and by our ability to refinance or repay outstanding indebtedness with scheduled maturities beginning in November 2013. On April 1, 2009, Moody's Investors Service lowered our corporate family rating to Caa1, the rating for our senior secured credit facilities to B3, and the rating for our senior unsecured notes to Caa3. In addition, on April 1, 2009, Standard and Poor's Ratings Services lowered our local currency long-term counterparty credit rating to B-. While these ratings downgrades have not affected our financial condition, results of operations or liquidity, they could make it more difficult for us to obtain financing in the future. In the event that we are unable to repay any of our outstanding indebtedness as it becomes due, we might need to explore alternative strategies for funding, such as selling assets, refinancing or restructuring our indebtedness or selling equity capital. However, securing alternative sources of funding might not be feasible which could result in further adverse effects on our financial condition.

        As noted above, our senior secured credit facilities include a financial maintenance covenant requiring us to maintain a maximum ratio of senior secured indebtedness to adjusted EBITDA. As of June 30, 2009, this maximum ratio was 6.00:1.00. As of June 30, 2009, we were in compliance with this covenant, as our actual ratio of senior secured indebtedness to adjusted EBITDA was 5.58:1.00 based on $2,142 million of senior secured indebtedness and adjusted EBITDA of $383.7 million. On a pro-forma basis, after giving effect to the incurrence of the Additional Term Loans and the application of the net proceeds thereof in July and August 2009, this ratio as of June 30, 2009 would have been 4.48:1.00 based on $1,720 million of senior secured indebtedness and adjusted EBITDA of $383.7 million. In addition, as of June 30, 2009, we were in compliance with all other covenants and other restrictions under our debt agreements.

Aggregate Contractual Obligations

        We have contractual obligations to make future payments under long-term debt and long-term non-cancelable lease agreements. The following table summarizes these contractual obligations at June 30, 2009:

	Principal Payments Long-Term Debt(1)		Estimated Interest Payments on Debt(3)	Estimated Payments on Derivatives Transactions(4)	Operating Leases(5)	Total
	(dollars in thousands)
2009	$—		$124,974	$40,760	$16,249	$181,983
2010	222,745	(2)	247,628	46,749	16,468	533,590
2011	—		238,811	27,422	16,141	282,374
2012	—		238,811	20,567	15,025	274,403
2013	250,000		238,465	—	6,801	495,266
Thereafter	$3,672,197		$356,144	$—	$10,841	$4,039,182

(1)
As a result of the partial paydown of the first-lien term loan facility that resulted from part of the proceeds of the second-lien debt, quarterly principal payments on the first-lien term loan facility are no longer required after June 30, 2009.

(2)
The Company has escrowed $222,745,000 of proceeds from the second-lien debt to retire the Company's 5% senior unsecured notes due 2010.

(3)
Future interest payments on the term loan facility and revolver (which are based on a floating interest rate of LIBOR+3) were estimated using average interest rates at June 30, 2009: 3.31% for the term loan facility, and 3.32% for the revolver. These rates are based on LIBOR of 0.31% and 0.32%, respectively, as of June 30, 2009. Estimated interest payments also reflect amounts for the new 12.5% $500 million second-lien loans, as well as the $198.9 million paydown of the existing first lien loans that resulted from a portion of the proceeds from the new second-lien debt.

(4)
Future payments on derivative transactions are estimated based on interest rates applicable at June 30, 2009. At June 30, 2009, the Company held nine fixed-for-floating interest rate swap transactions (which effectively fix interest rates on the floating rate term loan facility, with rates ranging from 3.4750%–4.7535%) and one collar transaction (4.3945%–3.2%).

(5)
Operating leases represent the minimum rental commitments under non-cancelable operating leases.

We have no significant capital lease obligations.

Equity

        As part of the NWQ acquisition, key individuals of NWQ purchased a noncontrolling, member interest in NWQ Investment Management Company, LLC. The noncontrolling interest of $0.1 million as of December 31, 2007 is reflected on our consolidated balance sheet. This purchase allowed management to participate in profits of NWQ above specified levels beginning January 1, 2003. During

2007, we recorded approximately $1.9 million of income attributable to these noncontrolling interests. We did not record any income attributable to these noncontrolling interests on this program for 2008. Beginning in 2004 and continuing through 2008, we had the right to purchase the noncontrolling members' respective interests in NWQ at fair value. During the first quarter of 2008, we exercised our right to call all of the remaining Class 4 noncontrolling members' interests for $23.6 million. As of March 31, 2008, we had repurchased all member interests outstanding under this program.

        As part of the Santa Barbara acquisition, an equity opportunity was put in place to allow key individuals to participate in Santa Barbara's earnings growth over the subsequent five years (Class 2 Units, Class 5A Units, Class 5B Units, and Class 6 Units, collectively referred to as "Units"). The Class 2 Units were fully vested upon issuance. One third of the Class 5A Units vested on June 30, 2007, one third vested on June 30, 2008, and one third vested on June 30, 2009. One third of the Class 5B Units vested upon issuance, one third on June 30, 2007, and one third vested on June 30, 2009. The Class 6 Units vested on June 30, 2009. The Units entitle the holders to receive a distribution of the cash flow from Santa Barbara's business to the extent such cash flow exceeds certain thresholds. The distribution thresholds vary from year to year, reflecting Santa Barbara achieving certain profit levels and the distributions of profits interests are also subject to a cap in each year. During 2008 and 2007, and the six months ended June 30, 2008, we recorded approximately $0.2 million, $2.9 million and $0.1 million of income, respectively, attributable to these noncontrolling interests. For the six months ended June 30, 2009, approximately $29,000 of income was attributable to these noncontrolling interests. Beginning in 2008 and continuing through 2012, we have the right to acquire the Units of the noncontrolling members. During the first quarter of 2008, we exercised our right to call 100% of the Class 2 Units for approximately $30.0 million. Through June 30, 2009, there have been no further calls of these Units.

        During 2006, new equity opportunities were put in place covering NWQ, Tradewinds and Symphony. These programs allow key individuals of these businesses to participate in the growth of their respective businesses over the subsequent six years. Classes of interests were established at each subsidiary (collectively referred to as "Interests"). Certain of these Interests vested or vest on June 30, 2007, 2008, 2009, 2010 and 2011. The Interests entitle the holders to receive a distribution of the cash flow from their business to the extent such cash flow exceeds certain thresholds. The distribution thresholds increase from year to year and the distributions of the profits interests are also subject to a cap in each year. During 2008 and 2007, and the six months ended June 30, 2009 and 2008, we recorded approximately $1.9 million, $2.8 million, $0.7 million and $0.8 million, respectively, of income attributable to these noncontrolling interests. Beginning in 2008 and continuing through 2012, we have the right to acquire the Interests of the noncontrolling members. During the first quarter of 2008, we exercised our right to call all of the Class 7 Interests outstanding for approximately $31.3 million. During the first quarter of 2009, we exercised our right to call all the Class 8 Interests for approximately $18.2 million. Through June 30, 2009 there have been no further calls on these Interests.

Broker-Dealer

        Our broker-dealer subsidiary is subject to requirements of the SEC relating to liquidity and capital standards (See Note 18, "Net Capital Requirement," to our Annual Financial Statements).

Off-Balance Sheet Arrangements

        We do not invest in any off-balance sheet vehicles that provide financing, liquidity, market or credit risk support or engage in any leasing activities that expose us to any liabilities that are not reflected in our Annual Financial Statements and Quarterly Financial Statements.

Critical Accounting Policies

        Our financial statements and accompanying notes are prepared in accordance with U.S. generally accepted accounting principles. Preparing financial statements requires management to make estimates and assumptions that impact our financial position and results of operations. These estimates and assumptions are affected by our application of accounting policies. Below we describe certain critical accounting policies that we believe are important to the understanding of our results of operations and financial position. In addition, please refer to Note 2, "Basis of Presentation and Summary of Significant Accounting Policies," to our Annual Financial Statements for further discussion of our accounting policies.

Goodwill and Intangible Assets

Goodwill

        Under SFAS No. 142 "Goodwill and Other Intangible Assets" ("SFAS No. 142") goodwill is not amortized but is tested at least annually for impairment by comparing the fair value of the reporting unit to its carrying value amount, including goodwill.

        Prior to the MDP Transaction that closed on November 13, 2007, "Predecessor" Nuveen performed the annual SFAS No. 142 impairment test as of May 31. "Successor" Nuveen selected a new annual SFAS No. 142 impairment test date: December 31. Due to the proximity of the date on which the MDP Transaction closed (November 13, 2007) and the new SFAS No. 142 annual impairment test date (December 31, 2007), there were no indications of impaired value at December 31, 2007. Between then and December 31, 2008, global economic conditions deteriorated to such an extent that we had to adjust our underlying assumptions to take into account the impact the recent global economic downturn had to prospects for future growth. We believe that such changes in assumptions are not unique to our business; we believe such changes in assumptions to be widespread and applicable to all companies.

        We identified approximately $1.1 billion of goodwill impairment as of December 31, 2008. The recognition of the impairment resulted in a non-cash charge to income for the year ended December 31, 2008. The amount of the impairment was determined by us following our annual impairment test in accordance with SFAS No. 142, and included the assistance of certain valuation work performed by a nationally recognized independent consulting firm.

        For purposes of the SFAS No. 142 goodwill impairment test, we have defined four reporting units:

  (1)
  corporate;

  (2)
  managed accounts;

  (3)
  mutual funds; and

  (4)
  closed-end exchange-traded funds.

        The reporting units are one level below our operating segment and were determined based on how we manage the business, including our internal reporting structure, management accountability and resource prioritization process.

        We determined implied fair values for each of the reporting units listed above. In making a determination of implied fair values, the following valuation methodologies were considered: the Income Approach; the Market Approach; and the Cost Approach. Each of the approaches were considered for appropriateness to our business. We believe that, for companies providing a product or service, the Income Approach and Market Approach would generally provide the most reliable indications of value, because the value of such firms is more dependent on their ability to generate earnings than on the value of the assets used in the production process. Therefore, for purposes of analyzing the implied fair values of our reporting units, the Income Approach and Market Approach were applied. Specifically, the Income Approach incorporated the use of the Discounted Cash Flow

Method and the Market Approach incorporated the use of the Guideline Company Method. The fair values were determined as follows:

Reporting Unit	Approach to Value	Valuation Method	Weighting
Corporate	Income Approach	Discounted Cash Flow	100%
Managed Accounts	Income Approach	Discounted Cash Flow	50%
	Market Approach	Guideline Company	50%
Mutual Funds	Income Approach	Discounted Cash Flow	50%
	Market Approach	Guideline Company	50%
Closed-End Funds	Income Approach	Discounted Cash Flow	50%
	Market Approach	Guideline Company	50%

        Significant forecast assumptions used in the Income Approach include: revenue growth rate; gross profit; operating expenses as a percent of revenue; earnings before interest, taxes, depreciation and amortization ("EBITDA"); capital expenditures; and debt-free net working capital. Significant assumptions used in the Market Approach include a control premium and multiples of indicated value to EBITDA. Assumptions inherent in EBITDA estimates include assumptions about: operational risk, growth expectations, and profitability.

        Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units and determining the fair value of each reporting unit. Significant judgments required to estimate the fair value of reporting units include estimating future cash flows, determining appropriate market multiples and other assumptions. Changes in these estimates could materially affect our impairment conclusions.

        Goodwill of a reporting unit shall be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Examples of such events or circumstances include:

  a)
  a significant adverse change in legal factors or in the business climate;

  b)
  an adverse action or assessment by a regulator;

  c)
  unanticipated competition;

  d)
  a loss of key personnel;

  e)
  a more-likely-than-not expectation that a reporting unit or significant portion of a reporting unit will be sold or otherwise disposed of; and

  f)
  the testing for recoverability under SFAS No. 144 of a significant asset group within a reporting unit.

Indefinite-Lived Intangible Assets

        Identifiable intangible assets generally represent the cost of client relationships and management contracts. We are required to periodically review identifiable intangible assets for impairment as events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the carrying amounts of the assets exceed their respective fair values, additional impairment tests are performed to measure the amount of the impairment loss, if any.

        As a result of the recent steep global economic decline that first began at the end of 2007, we identified approximately $0.9 billion of intangible asset impairment as of December 31, 2008. The recognition of the impairment resulted in a non-cash charge to income for the year ended December 31, 2008. The amount of the impairment was determined by us following our annual impairment test in accordance with SFAS No. 142, and included the assistance of certain valuation work performed by a nationally recognized independent consulting firm.

        In making a determination of the implied fair value for our indefinite-lived intangible assets, the following valuation methodologies were considered: the Income Approach; the Multi-Period Excess Earnings Method; the Relief from Royalty Method; and the Cost Approach. We and our outside valuation consultants believe that Trade Names are most appropriately valued utilizing the Income Approach. As a result, we decided to use the Relief from Royalty Method, a form of the Income Approach. The Relief from Royalty Method capitalizes the cost savings associated with owning, rather than licensing, Trade Names. Significant assumptions utilized in valuing our indefinite-lived intangible assets with the Relief from Royalty Method include: revenue; royalty rate; useful life; income tax expense; discount rate; and the tax benefit of amortization expense.

Impairment of Investment Securities

        SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and the SEC's Staff Accounting Bulletin ("SAB") No. 59, "Accounting for Noncurrent Marketable Equity Securities," and FASB Staff Position FAS 115-1/124-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," provide guidance on determining when an investment is other-than-temporarily impaired. We periodically evaluate our investments for other-than-temporary declines in value. To determine if an other-than-temporary decline exists, we evaluate, among other factors, general market conditions, the duration and extent to which the fair value is less than cost, as well as our intent and ability to hold the investment. Additionally, we consider the financial health of and near-term business outlook for a counterparty, including factors such as industry performance and operational cash flow. If an other-than-temporary decline in value is determined to exist, the unrealized investment loss net of tax, in accumulated other comprehensive income, is realized as a charge to net income in that period. See Note 2, "Basis of Presentation and Summary of Significant Accounting Policies," to our Annual Financial Statements.

        We also have an investment in two collateralized debt obligation entities for which one of our subsidiaries acts as a collateral manager—Symphony CLO I, Ltd. ("CLO") and the Symphony Credit Opportunities Fund Ltd. ("CDO"). We account for our investments in the CLO and CDO under EITF 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." The excess of future cash flows over the initial investment at the date of purchase is recognized as interest income over the life of the investment using the effective yield method. We review cash flow estimates throughout the life of the CLO and CDO investment pool to determine whether an impairment of its equity investments should be recognized. Cash flow estimates are based on the underlying pool of collateral securities, which are primarily corporate syndicated loans, and take into account the overall credit quality of the issuers in the collateral securities, the forecasted default rate of the collateral securities and our past experience in managing similar securities. If an updated estimate of future cash flows (taking into account both timing and amounts) is less than the revised estimate, an impairment loss is recognized based on the excess of the carrying amount of the investment over its fair value. There is a certain amount of judgment involved in the assumptions used in our cash flow estimating process. Changes in these assumptions could affect our impairment conclusions.

        In response to the recent steep global economic decline, we recognized an impairment charge on our investments of approximately $38.3 million as of December 31, 2008. This impairment charge is reflected as an expense on our consolidated statement of income for the year ended December 31, 2008. Of the $38.3 million impairment charge taken on investments for the year ended December 31, 2008, $8.8 million of that charge relates to our investment in the equity of the CDO and is due to underlying credit losses of the CDO. The remaining $29.5 million of impairment relates to various other investments, mainly mutual funds and equity securities, whose market value was below cost for a considerable period of time with no clear indication at December 31, 2008 of any future reversals. The market values for these investments were based on unadjusted quoted market prices.

Accounting for Income Taxes

        SFAS No. 109, "Accounting for Income Taxes," establishes financial accounting and reporting standards for the effect of income taxes. The objectives of accounting for income taxes are to recognize the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in an entity's financial statements or tax returns. Judgment is required in assessing the future tax consequences of events that have been recognized in our financial statements or tax returns. Fluctuations in the actual outcome of these future tax consequences could impact our financial position or our results of operations.

        We have significant deferred tax liabilities recorded on our financial statements, which are attributable to the effect of purchase accounting adjustments recorded as a result of the MDP Transactions.

Quantitative and Qualitative Disclosures About Market Risk

Market Risk

        The following information, and information included elsewhere in this report, describes the key aspects of certain financial instruments that have market risk.

Interest Rate Sensitivity

        Although we have sought to mitigate our interest rate risk as discussed hereafter, our obligations under our senior secured credit facilities will expose our earnings to changes in short-term interest rates since the interest rate on this debt is variable. At June 30, 2009, the aggregate principal amount of our indebtedness was approximately $3.8 billion, of which approximately $2.5 billion is variable rate debt and approximately $1.3 billion is fixed rate debt. For our variable rate debt, we estimate that a 100 basis point increase (one percentage point) in variable interest rates would have resulted in a $25.4 million increase in annual interest expense; however, it would not be expected to have a substantial impact on the fair value of the debt at June 30, 2009. A change in interest rates would have had no impact on interest incurred on our fixed rate debt or cash flow, but would have had an impact on the fair value of the debt. We estimate that a 100 basis point increase in interest rates from the levels at June 30, 2009 would result in a net decrease in the fair value of our debt of approximately $29.4 million.

        The variable nature of our obligations under our senior secured credit facilities creates interest rate risk. In order to mitigate this risk, we entered into nine interest rate swap derivative transactions and one collar derivative transaction (collectively, the "New Debt Derivatives") that effectively convert $2.3 billion of our new variable rate debt into fixed-rate borrowings or borrowings that are subject to a maximum rate. The New Debt Derivatives are not accounted for as hedges for accounting purposes. For additional information see Note 9, "Derivative Financial Instruments," to our Annual Financial Statements. At June 30, 2009, the fair value of the New Debt Derivatives was a liability of $78.7 million. We estimate that a 100 basis point change in interest rates would have a $28.8 million impact on the fair value of the New Debt Derivatives.

        Our investments consist primarily of company-sponsored managed investment funds that invest in a variety of asset classes. Additionally, we periodically invest in new advisory accounts to establish a performance history prior to a potential product launch. Company-sponsored funds and accounts are carried on our consolidated financial statements at fair market value and are subject to the investment performance of the underlying securities in the sponsored fund or account. Any unrealized gain or loss is recognized upon the sale of the investment. The carrying value of our investments in fixed-income funds or accounts, which expose us to interest rate risk, was approximately $42.0 million (which excludes Symphony CLO V), at June 30, 2009. We estimate that a 100 basis point increase in interest rates from the levels at June 30, 2009 would result in a net decrease of approximately $3.8 million in the fair value of the fixed-income investments at June 30, 2009. A 100 basis point increase in interest rates is a hypothetical scenario used to demonstrate potential risk and does not represent management's view of future market changes.

Equity Market Sensitivity

        As discussed above in the "Interest Rate Sensitivity" section, we invest in certain company-sponsored managed investment funds and accounts that invest in a variety of asset classes. The carrying value of our investments in funds and accounts subject to equity price risk is approximately $62.6 million at June 30, 2009. We estimate that a 10% adverse change in equity prices would result in a $6.3 million decrease in the fair value of our equity securities. The model to determine sensitivity assumes a corresponding shift in all equity prices.

        We do not enter into foreign currency transactions for speculative purposes and currently have no material investments that would expose us to foreign currency exchange risk.

        In evaluating market risk, it is also important to note that most of our revenue is based on the market value of assets under management. Declines of financial market values will negatively impact our revenue and net income.

Inflation

        Our assets are, to a large extent, liquid in nature and therefore not significantly affected by inflation. However, inflation may result in increases in our expenses, such as employee compensation, advertising and promotional costs, and office occupancy costs. To the extent inflation, or the expectation thereof, results in rising interest rates or has other adverse effects upon the securities markets and on the value of financial instruments, it may adversely affect our financial condition and results of operations. A substantial decline in the value of fixed-income or equity investments could adversely affect the net asset value of funds and accounts we manage, which in turn would result in a decline in investment advisory and performance fee revenue.

BUSINESS

Overview

        Founded in 1898, our company is a leading provider of investment management services to high-net-worth and institutional investors and the financial consultants and advisors who serve them. We derive substantially all of our revenues from providing investment advisory services and distributing our managed account products, closed-end exchange-traded funds ("closed-end funds") and open-end mutual funds ("open-end funds" or "mutual funds"). We have a history of innovation in investment products, conservatism in investment approach and attentive client service. We have developed a distinctive, multi-boutique business model that features seven independently branded investment managers, each of which has its own investment strategies and dedicated investment, research and trading personnel. Our investment teams are supported by our scaled distribution, service and operations platform. In addition, our company possesses a well-balanced mix of managed account products, closed-end funds, and open-end funds across equity and fixed income strategies.

        Our operations are organized around our principal advisory subsidiaries, which are registered investment advisors under the Investment Advisers Act. These advisory subsidiaries provide investment management services for institutional and other separately managed accounts and manage various Nuveen branded mutual funds and closed-end funds. Additionally, Nuveen Investments, LLC, a registered broker and dealer in securities under the Exchange Act, provides investment product distribution and related services for the Company's securities products.

Our Business Strategies

        Our overall objective is to provide high quality investment services and expand our product offerings to allow us to successfully serve our clients, grow our business and deliver strong financial results. We are focused on delivering growth in assets under management and generating high free cash flow, while continuing to prudently invest in new opportunities and innovative strategies. We continue to pursue the following strategies to achieve this objective:

        Grow core closed-end fund and retail managed account businesses.    We are working to grow our leadership position in closed-end funds by developing new and differentiated offerings focusing on municipal, other income-oriented and equity products, with particular emphasis on products that seek to deliver steady cash flow and participation in potential equity market appreciation and offer investors protection from rising interest rates, inflation and commodity costs. In addition, we continue to attempt to differentiate our closed-end funds by providing a high level of secondary market support. We sponsor 125 closed-end funds of which 101 were leveraged through the issuance of ARPS. As a result of the general failure of auctions for ARPS beginning in February 2008, we have been working proactively to refinance the outstanding ARPS of the Nuveen sponsored funds. As of June 30, 2009, outstanding ARPS of our funds had been reduced from $15.4 billion to $9.6 billion. See "Risk Factors—Risks Related to Our Business". We are seeking to counter outflows in our retail managed account business by launching new and existing products from our investment teams onto the managed account platforms of the major wirehouses and regional broker dealers and by selectively re-opening access to products at NWQ and Tradewinds which we previously closed in this channel due to rapid growth. We leverage our sales and service infrastructure and distribution partner relationships in distributing retail managed accounts.

        Expand our open-end mutual fund business.    We have enjoyed strong early success in building out our open-end mutual fund businesses and have grown our mutual fund assets under management by 7.2% annually since December 31, 2004. We plan to continue to expand and broaden our open-end mutual fund offerings by providing the initial capital, development and sales support for new products with a focus on equity and taxable fixed income offerings. We also plan to leverage our established distribution relationships by cross-selling fund products to financial advisors who currently sell our other products. In addition, we now offer share classes for distribution to 401(k) and other defined contribution plans.

        Further develop our institutional business.    We have heightened our emphasis on the institutional business over the last five years and, as a result, since December 31, 2004 we have grown our institutional assets under management by 18.8% annually. We intend to continue to develop new institutional product strategies and structures, such as concentrated portfolios, long-short strategies, commingled trust vehicles and other privately offered funds.

        Develop new areas of high quality investment specialization and enhance current platforms.    We believe we have a proven track record of identifying and growing high quality investment teams by leveraging the combination of the managers' strong investment capabilities with our distribution, service and operations platform. For example, following our acquisition of NWQ in 2002, we combined NWQ's strong investment capabilities with our distribution, service and operations platform and NWQ's assets under management grew from approximately $7.0 billion when we acquired it to $40.1 billion (which includes Tradewinds, which was spun out of NWQ in 2006) as of June 30, 2009. We are working with our investment teams to encourage the development of new investment strategies from within their current capabilities. We recently expanded our investment capabilities by acquiring Winslow Capital, which specializes in large-cap growth equities, in December 2008.

        Maintain and grow distribution and client relationships, including international expansion.    We plan to continue to focus on providing high quality service and support to the financial advisors at our distribution partners with our sales and service force of 124 professionals in order to strengthen our existing relationships. We plan to continue employing a consultative-based approach in serving our clients' needs. We also will continue to serve the financial advisors and institutional consultants who recommend our products by providing them with wealth management education, practice management training and client relationship management technology. In addition, we intend to use our established relationships with our clients, particularly retail high-net-worth advisors, to cross-sell products from our different investment teams. Finally we are looking to expand internationally, offering our core products to foreign investors primarily through our established distribution partners.

Investment Products and Services

        We provide investment management services and offer a broad array of investment products through seven independent, separately branded investment managers, each with distinct investment processes and strategies and dedicated investment and research teams. Each investment strategy can be offered in multiple product structures in order to provide customized investment solutions, including separately managed retail and institutional accounts, closed-end funds and mutual funds. These investment products are designed primarily for high-net-worth and institutional investors, and are distributed through intermediary firms including broker-dealers, commercial banks, affiliates of insurance providers, financial planners, accountants, consultants and investment advisors or are provided directly to institutional investors.

Investment Managers

        We provide asset management services through the following seven separately branded investment managers:

        Nuveen Asset Management focuses on municipal and taxable fixed income investments, and had $64.4 billion in assets under management as of June 30, 2009, representing 50% of our assets under management. Using a value oriented approach, NAM evaluates securities and sectors and selects what it views as attractive bond structures and credit exposures while positioning the portfolio within appropriate maturity and duration ranges. For Nuveen's open-end and closed-end funds, NAM provides investment advisory services primarily with respect to municipal bond and taxable fixed income securities, and enters into sub-advisory agreements with affiliated or unaffiliated sub-advisors to provide discretionary management for certain asset classes, which include growth and value equities, foreign securities, preferred securities, convertible securities, real estate investments, senior loans and other asset classes.

        Nuveen HydePark focuses on enhanced equity investment management, and had $1.3 billion in assets under management as of June 30, 2009, representing 1% of our assets under management. Nuveen HydePark uses proprietary quantitative techniques to create value added portfolios designed to closely track client-selected benchmarks. Nuveen HydePark currently provides investment management services to institutional accounts and asset allocation services to open-end funds.

        NWQ Investment Management focuses on value equities, and had $16.6 billion in assets under management as of June 30, 2009, representing 13% of our assets under management. NWQ's investment approach concentrates on identifying undervalued companies that our investment professionals believe possess catalysts to improve profitability and/or unlock value. NWQ's analysts conduct bottoms-up research to capitalize on opportunities that may be created by investor over-reaction, misperception and short-term focus. NWQ emphasizes analysis of the risk/reward of each investment within a diversified portfolio in order to provide downside protection. NWQ strives to enhance these capabilities by maintaining an entrepreneurial research environment.

        Santa Barbara Asset Management focuses on "blue chip" large through small cap companies that exhibit stable and consistent earnings growth, and had $3.7 billion in assets under management as of June 30, 2009, representing 3% of our assets under management. Santa Barbara's investment philosophy is to invest in companies that it believes are well managed, have demonstrated an ability to grow revenue and earnings in a stable and consistent fashion, consistently generate healthy returns on capital and maintain a conservative capital structure. Investment emphasis for equities is on stable growth companies based on factors such as profitability, rate of growth, stability and growth, trend, and current earnings momentum.

        Symphony Asset Management focuses primarily on equity and fixed income strategies in alternative investments, structured products and long-only portfolios, and had $7.3 billion in assets under management as of June 30, 2009, representing 6% of our assets under management. The investment team at Symphony uses quantitative models to simplify its investment process, followed by developing more qualitative insights into investment opportunities to drive ultimate investment decisions. Symphony currently manages fixed income and equity portfolios designed to reduce market-related risk through market-neutral and other strategies.

        Tradewinds Global Investors focuses on global equities, and had $23.5 billion in assets under management as of June 30, 2009, representing 18% of our assets under management. Tradewinds' investment process concentrates on examining equity securities of companies ranging from large to small cap in developed and emerging markets to identify and invest in undervalued, mispriced and underfollowed securities of companies with strong or improving business fundamentals.

        Winslow Capital Management focuses on large-cap growth equities, and had $6.0 billion in assets under management as of June 30, 2009, representing 5% of our assets under management. Winslow Capital concentrates its investing in companies with above-average earnings growth potential.

        We also offer investment products in a variety of taxable income styles including preferred securities, convertible securities, real estate investment trusts ("REITs") and emerging market debt. Most of these styles are accessed through sub-advisory relationships with other specialized, third-party investment managers. As of June 30, 2009, approximately $5.1 billion in assets representing 4% of our assets under management were managed through external sub-advisory relationships.

        We have traditionally had a very low employment turnover rate among our portfolio managers. The majority of our portfolio managers, as well as those employed by sub-advisors, have devoted most of their professional careers to the analysis, selection and surveillance of the types of securities held in the funds or accounts they manage.

Investment Products

        Institutional and Retail Managed Accounts.    We provide tailored investment management services to institutions and individuals through traditional managed accounts. Managed accounts are individual portfolios comprised primarily of stocks and bonds that offer investors the opportunity for a greater degree of customization than packaged products. Our managed account offerings include large-cap growth and value accounts, small-cap and mid-cap growth and value accounts, small-cap core accounts, international equity accounts, blends of stocks and bonds, and market-neutral as well as tax-free and taxable-income accounts. Symphony offers single- and multi-strategy hedged portfolios across different asset classes and capitalization ranges including U.S. equities, convertible, high-yield and investment-grade debt, and senior loans. Symphony also manages structured-finance products such as CLOs (collateralized loan obligations). NAM, NWQ, Symphony, Tradewinds and Winslow Capital also offer certain of their investment capabilities to institutional clients through privately offered funds.

        Closed-End Funds.    As of June 30, 2009, we sponsored 125 actively managed closed-end funds that feature a range of equity, balanced and fixed-income investment strategies. Of these funds, 104 invest exclusively in municipal securities. The remaining 21 funds invest in a variety of debt and/or equity securities, including preferred securities, senior loans, REITS, as well as common shares of both U.S. and non-U.S. companies. Unlike open-end funds, closed-end funds do not continually offer to sell and redeem their shares. Rather, closed-end funds list their common shares on a national exchange (e.g. the New York Stock Exchange or NYSE Amex, formerly the American Stock Exchange) and common shareholders seeking liquidity may trade their shares daily on the exchange through a financial adviser or otherwise. The prices at which common shares are traded may be above or below the shares' net asset value. The funds' Board of Trustees at least annually will consider action that might be taken to reduce or eliminate discounts for funds whose common shares are persistently trading at a significant discount to their net asset value. Such actions may include, but are not limited to, repurchasing shares or the conversion of a fund from a closed-end to an open-end investment company, which may negatively impact the company's total assets under management. Currently, 101 out of the 125 closed-end funds we sponsor seek to enhance common share distributions and total returns on average over time through the use of leverage. These funds may leverage their capital structures in a variety of ways, including through issuance of preferred equity securities, incurring short-term borrowings as well as by investing in securities such as tender option bonds. As discussed above, we have been proactively working to refinance the outstanding ARPS of our funds since the auctions for ARPS began to fail generally in February 2008. The fund's cost of leverage is typically based on short-term interest rates, while the proceeds from the incurrence of leverage are invested by the funds in additional portfolio investments. If a fund's cost of leverage were to exceed the net rate of return earned by the fund's investment portfolio for an extended period, the fund's Board of Trustees may consider selling portfolio securities in order to reduce the outstanding level of leverage. This may negatively affect the company's total assets under management.

        Open-End Mutual Funds.    As of June 30, 2009, we offered 67 open-end mutual funds. These funds are actively managed and continuously offer to sell their shares at prices based on the daily net asset values of their portfolios. All 67 funds offer daily redemption at net asset value. Of the 67 mutual funds, we offer 32 national and state-specific municipal funds that invest substantially all of their assets in diversified portfolios of limited-term, intermediate-term or long-term municipal bonds. We offer other mutual funds that invest in U.S. equities, international equities, portfolios combining equity with taxable fixed-income or municipal securities and in taxable fixed-income securities.

        The following table shows, by investment product, net assets managed by the Company at December 31 for each of the past three years and as of June 30, 2009 and 2008:

Net Assets Under Management

	Year Ended December 31,			Six Months Ended June 30,
	2008	2007	2006	2009	2008
	(dollars in millions)
Managed Accounts:
Retail	$34,860	$54,919	$58,556	$34,806	$47,672
Institutional	29,817	37,888	31,563	33,789	35,002

Total	64,677	92,807	90,119	68,595	82,674
Open-End Mutual Funds:
Municipal	11,898	14,743	14,812	13,560	14,905
Equity and Income	2,790	4,452	3,720	3,769	4,159

Total	14,688	19,195	18,532	17,329	19,064
Closed-End Exchange-Traded Funds:
Municipal	30,675	35,135	35,763	32,842	34,004
Taxable Fixed Income	5,635	11,854	12,230	5,570	11,394
Equity	3,548	5,316	4,965	3,479	4,697

Total	39,858	52,305	52,958	41,891	50,095

Total	$119,223	$164,307	$161,609	$127,815	$151,833

        The following table summarizes gross sales for our investment products for the past three years and for the six months ended June 30, 2009 and 2008:

Gross Sales of Investment Products

	Year Ended December 31,			Six Months Ended June 30,
	2008	2007	2006	2009	2008
	(dollars in millions)
Managed Accounts:
Retail	$7,914	$8,592	$17,122	$4,854	$3,820
Institutional	6,757	9,789	8,747	3,484	2,559

Total	14,671	18,381	25,869	8,338	6,379
Open-End Mutual Funds:
Municipal	4,356	4,071	3,693	2,064	2,264
Equity and Income	1,959	1,995	1,949	1,265	930

Total	6,315	6,066	5,642	3,329	3,194
Closed-End Exchange-Traded Funds:
Municipal	2	231	0	307	2
Taxable Fixed Income	—	925	(146)	—	—
Equity	—	551	741	—	—

Total	2	1,706	595	307	2

Total	$20,988	$26,153	$32,106	$11,974	$9,575

        The following table summarizes net flows (equal to the sum of sales, reinvestments and exchanges less redemptions) for our investment products for the past three years and for the six months ended June 30, 2009 and 2008:

Net Flows

	Year Ended December 31,			Six Months Ended June 30,
	2008	2007	2006	2009	2008
	(dollars in millions)
Managed Accounts:
Retail	$(8,920)	$(5,707)	$5,487	$(1,815)	$(4,346)
Institutional	586	3,732	5,607	(1)	(472)

Total	(8,334)	(1,975)	11,094	(1,816)	(4,818)
Open-End Mutual Funds:
Municipal	277	636	2,007	763	770
Equity and Income	139	965	1,615	598	36

Total	416	1,601	3,622	1,361	806
Closed-End Exchange-Traded Funds:
Municipal	15	220	12	311	7
Taxable Fixed Income	(1,931)	926	(156)	(786)	64
Equity	(453)	571	760	(80)	(19)

Total	(2,370)	1,717	616	(555)	52

Total	$(10,288)	$1,344	$15,332	$(1,010)	$(3,960)

        The relative attractiveness of our managed accounts, mutual funds, closed-end funds and privately offered funds to investors depends upon many factors, including current and expected market conditions, the performance histories of the funds, their current yields, the availability of viable alternatives and the level of continued participation by unaffiliated, third party firms that distribute our products to their customers.

        The assets under management of managed accounts, mutual funds, closed-end funds and privately offered funds are affected by changes in the market values of the underlying securities. Changing market conditions may cause positive or negative shifts in valuation and, subsequently, in the advisory fees earned from these assets.

Investment Management Services

        We provide investment management services to funds, accounts and portfolios pursuant to investment management agreements. With respect to separately managed accounts, our investment managers generally receive fees, on a quarterly basis, based on the value of the assets managed on a particular date, such as the first or last calendar day of a quarter, or on the average asset value for the period. Symphony, Tradewinds, NWQ and Winslow Capital may receive performance fees on certain institutional accounts and funds based on the performance of the accounts. With respect to mutual funds and closed-end funds, we receive fees based either on each fund's average daily net assets or on a combination of the average daily net assets and gross interest income.

        Advisory fees, net of sub-advisory fees and expense reimbursements, earned on managed assets for each of the past three years and for the six months ended June 30, 2009 and 2008 are shown in the following table:

Net Investment Advisory Fees

	Year Ended December 31,			Six Months Ended June 30,
	2008	2007	2006	2009	2008
	(dollars in thousands)
Managed Accounts	$348,929	$413,928	$343,551	$129,741	$188,816
Closed-End Exchange-Traded Funds	280,780	295,162	282,571	119,842	147,970
Less: Sub-Advisory Fees	(23,497)	(28,279)	(29,833)	(6,891)	(13,262)

Net Advisory Fees	257,283	266,883	252,738	112,951	134,708
Open-End Mutual Fund Advisory Fees	104,972	114,661	92,559	45,764	54,737
Less: Reimbursed Expenses	(3,176)	(1,210)	(916)	(2,868)	(1,191)
Less: Sub-Advisory Fees	(578)	(1,998)	(2,085)	(140)	(376)

Net Advisory Fees	101,218	111,453	89,558	42,756	53,170

Total	$707,430	$792,264	$685,847	$285,448	$376,694

        Our advisory fee schedules currently provide for maximum annual fees ranging from 0.40% to 0.75% in the case of the municipal and taxable fixed income mutual funds, and 0.35% to 1.24% in the case of the equity mutual funds. Maximum fees in the case of the closed-end funds currently range from 0.35% to 1.00% of total net assets, except with respect to five select portfolios. The investment management agreements for these select portfolios provide for annual advisory fees ranging from 0.25% to 0.30%. Additionally, for 57 funds offered since 1999, the investment management agreement specifies that, for at least the first five years, we will waive a portion of management fees or reimburse other expenses. The investment management agreement provides for waived management fees or reimbursements of other expenses ranging from 0.05% to 0.32% for the first five years. In each case, the management fee schedules provide for reductions in the fee rate at increased asset levels.

        In August 2004, we implemented a complex-wide fund pricing structure for all of our managed funds. The complex-wide pricing structure separates traditional portfolio management fees into two components—a fund specific component and an aggregate complex-wide component. The aggregate complex-wide component introduces breakpoints related to the entire complex of managed funds, rather than utilizing breakpoints only within individual funds. Above these breakpoints, fee rates are reduced on incremental assets. In 2007, we modified the complex-wide fee schedule to provide additional breakpoints above complex-wide fund assets of $80 billion.

        For separately managed accounts, fees are negotiated and are based primarily on asset size, portfolio complexity and individual needs. These fees can range up to 1.50% of net asset value annually, with the majority of the assets falling between 0.19% and 0.78%.

        We may earn performance fees for performance above specifically defined benchmarks for various of our investment strategies. Performance fees earned by privately offered hedge funds or performance- based separate accounts, are generally measured annually and are recognized only at the performance measurement dates contained in an individual account management agreement. As of June 30, 2009, the underlying measurement dates for approximately 50% of our performance-based arrangements fall in the second half of the calendar year. This percentage may change in the future due to changes in assets under management and/or anniversary date contract changes.

        Each of our open-end and closed-end funds has entered into an investment management agreement with NAM. Although the specific terms of each agreement vary, the basic terms are similar. Pursuant to the agreements, NAM provides overall management services to each of the funds, subject to the supervision of each fund's Board of Directors and in accordance with each fund's investment objectives and policies. The investment management agreements must be approved annually by the directors of the respective funds, including a majority of the directors who are not "interested persons" of NAM, as defined in the Investment Company Act. Amendments to such agreements typically must be approved by fund shareholders. Each agreement may be terminated without penalty by either party upon 60 days' written notice, and terminates automatically upon its assignment (as defined in the Investment Company Act). Such an "assignment" would take place in the event of a change in control of NAM. Under the Investment Company Act, a change in control of NAM would be deemed to occur in the event of certain changes in the ownership of our voting stock. The termination of all or a portion of the investment management agreements, for any reason, could have a material adverse effect on our business and results of operations.

        Each fund bears all expenses associated with its operations, including the costs associated with the issuance and redemption of securities, where applicable. The funds do not bear compensation expenses of directors or officers of the fund who are employed by Nuveen. Some of our investment management agreements provide that, to the extent certain enumerated expenses exceed a specified percentage of a fund's or a portfolio's average net assets for a given year, NAM will absorb such excess through a reduction in the management fee and, if necessary, pay such expenses so that the year-to-date net expense will not exceed the specified percentage. In addition, we may voluntarily waive all or a portion of our advisory fees from a fund, and/or reimburse expenses, for competitive reasons. Reimbursed expenses for mutual funds, including voluntary waivers, totaled $3.2 million during the year ended December 31, 2008 and $2.9 million during the six months ended June 30, 2009. We expect to continue voluntary waivers at our discretion. The amount of such waivers may be more or less than historical amounts.

        Pursuant to sub-advisory agreements with NAM, Institutional Capital Corporation ("ICAP") performs portfolio management services for a portion of the assets of the Nuveen Multi-Manager Large-Cap Value Fund; Security Capital Research & Management Incorporated ("SC") performs portfolio management services for our REIT closed-end fund and a diversified dividend and income closed-end fund; Wellington Management Company, LLP ("WM") performs portfolio management services in emerging markets for a diversified dividend and income closed-end fund; Spectrum Asset Management, Inc. ("SM") performs portfolio management services for three preferred securities closed-end funds, two multi-strategy income and growth closed-end funds and a tax-advantaged floating rate closed-end fund; Enhanced Investment Technologies LLC ("INTECH") performs portfolio management services for a core equity-based closed-end fund; and Gateway Advisors ("GA") performs portfolio management services for four equity premium closed-end funds. We had a 23% non-voting minority equity ownership interest in ICAP that was sold in 2006; we have no equity ownership interest in SC, WM, SM, INTECH or GA.

        We pay ICAP, SC, WM, SM, INTECH and GA a portfolio advisory fee for sub-advisory services. The sub-advisory fees are based on the percentage of the aggregate amount of average daily net assets in the funds or to the portion thereof they sub-advise. The fee schedules provide for rate declines as asset levels increase. Pursuant to sub-advisory agreements, through our advisory subsidiaries, we perform portfolio management services on behalf of four equity-based closed-end funds and a fixed-income based closed-end fund. The closed-end fund sub-advisory agreements are with a subsidiary of Merrill Lynch. We earn sub-advisory fees based on the assets in the funds we sub-advise.

        Services provided by our investment managers to managed accounts are also governed by management contracts, which are customized to suit a particular account. A majority of these contracts and certain assets under management of NAM, NWQ, Santa Barbara, Symphony, Tradewinds and

Winslow Capital involve investment management services provided to clients who are participants in "wrap-fee" programs sponsored by unaffiliated investment advisors or broker-dealers. Such agreements, and the other investment agreements to which our investment managers are parties, generally provide that they can be terminated without penalty upon written notice by either party within any specified period. Under the provisions of the Investment Advisers Act, such investment management agreements may not be assigned to another manager without the client's consent. The term "assignment" is broadly defined under this Act to include any direct or indirect transfer of the contract or of a controlling block of the advisor's stock by a security holder.

Investment Product and Service Distribution

        We distribute our investment products and services, including separately managed accounts, closed-end funds and mutual funds, through registered representatives associated with unaffiliated national and regional broker-dealers, commercial banks, private banks, broker-dealer affiliates of insurance agencies and independent insurance dealers, financial planners, accountants, and tax consultants ("retail distribution firms") and through unaffiliated consultants serving institutional markets. We also provide investment products and services directly to institutional investors. Our distribution strategy is to maximize the accessibility and distribution potential of its investment products by maintaining strong relationships with a broad array of registered representatives and independent advisors and consultants. We have well-established relationships with registered representatives in retail distribution firms throughout the country. These registered representatives participate to varying degrees in our marketing programs, depending upon any one or more of the following factors: their interest in distributing investment products provided by us; their perceptions of the relative attractiveness of our managed funds and accounts; the profiles of their customers and their clients' needs; and the conditions prevalent in financial markets.

        Registered representatives may reduce or eliminate their involvement in marketing our products at any time, or may elect to emphasize the investment products of competing sponsors, or the proprietary products of their own firms. Registered representatives may receive compensation incentives to sell their firm's investment products or may choose to recommend to their customers investment products sponsored by firms other than by us. This decision may be based on such considerations as investment performance, types and amount of distribution compensation, sales assistance and administrative service payments, and the levels and quality of customer service. In addition, a registered representative's ability to distribute our mutual funds is subject to the continuation of a selling agreement between the firm with which the representative is affiliated and us. A selling agreement does not obligate the retail distribution firm to sell any specific amount of products and typically can be terminated by either party upon 60 days' notice. During 2008, there were no distribution relationships at any one firm that represented 10% of consolidated operating revenue for 2008.

        We employ external and internal sales and service professionals who work closely with intermediary distribution partner firms and consultants to offer products and services for high-net-worth investors and institutional investors. These professionals regularly meet with independent advisors and consultants, who distribute our products, to help them develop investment portfolio and risk-management strategies designed around the core elements of a diversified portfolio. We also employ several professionals who provide education and training to the same independent advisors and consultants. These professionals offer expertise and guidance on a number of topics including wealth management strategies, practice management development, asset allocation and portfolio construction.

        As part of our asset management business, we earn revenue upon the distribution of our mutual funds and upon the public offering of new closed-end exchange-traded funds. We do not earn distribution revenue upon the establishment of managed accounts.

        Common shares of closed-end funds are initially sold to the public in offerings that are underwritten by a syndication group, including the Company, through our Nuveen Investments, LLC, broker-dealer. Underwriting fees earned are dependent upon our level of participation in a syndicate or selling group for a new closed-end fund. During the year ended December 31, 2008, there were no new closed-end funds offered by the Company and during the six months ended June 30, 2009 we offered five new closed-end funds.

        All of our mutual funds have adopted a Flexible Sales Charge Program that provides investors with alternative ways of purchasing fund shares based upon their individual needs and preferences.

        Class A shares may be purchased at a price equal to the fund's net asset value plus an up-front sales charge ranging from 2.5% of the public offering price for limited-term municipal funds to 5.75% for equity funds. At the maximum sales charge level, approximately 90% to 95% of the sales charge is typically reallowed as a concession to the retail distribution firms. Additionally, purchases of Class A shares that equal or exceed $1 million may be made without an up-front sales charge, but are subject to a Contingent Deferred Sales Charge ("CDSC") ranging from 0.50% to 1% for shares redeemed within 12 months. In order to compensate retail distribution firms for Class A share sales that are $1 million or greater, we advance a sales commission ranging from 0.25% to 1.25% at the time of sale. Class A shares are also subject to an annual SEC Rule 12b-1 service fee of between 0.20% and 0.25% of assets, which is used to compensate securities dealers for providing continuing financial advice and other services to investors.

        Class B shares are not available for new accounts or for additional investment into existing accounts. However, certain of our mutual funds will issue Class B shares upon the exchange of Class B shares from another fund or for purposes of dividend reinvestment. Eligible investors may purchase Class B shares at the offering price, which is the net asset value per share without any up-front sales charge. Class B shares are subject to an annual SEC Rule 12b-1 distribution fee of 0.75% of assets to compensate us for costs incurred in connection with the sale of such shares, an annual SEC Rule 12b-1 service fee of between 0.20% and 0.25% of assets to compensate securities dealers for providing continuing financial advice and other services to investors, and a CDSC which declines from 5% to 1% for shares redeemed within a period of 5 or 6 years. Class B shares convert to Class A shares after they are held for eight years.

        Class C shares may be purchased at a price equal to the fund's net asset value without any up-front sales charge. However, these shares are subject to an annual SEC Rule 12b-1 distribution fee of 0.35% to 0.75% of assets to compensate securities dealers over time for the sale of fund shares, an annual SEC Rule 12b-1 service fee of between 0.20% and 0.25% of assets to compensate securities dealers for providing continuing financial advice and other services to investors, and a 1% CDSC for shares redeemed within 12 months of purchase. In addition, we advance a 1% sales commission to retail distribution firms at the time of sale and, in return, receive the first year's SEC Rule 12b-1 distribution fee and SEC Rule 12b-1 service fee.

        Class R3 shares may be purchased from certain of our mutual funds at a price equal to the fund's net asset value without any up-front sales charge. However, these shares are subject to an annual SEC Rule 12b-1 distribution and service fee designed to compensate securities dealers for the sale of fund shares or for providing continuing financial advice or other services to investors. Class R3 shares are only available for purchase by certain retirement plans that have an agreement with us to utilize these shares in certain investment products or programs.

        Class I shares, formerly named Class R shares, may be purchased at a price equal to the fund's net asset value without any up-front sales charge, on-going fees or CDSCs. These shares are available primarily to clients of fee-based advisors, wrap programs and investors purchasing $1 million or more of fund shares.

Company History and Acquisitions

        Our company, headquartered in Chicago, is the successor to a business formed in 1898 by Mr. John Nuveen that served as an underwriter and trader of municipal bonds. We introduced our first municipal bond mutual fund in 1976, and our first municipal bond closed-end fund in 1987. We began providing individual managed account services to investors in early 1995, and since 1997 we have offered an increasingly wide range of equity-based managed accounts and funds to our target markets.

        We incorporated in the State of Delaware on March 23, 1992, as a wholly owned subsidiary of The St. Paul Companies, Inc., now The Travelers Companies, Inc. ("TRV"). John Nuveen & Co. Incorporated, the predecessor of our Company (now named Nuveen Investments, LLC), had been a wholly owned subsidiary of TRV since 1974. During 1992, TRV sold a portion of its ownership interest in our company through a public offering.

        On August 31, 1997, we completed the acquisition of all of the outstanding stock of Rittenhouse Financial Services, Inc., which specialized in managing individual equity and balanced portfolios primarily for high-net-worth individuals served by financial advisors. Rittenhouse provided us with a high quality, scalable distribution and service platform focused on the growing retail managed account market.

        On September 17, 1999, we completed the sale of our investment banking business to US Bancorp Piper Jaffray. In conjunction with the sale, we ceased underwriting and distributing municipal bonds and serving as remarketing agent for variable rate bonds.

        On July 16, 2001, we completed the acquisition of Symphony Asset Management, LLC, an institutional investment manager based in San Francisco. As a result of the acquisition, our product offerings expanded to include alternative investments designed to reduce risk through market-neutral and other strategies in several equity and fixed income asset classes. Symphony also manages several long-only portfolios for us.

        On August 1, 2002, we completed the acquisition of NWQ Investment Management, an asset management firm that specializes in value-oriented equity investments. NWQ has significant relationships among institutions and financial advisors serving high-net-worth investors.

        On April 7, 2005, TRV sold approximately 40 million shares of our common stock in a secondary underwritten public offering. Upon the closing of the secondary offering, we were no longer a majority-owned subsidiary of TRV, and as of the end of September 2005, all of TRV's remaining ownership interest in Nuveen had been sold.

        On October 3, 2005, we completed the acquisition of Santa Barbara Asset Management. Santa Barbara specializes in mid- to large-cap and small- to mid-cap growth equities, primarily serving institutions and high-net-worth investors.

        In the first quarter of 2006, a separate investment management platform was established, dedicated to international and global investing. This unit, named Tradewinds Global Investors, LLC, is one of the distinct, independent and separately branded investment managers within Nuveen Investments. The Tradewinds investment team previously managed international and global value portfolios as part of NWQ.

        On April 30, 2007, we acquired HydePark Investment Strategies, which specializes in enhanced equity strategies.

        On November 13, 2007, a group of private equity investors led by MDP acquired all of the outstanding shares of the Company for approximately $5.8 billion in cash.

        At the end of 2008, we combined Rittenhouse Financial Services with Santa Barbara Asset Management. The large cap "blue chip" growth equity strategy of Rittenhouse is now offered through Santa Barbara which also specialized in growth equities as described above.

        On December 26, 2008, we acquired Winslow Capital Management, Inc., which specializes in large-cap growth equities.

Competition

        The investment management industry is relatively mature and saturated with competitors that provide products and services similar to ours. Furthermore, the marketplace for investment products is rapidly changing; investors are becoming more sophisticated; the demand for and access to investment advice and information are becoming more widespread; and more investors are demanding investment vehicles that are customized to their personal situations. Competition in the investment management industry continues to increase as a result of greater regulatory flexibility afforded to banks and other financial institutions to sponsor and distribute mutual funds. The registered representatives that distribute our investment products also distribute numerous competing products, often including products sponsored by the retail distribution firms where they are employed. There are relatively few barriers to entry for new investment management firms. Our managed account business is also subject to substantial competition from other investment management firms seeking to be approved as managers in the various "wrap-fee" programs. The markets for mutual funds are highly competitive, with many participating sponsors. Based upon the information available, we believe that we held significantly less than a 5% share of the market with respect to net sales of mutual funds in each of the last three years. The sponsor firms have a limited number of approved managers at the highest and most attractive levels of their programs and closely monitor the investment performance of such firms on an on-going basis as they evaluate which firms are eligible for continued participation in these programs. We are also subject to competition in obtaining the commitment of underwriters to underwrite our closed-end fund offerings. To the extent the increased competition for underwriting and distribution causes higher distribution costs, our net revenue and earnings will be reduced.

        We encounter significant competition in all areas of our business. We compete with other investment managers, mutual fund advisors, brokerage and investment banking firms, insurance companies, hedge funds, banks and other financial institutions, many of which are larger, have proprietary access to distribution, have a broader range of product choices and investment capabilities, and have greater capital resources. Our ability to successfully compete in this market is based on the following factors: our ability to achieve consistently strong investment performance; to maintain and build upon our distribution relationships and continue to build new ones; to develop appropriately priced investment products well suited for our distribution channels and attractive to underlying clients and investors; to offer multiple investment choices; to provide effective shareowner servicing; to retain and strengthen the confidence of our clients; to attract and retain talented portfolio management and sales personnel; and to develop and leverage our brand in existing and new distribution channels. Additionally, our ability to successfully compete with other investment management companies is highly dependent on our reputation and our relationship with clients.

Advertising and Promotion

        We provide individual registered representatives with daily prices, weekly, monthly and quarterly sales bulletins, monthly product, statistical and performance updates, product education programs, product training seminars, and promotional programs coordinated with our advertising campaigns. In addition, we regularly coordinate our marketing and promotional efforts with individual registered representatives, as described in "—Investment Product and Service Distribution." We also augment our marketing efforts through magazine, newspaper and other forms of advertising, targeted direct mail and telemarketing sales programs, web-based marketing and sponsorship of certain sports and civic activities.

Employees

        At June 30, 2009, we had 917 full-time employees. Employees are compensated with a combination of salary, cash bonus and fringe benefits. In addition, we have sought to retain our key and senior employees through competitive incentive arrangements, which include equity-based opportunities. We consider our relations with our employees to be good.

Properties

        We are headquartered in Chicago, IL, and have other primary offices in Los Angeles, CA, San Francisco, CA, Santa Barbara, CA, Radnor, PA and Minneapolis, MN. We also have four small regional offices in other locations, primarily to support our sales representatives. We lease approximately 396,000 square feet of office space across the country. Management believes that our facilities are adequate to serve its currently anticipated business needs.

Intellectual Property

        We have used, registered, and/or applied to register certain service marks to distinguish our investment products and services from our competitors in the U.S. and in foreign countries and jurisdictions. We enforce our service marks and other intellectual property rights in the U.S. and abroad.

Regulatory

        Each of our investment advisor subsidiaries (and each of the previously identified unaffiliated sub-advisors to certain of our funds) is registered with the SEC under the Investment Advisers Act. Each closed-end fund and open-end fund is registered with the SEC under the Investment Company Act. Each national open-end fund is qualified for sale (or not required to be so qualified) in all states in the United States and the District of Columbia. Each single-state open-end fund is qualified for sale (or not required to be so qualified) in the state for which it is named and other designated states. Virtually all aspects of our investment management business, including the business of the sub-advisors, are subject to various federal and state laws and regulations. These laws and regulations are primarily intended to benefit the investment product holder and generally grant supervisory agencies and bodies broad administrative powers, including the power to limit or restrict us (and any sub-advisor) from carrying on its investment management business in the event that we fail to comply with such laws and regulations. In such an event, the possible sanctions, which may be imposed, include the suspension of individual employees, limitations on our engaging in the investment management business for specified periods of time, the revocation of the advisors' registrations as investment advisors or other censures and fines.

        Under the Investment Company Act, if one of our investment advisor subsidiaries, our broker dealer subsidiary Nuveen Investments, LLC or any of their respective affiliates were either convicted of a felony or misdemeanor involving the purchase or sale of securities or were permanently or temporarily enjoined by a court from acting in a variety of capacities relating to the securities business, the entity subject to such sanction and its affiliates would become ineligible to act as an investment advisor or underwriter unless the SEC granted an exemption from such ineligibility. Such an exemption would have to be applied for and it would be wholly within the discretion of the SEC to grant or deny any such application subject to any conditions the SEC deemed appropriate in the public interest.

        Our officers, directors, and employees may, from time to time, own securities that are also held by one or more of our funds. Our internal policies with respect to individual investments require prior clearance of all transactions in securities of our company and other restrictions are imposed with respect to transactions in our closed-end fund securities. All of our employees are considered access persons and as such are subject to additional restrictions with respect to the pre-clearance of the purchase or sale of securities over which they have investment discretion. We also require employees to report transactions in certain securities and restricts certain transactions so as to seek to avoid the possibility of improper use of information relating to the management of client accounts.

        Our subsidiary, Nuveen Investments, LLC, is registered as a broker-dealer under the Exchange Act and is subject to regulation by the SEC, FINRA and other federal and state agencies and self-regulatory organizations. Nuveen Investments, LLC is subject to the SEC's Uniform Net Capital Rule, designed to enforce minimum standards regarding the general financial condition and liquidity of a broker-dealer. Under certain circumstances, this rule may limit our ability to make withdrawals of capital and receive dividends from Nuveen Investments, LLC. The regulatory net capital of Nuveen Investments, LLC has consistently exceeded such minimum net capital requirements. At June 30, 2009, Nuveen Investments, LLC had aggregate net capital, as defined, of approximately $28.2 million, which exceeded the regulatory minimum by approximately $26.4 million. The securities industry is one of the most highly regulated in the United States, and failure to comply with related laws and regulations can result in the revocation of broker-dealer licenses, the imposition of censures or fines and the suspension or expulsion of a firm and/or its employees from the securities business.

Litigation and Regulatory Proceedings

        Regulatory authorities, including FINRA and the SEC, examine our registered broker-dealer and investment advisor subsidiaries, or the registered investment companies managed by our affiliates, from time to time in the regular course of their businesses. In addition, from time to time we or one or more of our registered subsidiaries receives information requests from a regulatory authority as part of an industry-wide "sweep" examination of particular topics or industry practices. We are producing documents and being interviewed in the FINRA Enforcement Inquiry into our marketing and distribution of ARPS. Certain states have also requested information about our marketing materials for ARPS. We believe that such marketing materials were accurate and not misleading when provided to broker dealers for their use.

        Each national open-end Nuveen fund is qualified for sale (or not required to be so qualified) in all states in the United States and the District of Columbia. Each single-state open-end Nuveen fund is qualified for sale (or not required to be so qualified) in the state for which it is named and other designated states.

        From time to time, we are involved in legal matters relating to claims arising in the ordinary course of business such as disputes with employees or customers, and in regulatory inquiries that may involve the industry generally or be specific to us. There are currently no such matters or inquiries pending that we believe would have a material adverse effect on our business or financial condition.

MANAGEMENT

        Our directors, executive officers and certain other key officers are as follows:

Name	Age	Principal Position
John P. Amboian	48	Chief Executive Officer and Director
Mark J.P. Anson	50	President and Executive Director, Investment Services
Glenn R. Richter	47	Executive Vice President, Chief Operating Officer and Principal Financial Officer
John L. MacCarthy	49	Executive Vice President, Secretary and General Counsel
Sherri A. Hlavacek	46	Managing Director, Corporate Controller, and Principal Accounting Officer
Timothy M. Hurd	38	Director
Mark B. Tresnowski	50	Director
Vahe A. Dombalagian	36	Director
Edward M. Magnus	34	Director
Peter S. Voss	62	Director
Eugene S. Sunshine	59	Director
Frederick W. Eubank II	45	Director
Nathan C. Thorne	55	Director
Angel L. Morales	35	Director

        John P. Amboian has been our Chief Executive Officer since June 2007. He has been a director since May 1998 and became a director of Holdings upon completion of the MDP Transactions. He was the President of our company from May 1999 to September 2007. Prior to that, he served as Executive Vice President and Chief Financial Officer of our company since June 1995.

        Mark J.P. Anson has been our President and Executive Director, Investment Services since September 2007. Prior to that, he served as Chief Executive Officer of London-based Hermes Pensions Management Ltd. and British Telecom Pension Scheme. Mr. Anson also acted as the Chief Investment Officer for Hermes Pensions Management Ltd. in 2006. From 2001 through December 2005, Mr. Anson was the Chief Investment Officer at the California Public Employees' Retirement System (CalPERS).

        Glenn R. Richter has served as our Executive Vice President and Chief Operating Officer since October 2006. He joined our company as Executive Vice President and Chief Administrative Officer in May 2006. In October 2006, he was also designated as the Principal Financial Officer of our company. Prior to that, he served as Executive Vice President and Chief Financial Officer of RR Donnelley & Sons beginning in April 2005. Prior to that, from 2000 to April 2005, he served in various capacities at Sears, Roebuck and Co., including Executive Vice President and Chief Financial Officer, Senior Vice President, Finance and Vice President and Controller.

        John L. MacCarthy has served as our Executive Vice President, Secretary and General Counsel since January 2008. He joined our company as Senior Vice President and General Counsel in March 2006 and became our Secretary in May 2006. Prior to that, he was a partner at the law firm of Winston & Strawn LLP beginning in 1993.

        Sherri A. Hlavacek has served as our Managing Director and Corporate Controller since March 2009. Prior to that, she served as Corporate Controller since 2001 and also became our Principal Accounting Officer in October 2006. She joined our company in 1998 as Vice President and Assistant Controller.

        Timothy M. Hurd became a director and a director of Holdings upon completion of the MDP Transactions. Mr. Hurd is a Managing Director of MDP and joined that firm in 1996. Mr. Hurd also serves on the board of directors of CapitalSource Inc.

        Mark B. Tresnowski became a director and a director of Holdings upon completion of the MDP Transactions. Mr. Tresnowski is a Managing Director and General Counsel of MDP and joined that firm in 2005. Mr. Tresnowski was a partner at Kirkland & Ellis LLP, a firm he had been with from 1986 through 1999 and rejoined in August 2004 after having served as Executive Vice President and General Counsel of Allegiance Telecom Inc., a nationwide competitive local exchange carrier and portfolio company of MDP, from 1999 through 2004. Allegiance filed for reorganization under Chapter 11 of the Bankruptcy Code in 2003.

        Vahe A. Dombalagian became a director and a director of Holdings upon completion of the MDP Transactions. Mr. Dombalagian is a Managing Director of MDP and joined that firm in 2001. Mr. Dombalagian currently serves on the board of directors of Cinemark Holdings, Inc.

        Edward M. Magnus became a director and a director of Holdings upon completion of the MDP Transactions. Mr. Magnus is a Director of MDP and joined that firm in 2004.

        Peter S. Voss has been a director and a director of Holdings since May 2008. Since 2007, Mr. Voss has been a private investor and consultant. Prior to that, he served as Chairman and Chief Executive Officer of Natixis Global Asset Management (formerly known as Ixis Asset Management), a global multi-firm asset management company with assets under management of over $700 billion with headquarters in Paris, France and Boston, Massachusetts. Mr. Voss currently serves as a director of The Oakmark Funds and IRG, Inc. Mr. Voss also serves as a director on the Board of Brown University and other charitable organizations.

        Eugene S. Sunshine has been a director and a director of Holdings since May 2008. Mr. Sunshine is Senior Vice President for Business and Finance, Northwestern University and joined that institution in 1997. Mr. Sunshine currently serves as the Chairman of the board of directors of Rubicon and on the boards of directors of Chicago Board Options Exchange, Evanston Chamber of Commerce, Evanston Invensure and Pathways. Mr. Sunshine previously served as a director of National Mentor Holdings from 2003 through 2006 and as a trustee of the Nuveen Funds from 2005 through July 2007.

        Frederick W. Eubank II has been a director and a director of Holdings since May 2008. Mr. Eubank is a Managing Partner of Wachovia Capital Partners and joined that firm in 1989. Mr. Eubank currently serves on the boards of directors of Capital Source, Inc. and Comsys IT Partners.

        Nathan C. Thorne has been a director and a director of Holdings since January 2009. Mr. Thorne is President of Merrill Lynch Global Private Equity and has served in that role since 2004. He is also Senior Vice President of Merrill Lynch & Co., Inc.

        Angel L. Morales has been a director and a director of Holdings since April 2009. Mr. Morales is a Managing Director of Merrill Lynch Global Private Equity and joined that firm in 1996. Mr. Morales currently serves on the boards of directors of Aeolus Re Ltd. and Sentillion, Inc.

Holdings' Board of Managers

        Each person who is a member of the board of managers of Holdings has been appointed pursuant to the limited liability company agreement of Holdings. Pursuant to this agreement, the board of managers of Holdings consists of ten members, and MDP has the right to appoint six members, an affiliate of Merrill Lynch Global Private Equity has the right to appoint two members, the Nuveen Investments chief executive officer will serve as a member and a majority of the other members of the board will appoint one independent member who will be a person who is unaffiliated with MDP or any co-investor or our company. Messrs. Hurd, Tresnowski, Dombalagian, Magnus, Eubank and Voss have been appointed by MDP and Messrs. Morales and Thorne has been appointed by an affiliate of Merrill Lynch Global Private Equity. Mr. Sunshine has been appointed as the independent member of the board of managers. The limited liability company operating agreement of Holdings also provides that Holdings shall cause the board of directors of the Company to consist of the same individuals serving on the board of managers of Holdings.

Code of Ethics

        Nuveen Investments has adopted a Code of Business Conduct and Ethics, which applies broadly to all employees, officers and directors and also includes specific provisions applying to the principal executive officer, the principal financial officer, the principal accounting officer and other senior officers, in compliance with regulatory requirements. We also have a Code of Ethics and various related compliance procedures that apply to our business as an investment manager and sponsor of investment products, and the conduct of our employees and executives.

Director Independence

        The Company is privately owned. As a result, the Company is not required to have independent directors.

Compensation Committee Interlocks and Insider Participation

        The following persons served on our Compensation Committee during 2008: Timothy M. Hurd, Mark B. Tresnowski, Vahe A. Dombalagian and Michael Rubinoff. No member of the Compensation Committee was, during the fiscal year ended December 31, 2008, an officer, former officer or employee of our Company or any of our subsidiaries. None of our executive officers served as a member of:

  •
  the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee;

  •
  the board of directors of another entity, one of whose executive officers served on our Compensation Committee; or

  •
  the compensation committee of another entity in which one of the executive officers of such entity served as a member of our Board.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

        This compensation discussion and analysis describes the material elements of compensation paid or awarded to our principal executive officer, principal financial officer and the three other most highly compensated executive officers of the Company ("named executive officers"). The specific amounts and material terms of such compensation paid, payable or awarded are disclosed in the tables and narrative immediately after this section of this prospectus. The Compensation Committee of our Board of Directors oversees the compensation program for our named executive officers.

Overview

        On November 13, 2007, the date we were acquired by a group of private equity investors led by MDP in the MDP Transactions, we ceased being a public company subject to SEC and NYSE rules. Prior to that, a Compensation Committee of our Board of Directors composed solely of independent directors was responsible for the decisions regarding executive compensation. Our Compensation Committee now consists of non-employee directors appointed by our private equity investors. MDP appoints a majority of the members of the Compensation Committee. In connection with the MDP Transactions, we entered into an amended employment agreement with our chief executive officer and entered into employment agreements with our other named executive officers. The terms of these employment agreements are summarized in "2008 Potential Payments Upon Termination or Change In Control (Liquidity Event)" beginning on page 98.

Compensation Philosophy and Objectives

        The Company's overall philosophy is to create value by using all elements of executive compensation to reinforce a results-oriented management culture focusing on our level of earnings, the achievement of longer-term strategic goals and objectives and specific individual performance. The objectives of our compensation policies are (i) to provide a level of compensation that will allow us to attract, motivate, retain and reward talented executives who have the ability to contribute to our success, (ii) to link executive compensation to our success through the use of bonus payments based in whole or in part upon our performance (or that of a particular business unit), (iii) to align the interests of executives with those of our equity holders thereby providing incentive for, and rewarding, the attainment of objectives that inure to the benefit of our equity holders, and (iv) to motivate and reward high levels of performance or achievement. In years prior to the MDP Transactions, the alignment of our executives' interests with those of our former shareholders was fostered through equity participation, including the use of stock awards and option grants. As discussed below, since the MDP Transactions we have sought a similar alignment of interests by awarding our named executive officers equity in our parent company, Holdings, and inviting them to invest in Holdings.

Components of Executive Compensation

        Total compensation for named executive officers is comprised of:

  •
  Base salary

  •
  Annual cash incentive awards

  •
  Equity incentive awards

  •
  Retirement plan benefits

  •
  Post-employment benefits

  •
  Other benefits and perquisites

        The various components of named executive officers compensation reflect the following policies and practices of the Company:

Base Salary

        Base salary is provided to named executive officers in order to provide them with a degree of financial certainty. As has historically been true of the asset management industry generally, incentive compensation, and not base salary, is the primary compensation vehicle for our named executive officers. Prior to the MDP Transactions, we had set base salaries near the median level for the asset management industry. Annual base salaries for our named executive officers are set forth in their respective employment agreements and have not been altered since these employment agreements were entered into effective January 1, 2008. The base salary in the employment agreement of each of these named executive officers was determined based on historical base salary for such named executive officer considering base salaries for similarly situated executives in the investment management industry.

Annual Incentive Awards

        Prior to the MDP Transactions, annual incentive awards consisted of both cash and equity awards. After the MDP Transactions, our annual incentive program has provided our executives with the opportunity to earn cash incentive awards based on the Compensation Committee's discretion and evaluation of Company, individual and team performance. Each named executive officer's annual incentive award is based on the target annual incentive amount specified in such officer's employment agreement and the annual performance of the Company and other factors considered by the Compensation Committee. Our chief executive officer is entitled to an annual bonus equal to the sum of: (i) the prior fiscal year's annual bonus, plus or minus (ii) an amount equal to (x) the prior fiscal year's annual bonus multiplied by (y) the positive or negative percentage change in the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") from its prior fiscal year. The Company's Board of Directors, or the appropriate committee thereof, determines such change and makes such reasonable adjustments to the EBITDA amounts as are necessary and appropriate to reflect material acquisitions or divestures by the Company during the relevant fiscal years for purposes of making such determination. For our other named executive officers, in 2008, annual incentive award amounts were recommended by the chief executive officer and approved by the Compensation Committee by using the target bonus amounts from their respective employment agreements and then adjusting up or down based on various factors including the Company's EBITDA results, individual performance and other subjective factors summarized in the executives' annual performance review. These target awards are not formula-based but were set based on historical bonus payments for such named executive officer considering annual incentive awards for similarly situated executives in the investment management industry. In determining bonuses for these named executive officers no specific percentage weightings were assigned to the various factors considered. Individual performance was subjectively measured based on individual accomplishment, including in the areas of leadership, communication and overall managerial ability, as well as performance of the business unit or personnel supervised by the named executive officer. All 2008 bonuses for these named executive officers were below target levels as a result of the Company's reduced level of EBITDA driven primarily by challenging conditions in financial markets generally and the resulting reduction in our assets under management. Prior to the MDP Transactions, we had engaged a compensation consultant to review the competitiveness of our incentive compensation within our peer group of investment management firms. Since the MDP Transactions, we have not engaged a compensation consultant and have not engaged in any formal benchmarking of executive compensation, although we have used data provided by McLagan Partners to review general compensation trends in the asset management industry.

Equity Awards

        In connection with the MDP Transactions, all outstanding awards under our former equity-based compensation plans were cancelled and converted into the right to receive cash payments with respect to such awards. However, in connection with the MDP Transactions, each of our named executive officers purchased equity in Holdings in the form of Class A Units or deferred Class A Units. In addition, certain named executive officers who had recently joined the Company were granted deferred restricted Class A Units of Holdings that vest over time. Finally, each named executive officer received Class B Units of Holdings that provide the right to participate in increases in the value of the Company above the aggregate purchase price paid in the MDP Transactions. The Class A Units and Class B Units are intended to provide incentive to management to keep focused on the long-term value of the Company. For more information regarding the defered restricted Class A Units and Class B Units, see the narrative entitled "2008 Outstanding Equity Awards At Fiscal Year-End" beginning on page 93. For more information regarding the deferred Class A Units, see the narrative entitled "2008 Non-Qualified Deferred Compensation" beginning on page 97.

Tax Deductibility of Incentive Awards

        We are aware that Section 162(m) of the Internal Revenue Code provides a $1 million limit on the deductibility for federal tax law purposes of compensation paid to top executives of publicly-traded companies, subject to certain exceptions. One of the exceptions is for compensation based on the attainment of objective performance standards that have been approved by shareholders. Prior to the MDP Transactions, certain of our incentive awards were designed to qualify for this exception and to permit the full deductibility by the Company of compensation paid to executive officers thereunder. Since we became privately-held as of November 13, 2007, we have not been subject to Section 162(m).

Retirement Plan Benefits

        We do not regard retirement plan benefits as a central element of our overall compensation strategy. Retirement plans, in general, are designed to provide executives with financial security after their employment has terminated. The named executive officers participate in a 401(k) retirement savings plan available to all salaried employees. Company matching contributions under the 401(k) plan are available to all employees generally and are designed to encourage and increase employee savings. The Company matches 50% of employee contributions up to 6% (10% prior to June 1, 2009) of an employee's salary or $16,500 (for 2009, as adjusted), whichever is less. The matching contributions by the Company vest over a three-year period from the date of employment.

        Our named executive officers who joined the Company prior to March 24, 2003 also participate in our tax-qualified defined benefit retirement plan (the "Retirement Plan") and our excess benefit plan (the "Excess Benefit Plan"), which is designed to make up for the benefits lost under the Company's Retirement Plan because of limitations imposed by the Internal Revenue Code on the amount of benefits that can be accrued under the Retirement Plan. Participation in our Retirement Plan has been frozen and is restricted to employees who qualified as participants prior to March 24, 2003. Additionally, on March 31, 2004, we amended our Retirement Plan such that existing participants will not accrue any new benefits under our Retirement Plan or Excess Benefit Plan after March 31, 2014. The Excess Benefit Plan allows named executive officers eligible to participate to receive full credit for their salary, which would not otherwise be available to them under our qualified Retirement Plan. Effective December 31, 2008, the Excess Benefit Plan was amended to provide that a participant's compensation earned after December 31, 2008 that is more than $200,000 above the compensation limitation imposed by Section 401(a)(17) of the Internal Revenue Code will not be taken into account for purposes of the plan, and to freeze participation in the plan so that no additional employees may become eligible to participate in the plan. Effective July 31, 2009, the Excess Benefit Plan was amended to provide that benefit accruals are frozen. Compensation on which benefits under our Retirement Plan and Excess Benefit Plan are based includes only base salary and not annual incentive or other compensation. The Company's overall long-term compensation approach centers on incentive based compensation and consequently the participation in and benefits under our Retirement Plan and Excess Benefit Plan are being phased out as described above.

        Prior to the MDP Transactions, the Company also permitted certain more highly compensated employees to defer a portion of their annual bonuses in accordance with terms of a plan that was designed to satisfy the requirements of Section 409A of the Internal Revenue Code. At the time of the MDP Transactions, this plan was terminated and all deferred amounts were paid out to participants.

Post-Employment Benefits

        Our named executive officers may receive certain benefits in the event of their termination of employment. Termination benefits and change in control benefits provide additional security and help minimize inherent conflicts of interest for executives that may arise in potential change in control transactions. The arrangements for calculating these benefits were negotiated with our named executive officers in connection with the MDP Transactions. The Compensation Committee has not altered these arrangements. The terms of these post-employment benefits are summarized in "2008 Potential Payments Upon Termination or Change in Control (Liquidity Event)" beginning on page 98.

Other Benefits and Perquisites

        Our named executive officers also participate in other employee benefit programs that are available to employees of the Company generally, including health and welfare benefit plans and a dependent college tuition scholarship plan. Named executive officers receive reimbursement, pursuant to applicable Company policies, for certain business expenses. In addition, consistent with our practice for other employees who are eligible under applicable securities laws to invest in certain Company-sponsored funds, we may waive applicable fees for named executive officers to encourage participation in and to capitalize such funds. Allowing our named executive officers and other employees to invest in Company-sponsored funds provides them an opportunity to participate in investment products that they may have helped to develop. The Company has also supported through charitable giving the charitable organizations to which its officers, including named executive officers, commit their time. In addition to the up to $5,000 match of charitable contributions available to all employees in 2008, the Company also contributed additional funds directly to charitable organizations, generally supporting those organizations to which the Company's more senior executive officers commit their time and resources.

2009 Compensation Actions

        In order to create further employee incentives and to support the objectives of our aforementioned compensation policies, on June 30, 2009 we granted interests in several mutual funds sponsored and managed by us to certain employees, including certain of our named executive officers. These interests vest in two equal installments on the first and second anniversaries of the grant date, provided that the recipient remains employed through each such vesting date. Messrs. Amboian, Anson, Richter and MacCarthy received grants with initial values of $3,800,000, $1,850,000, $1,850,000 and $1,000,000, respectively.

2008 SUMMARY COMPENSATION TABLE

        The following table shows information concerning the annual compensation for services to the Company in all capacities of our principal executive officer, principal financial officers and the three other most highly compensated executive officers of the Company (collectively, the "named executive officers"). The footnotes accompanying the 2008 Summary Compensation Table generally explain amounts reported for 2008 and 2007, as these amounts have not been previously reported. For a detailed explanation of the 2006 amounts, see the footnotes to the 2006 Summary Compensation Table.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)(4)	Total Compensation ($)
John P. Amboian	2008	650,000	4,000,000		1,575,733	—	71,416		11,080	6,308,229
Chief Executive	2007	500,000	6,000,000		5,446,718	4,917,235	38,517	(5)	178,801	17,081,271
Officer	2006	500,000	4,900,000		1,946,471	2,613,812	84,038		204,807	10,249,128
Mark J.P. Anson(6)	2008	600,000	2,300,000		1,875,367	—	—		156,340	4,931,707
President and	2007	197,692	1,500,000	(1)	234,421	—	—		391,936	2,324,049
Executive Director of Investment Services
Glenn R. Richter	2008	550,000	1,525,000		1,587,867	—	—		21,203	3,684,070
Executive Vice	2007	500,000	1,600,000		1,140,415	549,676	—		14,369	3,804,460
President, Chief	2006	295,513	500,000		150,010	110,607	—		178,388	1,234,518
Operating Officer and Chief Financial Officer
Alan G. Berkshire(7)	2008	550,000	1,400,000		787,867	—	62,019		188,740	2,988,626
Former Senior Executive	2007	500,000	1,500,000		1,235,283	1,158,155	33,001	(5)	225,281	4,651,720
Vice President	2006	456,250	1,350,000		442,089	677,867	40,288		124,503	3,090,997
John L. MacCarthy(8)	2008	450,000	850,000		967,259	—	—		8,560	2,275,819
Executive Vice	2007	400,000	1,000,000	(1)	635,498	518,374	—		19,043	2,572,915
President, Secretary and General Counsel

(1)
The amounts set forth in this column constitute the annual incentive award for each named executive officer. Amounts listed for 2007 include $500,000 for each of Messrs. Anson and MacCarthy that they elected to defer in exchange for 50,000 deferred Class A Units. See the narrative to the table entitled "2008 Non-Qualified Deferred Compensation" for more information related to these deferrals.

(2)
The 2008 and 2007 amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 and December 31, 2007, in accordance with FAS 123(R) of deferred restricted Class A Units granted pursuant to grant agreements dated December 14, 2007 between the Company and certain named executive officers and of Class B Units granted pursuant to grant agreements dated December 14, 2007 between Holdings and each named executive officer, but for which the Company recognized the compensation expense. The 2007 amounts also reflect the dollar amount recognized for financial statement reporting purposes in accordance with FAS 123(R) for the restricted stock awards that vested prior to the MDP Transactions. In addition, as a result of the MDP Transactions, all restricted stock awards outstanding immediately before the merger vested, and, therefore, the 2007 amounts in this column also include all remaining compensation expense associated with those awards that was recognized in fiscal 2007 in accordance with FAS 123(R). See Note 6, "Equity-Based Compensation," to our Annual Financial Statements for a description of the valuation assumptions for the amounts included in this column.

(3)
In addition to the options that vested in 2007 prior to the MDP Transactions, as a result of the MDP Transactions, all options awards outstanding immediately before the merger vested, and, therefore, the amounts reflected in this column for 2007 include all remaining compensation expense associated with those awards that was recognized in fiscal 2007 in accordance with FAS 123(R). See Note 6, "Equity-Based Compensation," to our Annual Financial Statements for a description of the valuation assumptions for the amounts included in this column.

(4)
For Mr. Amboian, amounts include Company paid parking expenses of $2,160 for 2008 and $2,200 for 2007. For Mr. Anson, amounts include Company paid parking expenses of $1,500 for 2008 and $740 for 2007 and relocation expenses of $153,760 in 2008 and relocation expenses of $390,116 in 2007. For Mr. Richter, amounts include Company paid parking expenses of $2,040 for 2008 and of $2,200 for 2007 and a payment of $10,900 under the Company's dependent college tuition scholarship plan for 2008. For Mr. Berkshire, amounts include relocation expenses of $180,000 in 2008 and relocation expenses of $193,986 in 2007. The amounts for 2008 also include life insurance premiums in the amounts of $1,170, $1,080, $513, $990, and $810 for Messrs. Amboian, Anson, Richter, Berskhire, and MacCarthy, respectively. The amounts for 2007 include life insurance premiums in amounts of $900, $1,080, $513, $900, and $720 for Messrs. Amboian, Anson, Richter, Berkshire, and MacCarthy, respectively. The 2008 amounts also include, other than for Mr. Anson, matching contributions to the account of each named executive officer of $7,750 under the tax-qualified Nuveen Investments, LLC Employees' 401(k) Plan. The 2007 amounts also include, other than for Mr. Anson, contributions to the account of each named executive officer of $8,169 for Mr. Amboian (consisting of $7,500 in matching 401(k) contributions and $669 in reallocations of forfeitures) and $8,419 for Messrs. Richter, Berkshire, and MacCarthy (consisting of $7,750 in matching 401(k) contributions and $669 in reallocations of forfeitures) under the Nuveen Investments, LLC Employees' 401(k) Plan. In addition, the 2007 amounts include dividends reported as W-2 compensation on unvested restricted stock, and on vested restricted stock whose receipt was deferred, in the amounts of $167,532, $3,487, $22,226, and $9,904 for Messrs. Amboian, Richter, Berkshire, and MacCarthy, respectively. The 2007 amounts do not include dividends whose receipt was deferred until retirement or termination of employment (or the interest thereon that accumulates at the prime rate) or dividends on company stock held in brokerage accounts or directly. Additionally, from time to time, the Company makes tickets to cultural and sporting events available to the named executive officers for business purposes. If not utilized for business purposes, the tickets may be used for personal use. There was no incremental cost to the Company for these tickets.

(5)
For Mr. Amboian, the 2007 amount includes $17,047, which represents the earnings in excess of 120% of the applicable federal long-term interest rate on the portion of his aggregate deferred compensation account under the Company's Deferred Bonus Plan on which the Company paid interest at the prime rate. The Company's Deferred Bonus Plan permitted its senior executives to defer all or a portion of their annual bonuses and receive a return on the amounts so deferred measured by (1) the prime rate or (2) the performance of one or more of a specified list of investment products (mutual funds and private partnerships) sponsored by the Company. For investment returns based on the performance of a Company investment product, the Company hedged its exposure by investing the deferred amount in such product. As in prior years, the table does not include any earnings on deferred compensation account balances of Mr. Amboian and Mr. Berkshire for which a return based on a Company investment product was selected. All balances under the Company's Deferred Bonus Plan were distributed in connection with the MDP Transactions.

(6)
Mr. Anson joined the Company on September 4, 2007.

(7)
Mr. Berkshire ceased being an employee of the Company as of the close of business on June 30, 2009.

(8)
Mr. MacCarthy was not a named executive officer in 2006.

        For a description of the employment agreements with the named executive officers, which agreements set the base salaries and target or minimum annual incentive amounts described in the table above, see "2008 Potential Payments Upon Termination or Change In Control (Liquidity Event)" beginning on page 98.

2008 GRANTS OF PLAN-BASED AWARDS

        The Company made no grants of plan-based awards to the named executive officers in 2008.

 2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table shows the outstanding unvested and unearned equity awards held by each named executive officer as of December 31, 2008.

Name	Number of Units That Have Not Vested (#)		Market Value of Units That Have Not Vested ($)
John P. Amboian	47,778	(1)	—
Mark J.P. Anson	23,889	(1)	—
	356,250	(2)	1,047,375	(3)
Glenn R. Richter	23,889	(1)	—
	320,000	(2)	940,800	(3)
Alan G. Berkshire	23,889	(1)	—
John L. MacCarthy	17,200	(1)	—
	160,000	(2)	470,400	(3)

(1)
This figure represents the number of unvested Class B Units held by each named executive officer as of December 31, 2008. Based on the valuation conducted resulting in the goodwill impairment reflected in our Annual Financial Statements, the Class B Units had an implied per unit value of $0 as of December 31, 2008. For a detailed description of the vesting schedule see the text below.

(2)
This figure represents the number of unvested deferred restricted Class A Units held by each named executive officer as of December 31, 2008. For a detailed description of the vesting schedule see the text below.

(3)
The value was determined by multiplying the number of unvested deferred restricted Class A Units by the per unit value of the deferred restricted Class A Units as of December 31, 2008, which was $2.94, based on our Annual Financial Statements.

Terms of Class B Units

        The Class B Units held by the named executive officers were granted pursuant to grant agreements dated December 14, 2007 between Holdings and each named executive officer. The Class B Units are designated as Series 1 Class B Units (as described in the Windy City Investment Holdings L.L.C. Amended and Restated Limited Liability Company Agreement (the "LLC Agreement")). The Participation Threshold (as defined in the LLC Agreement) is determined and adjusted as provided in the LLC Agreement. As of the date of the grant agreements, the Participation Threshold was $2.8 billion and it has not been changed. The Class B Units are subject to certain limitations and restrictions, including, among other things, restrictions on transfer, certain drag-along, holdback provisions, and repurchase rights.

        Seventy percent of the Class B Units vest on a quarterly pro-rata basis over five years beginning on November 13, 2007 ("Time Vested Units"), provided that the executive is, and has been, continuously: (i) employed by Holdings or any of its subsidiaries, (ii) serving as a manager or director of Holdings or its subsidiaries, or (iii) at the discretion of Holdings' Board of Managers, providing services to Holdings or any of its subsidiaries as an advisor or consultant. Immediately prior to a Liquidity Event (as defined in the LLC Agreement), all unvested Time Vested Units become fully vested if the executive is, and has been continuously employed by or providing services to Holdings or its subsidiaries. The number of Time Vested Units that are vested cannot increase after the named executive officer ceases to be an employee of, or after termination of his services to, Holdings or any of its subsidiaries. Notwithstanding the foregoing, the named executive officer shall become fully vested in his Time Vested Units in the event of his death or termination due to disability.

        The remaining thirty percent of the Class B Units vest on a quarterly pro-rata basis commencing on November 13, 2012 and ending on November 13, 2014 ("Liquidity Vested Units") or, if sooner: (i) on a quarterly basis commencing on a Liquidity Event other than an initial public offering and ending on the first anniversary of the date of the closing of such event, (ii) on a quarterly pro-rata basis commencing on an initial public offering and ending on the second anniversary of the closing of such initial public offering, or (iii) if, after a Liquidity Event other than an initial public offering, the executive's employment with Holdings has been terminated by Holdings without Cause or the executive has resigned from the Company for Good Reason (as such terms are defined in the grant agreement), provided that the executive is, and has been, continuously (x) employed by Holdings or any of its subsidiaries, (y) serving as a manager or director of Holdings or its subsidiaries, or (z) at the discretion of Holdings' Board of Managers, providing services to Holdings or any of its subsidiaries as an advisor or consultant. The number of the Liquidity Vested Units that are vested cannot increase after the named executive officer ceases to be an employee of, or after termination of his services to, Holdings or any of its subsidiaries. Notwithstanding the foregoing, the named executive officer shall become fully vested in his Liquidity Vested Units in the event of his death or termination due to disability.

        In the event of a Special Liquidity Event (as defined in the Class B Unit grant agreement) prior to November 13, 2012, then the vesting schedule described above is adjusted so that the Time Vested Units vest on a quarterly pro-rata basis between November 13, 2007 and November 13, 2010. Upon the consummation of a Special Liquidity Event, the amount of Time Vested Units will vest such that the total number of Time Vested Units that are vested on such date is equal to the total percentage of Time Vested Units that would be vested on such date pursuant to the adjusted vesting schedule. On each subsequent vesting date, the number of units that will vest is based upon the adjusted vesting schedule. In no event, however, will a Time Vested Unit vest later than its originally scheduled vesting date. If the executive ceases to be employed by, or provide services to, Holdings or any of its subsidiaries after a Special Liquidity Event due to his death, disability, termination by Holdings or a subsidiary without Cause or resignation for Good Reason, all of the Time Vested Units that have not yet become vested shall immediately vest. In the event of a Special Liquidity Event, the Liquidity Vested Units vest on a quarterly pro-rata basis commencing on November 13, 2010 and ending on November 13, 2012. If the executive ceases to be employed by, or provide services to, Holdings or any of its subsidiaries after a Special Liquidity Event due to his death, disability, termination by Holdings or the subsidiary without Cause or resignation for Good Reason, all of the Liquidity Vested Units that have not yet become vested shall immediately vest.

Terms of Deferred Restricted Class A Units

        The deferred restricted Class A Units held by certain named executive officers were granted pursuant to grant agreements dated December 14, 2007 between the Company and the applicable named executive officer. Except for a grant of 315,000 deferred restricted Class A Units to Mr. Anson, which vests quarterly over four years beginning on November 13, 2007, the deferred restricted Class A Units vest on a quarterly pro-rata basis over five years beginning on November 13, 2007. Upon a Liquidity Event other than an initial public offering, all outstanding and unvested deferred restricted Class A Units become fully vested immediately prior to the Liquidity Event, provided that the named executive officer is, and has been, continuously: (i) employed by the Company or any of its subsidiaries, (ii) serving as a manager or director of the Company or its subsidiaries, or (iii) at the discretion of the Company's Board of Directors, providing services to the Company or any of its subsidiaries as an advisor or consultant. The number of the deferred restricted Class A Units that are vested cannot increase after the named executive officer ceases to be an employee of, or after termination of his services to, the Company or any of its subsidiaries. Further, in the event the named executive officer terminates providing services to the Company and all of its subsidiaries for any reason, all unvested deferred restricted Class A Units become automatically cancelled on the date of termination. Notwithstanding the foregoing, the named executive officer shall become fully vested in his deferred restricted Class A Units in the event of his death or termination due to disability. The Company's Board of Directors also has the discretion to accelerate the vesting of the deferred restricted Class A Units based on performance.

        In connection with these deferrals, the Company established a separate notional account for each executive with respect to the deferred restricted Class A Units. The executive is entitled to receive all cash distributions paid with respect to his vested deferred restricted Class A Units credited to his notional account, payable at the time the underlying deferral is settled as described below. Any such cash distributions are notionally invested in accounts or other programs offered by the Company's Board of Directors at its discretion.

        The deferred restricted Class A Units are settled upon the earliest of: (i) a Liquidity Event other than an initial public offering, which constitutes a change in control event under Section 409A of the Internal Revenue Code, (ii) the date that is thirty days following the executive's separation from service (or, if the executive is a Key Employee as defined in Section 409A of the Internal Revenue Code, the date that is six months following the executive's separation from service), and (iii) February 15, 2013. Upon the settlement date, the executive is entitled to a distribution of the amounts credited to the executive's notional account, including all cash distributions. Notwithstanding the foregoing, if the settlement is by reason of a separation from service, then the Company may deliver a cash amount equal to the liquidation value of the deferred restricted Class A Units or the fair market value of such other securities or property. Furthermore, in lieu of delivering Class A Units or other securities or property credited to the executive's notional account, the Company or Parent, Windy City Investments, Inc., may deliver shares of stock of Parent having a fair market value of such other securities or property as of the date that such shares, securities, or property would otherwise be delivered. If the distribution is made in the form of stock of Parent (or any replacement equity) and if Holdings exists at the time of such distribution, the Company may, in its sole discretion, require the executive to agree to exchange such Parent stock (or replacement equity) after the distribution for units or nonvoting equity interests of Holdings (or replacement equity) in an amount of Class A Units (or replacement equity) with a liquidation value equal to the fair market value of Parent stock (or replacement equity) that is so exchanged.

2008 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth certain information regarding the equity that vested during 2008 for the named executive officers.

	Stock Awards
Name	Number of Units Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John P. Amboian	7,778	—
Mark J.P. Anson	112,639	319,725
Glenn R. Richter	83,889	235,200
Alan G. Berkshire	3,889	—
John L. MacCarthy	42,800	117,600

(1)
Reflects value of vested Class B Units and vested deferred restricted Class A Units as of December 31, 2008. No amounts were actually realized.

 2008 PENSION BENEFITS

        This table shows the present value as of December 31, 2008 of the accumulated benefits payable to each of the named executive officers who participates in the Company's Retirement Plan and Excess Benefit Plan determined using interest rates and mortality assumptions consistent with those used in the Company's financial statements. All amounts shown in the table are fully vested. The Retirement Plan was closed to new participants in 2003 and the Excess Benefit Plan was closed to new participants as of December 31, 2008. Therefore, Messrs. Anson, Richter, and MacCarthy do not participate in the Retirement Plan or Excess Benefit Plan.

Name	Plan Name(s)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John P. Amboian	Retirement Plan	12.5	175,526	—
	Excess Benefit Plan	12.5	277,372	—
Alan G. Berkshire	Retirement Plan	10.0	124,078	—
	Excess Benefit Plan	10.0	130,926	—

        Each participant's benefits under the Retirement Plan are determined under a formula that takes into account years of credited service and the participant's average monthly compensation during the five consecutive calendar years of highest annual compensation in the ten consecutive calendar years prior to retirement, less a portion of primary Social Security benefits. Compensation on which plan benefits are based includes only base salary, as shown in the "Summary Compensation Table," and not bonuses, incentive compensation, or profit-sharing plan contributions. The maximum annual benefit payable under the plan was not to exceed the lesser of $195,000 in 2008, and 100% of a participant's average aggregate compensation for the three consecutive years in which he or she received the highest aggregate compensation from the Company or such lower limit as may be imposed by the Internal Revenue Code. The plan generally provides for payments to or on behalf of each vested employee upon such employee's retirement at the normal retirement age provided under the plan or later, although provision is made for payment of early retirement benefits on a graduated reduced basis according to provisions of the plan. Normal retirement age under the plan is 65. An employee whose age and years of service add up to 90 is entitled to an unreduced pension despite not having attained normal retirement age. The plan provides for reduced retirement benefits once a participant has completed 15 or more years of continuous service with the Company and has reached at least age 55. As of December 31, 2008, Messrs. Amboian and Berkshire were not eligible for early retirement benefits under the plan.

        The Excess Benefit Plan provides certain highly compensated employees who participate in the Retirement Plan, including, but not limited to, Mr. Amboian and, while he was employed, Mr. Berkshire, with additional retirement income in an amount equal to the difference between (i) the benefits any such employee would have received under the Retirement Plan but for limitations in that plan on the amount of annual benefits payable pursuant to that plan and (ii) the benefits actually payable to such employee under the Retirement Plan. Effective December 31, 2008, the Excess Benefit Plan was amended to freeze participation in the plan so that no additional employees may become eligible to participate in the plan. In addition, effective December 31, 2008, the Excess Benefit Plan was amended to provide that a participant's compensation earned after December 31, 2008 that is more than $200,000 above the compensation limitation imposed by Section 401(a)(17) of the Internal Revenue Code will not be taken into account for purposes of the plan. Effective July 31, 2009, the Excess Benefit Plan was amended to freeze benefit accruals.

        Employees of certain subsidiaries of the Company are not eligible to participate in the Retirement Plan. On March 31, 2004, the Company amended the Retirement Plan such that existing participants will not accrue any new benefits under the Retirement Plan or the Excess Benefit Plan after March 31, 2014.

2008 NON-QUALIFIED DEFERRED COMPENSATION

        The following table discloses contributions, earnings, and balances to the named executive officers who elected to defer a portion of their 2007 bonus, payable in 2008, in exchange for 50,000 fully vested deferred Class A Units as described below:

Name	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Mark J.P. Anson	0	(353,000)	—	147,000
John L. MacCarthy	0	(353,000)	—	147,000

(1)
This figure represents the difference between the value of the 50,000 deferred Class A Units on the date of purchase ($10.00 per unit) and the implied value of the deferred Class A Units as of December 31, 2008 ($2.94 per unit).

        Pursuant to Deferred Unit Purchase Agreements dated December 14, 2007 with the Company, Messrs. Anson and MacCarthy each elected to defer $500,000 of their 2007 bonus, payable in 2008, in exchange for 50,000 fully vested deferred Class A Units. The deferred Class A Units are expensed at the Holdings level, not at the Company level, and, therefore, these awards do not appear in the 2008 Outstanding Equity Awards at Fiscal Year-End table. As of December 31, 2008, the deferred Class A Units had an implied value of $2.94 per unit.

        In connection with these deferrals, the Company established a separate notional account for each executive with respect to the deferred Class A Units. The executive is entitled to receive all cash distributions paid with respect to the Class A Units credited to his notional account, payable at the time the underlying deferral is settled as described below. Any such cash distributions are notionally invested in accounts or other programs offered by the Company's Board of Directors at its discretion.

        The deferred Class A Units are settled upon the earliest of: (i) a Liquidity Event (as defined in the LLC Agreement) other than an initial public offering, which constitutes a change in control event under Section 409A of the Internal Revenue Code, (ii) the date that is thirty days following the executive's separation from service (or, if the executive is a Key Employee as defined in Section 409A of the Internal Revenue Code, the date that is six months following the executive's separation from service), and (iii) February 15, 2013. Upon the settlement date, the executive is entitled to a distribution of the amounts credited to the executive's notional account, including all cash distributions. Notwithstanding the foregoing, if the settlement is by reason of a separation from service, then the Company may deliver a cash amount equal to the liquidation value of the Class A Units or the fair market value of such other securities or property. Furthermore, in lieu of delivering Class A Units or other securities or property credited to the executive's notional account, the Company or Parent, Windy City Investments, Inc., may deliver shares of stock of Parent having a fair market value of such other securities or property as of the date that such shares, securities, or property would otherwise be delivered. If the distribution is made in the form of stock of Parent (or any replacement equity) and if Holdings exists at the time of such distribution, the Company may, in its sole discretion, require the executive to agree to exchange such Parent stock (or replacement equity) after the distribution for units or nonvoting equity interests of Holdings (or replacement equity) in an amount of Class A Units (or replacement equity) with a liquidation value equal to the fair market value of Parent stock (or replacement equity) that is so exchanged.

2008 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
(LIQUIDITY EVENT)

        The following tables and the accompanying narrative show potential benefits payable to our named executive officers upon the occurrence of the events specified therein, assuming such events occurred on December 31, 2008 and excluding certain benefits generally available to all salaried employees. The amounts disclosed below reflect the aggregate potential payments under each scenario and category. Retirement benefits are shown under "2008 Pension Benefits" in the table on page 96. None of our named executive officers were eligible for retirement or early retirement as of December 31, 2008. Disability benefits of 60% of base salary and the employee's average bonus for the previous two years are generally available to all employees. There is a monthly maximum of $15,000 for such benefits. A description of the terms of the employment agreements with the named executive officers follows the tables below. For a description of the terms of the deferred restricted Class A and Class B unit awards, see "2008 Outstanding Equity Awards at Fiscal Year-End" beginning on page 93.

John P. Amboian

        The following table shows the potential payments upon termination for John Amboian, our principal executive officer, assuming such events occurred on December 31, 2008.

Executive Benefits and Payments Upon Termination	Involuntary Not for Cause or Good Reason Termination	Death	Disability
Bonus Through Termination Date	$5,203,000	$5,203,000	$5,203,000
Severance Payment	$7,000,000	—	—
Accelerated Vesting of Equity	—	—	—
Post-termination Health Care	$19,331	$19,331	$19,331
Incremental Non-Qualified Pension	$36,294	—	—
Total:	$12,258,625	$5,222,331	$5,222,331

Mark J.P. Anson

        The following table shows the potential payments upon termination for Mark Anson, our President and Executive Director of Investment Services, assuming such events occurred on December 31, 2008.

Executive Benefits and Payments Upon Termination	Involuntary Not for Cause or Good Reason Termination	Death	Disability
Bonus Through Termination Date	$1,500,000	$1,500,000	$1,500,000
Severance Payment	$5,000,000	—	—
Accelerated Vesting of Equity	$1,047,375	$1,047,375	$1,047,375
Post-termination Health Care	$19,331	$19,331	$19,331
Total:	$7,566,706	$2,566,706	$2,566,706

Glenn R. Richter

        The following table shows the potential payments upon termination for Glenn Richter, our principal financial officer, assuming such events occurred on December 31, 2008.

Executive Benefits and Payments Upon Termination	Involuntary Not for Cause or Good Reason Termination	Death	Disability
Bonus Through Termination Date	$1,600,000	$1,600,000	$1,600,000
Severance Payment	$1,750,000	—	—
Accelerated Vesting of Equity	$940,800	$940,800	$940,800
Post-termination Health Care	$19,331	$19,331	$19,331
Total:	$4,310,131	$2,560,131	$2,560,131

Alan G. Berkshire

        The following table shows the potential payments upon termination for Alan Berkshire, our former Senior Executive Vice President assuming such events occurred on December 31, 2008.

Executive Benefits and Payments Upon Termination	Involuntary Not for Cause or Good Reason Termination*	Death	Disability
Bonus Through Termination Date	$1,500,000	$1,500,000	$1,500,000
Severance Payment	$2,000,000	—	—
Accelerated Vesting of Equity	—	—	—
Post-termination Health Care	$19,331	$19,331	$19,331
Total:	$3,519,331	$1,519,331	$1,519,331

*
In connection with Mr. Berkshire's termination of employment, the Company entered into a separation agreement with Mr. Berkshire as of June 30, 2009 that entitles him to the benefits provided for under the terms of his employment agreement in the event of an involuntary not for cause or good reason termination.

John L. MacCarthy

        The following table shows the potential payments upon termination for John MacCarthy, our Senior Vice President, General Counsel and Secretary, assuming such events occurred on December 31, 2008.

Executive Benefits and Payments Upon Termination	Involuntary Not for Cause or Good Reason Termination	Death	Disability
Bonus Through Termination Date	$1,000,000	$1,000,000	$1,000,000
Severance Payment	$1,000,000	—	—
Accelerated Vesting of Equity	$470,400	$470,400	$470,400
Post-termination Health Care	$19,331	$19,331	$19,331
Total:	$2,489,731	$1,489,731	$1,489,731

        Upon a Liquidity Event, based on unvested awards as of December 31, 2008, the value of the accelerated vesting for each of the named executive officers is as follows: Mr. Anson, $1,047,375; Mr. Richter $940,800; and Mr. MacCarthy, $470,400.

Employment Agreement with Mr. Amboian

        Effective November 1, 2002, the Company entered into an employment agreement with Mr. Amboian, which was amended as of January 1, 2008 in connection with the MDP Transactions. The agreement provides that Mr. Amboian's employment will terminate on December 31, 2012, subject to automatic one-year renewal periods, unless he is terminated as a result of death or disability or by sixty days written notice of non-renewal by either party. The agreement provides for a minimum base salary of $650,000, a 2007 minimum annual bonus of $5,500,000 and a 2007 target annual bonus of $6,000,000. For each subsequent year, Mr. Amboian is entitled to an annual bonus equal to the sum of: (i) the prior fiscal year's annual bonus, plus or minus (ii) an amount equal to (x) the prior fiscal year's annual bonus multiplied by (y) the positive or negative percentage change in the Company's EBITDA from its prior fiscal year. The Company's Board of Directors, or the appropriate committee thereof, determines such change and makes such reasonable adjustments to the EBITDA amounts as are necessary and appropriate to reflect material acquisitions or divestures by the Company during the relevant fiscal years for purposes of making such determination.

        Under the amended agreement, in the event Mr. Amboian's employment is terminated (a) other than for Cause or (b) for Good Reason (each as defined in his agreement), Mr. Amboian will receive a lump sum cash payment within thirty days after the date of his termination equal to the sum of his: (i) "Accrued Obligations" (as defined below) and (ii) $7,000,000. Mr. Amboian is also entitled to: (i) accelerated vesting of any outstanding equity awards in accordance with the terms of the agreement or plan pursuant to which such interests were issued or granted, (ii) continuation of welfare benefits for the earlier of one year or the date of medical or welfare benefit coverage with another employer, and (iii) one year of additional age and service credit under the Company's Retirement Plan. "Accrued Obligations" means the sum of: (i) Mr. Amboian's annual base salary through the date of termination and (ii) the product of (x) the average annual bonus paid to Mr. Amboian in respect of the three completed fiscal years prior the date of termination and (y) a fraction, the numerator of which is the number of days in the then-current fiscal year that had elapsed up to and including the date of termination and the denominator of which is 365.

        In the event Mr. Amboian terminates employment by reason of death or disability, Mr. Amboian is entitled to: (i) a lump sum cash payment within thirty days after his termination equal to his Accrued Obligations, (ii) any accrued benefits (including disability benefits, if termination is due to disability), and (iii) accelerated vesting of any outstanding stock options, restricted stock, or restricted stock units. In the event Mr. Amboian is terminated for Cause or he terminates other than for Good Reason, Mr. Amboian is entitled to his annual base salary earned through his date of termination and any accrued benefits.

        Mr. Amboian's agreement further provides that he will not be permitted to solicit or hire any person employed by the Company for twelve months after termination of employment.

Employment Agreements with Messrs. Anson, Richter, Berkshire, and MacCarthy

        The Company also entered into employment agreements with Messrs. Anson, Richter, Berkshire, and MacCarthy on January 1, 2008 each of which has substantially similar terms. Each agreement provides that the named executive officer's employment will terminate on December 31, 2012, subject to automatic one-year renewal periods unless terminated as a result of death or disability or by sixty days written notice of non-renewal by either party. Under each agreement, the named executive officer is entitled to: (i) a minimum annual base salary, (ii) continued participation in the Company's annual cash incentive plan then in effect, and (iii) a right to participate in the Company's employee benefit programs and policies. The agreements provide for minimum base salaries of $600,000, $550,000, $550,000, and $450,000 for Messrs. Anson, Richter, Berkshire, and MacCarthy, respectively. The agreements also set forth minimum and/or target bonuses for 2007, 2008, and/or 2009 as follows: 2007 minimum bonus of $1,500,000, 2008 target bonus of $3,000,000 and 2009 target bonus of $3,500,000 for Mr. Anson; 2007 minimum bonus of $1,500,000 and 2008 target bonus of $1,750,000 for Mr. Richter; 2007 minimum bonus of $1,500,000 and 2008 minimum and target bonuses of $1,500,000 and $2,000,000, respectively, for Mr. Berkshire; and 2007 minimum bonus of $900,000 and 2008 target bonus of $1,000,000 for Mr. MacCarthy. Minimum bonuses were to be a floor on the bonus payment to these named executive officers, while target bonuses were expected to be paid for good performance if the Company also performed well. In light of challenging conditions in the financial markets generally in 2008, which negatively impacted the Company's financial performance, full target bonuses and, where applicable, full minimum bonuses were not paid for 2008.

        Under each of these agreements, in the event the executive's employment is terminated (a) other than for Cause or (b) for Good Reason (each as defined in the employment agreements), provided that the named executive officer does not revoke a general release of claims, the executive will receive a lump sum cash payment within thirty days after the date of his termination equal to the sum of his: (i) "Accrued Obligations" (as defined below) and (ii) "Enhanced Severance Amount" (as described below). Each named executive officer is also entitled to: (i) one year of welfare benefit continuation for the executive and/or the executive's family on the terms and conditions substantially equivalent to those provided to other senior executives of the Company and their families at such time and (ii) accelerated vesting of any outstanding equity awards in accordance with the terms of the agreement or plan pursuant to which such interests were issued or granted. "Accrued Obligations" means the sum of: (i) the executive's annual base salary through the date of termination and the executive's annual bonus for the prior fiscal year to the extent not already paid and (ii) the product of (x) the executive's annual bonus for the prior fiscal year and (y) a fraction, the numerator of which is the number of days in the then-current fiscal year that had elapsed up to and including the date of termination and the denominator of which is 365. The "Enhanced Severance Amount" for each named executive officer as of December 31, 2008 is $5,000,000 $1,750,000, $2,000,000, and $1,000,000 for Messrs. Anson, Richter, Berkshire, and MacCarthy, respectively.

        In the event the named executive officer terminates employment by reason of death or disability, the executive will receive: (i) a lump sum cash payment within thirty days after his termination equal to his Accrued Obligations, (ii) one year of welfare benefit continuation for the executive and/or the executive's family on the terms and conditions substantially equivalent to those provided to other senior executives of the Company and their families at such time, and (iii) accelerated vesting of any outstanding equity awards in accordance with the terms of the agreement or plan pursuant to which such interests were issued or granted. If the named executive officer is terminated for Cause or the named executive officer terminates other than for Good Reason, each executive is entitled to his annual base salary earned through his date of termination and any accrued benefits.

        Each agreement further provides that the executive will be subject to an indefinite confidentiality provision and a twelve month employee and client non-solicit and non-disparagement limitation.

DIRECTOR COMPENSATION

        The following table shows information concerning the compensation that the Company's non-employee directors earned during the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Eugene S. Sunshine	$70,500	$7,094	$77,594
Peter S. Voss	64,500	$7,094	$71,594

(1)
Consists of $52,500 in annual retainer and $18,000 in meeting fees for Mr. Sunshine and $12,000 in meeting fees for Mr. Voss. Messrs. Sunshine and Voss each elected to receive deferred restricted Class A Units in Holdings in lieu of cash compensation. As of December 31, 2008, Mr. Sunshine held 7,638 Class A Units and Mr. Voss held 6,988 Class A Units.

(2)
Mr. Sunshine and Mr. Voss each received a grant of 667 Class B Units on August 13, 2008 with a grant date value of $103,385.

        Other than our two independent, outside directors, none of our directors receives compensation for his services on our Board or the Holdings Board. Each of our outside directors receives: (i) an annual retainer of $70,000, payable quarterly at the time of the Holdings Board and Company Board meetings (which are generally held concurrently), and (ii) a fee of $2,000 for each Board and Board committee meeting. In addition, an outside director who serves as: (i) chair of the Nuveen Audit and Compliance Committee shall receive an additional annual fee of $15,000 and (ii) chair of any other Board committee shall receive an additional annual fee of $10,000, in each case payable quarterly. All or any portion of the annual retainer and committee fees described above may, at the election of the director, be paid in Class A Units (as defined in the LLC Agreement), which may be deferred. All of our directors are reimbursed for out-of-pocket expenses incurred in connection with attending all board and other committee meetings.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        All of our capital stock is owned by Parent, which in turn is owned by Holdings. Holdings was capitalized in connection with the MDP Transactions with approximately $2,750.2 million of equity capital in the form of Class A Units and Class A-Prime Units. Holdings also issued Class B Units to employees. As of June 30, 2009, Holdings had 276,374,599 Class A Units, 3,420,000 Class A-Prime Units and 928,197 Class B Units outstanding.

        The following table sets forth certain information regarding the beneficial ownership of Class A Units of Holdings as of October 9, 2009 by:

  •
  each person who is the beneficial owner of more than 5% of its outstanding Class A Units;

  •
  each member of the board of directors of Holdings and our named executive officers; and

  •
  each of our directors and executive officers as a group.

        To our knowledge, each such unitholder has sole voting and investment power as to the Units shown unless otherwise noted. Beneficial ownership of the Units listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

	Class A Units(1)
	Number	Percent of Class
Principal Stockholders:
Madison Dearborn(2)	127,165,100	46.0%
Merrill Lynch(3)	90,000,000	32.6%
Directors and Named Executive Officers:
John P. Amboian(4)	3,000,000	1.1%
Mark J.P. Anson(5)	267,500	*
Glenn R. Richter(6)	190,000	*
Alan G. Berkshire(7)	500,000	*
John L. MacCarthy(8)	130,000	*
Timothy M. Hurd	—	*
Mark B. Tresnowski	—	*
Vahe A. Dombalagian	—	*
Edward M. Magnus	—	*
Peter S. Voss(9)	6,988	*
Eugene S. Sunshine(10)	7,638	*
Frederick W. Eubank II	—	*
Nathan C. Thorne	—	*
Angel Morales	—	*
All Directors and Executive Officers as a group (15 persons)	4,122,126	1.5%

    *
    Denotes less than one percent.

    (1)
    This column does not include an individual's unvested Class A Units because he/she does not have voting or investment power over such Units. Except as required by law, none of the Class A Units are entitled to vote.

    (2)
    MDCP Holdco (Windy), LLC ("MDCP Holdco") is the current record holder of 94,080,000 Class A Units and 3,420,000 Class A-Prime Units. MDCP Co-Investors (Windy), L.P. ("Co-Investors") is the current record holder of 33,085,100 Class A Units.

      The Managers of MDCP Holdco are Madison Dearborn Capital Partners V-A, L.P. ("MDCP V-A"), Madison Dearborn Capital Partners V-C, L.P. ("MDCP V-C"), Madison Dearborn Capital Partners V Executive-A, L.P. ("Executive V-A") and Madison Dearborn Partners V-A&C, L.P. ("MDP V-A&C"). MDP V-A&C is also the General Partner of each of MDCP V-A, MDCP V-C, Executive V-A and Co-Investors. All of the Units held by each of MDCP Holdco and Co-Investors may be deemed to be beneficially owned by MDP V-A&C. Messrs. John A. Canning, Paul J. Finnegan and Samuel M. Mencoff are members of a committee of MDP V-A&C and have joint control over these Units and share voting and investment power with respect to these Units. Each of MDP V-A&C and Messrs. John A. Canning, Paul J. Finnegan, Samuel M. Mencoff disclaim beneficial ownership of such Units except to the extent of each of such person's pecuniary interests therein. The address for each of the entities and persons identified herein is c/o Madison Dearborn Partners, LLC, Three First National Plaza, Suite 4600, 70 West Madison Street, Chicago, Illinois 60602.

    (3)
    ML Windy City Investments Holdings, L.L.C. ("ML Windy") is the direct beneficial owner of 90,000,000 Class A Units. The Managing Member of ML Windy is MLGPE US Strategies LLC, a wholly owned indirect subsidiary of Bank of America Corporation. The other Members of ML Windy are 2007 Merrill Lynch Merchant Banking Fund, L.P. ("MBF") and ML Nuveen Co-Invest, L.P. ("ML Co-Invest"). The general partners of MBF and ML Co-Invest are each wholly owned indirect subsidiaries of Bank of America Corporation. The address for each of the entities identified herein is c/o Bank of America Corporation, 4 World Financial Center, New York, New York 10080.

    (4)
    All Class A Units held by John P. Amboian Jr. 2008 Living Trust, Trustee: John P. Amboian. Also holds 15,556 vested Class B Units pursuant to a grant on December 14, 2007.

    (5)
    Includes 50,000 Class A Units purchased on December 10, 2007 and 217,500 vested Class A Units pursuant to grants on December 21, 2007. Also holds 7,778 vested Class B Units pursuant to a grant on December 14, 2007.

    (6)
    Includes 30,000 Class A Units purchased on December 14, 2007 and 160,000 vested Class A Units pursuant to a grant on December 21, 2007. Also holds 7,778 vested Class B Units pursuant to a grant on December 14, 2007.

    (7)
    Also holds 5,833 vested Class B Units pursuant to a grant on December 14, 2007.

    (8)
    Includes 50,000 Class A Units purchased on December 14, 2007 and 80,000 vested Class A Units pursuant to a grant on December 21, 2007. Also holds 5,600 vested Class B Units pursuant to a grant on December 14, 2007.

    (9)
    Also holds 187 vested Class B Units pursuant to a grant on August 13, 2008.

    (10)
    Also holds 187 vested Class B Units pursuant to a grant on August 13, 2008.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Services Agreement

        Upon the closing of the MDP Transactions, we entered into a management services agreement with MDP and certain other equity investors in the Company pursuant to which they agreed to provide us with management, consulting, financial and other advisory services. Pursuant to this agreement, MDP and the other equity investors party thereto are entitled to receive fees based on the amount of any future equity financing and the amount of any future debt financing arranged for the Company by them, in addition to reimbursement of out-of-pocket fees and expenses incurred in any such transaction. The management services agreement also contains customary indemnification provisions in favor of MDP and the other equity investors party thereto.

Madison Dearborn Investment in a CLO managed by Symphony

        An affiliate of MDP has purchased approximately $34.2 million in Subordinated Notes issued by Symphony CLO V. Symphony CLO V is a Cayman Islands limited company formed to issue notes and certain other securities in a collateralized debt obligation transaction. This transaction has closed and Symphony is managing the assets of Symphony CLO V. The Subordinated Notes are not entitled to interest at a stated rate, but are entitled to receive all amounts remaining, if any, after all other obligations of Symphony CLO V have been satisfied in accordance with the priority of payments. We have no equity interest in Symphony CLO V or, except by virtue of Symphony's management contract, any other interest in it. See Note 12, "Consolidated Funds—Symphony CLO V," in our Annual Financial Statements.

Transactions with Merrill Lynch and Bank of America

        Upon completion of the MDP Transactions, an affiliate of Merrill Lynch acquired approximately 32.7% of Holdings' Class A Units. We regularly engage in business transactions with Merrill Lynch and its affiliates for the distribution of our open-end funds, closed-end funds and other products and investment advisory services. For example, we participate in "wrap-fee" retail managed account and other programs sponsored by Merrill Lynch through which our investment services are made available to high-net-worth and institutional clients. In addition, we serve as sub-advisor to various funds sponsored by Merrill Lynch or its affiliates. We have continued to enter into these and other types of business relationships with Merrill Lynch since the completion of the MDP Transactions and will continue to do so in the future. On December 31, 2008, Bank of America Corporation ("Bank of America") acquired Merrill Lynch. We also regularly engage in certain of the types of business transactions described above with Bank of America and will continue to do so. We and our funds have adopted and may adopt certain limitations on transacting business with Merrill Lynch and Bank of America to avoid the appearance of conflicts of interest and for regulatory or other reasons. Such limitations have not, and are not expected to, adversely affect our business.

Policies and Procedures for the Review, Approval or Ratification of Related Person Transactions

        The Company's Code of Business Conduct and Ethics sets forth the Company's general policy prohibiting conflicts of interest, and transactions that would appear to interfere or conflict with the Company's interests. The policy applies to all of the Company's employees, officers and directors and requires each of them to disclose to the Company's Ethics Officer any significant interest they or any of their family members have in any transaction or other matter known to them to be under consideration by the Company. By way of example, the policy indicates that a conflict situation can arise when an employee, officer or director takes actions or has interests that may make it difficult to perform his or her Company work objectively or effectively. Conflicts of interest may also arise when an employee, officer or director, or members of his or her family, receives improper personal benefits as a result of his or her position in the Company, whether such benefits are received from the Company or a third party. The policy prohibits all conflicts of interest, unless they are approved by, or approved pursuant to guidelines adopted by, the Board or a committee of the Board. In reviewing and approving such issues, the Board or a committee of the Board will review all the facts and circumstances but has not adopted specific criteria to assist in such decisions.

DESCRIPTION OF CERTAIN INDEBTEDNESS

        The following summary of certain provisions of the instruments evidencing our material indebtedness does not purport to be complete and is subject to, and qualified in its entirety by reference to, the agreements and instruments related thereto, including the definitions of certain terms therein that are not otherwise defined in this prospectus.

Senior Secured Credit Facilities

Overview

        In connection with the MDP Transactions, we entered into senior secured credit facilities with a syndicate of lenders, led by Deutsche Bank AG New York Branch, as administrative agent, Wachovia Capital Markets, LLC, as syndication agent, and Morgan Stanley Senior Funding, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as co-documentation agents. Nuveen Investments is the borrower under our senior secured credit facilities. The following summary is a description of the principal terms of the senior secured credit agreement and the related documents governing our senior secured credit facilities, which we refer to as the credit documentation. To facilitate syndication, the agents are permitted to modify certain terms of our senior secured credit facilities within certain parameters under certain circumstances.

        Our senior secured credit facilities consist of (1) a term loan facility in an aggregate principal amount of $2,315.0 million (the "Term Loan Facility") and (2) a revolving credit facility in an aggregate principal amount of $250.0 million (the "Revolving Facility"). In addition, on July 28, 2009, pursuant to an amendment to our senior secured credit facilities, we obtained a new $450.0 million second-lien term loan facility, which was subsequently increased to $500.0 million on August 11, 2009 (the "Additional Term Loans"). Our senior secured credit facilities also provide us with the option to increase revolving or term loans, subject to certain limitations, of up to an aggregate amount not to exceed the maximum amount at the time of such proposed credit increase that could be incurred such that, after giving pro forma effect to such credit increase, the Senior Secured Net Leverage Ratio (as defined in our senior secured credit facilities) does not exceed 5.00:1:00.

        We have borrowed the full $250.0 million available under the Revolving Facility. The proceeds of loans under the Revolving Facility may be used for working capital and general corporate purposes of Nuveen Investments and its subsidiaries (including, without limitation, acquisitions, restricted payments, investments, payments with respect to incentive compensation arrangements or stay bonuses or with respect to debt obligations and for any other purpose not prohibited by the documentation governing our senior secured credit facilities). The proceeds of the loans made under the Term Loan Facility on the Closing Date were used to (1) pay the purchase price for the Acquisition, (2) repay certain existing indebtedness of Nuveen Investments and its subsidiaries and (3) pay fees, costs and expenses incurred in connection with the acquisition. The net proceeds of the Additional Term Loans were used to prepay a portion of the first-lien term loans existing under the Term Loan Facility and were escrowed for the repayment at maturity of our 5.00% Senior Notes due in September 2010.

Maturity

        The Revolving Facility will mature in 2013. The Term Loan Facility will mature in 2014. The Additional Term Loans will mature on July 31, 2015.

Guarantors

        All obligations under our senior secured credit facilities, and, at our option, any designated interest rate protection or other hedging arrangement entered into with a lender or any of its affiliates and cash management obligations owed to a lender or any of its affiliates are unconditionally guaranteed jointly and severally by Parent and each of the existing and future direct and indirect, wholly owned material domestic subsidiaries of Nuveen Investments (other than certain subsidiaries mutually agreed upon, including subsidiaries that are broker-dealers).

Security

        The obligations of our company and the guarantors under our senior secured credit facilities, the guarantees, any designated interest rate protection or other hedging arrangement entered into with a lender or any of its affiliates and, at the option of the borrower, any cash management obligations that are guaranteed or owed to a lender or any of its affiliates, are secured, subject to permitted liens and other agreed upon exceptions, (1) on a first-lien basis, by all the capital stock of Nuveen Investments and certain of its subsidiaries (excluding significant subsidiaries and limited, in the case of foreign subsidiaries, to 100% of the non-voting capital stock and 65% of the voting capital stock of the first tier foreign subsidiaries) directly held by Nuveen Investments or any guarantor and (2) on a first-lien basis, by substantially all other present and future assets of Nuveen Investments and each guarantor, except that the Additional Term Loans are secured by the same capital stock and other assets on a second-lien basis.

Interest Rates

        Loans under our senior secured credit facilities, other than the Additional Term Loans, bear interest, at our option, at a rate equal to the adjusted London interbank offer rate or an alternate base rate, in each case plus a spread. Since our delivery of financial statements with respect to at least one full fiscal quarter ending after the effective date of the MDP Transactions, interest rates under our senior secured credit facilities, other than with respect to the Additional Term Loans, are subject to decreases based on a senior secured leverage ratio (which means the ratio of Nuveen Investments total net senior secured debt to adjusted EBITDA) and shall be as agreed upon between us and our lenders. The Additional Term Loans bear interest at a rate of 12.50%.

Fees

        We are required to pay certain fees with respect to our senior secured credit facilities, including (1) fees equal to 0.375% per year, payable quarterly, on the unused commitments of the lenders under the Revolving Facility, (2) letter of credit fees equal to the then applicable spread over adjusted LIBOR in effect from time to time under the revolving credit facility, minus 0.125% on the aggregate face amount of outstanding letters of credit under the Revolving Facility, payable quarterly, plus a fronting bank fee to the letter of credit issuing bank in an amount equal to 0.125% on the aggregate amount available to be drawn under each issued letter of credit, payable quarterly, and (3) customary issuance and administration fees.

Covenants

        Our senior secured credit facilities contain a number of covenants that, among other things, limit or restrict the ability of the borrower and the guarantors to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make equity or debt investments, make acquisitions, engage in mergers or consolidations, change the line of business, change the fiscal year, or engage in certain transactions with affiliates. Our senior secured credit facilities contain a financial maintenance covenant that will prohibit the borrower from exceeding a specified ratio of (1) funded senior secured indebtedness, less unrestricted cash and cash equivalents to (2) consolidated adjusted EBITDA, as defined under our senior secured credit facilities.

Events of Default

        Our senior secured credit facilities contain customary events of default including non-payment of principal; non-payment of interest or fees; non-payment of other amounts; inaccuracy of representations or warranties in any material respect; failure to perform or observe covenants set forth in the documentation governing our senior secured credit facilities; cross-defaults to material indebtedness; bankruptcy and insolvency defaults; monetary judgment defaults to the extent not covered by indemnities or insurance; loss of lien perfection or priority on a material portion of the collateral; invalidity of guarantees or security documents; ERISA events; and a change of control.

Existing Debt Securities

5.00% Senior Notes due 2010 and 5.50% Senior Notes due 2015

        On September 12, 2005, Nuveen Investments issued $250.0 million aggregate principal amount of 5.00% Senior Notes due September 15, 2010 (the "5.00% Notes") and $300.0 million aggregate principal amount of 5.50% Senior Notes due September 15, 2015, under an indenture between Nuveen Investments and The Bank of New York Trust Company, N.A., as trustee (the "5.50% Notes" and, with the 5.00% Notes, the "Existing Notes"). The net proceeds from the Existing Notes were used to repay a portion of the outstanding debt under a bridge credit facility that has since been refinanced. The Existing Notes are senior unsecured obligations of Nuveen Investments. They rank equally in right of payment with all other existing and future senior unsecured indebtedness of Nuveen Investments. The 5.00% Notes bear interest at a rate of 5.00% per annum and the 5.50% Notes bear interest at a rate of 5.50% per annum, both payable semiannually in arrears beginning March 15, 2006 and each March 15 and September 15 thereafter. The Existing Notes are not guaranteed by any of our subsidiaries.

        Nuveen Investments may redeem the Existing Notes, in whole or in part, at any time upon payment of a redemption price equal to (i) the greater of (a) 100% of the principal amount of the Existing Notes to be redeemed or (b) the remaining scheduled payments of principal and interest on the Notes being redeemed, discounted to the Redemption Date on a semiannual basis at the Treasury Rate, plus 15 basis points for the 5.00% Notes and 20 basis points for the 5.50% Notes, plus (ii) accrued and unpaid interest, if any, on the Notes to be redeemed.

        Nuveen Investments is prohibited from consolidating or merging with another entity unless Nuveen Investments is the surviving entity and no event of default has occurred. Additionally, Nuveen Investments is prohibited from selling substantially all of its assets to an entity unless that entity expressly agrees to assume the remaining payments on the Existing Notes.

        The indenture relating to the Existing Notes contains certain covenants, including, among others, covenants with respect to the following matters: (1) limitation on additional liens on capital stock of significant subsidiaries which secure debt senior to the Existing Notes; (2) limitation on disposition of the stock of any of Nuveen Investments' significant subsidiaries other than to Nuveen Investments, one of its significant subsidiaries or an employee or for fair value as determined by the board of directors of Nuveen Investments; (3) SEC and financial reports; (4) maintenance of an office or agent; (5) annual delivery of a compliance certificate; (6) waiver of stay, extension or usury laws; and (7) maintenance of corporate existence.

        If an event of default occurs under either series of Existing Notes, the holders of at least 25% in principal amount of the outstanding Existing Notes of that series, subject to certain limitations, may declare all such Existing Notes due and payable immediately. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal and premium, if any, of all outstanding Existing Notes of both series will become and be immediately due and payable without any declaration or other act by any Holder of outstanding Existing Notes. Events of default include (i) payment defaults; (ii) covenant defaults not cured within 60 days of notice; (iii) insolvency or bankruptcy; or (iv) failure by Nuveen Investments or any of its subsidiaries to pay any debt after final maturity or acceleration by the holders thereof.

        As of June 30, 2009, $222.7 million aggregate principal amount of the 5.00% Notes and $300.0 million aggregate principal amount of the 5.50% Notes were outstanding.

DESCRIPTION OF THE NEW NOTES

        The terms of the New Notes are identical in all material respects to the terms of our 10 1/2% Senior Notes due 2015 that we issued on November 13, 2007 (the "Old Notes"), except that the New Notes will have been registered under the Securities Act and, therefore, will not be subject to transfer restrictions or contain certain provisions regarding liquidated damages under certain circumstances relating to the registration rights agreement, which damages provisions will terminate upon the consummation of the exchange offer.

        We issued the Old Notes under an Indenture, dated as of November 13, 2007 (the "Indenture"), among us, the Note Guarantors and U. S. Bank National Association, as Trustee (the "Trustee"). The terms of the Old Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939 (the "TIA").

        The New Notes will be treated as a single series with our Old Notes and will have the same terms as those of our Old Notes. However, cash interest will accrue on the New Notes from             , 2009, the next interest payment on the New Notes and the first payment of cash interest following the issue date of the New Notes will be                    . The New Notes and our Old Notes will vote as one class under the Indenture.

        The following description is a summary of the material provisions of the Indenture; all material information regarding the New Notes and the rights of the holders of the New Notes is summarized herein. The following description does not restate the Indenture in its entirety. We urge you to read the Indenture because it defines your rights as holders of the New Notes. Copies of the Indenture may be obtained from the Company upon request.

        The registered holder of any New Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

        Key terms used in this section are defined under "—Certain Definitions." When we refer to:

  •
  the "Company" in this section, we mean Nuveen Investments, Inc. and not any of its Subsidiaries; and

  •
  "Notes" in this section, we mean the Old Notes, the New Notes and Additional Notes.

Brief Description of the Notes and the Guarantees

        The Notes:

  •
  will be general unsecured obligations of the Company;

  •
  will rank senior in right of payment to any future Subordinated Indebtedness of the Company;

  •
  will rank pari passu in right of payment with all existing and future unsecured Indebtedness of the Company that is not subordinated in right of payment to the Notes;

  •
  will be effectively subordinated to any Secured Indebtedness of the Company (including the Credit Agreement) to the extent of the value of the assets securing such Secured Indebtedness; and

  •
  will be structurally subordinated to all liabilities of each Subsidiary of the Company that is not a Guarantor of the Notes.

        Each Guarantor's Guarantees of the Notes:

  •
  will be general unsecured obligations of such Guarantor;

  •
  will be subordinated in right of payment only to the obligations of such Guarantor under Designated Senior Indebtedness;

  •
  will be senior in right of payment to any future Subordinated Indebtedness of such Guarantor;

  •
  will rank pari passu in right of payment with all other existing and future Indebtedness of such Guarantor; and

  •
  will be effectively subordinated to any Secured Indebtedness of such Guarantor of the Notes to the extent of the value of the assets securing such Indebtedness.

        As of June 30, 2009, the Company and the Subsidiaries had $3.8 billion aggregate principal amount of total Indebtedness, $2.5 billion of which was secured, including borrowings under the Credit Agreement. The Notes are unsecured. In the event of a bankruptcy or insolvency, any secured lenders will have a prior secured claim to any collateral securing the debt owed to them. The Company's obligations under the Credit Agreement are secured by a security interest in certain of its assets, including the capital stock of certain of its subsidiaries.

        The Indenture will permit the Company to incur additional Indebtedness, subject to compliance with the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        As of the date of the Indenture, all of the Subsidiaries of the Company will be "Restricted Subsidiaries." Under the circumstances described under "—Certain Covenants—Restricted Payments" and the definition of "Unrestricted Subsidiary," the Company will be permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to the restrictive covenants of the Indenture and will not guarantee the Notes. In addition, certain of our Restricted Subsidiaries will not guarantee the Notes. As of June 30, 2009, the aggregate amount of liabilities of our non-guarantor subsidiaries was approximately $118.9 million. Our non-guarantor subsidiaries represented 1.5% of our assets as of June 30, 2009 and represented an aggregate of 1.8% of our operating revenue (excluding intercompany revenue) for the twelve months ended June 30, 2009.

Principal, Maturity and Interest

        The Company will issue Notes in an aggregate principal amount of $785.0 million. The Indenture governing the Notes provides for the issuance of additional Notes having identical terms and conditions to the Notes offered hereby (the "Additional Notes"), subject to compliance with the covenants contained in the Indenture.

        Interest on the Notes will be payable in cash semi-annually in arrears on each May 15 and November 15, commencing on                    . The Company will make each interest payment to the holders of record of the Notes on the immediately preceding May 1 and November 1. Interest on the Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes will mature on November 15, 2015.

        The Notes will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.

Methods of Receiving Payments on the Notes

        If a holder has given wire transfer instructions to the Company at least three business days prior to the applicable payment date, the Company, through the paying agent or otherwise, will pay all principal, interest and premium and Additional Interest (as described under "Exchange Offer; Registration Rights"), if any, on that holder's Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the

City and State of New York, unless the Company elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The Company maintains one or more paying agents (each, a "paying agent") for the Notes within the City and State of New York.

        The Company also maintains one or more registrars (each, a "registrar") and a transfer agent. The Trustee will serve as initial registrar and transfer agent at its corporate trust office. The registrar and the transfer agent will maintain a register reflecting ownership of Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Company at the office or agency of the registrar within the City and State of New York.

        The Company may change the paying agents, the registrars or the transfer agents without prior notice to the holders. The Company or any Restricted Subsidiary may act as a paying agent or registrar.

Transfer and Exchange

        A holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Company may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Guarantees

        The Guarantors of the Notes will jointly and severally guarantee the Company's obligations under the Indenture and the Notes on an unsecured basis. Each Guarantor's Guarantee of the Notes will be subordinated in right of payment only to the obligations of such Guarantor under Designated Senior Indebtedness. The obligations of each Subsidiary Guarantor under its Guarantee will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See "Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payments on the notes."

        Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation, or with, into or to any other Persons upon the terms and conditions set forth in the Indenture. See "—Certain Covenants—Merger, Consolidation or Sale of Assets." The Guarantee of a Subsidiary Guarantor will be automatically released in the event that:

  (a)
  the sale, disposition or other transfer (including through merger or consolidation) of (x) Capital Stock of such Subsidiary Guarantor if after such sale, disposition or other transfer such Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Subsidiary Guarantor, provided that, in each case, such sale, disposition or other transfer is made in compliance with the provisions of the Indenture;

  (b)
  the Company designates such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Indenture;

  (c)
  in the case of any Restricted Subsidiary which after the Issue Date is required to guarantee the Notes pursuant to the covenant described under "—Certain Covenants—Additional Guarantees," the release or discharge of the guarantee by such Restricted Subsidiary of all of the Indebtedness of the Company or any Restricted Subsidiary or the repayment of all of the

    Indebtedness which resulted in the obligation to guarantee the Notes, other than as a result of payment under a guarantee of such Indebtedness; or

  (d)
  such Subsidiary Guarantor is also a guarantor or borrower under the Credit Agreement as in effect on the Issue Date and, at the time of release of its Guarantee, (x) has been released from its guarantee of, and all pledges and security, if any, granted in connection with the Credit Agreement (which may be conditioned on the concurrent release hereunder), other than as a result of payment under a guarantee of such Indebtedness, (y) is not an obligor under any Indebtedness (other than Indebtedness permitted to be incurred pursuant to clause (3), (6), (7), (8), (9), (10), (11), (16) or (18) of the second paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock") and (z) does not guarantee any Indebtedness of the Company or any Restricted Subsidiaries (other than any guarantee that will be released upon the release of the Guarantee of the Notes).

In addition, the Guarantees will be automatically unreleased if the Company exercises its legal defeasance option or its covenant defeasance option as described under "—Legal Defeasance and Covenant Defeasance" or its obligations under the Indenture are discharged in accordance with the terms of the Indenture.

Subordination of the Guarantees

        Each Guarantor's Guarantees of the Notes will be subordinated in right of payment only to such Guarantor's Obligations on Designated Senior Indebtedness. The Guarantees will in all respects rank pari passu in right of payment with all other Indebtedness of the Guarantors. The Notes are not subordinated in right of payment to any Indebtedness.

        No Guarantor is permitted to make any payments on its Guarantee of the Notes and may not purchase, redeem or otherwise retire any Notes (collectively, "pay on the Guarantees of the Notes") (except in the form of Permitted Junior Securities (other than Disqualified Stock)) if either of the following occurs (a "Payment Default");

  (1)
  any Obligation on any Designated Senior Indebtedness of such Guarantor is not paid in full in cash when due; or

  (2)
  any other default on any Designated Senior Indebtedness of such Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Notwithstanding the foregoing, the Guarantors are permitted to pay on the Guarantees of the Notes if the Guarantors and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        During the continuance of any default (other than a Payment Default) (a "Non-Payment Default") with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Guarantors are not permitted to pay on the Guarantees of the Notes (except in the form of Permitted Junior Securities (other than Disqualified Stock)) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment

Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

  (1)
  by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice;

  (2)
  because the Non-Payment Default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

  (3)
  because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

        Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness or a Payment Default has occurred and is continuing, the Guarantors are permitted to resume paying on the Guarantees of the Notes after the end of such Payment Blockage Period. The Guarantees of the Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of Non-Payment Defaults with respect to Designated Senior Indebtedness during such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 365-days period, and there must be a least 186 days during any consecutive 365-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no Non-Payment Default that existed or was continuing on the date of delivery of any Blockage Notice with respect to any Designated Senior Indebtedness and that was the basis for the initiation of such Blockage Notice will be, or be made, the basis for a subsequent Blockage Notice by the Representative of such Designated Senior Indebtedness unless such Non-Payment Default has been waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of such initial Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

        Upon any payment or distribution of the assets of any Guarantor upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to such Guarantor or its property:

  (1)
  the holders of Designated Senior Indebtedness of such Guarantor will be entitled to receive payment in full in cash of such Designated Senior Indebtedness before the holders of the Notes are entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Guarantees of the Notes; and

  (2)
  until the Designated Senior Indebtedness of such Guarantor is paid in full in cash, any payment or distribution to which holders of the Guarantees of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Designated Senior Indebtedness as their interests may appear, except that holders of the Guarantees of the Notes may receive Permitted Junior Securities.

        If a distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders of the Notes are required to hold it in trust for the holders of Designated Senior Indebtedness of the Guarantors and pay it over to them as their interests may appear.

        The subordination and payment blockage provisions described above will not prevent a Default from occurring under the Indenture upon the failure of the Company to pay interest or principal with respect to the Notes when due by their terms. If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee must promptly notify the holders of Designated Senior

Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the subordination provisions described herein. If any Designated Senior Indebtedness of any Guarantor is outstanding, no Guarantor may pay on its Guarantee until five Business Days after the Representatives of all such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay on the Guarantees of the Notes only if the Indenture (including the subordination provisions) otherwise permits payment at that time.

        A holder of Notes by its acceptance of Notes agrees to be bound by these subordination provisions and authorizes and expressly directs the Trustee under the Indenture, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination of the Guarantees provided for in the Indenture and appoints the Trustee under the Indenture its attorney-in-fact for such purpose.

        By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of a Guarantor that are holders of Designated Senior Indebtedness of such Guarantor may recover more, ratably, than the holders of Notes.

Optional Redemption

        On or after November 15, 2011, the Company may redeem all or a part of the Notes at its option, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed to the applicable redemption date if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

Year	Percentage
2011	105.250%
2012	102.625%
2013 and thereafter	100.000%

        In addition, at any time prior to November 15, 2010, the Company may on one or more occasions redeem in the aggregate up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings, at a redemption price of 110.5% of the principal amount of the Notes, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (provided that if the Equity Offering is an offering by Parent or any of its direct or indirect parent companies, a portion of the net cash proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Company); provided, however, that:

  (1)
  at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture must remain outstanding immediately after the occurrence of each such redemption (excluding in such calculation Notes held by Parent and its Affiliates); and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        The Notes may also be redeemed, in whole or in part, at any time prior to November 15, 2011, at the option of the Company upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date.

        The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

        Any and all interest payable upon any redemption shall be payable in cash.

  Selection and Notice

        If less than all of the Notes are to be redeemed at any time, the Registrar will select Notes for redemption as follows:

  (1)
  if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed; or

  (2)
  if the Notes are not listed on any national securities exchange, on a pro rata basis to the extent practicable or in accordance with customary procedures of DTC.

        No Notes of $2,000 or less can be redeemed in part. Except as otherwise provided herein, notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

        If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of that Note upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption so long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Mandatory Redemption

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Company may be required to offer to purchase Notes as described under "—Repurchase at the Option of Holders—Change of Control" and "—Repurchase at the Option of Holders—Asset Sales." The Company may at any time and from time to time purchase Notes in the open market or otherwise.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, unless the Company at such time has given notice of redemption under "—Optional Redemption" with respect to all outstanding Notes, each holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of that holder's Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase. Within 30 days following any Change of Control, unless the Company at such time has given notice of redemption under "—Optional Redemption" with respect to all outstanding Notes, or, at the Company's option, in advance of a Change of Control, the Company will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

        On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

        The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The Company is not required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) a notice of redemption for all Notes has been given pursuant to the Indenture as described under "—Optional Redemption" unless and until there is a default in the payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control and may be conditional upon the occurrence of a Change of Control if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        The Credit Agreement restricts the Company from purchasing Notes, and also provides that the occurrence of certain change of control events with respect to Parent or the Company would constitute a default thereunder. Prior to complying with any of the provisions of this "Change of Control" covenant under the Indenture governing the Notes, but in any event within 90 days following a Change of Control, to the extent required to permit the Company to comply with this covenant, the Company will either repay all outstanding Indebtedness under the Credit Agreement or other Indebtedness ranking pari passu with the Notes or obtain the requisite consents, if any, under all agreements governing such outstanding Indebtedness. If the Company does not repay such Indebtedness or obtain such consents, the Company will remain prohibited from purchasing Notes in a Change of Control, which after appropriate notice and lapse of time would result in an Event of Default under the Indenture, which would in turn constitute a default under the Credit Agreement.

        Future indebtedness that the Company or its Subsidiaries may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase their Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company or its Subsidiaries. Finally, the Company's ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors—Risks Related to the Notes—We may not be able to purchase the notes upon a change of control, which would result in a default in the indenture governing the notes and would materially adversely affect our business and financial condition."

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company or its Subsidiaries and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Company and the initial purchasers of the Notes. The Company has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company could decide to do so in the future. Subject to the limitations discussed below, the Company or its Subsidiaries could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of the Company or its credit ratings. Restrictions on the ability of the Company and its Subsidiaries to incur additional Indebtedness are contained in the covenants described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

        The definition of "Change of Control" includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

        For purposes of clause (2) above, the amount of (i) any liabilities other than contingent liabilities (as shown on the Company's or the applicable Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Guarantees) that are assumed by the transferee of any such assets and from which the Company and all Restricted Subsidiaries have been validly released by the applicable creditor(s) in writing, (ii) any debt securities received by the Company or such Restricted

Subsidiary from such transferee that are converted by the Company or Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of such Asset Sale, (iii) any assets described in clause (2) or (3) below, and (iv) any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the Company), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iv) that is at that time outstanding, not to exceed the greater of (x) $75.0 million and (y) an amount equal to 2.0% of Total Assets of the Company on the date on which such Designated Non-cash Consideration is received (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this paragraph and for no other purpose.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary, as the case may be, may apply those Net Proceeds at its option:

  (1)
  (A) to reduce Obligations under Secured Indebtedness of the Company or any Restricted Subsidiary, (B) to reduce Obligations under Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to the Company or another Restricted Subsidiary), (C) to reduce Obligations under any Indebtedness outstanding under the Credit Facilities (other than Subordinated Indebtedness) or (D) to reduce Indebtedness of the Company that ranks pari passu in right of payment with the Notes or Indebtedness of a Guarantor that ranks pari passu in right of payment with such Guarantor's Guarantee of the Notes (provided that if the Company shall so reduce Obligations under Indebtedness that ranks pari passu in right of payment with the Notes or the Guarantees (other than Indebtedness specified in clauses (A) through (C) above), it will equally and ratably reduce Obligations under the Notes through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by causing the Company to make an offer (in accordance with the procedures set forth below for an Asset Sale Offer (as defined below)) to all holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the pro rata principal amount of Notes), in each case other than Indebtedness owed to Parent or any Restricted Subsidiary;

  (2)
  to an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Restricted Subsidiary, (B) capital expenditures or (C) other non-current assets, in each of (A), (B) and (C), used or useful in a Permitted Business;

  (3)
  to an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Restricted Subsidiary, (B) properties or (C) assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale; and/or

  (4)
  to make any Seed Capital Investment.

        Any Net Proceeds from an Asset Sale not applied or invested in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Proceeds shall constitute "Excess Proceeds"; provided that if during such 365-day period the Company or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) or (3) of the immediately preceding paragraph after such 365th day, such 365-day period will be extended with respect to the amount of Net Proceeds so committed for a period not to exceed 180 days until such Net Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement).

        When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company or the applicable Restricted Subsidiary will make an offer (an "Asset Sale Offer") to all holders of Notes and Indebtedness that ranks pari passu with the Notes and contains provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase, on a pro rata basis, the maximum principal amount of Notes and such other Indebtedness that ranks pari passu with the Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash.

        Pending the final application of any Net Proceeds, the Company or the applicable Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the Indenture.

        If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or the applicable Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Registrar will select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Company or the applicable Restricted Subsidiary will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, the Company or the applicable Restricted Subsidiary will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

Certain Covenants

  Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (a)
  declare or pay any dividend or make any other distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock) and (B) dividends or distributions by a Restricted Subsidiary payable on or in respect of any class or series of its securities, provided that such dividend or distribution is made in accordance with the terms of the agreement or instrument governing such class or series of securities);

  (b)
  purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent entity of the Company held by any Person (other than by a Restricted Subsidiary), including in connection with any merger or consolidation;

  (c)
  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness (other than (x) Indebtedness permitted under clause (8) of the definition of "Permitted Debt" or (y) the purchase, repurchase or other acquisition or retirement of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, acquisition or retirement); or

  (d)
  make any Restricted Investment;

(all such payments and other actions set forth in these clauses (a) through (d) being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

  (2)
  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in the first paragraph of the covenant described below under "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (3)
  such Restricted Payment, together with (A) the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (9), (11), (13), (14) and (15) of the next succeeding paragraph; provided that the calculation of Restricted Payments shall also exclude the amounts paid or distributed pursuant to clause (1) of the next succeeding paragraph to the extent that the declaration of such dividend or other distribution shall have previously been included as a Restricted Payment), and (B) the aggregate amount of all prepayments of Existing Notes pursuant to clause (B) of the proviso in clause (2) of the covenant contained under "—Certain Covenants—Limitation on Prepayment or Modification of Existing Notes" made by the Company and its Restricted Subsidiaries after the Issue Date, is less than the sum, without duplication, of

  (a)
  50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

  (b)
  100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Company, of property received by the Company after the Issue Date from the issue or sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) of (x) Equity Interests of the Company (excluding (i) cash proceeds applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph, (ii) cash proceeds received from the sale of Refunding Capital Stock (as defined below) to the extent such amounts have been applied to Restricted Payments made in accordance with clause (2) of the next succeeding paragraph, (iii) Designated Preferred Stock and (iv) Disqualified Stock) or (y) debt securities or Disqualified Stock of the Company that has been converted into or exchanged for Equity Interests of the Company (other than (i) Refunding Capital Stock, (ii) Equity Interests or convertible debt securities of Parent or any other direct or indirect parent company sold to a Subsidiary or Parent, (iii) Disqualified Stock or (iv) Designated Preferred Stock), plus

    (c)
    100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of property contributed to the equity capital of the Company after the Issue Date (other than (i) by a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries, (ii) any Excluded Contributions, (iii) any Disqualified Stock, (iv) any Refunding Capital Stock, (v) any Designated Preferred Stock and (vi) cash proceeds applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph), plus

    (d)
    to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received by the Company or a Restricted Subsidiary after the Issue Date in cash and the fair market value, as determined in good faith by the Board of Directors of the Company, of property received by the Company or a Restricted Subsidiary after the Issue Date by means of (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments of the Company or its Restricted Subsidiaries or (B) the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) or a dividend or other distribution from an Unrestricted Subsidiary, plus

    (e)
    in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Company or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Company or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary or of the assets transferred (as applicable), as determined by the Board of Directors of the Company in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment), plus

    (f)
    $125.0 million.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

  (2)
  (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Company or any direct or indirect parent of the Company ("Retired Capital Stock") or Subordinated Indebtedness in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to the Company or any of its Subsidiaries) of Equity Interests of the Company or contributions to the equity capital of the Company (in each case, other than Disqualified Stock) ("Refunding Capital Stock") and (B) the declaration and payment of dividends on Retired Capital Stock out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan or any trust established by the Company or any of its Subsidiaries) of Refunding Capital Stock;

  (3)
  the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower of such Subordinated Indebtedness which is incurred in compliance with the covenant "—Incurrence of Indebtedness and Issuance of Preferred Stock" so long as (A) such new Indebtedness is subordinated to the Notes and any Guarantees thereof at least to the same extent as such Subordinated Indebtedness so redeemed, repurchased, acquired or retired, (B) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (C) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

  (4)
  a Restricted Payment to pay for the repurchase, retirement, redemption or other acquisition or retirement for value of Equity Interests of the Company or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Company, any Subsidiary or any of its direct or indirect parent companies (or their permitted transferees, assigns, estates or heirs) pursuant to any management unit purchase agreement, management equity plan or stock option plan or any other management or employee benefit plan, agreement or arrangement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Company or any direct or indirect parent company in connection with any such repurchase, retirement or other acquisition or retirement); provided, however, that the aggregate amount of Restricted Payments made under this clause (4) does not exceed $25.0 million in any calendar year, with any unused amounts in any calendar year being carried over to the two immediately succeeding calendar years subject to a maximum of $50.0 million in any calendar year; provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of its direct or indirect parent companies, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date plus (B) the cash proceeds of "key man" life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date (provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year) (it being understood that the forgiveness of any debt by such Person shall not be a Restricted Payment hereunder (to the extent such debt was incurred to purchase Equity Interests of the Company or any of its direct or indirect parent companies)) minus (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);

  (5)
  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued or incurred in accordance with the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock"; provided such Disqualified Stock is included in the calculation of Consolidated Total Indebtedness for such entity;

  (6)
  the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) and the declaration and payment of dividends to any direct or indirect parent company of the Company the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent company of the Company issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions thereon) on a pro forma basis, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in the first paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" or as "Permitted Debt" and (B) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Company from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

  (7)
  repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

  (8)
  the payment of dividends on the Company's common stock (or the payment of dividends to any direct or indirect parent company of the Company, as the case may be, to fund the payment by any such parent company of the Company of dividends on such entity's common stock) following the first public offering of the Company's common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, in an aggregate amount not to exceed, in any year, 6% of the net cash proceeds received by or contributed to the Company after the Issue Date in any such public offering, other than public offerings of common stock of the Company (or any direct or indirect parent company of the Company) registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

  (9)
  Investments that are made with Excluded Contributions;

  (10)
  the payment of dividends or other distributions to any direct or indirect parent company of the Company to fund the payment by any such parent company of interest payments or AHYDO Catch Up Payments on Indebtedness, or dividends on Preferred Stock, of such parent company incurred or issued after the Issue Date; provided, however, that (A) the net cash proceeds of such Indebtedness or such Preferred Stock, as the case may be, are contributed to the Company as common equity, (B) the aggregate amount of dividends declared and paid pursuant to this clause (10) does not exceed the amount of net cash proceeds of such Indebtedness or Preferred Stock actually contributed to the Company as common equity and (C) after giving effect to such dividends or other distributions, the amount available for Restricted Payments pursuant to clause (3) of the first paragraph of this covenant shall not be less than $0;

  (11)
  distributions or payments of Receivables Fees and purchase of any assets in connection with a Receivables Facility;

  (12)
  the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness or Disqualified Stock pursuant to provisions similar to those described under "—Repurchase at the Option of Holders—Change of Control" and "—Repurchase at the Option of Holders—Asset Sales"; provided that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

  (13)
  the declaration and payment of dividends to, or the making of loans to, a direct or indirect parent company of the Company in amounts required for such Person to pay, without duplication:

  (i)
  franchise taxes and other fees, taxes and expenses required to maintain its corporate existence;

    (ii)
    federal, foreign, state and local income or franchise taxes (or any alternative tax in lieu thereof); provided, that, in each fiscal year, the amount of such payments shall be equal to the amount that the Company and its Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income or franchise taxes if such entities were corporations paying taxes separately from any parent entity at the highest combined applicable federal, foreign, state, local or franchise tax rate for such fiscal year;

    (iii)
    customary salary, bonus, severance, indemnification obligations and other benefits payable to officers and employees of any direct or indirect parent company of the Company and any payroll, social security or similar taxes thereof to the extent such salaries, bonuses, severance, indemnification obligations and other benefits are reasonably attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

    (iv)
    general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Company to the extent such costs and expenses are reasonably attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

    (v)
    amounts payable pursuant to the Management Agreement;

    (vi)
    fees and expenses other than to Affiliates of the Company related to (1) any unconsummated equity or debt offering of such parent entity, (2) any Investment otherwise permitted under this covenant (whether or not successful) and (3) any transaction of the type described under the caption "Merger, Consolidation or Sale of Assets";

    (vii)
    cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company or any direct or indirect parent;

    (viii)
    amounts to finance Investments otherwise permitted to be made pursuant to the Indenture; provided, that (1) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (2) such direct or indirect parent company shall, immediately following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Company or one of its Restricted Subsidiaries or (y) the merger of the Person formed or acquired into the Company or one of its Restricted Subsidiaries (to the extent not prohibited by covenant entitled "Merger, Consolidation or Sale of Assets") in order to consummate such Investment, (3) such direct or indirect parent company and its Affiliates (other than the Company or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction, (4) any property received by the Company shall not increase amounts available for Restricted Payments pursuant to clause (3) of the first paragraph of the covenant contained under "—Certain Covenants—Restricted Payments" and (5) such Investment shall be deemed to be made by the Company or such Restricted Subsidiary by another paragraph of this paragraph (other than pursuant to clause (9) hereof) or pursuant to the definition of "Permitted Investments" (other than clause (11) thereof);

    (ix)
    reasonable and customary fees payable to any directors of any direct or indirect parent of the Company and reimbursement of reasonable out of pocket costs of the directors of any direct or indirect parent of the Company in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of the Company and its Restricted Subsidiaries; and

    (x)
    reasonable and customary indemnities to directors, officers and employee of any direct or indirect parent of the Company in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

  (14)
  cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors of the Company);

  (15)
  distributions, by dividends or otherwise, of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than any Unrestricted Subsidiary in which the Company or any Restricted Subsidiary has made an Investment (including by designation of a Restricted Subsidiary thereof as an Unrestricted Subsidiary) pursuant to clause (16) below or clause (10) of the definition of "Permitted Investments");

  (16)
  Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding, without giving effect to any sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities or are included in the calculation under clause (3)(d) of the first paragraph of this covenant, not to exceed 5.0% of Total Net Tangible Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

  (17)
  payments and distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole that complies with the terms of the Indenture, including the covenant described under "Merger, Consolidation or Sale of Assets";

provided, however, that at the time of, and after giving effect to, (i) any Restricted Payment permitted under clauses (4), (5), (6), (8), (12), (13)(v) and (vi) and (16) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) any Restricted Payment permitted under clause (10) above, no Default or Event of Default specified in clauses (1), (2), (5) or (6) of the definition thereof shall have occurred and be continuing or would occur as a consequence thereof.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors of the Company.

        As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of Investments. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this covenant or the definition of Permitted Investments and if such Subsidiary otherwise meets the definition of an Unrestricted

Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants described in this summary.

        For the avoidance of doubt, any dividend or distribution otherwise permitted pursuant to this covenant may be in the form of a loan.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively "incur") any Indebtedness (including Acquired Debt) and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary may issue Preferred Stock if the Total Leverage Ratio of the Company and its Restricted Subsidiaries (on a consolidated basis) for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been less than 7.0 to 1.0 determined on a pro forma basis; provided further, that any incurrence of Indebtedness or issuance of Preferred Stock pursuant to this paragraph by a Restricted Subsidiary that is not a Guarantor is subject to the limitations of set forth in the last paragraph of this covenant.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, "Permitted Debt"):

  (1)
  the incurrence by the Company or a Restricted Subsidiary of Indebtedness under Credit Facilities together with the incurrence by the Company or any Restricted Subsidiary of the guarantees thereunder and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount, equal to (A) $2,565.0 million, plus (B) the greater of (x) $500.0 million and (y) the maximum principal amount of Indebtedness that could be incurred such that after giving effect thereto the Secured Indebtedness Ratio of the Company would not exceed 5.0 to 1.0 (provided that only Indebtedness that is included in Secured Indebtedness may be incurred under this clause (y)), minus (C) the amount of all mandatory principal payments actually made by the borrower thereunder with Net Proceeds from Asset Sales minus (D) the aggregate amount of Indebtedness incurred by a Receivables Subsidiary and then outstanding pursuant to clause (18) of this paragraph;

  (2)
  the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (including any Guarantee thereof) issued on the Issue Date and any Notes and related exchange guarantees to be issued in exchange for the Notes (including any Guarantee thereof) pursuant to the Registration Rights Agreement;

  (3)
  the incurrence by a Broker-Dealer Subsidiary of Indebtedness incurred in connection with the settlement of securities transactions in the ordinary course of business in an amount not to exceed $50.0 million at any one time outstanding;

  (4)
  any Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clause (1) or (2) above), including the Existing Notes;

  (5)
  (i) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Restricted Subsidiary to finance the purchase, construction, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), and (ii) Indebtedness incurred to refinance any such Indebtedness under subclause (i), in an aggregate principal amount under this clause (5) that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (5), does not exceed $20.0 million;

  (6)
  Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed or paid within 60 days following such drawing or incurrence;

  (7)
  indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet (other than by application of FIN 45 as a result of an amendment to an obligation in existence on the Issue Date) of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (7));

  (8)
  Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any other Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to constitute the incurrence of such Indebtedness not permitted by this clause (8) and (B) if the Company or a Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated in right of payment to all obligations of the Company or such Guarantor with respect to the Notes or the Guarantees;

  (9)
  shares of Preferred Stock of a Restricted Subsidiary issued to the Company or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

  (10)
  Hedging Obligations of the Company or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes);

  (11)
  obligations in respect of customs, stay, bid, appeal, performance and surety bonds, appeal bonds and other similar types of bonds and performance and completion guarantees and other obligations of a like nature provided by the Company or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business consistent with past practice;

  (12)
  Indebtedness of the Company or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (12) does not at any one time outstanding exceed $150.0 million;

  (13)
  (x) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary (other than Indebtedness incurred pursuant to clause (3) above) so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary or the Company, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor's Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, and (y) any guarantee by a Restricted Subsidiary of Indebtedness of the Company incurred in accordance with the terms of the Indenture;

  (14)
  the incurrence by the Company or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund, replace or refinance any Indebtedness incurred as permitted under the first paragraph of this covenant and clauses (2) and (4) above, this clause (14) and clause (15) below or any Indebtedness issued to so refund, replace, redeem, extend or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that (A) such Refinancing Indebtedness has a Weighted Average Life to Maturity which is not less than the Weighted Average Life to Maturity of the Indebtedness being refunded, replaced, redeemed, extended or refinanced, and has a Stated Maturity not earlier than the Stated Maturity of the Indebtedness being refunded, replaced, redeemed, extended or refinanced, (B) to the extent such Refinancing Indebtedness refinances Subordinated Indebtedness, such Refinancing Indebtedness is subordinated to the Notes or the Guarantees at least to the same extent as the Indebtedness being refunded, replaced or refinanced, (C) such Refinancing Indebtedness shall not have any obligors that were not obligors of the Indebtedness being refunded, replaced or refinanced, (D) such Refinancing Indebtedness shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded, replaced, redeemed, extended or refinanced and (E) any Preferred Stock shall be refunded, replaced or refinanced with Preferred Stock;

  (15)
  subject to the last paragraph of this covenant, (i) Indebtedness or Preferred Stock of a Person incurred and outstanding on or prior to the date on which such Person was acquired by, the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Indenture or (ii) Indebtedness of the Company or any Restricted Subsidiary incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition by the Company or such Restricted Subsidiary of property used or useful in a Permitted Business (whether through the direct purchase of assets or the purchase of Capital Stock of, or merger or consolidation with, any Person owning such assets); provided, that after giving effect to such incurrence of Indebtedness either (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in the first paragraph of this covenant or (B) the Total Leverage Ratio would be less than or equal to such Total Leverage Ratio immediately prior to such acquisition;

  (16)
  Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of its incurrence;

  (17)
  Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to a Credit Facility in a principal amount not in excess of the stated amount of such letter of credit;

  (18)
  Indebtedness incurred by a Receivables Subsidiary in connection with a Receivables Facility;

  (19)
  Indebtedness consisting of promissory notes issued by the Company or any Guarantor to current or former officers, directors, consultants and employees, their respective estates, spouses, former spouses, heirs or family members to finance the purchase or redemption of Equity Interests of the Company or any of its direct or indirect parent companies permitted by the covenant described under "—Restricted Payments";

  (20)
  Indebtedness of the Company or any Restricted Subsidiary to the extent the proceeds of such Indebtedness are deposited and used to defease the Notes as described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge";

  (21)
  Indebtedness of the Company or any Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business;

  (22)
  cash management obligations and Indebtedness in respect of netting services, employee credit card programs or similar arrangements in connection with cash management and deposit accounts or security accounts;

  (23)
  Indebtedness representing deferred compensation to employees of the Company or any Restricted Subsidiary incurred in the ordinary course of business; and

  (24)
  Indebtedness or Preferred Stock of Foreign Subsidiaries in an aggregate amount not to exceed $50.0 million at any one time outstanding.

        For purposes of determining compliance with this "—Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (24) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify and later reclassify such item of Indebtedness in any manner that complies with this covenant (so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification), and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories. Accrual of interest or dividends, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness or Preferred Stock will not be deemed to be an incurrence of Indebtedness or Preferred Stock for purposes of this covenant and the covenant described under "—Liens." Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt and any such Indebtedness that was outstanding under the Credit Agreement as of the Issue Date may not later be re-classified.

        For purposes of determining compliance with any U.S. dollar restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a currency agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such currency agreement. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness being refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a currency agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such refinancing Indebtedness is incurred. The maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

        The Company will not, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated or junior in right of payment to any Indebtedness (including Acquired Debt) of the Company, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company. No Guarantor will, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated or junior in right of payment to any Indebtedness (including Acquired Debt, but excluding Designated Senior Indebtedness) of such Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to such Guarantor's Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of such Guarantor. Indebtedness shall not be considered subordinate or junior in right of payment by virtue of being secured to a greater or lesser extent or with different priority.

        Notwithstanding anything to the contrary contained in the first paragraph of this covenant or in the definition of Permitted Debt, no Restricted Subsidiary of the Company that is not a Guarantor shall incur any Indebtedness or issue any Preferred Stock in reliance on the first paragraph of this covenant or clause (15) of the definition of Permitted Debt, or guarantee (in reliance on clause (13) of the definition of Permitted Debt) any Indebtedness incurred by the Company or a Restricted Subsidiary in reliance on the first paragraph of this covenant or clause (15) of this definition of Permitted Debt (collectively, the "Limited Non-Guarantor Debt Exceptions"), if the amount of such Indebtedness or Preferred Stock, when aggregated with the amount of all other Indebtedness or Preferred Stock outstanding under such Limited Non-Guarantor Debt Exceptions, together with any Refinancing Indebtedness in respect thereof, would exceed $100.0 million; provided, that in no event shall any Indebtedness or Preferred Stock of any Restricted Subsidiary that is not a Guarantor (x) existing at the time it became a Restricted Subsidiary or (y) assumed in connection with any acquisition, merger or acquisition of minority interests of a non-Wholly Owned Subsidiary (and in the case of clauses (x) and (y), not created in contemplation of such Person becoming a Restricted Subsidiary or such acquisition, merger or acquisition of minority interests) be deemed to be Indebtedness outstanding under the Limited Non-Guarantor Debt Exceptions for purposes of this paragraph.

  Limitation on Prepayment or Modification of Existing Notes

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly purchase, redeem, defease or otherwise acquire or retire for value (for purposes of this covenant, "prepay") any of the Existing Notes prior to the final maturity date thereof (as in effect on the Issue Date); provided that the Company may:

  (1)
  prepay any of the Existing Notes which have a final maturity date (as in effect on the Issue Date) in 2010; provided that, in the case of any such prepayment funded with the proceeds of the incurrence of Indebtedness, such Indebtedness, (A) is incurred pursuant to clause (1) of the definition of "Permitted Debt" or (B) has a Weighted Average Life to Maturity which is longer than the Weighted Average Life to Maturity of the Notes, and has a Stated Maturity later than the Stated Maturity of the Notes; and

  (2)
  so long as no Default or Event of Default exists or would result therefrom, prepay any other Existing Notes which have a final maturity date (as in effect on the Issue Date) in 2015; provided that (A) any such prepayment shall be funded only with the proceeds of unsecured Indebtedness incurred substantially concurrently with such prepayment and (a) at the time of incurrence and after giving pro forma effect thereto and to the application of the proceeds thereof, (I) the Guaranteed Indebtedness Leverage Ratio shall be no greater than 7.20 to 1.0 or (II) such Indebtedness is incurred pursuant to clause (14) of the definition of "Permitted Debt" and (b) such Indebtedness shall have a Weighted Average Life to Maturity which is longer than the Weighted Average Life to Maturity of the Notes, and has a Stated Maturity later than the Stated Maturity of the Notes or (B) after giving effect thereto, the amount available for Restricted Payments under clause (3) of the first paragraph of the covenant contained under "—Certain Covenants—Restricted Payments" shall not be less than $0.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, amend any of the Existing Notes or the Existing Notes Indenture, or any supplemental indenture in respect thereof, in any way (i) to make the final maturity date of any series of Existing Notes earlier than in effect on the Issue Date, (ii) to shorten the Weighted Average Life to Maturity of any series of the Existing Notes, (iii) to modify or change any provision of the Existing Notes Indenture or the related definitions in a manner that is more restrictive to the Company than the Existing Notes Indenture as in effect on the Issue Date, (iv) to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures any of the Existing Notes, (v) to provide guarantees of any of the Existing Notes by any Subsidiary of the Company or (vi) to prohibit the making of the Guarantees or the creation of Liens in favor of the Notes and the Guarantees.

  Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries that are Guarantors to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness on any asset or property of the Company or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

  (1)
  in the case of Liens securing Subordinated Indebtedness of the Company, the Notes are secured by a Lien on such property, assets or proceeds of the Company that is senior in priority to such Liens;

  (2)
  in the case of Liens securing Subordinated Indebtedness of any Guarantor, the Guarantee of such Guarantor is secured by a Lien on such property, assets or proceeds of such Guarantor that is senior in priority to such Liens;

  (3)
  in the case of Liens securing Indebtedness (other than Subordinated Indebtedness) of the Company, the Notes are equally and ratably secured by a Lien on such property, assets or proceeds of the Company; and

  (4)
  in the case of Liens securing Indebtedness (other than Subordinated Indebtedness) of any Guarantor, the Guarantee of such Guarantor is equally and ratably secured by a Lien on such property, assets or proceeds of such Guarantor.

        The foregoing shall not apply to:

  (i)
  Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

  (ii)
  Liens securing all of the Notes and the related Guarantees and all of the Notes issued in exchange therefor pursuant to the Registration Rights Agreement (including Notes issued in exchange for Additional Notes) and secured by a Lien (in each case in accordance with the terms of the Indenture) and the related Guarantees;

  (iii)
  Liens securing Indebtedness permitted to be incurred pursuant to clauses (1) and (5) of the definition of "Permitted Debt"; or

  (iv)
  Permitted Liens.

        Any Lien created for the benefit of the holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1), (2), (3) and (4) above.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to the Company or any of its Restricted Subsidiaries; or

  (3)
  sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  contractual encumbrances or restrictions in effect (x) pursuant to a Credit Facility or related documents as in effect on the Issue Date or (y) on the Issue Date, including, without limitation, pursuant to Indebtedness in existence on the Issue Date;

  (2)
  the Indenture, the Notes and Guarantees (including any exchange notes with respect to the Notes and related Guarantees);

  (3)
  purchase money obligations or other obligations described in clause (5) of the definition of "Permitted Debt" that, in each case, impose restrictions of the nature discussed in clause (3) above in the first paragraph of this covenant on the property so acquired;

  (4)
  applicable law or any applicable rule, regulation or order;

  (5)
  any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

  (6)
  contracts for the sale of assets, including without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

  (7)
  Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness;

  (8)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (9)
  other Indebtedness or Preferred Stock of any Restricted Subsidiary (i) that is a Guarantor that is incurred subsequent to the Issue Date pursuant to the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" or (ii) that is incurred by a Foreign Subsidiary of the Company subsequent to the Issue Date pursuant to the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (10)
  customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

  (11)
  customary provisions contained in leases, subleases, licenses or asset sale agreements and other agreements;

  (12)
  restrictions and conditions by the terms of the documentation governing any Receivables Facility that in the good faith determination of the Company are necessary or advisable to effect such Receivables Facility;

  (13)
  negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under the Indenture; and

  (14)
  any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1), (2), (3) or (5) above; provided that the encumbrances or restrictions imposed by such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Company, not materially less favorable to the holders of the Notes than encumbrances and restrictions contained in such predecessor agreements and do not affect the Company's and Guarantors' ability, taken as a whole, to make payments of interest and scheduled payments of principal in respect of the Notes, in each case as and when due; provided, further, however, that with respect to agreements existing on the Issue Date, any refinancings or amendments thereof contain such encumbrances or restrictions that are not materially less favorable to the holders of the Notes than the encumbrances or restrictions contained in such agreements as in effect on the Issue Date.

  Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, assign, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction") involving aggregate consideration in excess of $10.0 million, unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or Restricted Subsidiary with an unrelated Person; and

  (2)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a majority of the Board of Directors of the Company (and, if any, a majority of the disinterested members of the Board of Directors of the Company with respect to such Affiliate Transaction) have determined in good faith that the criteria set forth in the immediately preceding clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Company.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any transaction with the Company, a Restricted Subsidiary, an Investment Vehicle or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

  (2)
  Restricted Payments and Permitted Investments (including Seed Capital Investments) permitted by the Indenture;

  (3)
  the payment by the Company or any of its Restricted Subsidiaries, of management, consulting, monitoring and advisory fees, termination or indemnification payments and related reasonable expenses pursuant to the Management Agreement;

  (4)
  payments in respect of reasonable employment, severance and any other compensation arrangements with, and fees and reasonable expenses paid to, and indemnities provided on behalf of (and entering into related agreements with) officers, directors, employees or consultants of the Company, any of its direct or indirect parent companies, or any Restricted Subsidiary, in the ordinary course of business;

  (5)
  payments made by the Company or any Restricted Subsidiary for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by majority of the Board of Directors of the Company (and, if any, a majority of the disinterested members of the Board of Directors of the Company with respect to such Affiliate Transaction) in good faith;

  (6)
  transactions in which the Company or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

  (7)
  payments or loans (or cancellations of loans) to employees or consultants of the Company or any of its direct or indirect parent companies or any Restricted Subsidiary which are approved by the Board of Directors of the Company in good faith and which are otherwise permitted under the Indenture;

  (8)
  payments made or performance under any agreement as in effect on the Issue Date (other than the Management Agreement (which are permitted under clause (3)), but including, without limitation, each of the other agreements entered into in connection with the Transactions that are disclosed in this offering memorandum, including additional parties that may be added subsequent to the Issue Date and any amendment thereto to the extent such an amendment is not adverse to the interests of the holders of the Notes in any material respect;

  (9)
  transactions with customers, clients, suppliers, or purchasers or sellers of goods or services (including Parent and its Subsidiaries), in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party;

  (10)
  if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Permitted Holder, any director, officer, employee or consultant of the Company or its Subsidiaries or any other Affiliates of the Company (other than a Subsidiary);

  (11)
  any transaction permitted by the covenant "—Merger, Consolidation or Sale of Assets";

  (12)
  any transaction with a Receivable Subsidiary effected as part of a Receivables Facility;

  (13)
  payments by the Company and its Restricted Subsidiaries to each other pursuant to tax sharing agreements or arrangements among Parent and its subsidiaries on customary terms (including, without limitation, transfer pricing initiatives);

  (14)
  payments to investment and commercial banks (or their affiliates) for financial advisory and other investment and commercial banking services and financings provided by them in the ordinary course of business on ordinary commercial terms;

  (15)
  investments by Affiliates of the Company in investment funds managed by the Company or any of its Restricted Subsidiaries on terms generally available to investors in such investment funds; and

  (16)
  any transaction with, or payment to, any financial institution or distribution participant in connection with the sale or distribution of securities or providing investment management services in the ordinary course of business of the Company and its Restricted Subsidiaries.

  Business Activities

        The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

  Payments for Consent

        The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Additional Guarantees

        After the Issue Date, the Company will cause (i) each of its Domestic Subsidiaries (other than any Unrestricted Subsidiary) that incurs any Indebtedness in excess of $10.0 million (other than Indebtedness permitted to be incurred pursuant to clauses (3), (6), (7), (8), (9), (10), (11), (16) and (18) of the definition of "Permitted Debt") and (ii) each Restricted Subsidiary that guarantees any Indebtedness of the Company or any of the Guarantors, in each case, within 10 business days of such incurrence of any such Indebtedness or guarantee of such Indebtedness, to execute and deliver to the Trustee a Guarantee pursuant to which such Restricted Subsidiary will fully and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes and all other obligations under the Indenture on the same terms and conditions as those set forth in the Indenture.

        Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such

Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

        Each Guarantee shall automatically be released in accordance with the provisions of the Indenture described under "—Guarantees."

  Merger, Consolidation or Sale of Assets

        The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person; unless:

  (1)
  (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (the Company or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the "Successor Company");

  (2)
  the Successor Company (if other than the Company) assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists;

  (4)
  immediately after giving pro forma effect to such transaction and any related financing transactions, as if the same had occurred at the beginning of the applicable four-quarter period, either (a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in the first paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" or (b) the Total Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

  (5)
  each Guarantor (except if it is the other party to the transactions described above in which case clause (2) above shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Notes, the Indenture and the Registration Rights Agreement.

        The predecessor company will be released from its obligations under the Indenture and the Notes and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes, but, in the case of a lease of all or substantially all its assets, the predecessor company will not be released from the obligation to pay the principal of and interest on the Notes.

        Notwithstanding the foregoing, clauses (3) and (4) above will not be applicable to (a) any Restricted Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Company or to another Guarantor and (b) the Company merging with an Affiliate solely for the purpose of reincorporating the Company, as the case may be, in another jurisdiction.

        Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, each Guarantor (other than Parent) will not, and the

Company will not permit such Guarantor to, (1) consolidate or merge with or into another Person (whether or not such Guarantor is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets; unless:

  (1)
  (a) such Guarantor is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (such Guarantor or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the "Successor Guarantor");

  (2)
  the Successor Guarantor (if other than such Guarantor) assumes all the obligations of such Guarantor under the Guarantee, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction, no Event of Default exists; and

  (4)
  the transaction is made in compliance with the covenant described under "—Repurchase at the Option of Holders—Asset Sales."

        The predecessor company will be released from its obligations under the Indenture and its Guarantee and the Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under the Indenture and such Guarantee, but, in the case of a lease of all or substantially all its assets, the predecessor company will not be released from its obligation under such Guarantee.

        Notwithstanding the foregoing, any Guarantor (other than Parent) (A) may consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets to the Company or to another Guarantor or (B) dissolve, liquidate or wind up its affairs if at that time it does not hold any material assets.

        Parent will not (1) consolidate or merge with or into another Person (whether or not Parent is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets; unless:

  (1)
  (a) Parent is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Parent) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (Parent or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the "Successor Parent Guarantor");

  (2)
  the Successor Parent Guarantor (if other than Parent) assumes all the obligations of Parent under the Guarantee, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; and

  (3)
  immediately after such transaction, no Event of Default exists.

        The predecessor company will be released from its obligations under the Indenture and its Guarantee and the Successor Parent Guarantor will succeed to, and be substituted for, and may exercise every right and power of, Parent under the Indenture and such Guarantee, but, in the case of a lease of all or substantially all its assets, the predecessor company will not be released from its obligation under such Guarantee.

        Notwithstanding the foregoing, Parent may consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets to the Company or to another Guarantor.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Company.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

  Reports

        Whether or not required by the Commission, so long as any Notes are outstanding, if not filed electronically with the Commission through the Commission's Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), the Company will furnish to the holders of Notes, within fifteen days after the deadlines specified in the Commission's rules and regulations for a filer that is a "non-accelerated filer":

  (1)
  substantially the same quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

  (2)
  substantially the same current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports (other than those current reports relating to Section 3 (Securities and Trading Markets), Section 5 (Corporate Governance and Management), Section 6 (Asset-Backed Securities and Section 8 (Other Events) or successor provisions; provided, however, that the Company shall be required to file current reports relating to change of control of the Company, any amendments to the charter documents of the Company or any Guarantor and any material modification to rights of security holders).

        In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) for a filer that is not an "accelerated filer" (as defined in such rules and regulations) and make such information available to securities analysts and prospective investors upon request. To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured; provided, that such cure shall not otherwise affect the rights of the Holders under "Events of Default and Remedies" if holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure. In addition, the Company has agreed that, for so long as any

Notes remain outstanding, it will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        In addition, if at any time Parent or any direct or indirect parent company that becomes a Guarantor (there being no obligation of any such parent company to do so) holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Company or any other direct or indirect parent of the Company (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Notes pursuant to this covenant may, at the option of the Company, be filed by and be those of Parent or such parent company (as applicable) rather than the Company; provided that the same is accompanied by consolidating information as required by Rule 3-10 of Regulation S-X that explains in reasonable detail the differences between the information relating to Parent and such other parent, on the one hand, and the information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand.

Events of Default and Remedies

        Under the Indenture, an Event of Default is defined as any of the following:

  (1)
  the Company defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

  (2)
  the Company defaults in the payment when due of interest or Additional Interest, if any, on or with respect to the Notes and such default continues for a period of 30 days;

  (3)
  the Company defaults in the performance of, or breaches any covenant, warranty or other agreement contained in, the Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clauses (1) or (2) above) and such default or breach continues for a period of 60 days (or 90 days with respect to the covenant described under "—Reports") after notice of the default or breach has been given to the Company by the Trustee or the Holders of at least 25% of the aggregate principal amount of the outstanding Notes;

  (4)
  a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Parent, the Company or any Restricted Subsidiary or the payment of which is guaranteed by Parent, the Company or any Restricted Subsidiary (other than Indebtedness owed to Parent, the Company or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods, amendments or waivers) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million (or its foreign currency equivalent) or more at any one time outstanding;

  (5)
  certain events of bankruptcy affecting Parent, the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary);

  (6)
  the failure by Parent, the Company or any Significant Subsidiary (or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $50.0 million (other than any judgments covered by indemnities or insurance policies as to which liability coverage has not been denied by the insurance company or indemnifying party), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after the applicable judgment becomes final and non-appealable; or

  (7)
  the Guarantee of Parent or a Significant Subsidiary that is a Guarantor or any group of Subsidiaries that are Guarantors and that, taken together as of the date of the most recent audited financial statements of the Company, would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms hereof) or any Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee, other than by reason of the release of the Guarantee in accordance with the terms of the Indenture.

        If an Event of Default (other than an Event of Default specified in clause (5) above with respect to the Company) shall occur and be continuing, the Trustee, by written notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding Notes under the Indenture by written notice to the Company and the Trustee, may declare the principal of and accrued interest on the Notes to be due and payable, which notice shall specify the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

        If an Event of Default specified in clause (5) above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.

        The Indenture provides that, at any time after a declaration of acceleration with respect to the Notes as described in the two preceding paragraphs, the holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences:

  (1)
  if the rescission would not conflict with any judgment or decree;

  (2)
  if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

  (3)
  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  (4)
  if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

  (5)
  in the event of the cure or waiver of an Event of Default of the type described in clause (5) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived.

        No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The holders of a majority in principal amount of the Notes issued and then outstanding under the Indenture may waive any existing Default or Event of Default under such Indenture, and its consequences, except a default in the payment of the principal of or interest on such Notes.

        In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 30 days after such Event of Default arose the Company delivers an Officers' Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.

        Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture and under the Trust Indenture Act of 1939, as amended. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders of the Notes, unless such holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

        The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to promptly deliver to the Trustee a statement specifying such Default or Event of Default (unless such Default or Event of Default has been cured prior to such time).

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, stockholder, unitholder or member of the Company, any of its Subsidiaries or any of its direct or indirect parent companies, as such (and not as a Guarantor), has any liability for any obligations of the Company or any Guarantor under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

Governing Law

        The Indenture, the Notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Legal Defeasance and Covenant Defeasance

        The Company may, concurrently and only concurrently, at its option and at any time, elect to have all of its obligations and the obligations of the applicable Guarantors discharged with respect to the outstanding Notes issued under the Indenture ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding Notes issued thereunder to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

  (2)
  the Company's obligations with respect to the Notes issued thereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

        In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes issued thereunder. In the event that a Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events of the Company but including such events with respect to any Significant Subsidiary) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes issued under the Indenture.

        In order to exercise either Legal Defeasance or Covenant Defeasance under the Indenture:

  (1)
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes issued thereunder, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes issued thereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Event of Default has occurred and is continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any Guarantor are a party or by which the Company or any Guarantor is bound;

  (6)
  the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company or any Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or any Guarantor or others; and

  (7)
  the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel (which may be subject to certain qualifications), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

  (1)
  either:

  (a)
  all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

  (b)
  all Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable, or may be called for redemption (and arrangements satisfactory to the Trustee for the giving of notice thereof are made with the Trustee), within one year or (iii) have been called for redemption and, in each case, the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company is a party or by which the Company is bound;

  (3)
  the Company has paid or caused to be paid all sums payable by it under the Indenture; and

  (4)
  the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes issued thereunder at maturity or the redemption date, as the case may be.

        In addition, the Company must deliver an Officers' Certificate and an opinion of counsel (which may be subject to certain qualifications) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the Indenture or the Notes issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding issued thereunder (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived (except a default in respect of the payment of principal or interest on the Notes) with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes issued thereunder (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

        Without the consent of each holder affected, an amendment or waiver of the Indenture may not (with respect to any Notes held by a non-consenting holder):

  (1)
  reduce the principal amount of Notes issued thereunder whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes issued thereunder (other than provisions relating to the covenants described above under "—Repurchase at the Option of Holders" except as set forth in item (11) below);

  (3)
  reduce the rate of or change the time for payment of interest on any Note issued thereunder;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the Notes issued thereunder (except a rescission of acceleration of the Notes issued thereunder by the holders of at least a majority in aggregate principal amount of the Notes issued thereunder with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any Note payable in money other than that stated in the Notes;

  (6)
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes issued thereunder or impair the right of any holder of Notes to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

  (7)
  waive a redemption payment with respect to any Note issued thereunder (other than a payment required by one of the covenants described above under "—Repurchase at the Option of Holders" except as set forth in item (11) below);

  (8)
  make any change in the ranking or priority in right of payment of any Note that would adversely affect the holders of the Notes;

  (9)
  modify or change any provision of the Indenture or the related definitions affecting the subordination of the Guarantees in a manner that adversely affects the holders of the Notes;

  (10)
  modify the Guarantees in any manner adverse to the holders of the Notes;

  (11)
  amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer in respect of an Asset Sale that has been consummated after a requirement to make an Asset Sale Offer has arisen; or

  (12)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of Notes, the Company, the Guarantors and the Trustee upon receipt of an officer's certificate of no material adverse effect to the holders and opinion of counsel may amend or supplement the Indenture or the Notes issued thereunder:

  (1)
  to cure any ambiguity, mistake, defect or inconsistency;

  (2)
  to provide for uncertificated Notes in addition to or in place of certificated Notes;

  (3)
  to provide for the assumption by a Successor Company or a successor company of a Guarantor, as applicable, of the Company's or such Guarantor's obligations under the Indenture, the Notes or any Guarantee in accordance with the provisions of the Indenture;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder;

  (5)
  to secure the Notes;

  (6)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended;

  (7)
  to add a Guarantee of the Notes;

  (8)
  to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee; provided that such sale, designation or release is in accordance with the applicable provisions of the Indenture; or

  (9)
  to conform the text of the Indenture, Notes or Guarantees to any provision of this "Description of the New Notes."

        No amendment of, or supplement or waiver to, the Indenture shall adversely affect the rights of any holder of Designated Senior Indebtedness under the subordination provisions of the Indenture, without the consent of such holder or, in accordance with the terms of such Designated Senior Indebtedness, the consent of the Representative of such holder or the requisite holders of such Designated Senior Indebtedness.

Concerning the Trustee

        If the Trustee becomes a creditor of the Company, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue to serve as trustee or resign.

        The holders of a majority in principal amount of the then outstanding Notes issued under the Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a more detailed presentation of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person.

        "Acquisition Agreement" means that certain agreement and plan of merger dated as of June 19, 2007 between Windy City Investments, Inc., Windy City Acquisition Corp. and Nuveen Investments, Inc., a Delaware corporation, as amended, modified and/or supplemented from time to time in accordance with the terms thereof, pursuant to which Windy City Acquisition Corp. will merge with and into Nuveen Investments, Inc., with Nuveen Investments, Inc. surviving such merger.

        "Additional Interest" has the meaning given to such term or similar terms (including "Liquidated Damages") in the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "AHYDO Catch Up Payment" means payments in respect of Indebtedness necessary in order to avoid such Indebtedness being characterized as "applicable high yield discount obligations" within the meaning of the Code.

        "Applicable Premium" means, with respect to any Note on any applicable redemption date, the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price at November 15, 2011 (such redemption price being set forth under "—Optional Redemption") plus (ii) all required interest payments due on the Notes through November 15, 2011 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the then outstanding principal amount of the Notes.

        "Asset Sale" means (i) the sale, conveyance, transfer, lease (as lessor) or other voluntary disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company (other than the sale of Equity Interests of the Company) or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition") or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than:

  (1)
  a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged, worn out, uneconomical or surplus assets in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business and dispositions of property no longer used or useful in the conduct of the business of the Company and its Restricted Subsidiaries or the disposition of inventory in the ordinary course of business;

  (2)
  the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the covenant contained under "—Certain Covenants—Merger, Consolidation or Sale of Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

  (3)
  the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to the covenant contained under "—Certain Covenants—Restricted

    Payments" or the granting of a Lien permitted by the covenant contained under "—Certain Covenants—Liens";

  (4)
  any disposition of assets, or issuance or sale of Equity Interests of any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), in any transaction or series of related transactions with an aggregate fair market value of less than $25.0 million;

  (5)
  any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to another Restricted Subsidiary;

  (6)
  the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;

  (7)
  any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (other than any Unrestricted Subsidiary in which the Company or any Restricted Subsidiary has made an Investment (including by designation of a Restricted Subsidiary thereof as an Unrestricted Subsidiary) pursuant to clause (17) of the second paragraph under "—Certain Covenants—Restricted Payments" or clause (10) of the definition of "Permitted Investments");

  (8)
  foreclosures on assets or transfers by reason of eminent domain;

  (9)
  disposition of an account receivable in connection with the collection or compromise thereof;

  (10)
  termination of leases, subleases, licenses and sublicenses in the ordinary course of business;

  (11)
  sales of accounts receivable or rights to future advisory fees, or participations therein, in connection with any Receivables Facility;

  (12)
  any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions, permitted under the Indenture;

  (13)
  transfers of property subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefor;

  (14)
  the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Company or a Restricted Subsidiary are not material to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

  (15)
  voluntary terminations of Hedging Obligations;

  (16)
  any issuance of Equity Interests in any Restricted Subsidiary to any officer, director, employee or consultant of the Company or any Restricted Subsidiary in respect of services provided to the Company or a Restricted Subsidiary in the ordinary course of business approved by the Board of Directors of the Company;

  (17)
  any Permitted Asset Swap;

  (18)
  Sale and Lease-Back Transactions involving (i) real property owned on the Issue Date, (ii) property acquired not more than 180 days prior to such Sale and Lease-Back Transaction for cash in an amount at least equal to the cost of such property and (iii) other property for cash consideration if the sale is treated as an Asset Sale; and

  (19)
  the sale or other disposition of a Seed Capital Investment in the ordinary course of business.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns," "Beneficially Owned" and "Beneficial Ownership" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation;

  (2)
  with respect to a partnership, the board of directors of the general partner of the partnership; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Broker-Dealer Subsidiary" means any Subsidiary of the Company or any other Subsidiary of the Company required to be registered as a broker-dealer under the Exchange Act.

        "Capital Stock" means:

  (1)
  in the case of a corporation, capital stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP (except for temporary treatment of construction-related expenditures under EITF 97-10, "The Effect of Lessee Involvement in Asset Construction," which will ultimately be treated as operating leases upon a Sale and Lease-Back Transaction).

        "Cash Equivalents" shall mean:

  (1)
  U. S. dollars;

  (2)
  in the case any Foreign Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

  (3)
  securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

  (4)
  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with (i) any lender under the Credit

    Agreement or an Affiliate thereof or (ii) any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non U.S. banks;

  (5)
  repurchase obligations for underlying securities of the types described in clauses (3), (4) and (6) entered into with any financial institution meeting the qualifications specified in clause (4) above;

  (6)
  commercial paper rated at least P-2 by Moody's or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof;

  (7)
  marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

  (8)
  investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above;

  (9)
  readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition.

  (10)
  Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 24 months or less from the date of acquisition;

  (11)
  Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P or A3 (or the equivalent thereof) or better by Moody's;

  (12)
  shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all of the investments of which are one or more of the types of securities described in clauses (1) through (11) above; and

  (13)
  in the case of any Foreign Subsidiary, investments of comparable tenure and credit quality to those described in the foregoing clauses (1) through (12) or other high-quality short term investments, in each case, customarily utilized in countries in which such Foreign Subsidiary operates for short-term cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than to one or more Permitted Holders;

  (2)
  the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of Beneficial Ownership or otherwise, directly or indirectly, of 50% or more of the Voting Stock of the Company or any of its direct or indirect parent entities, including, without limitation, Parent; provided that, for purposes of calculating the Beneficial Ownership of any group, a Permitted Holder shall not be attributed Beneficial Ownership of the Capital Stock of any unaffiliated person that is not itself a Permitted Holder;

  (3)
  any Person or group (as defined in clause (2)) shall be entitled to appoint or elect 50% or more of the Board of Directors of the Company or any of its direct or indirect parent entities, including, without limitation, Parent; provided that the Sponsor being entitled to appoint or elect 50% or more of the Board of Directors of the Company or any of its direct or indirect parent entities shall not be deemed a Change of Control; or

  (4)
  the first day on which the majority of the Board of Directors of the Company or any of its direct or indirect parent companies then in office shall cease to consist of Continuing Directors.

        "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Issue Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

        "Commission" means the U.S. Securities and Exchange Commission.

        "Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, bridge, commitment and other financing fees and other non-cash charges (excluding any non-cash item that represents an accrual or reserve for a cash expenditure for a future period) of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Guaranteed Indebtedness" means, as at any date of determination, an amount equal to (a) Consolidated Total Indebtedness minus (b) to the extent included in Consolidated Total Indebtedness, (i) the amount of any Capital Stock and (ii) the amount of any Indebtedness of the Company that is not guaranteed by any Restricted Subsidiary.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

  (a)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, (v) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, (vi) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (vii) costs of surety bonds in connection with financing activities, and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

  (b)
  consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

  (c)
  interest income of such Person and its Restricted Subsidiaries for such period (other than interest income from Seed Capital Investments).

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that (without duplication),

  (a)
  any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), or any severance costs, integration costs, relocation costs and costs associated with curtailments or modifications to pension and post-retirement employee benefit plans, shall be excluded,

  (b)
  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

  (c)
  any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

  (d)
  any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of gains or losses (less all accrued fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

  (e)
  the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided, that, to the extent not already included, Consolidated Net Income of such Person shall be (A) increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Subsidiary thereof that is the Company or a Restricted Subsidiary in respect of such period (subject in the case of dividends paid or distributions made to a Restricted Subsidiary (other than a Guarantor) to the limitations contained in clause (f) below) and (B) decreased by the amount of any equity of the Company in a net loss of any such Person for such period to the extent the Company has funded such net loss in cash with respect to such period,

  (f)
  solely for the purpose of determining the amount available under clause (3) of the first paragraph of "—Certain Covenants—Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided, that Consolidated Net Income of the Company will be, subject to be the exclusions in clauses (c) and (d) above, increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Company or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

  (g)
  effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to the Transactions or any consummated acquisition or the amortization or write-up, write-down or write-off of any amounts thereof, net of taxes, shall be excluded,

  (h)
  any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

  (i)
  any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of any non-cash impairment charge or asset write-off, write-up or write-down, in each case, pursuant to GAAP and the amortization of intangibles arising (including goodwill and organizational costs) pursuant to GAAP (excluding any such non-cash adjustment to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such adjustment is subsequently reversed), shall be excluded,

  (j)
  any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

  (k)
  any other non-cash charges, expenses or losses including any write-offs or write-downs and any non-cash expense relating to the vesting of warrants, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period) shall be excluded,

  (l)
  any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with the Transactions and any acquisition, Investment, Disposition, dividend or similar Restricted Payments, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing or recapitalization transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded;

  (m)
  accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded, and

  (n)
  structuring fees and upfront distribution costs paid in the ordinary course of business for closed-end funds, mutual funds, exchange traded funds and other structured products, such as collateralized loan and debt obligations, and payments made to terminate trailer fees to underwriters of closed-end funds, mutual funds, exchange traded funds and other structured products, shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant contained under "—Certain Covenants—Restricted Payments" only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Company and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments made by the Company and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments made by the Company and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of the first paragraph of the covenant contained under "—Certain Covenants—Restricted Payments."

        "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to (a) the sum of (1) the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (excluding Hedging Obligations) and (2) the aggregate amount of all outstanding Disqualified Stock of the Company, all Preferred Stock of its Restricted Subsidiaries and all Designated Preferred Stock on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP minus (b) the aggregate unrestricted cash and cash equivalents included in the cash and cash equivalents accounts (other than settlement assets) listed on the consolidated balance sheet of the Company and the Restricted Subsidiaries as of such date. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing or having the economic effect of guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

  (i)
  to purchase any such primary obligation or any property constituting direct or indirect security therefor, or

  (ii)
  to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

  (iii)
  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof, or

  (iv)
  as an account party in respect of any letter of credit, letter of guaranty or bankers' acceptance.

        "Continuing Directors" means, as of any date of determination, individuals who (i) were members of such Board of Directors on the Issue Date or (ii) were either (x) nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of nomination or election, (y) appointed, approved or recommended by a majority of the then Continuing Directors or (z) designated or appointed by a Permitted Holder.

        "Credit Agreement" means that certain credit agreement, to be dated as of the Issue Date, among the Company, Deutsche Bank AG New York Branch, as Administrative Agent, the agents and lenders party thereto and certain other parties specified therein, providing for term loans and revolving credit borrowings (including the issuance of letters of credit), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements or indentures (in each case with the same or new agents, lenders or institutional investors), including any agreement adding or changing the borrower or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof (provided that such increase in borrowings is permitted under the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock").

        "Credit Facilities" means, with respect to the Company, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities or Debt Issuances, in each case, with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders or investors providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables or inventory) or letters of credit or Debt Issuances, in each case, as amended, restated, modified, renewed, refunded, replaced, supplemented or refinanced, including refinancing with Debt Issuances, in whole or in part and without limitation as to amounts, terms, conditions, covenants and other provisions, from time to time. Indebtedness under Credit Facilities outstanding on the date on which the Notes are first issued and authenticated under the Indenture (after giving effect to the use of proceeds thereof) shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the second paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Debt Issuances" means, with respect to the Company or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

        "Default" means any event that is, or with the lapse of grace period or the giving of notice or both would, unless cured or waived, be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Company or any direct or indirect parent company of the Company (other than Disqualified Stock of the Company), that is issued for cash (other than to Parent or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate delivered to the Trustee, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the covenant described under "—Certain Covenants—Restricted Payments."

        "Designated Senior Indebtedness" of any Guarantor means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Secured Indebtedness of such Guarantor under or with respect to the Credit Agreement, whether outstanding on the Issue Date or thereafter created, incurred or assumed, including the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts constituting Secured Indebtedness owing in respect of:

  (1)
  all monetary obligations of every nature under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

  (2)
  all Hedging Obligations in respect of the Credit Agreement;

in each case whether outstanding on the Issue Date or thereafter incurred.

        Notwithstanding the foregoing, "Designated Senior Indebtedness" shall not include:

  (1)
  any Indebtedness of such Guarantor to Parent or any of its Subsidiaries;

  (2)
  Indebtedness to, or guaranteed on behalf of, any director, officer or employee of Parent or any of its Subsidiaries (including, without limitation, amounts owed for compensation);

  (3)
  that portion of any Indebtedness incurred in violation of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant or secured in violation of the "Liens" covenant (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (3) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Company to the effect that the incurrence and securing of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence and securing of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture);

  (4)
  Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

  (5)
  any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is puttable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any employees of the Company or any of its Subsidiaries for compensatory purposes or to plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or any of its Subsidiaries pursuant to the terms of any such arrangement.

        "Domestic Subsidiary" means any direct or indirect subsidiary of the Company that was formed under the laws of the United States, any State of the United States or the District of Columbia.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

  (a)
  increased (without duplication) by (to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income):

  (i)
  provision for taxes based on income or profits or capital (or any alternative tax in lieu thereof), including, without limitation, foreign, state, franchise and similar taxes and foreign withholding taxes of such Person and such subsidiaries paid or accrued during such period, including payments made pursuant to any tax sharing agreements or arrangements among the Company, its Restricted Subsidiaries and any direct or indirect parent company of the Company (so long as such tax sharing payments are attributable to the operations of the Company and its Restricted Subsidiaries); plus

    (ii)
    Fixed Charges of such Person for such period; plus

    (iii)
    Consolidated Depreciation and Amortization Expense of such Person for such period; plus

    (iv)
    any fees, costs, commissions, expenses, accruals or other charges (including stock and other equity-based compensation expenses) (other than Consolidated Depreciation and Amortization Expense but including the effects of purchase accounting adjustments) related to the Transactions, any Equity Offering, Permitted Investment, acquisition, disposition, dividend or similar Restricted Payment, recapitalization or the incurrence or repayment, amendment or modification of Indebtedness permitted to be incurred under this Indenture (including a refinancing thereof) (whether or not successful), including (w) any expensing of bridge, commitment or other financing fees, (x) such fees, costs, commissions, expenses or other charges related to the offering of the Notes and the Credit Facilities, (y) any such fees, costs (including call premium), commissions, expenses or other charges related to any amendment or other modification of the Existing Notes, the Notes and the Credit Facilities and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility; plus

    (v)
    the amount of any restructuring charge or reserve, including restructuring costs and integration costs incurred in connection with acquisitions after the Issue Date, costs related to the closure and/or consolidation of facilities, retention charges, contract termination costs, retention, recruiting, relocation, severance and signing bonuses and expenses, transaction fees and expenses, future lease commitments, systems establishment costs, conversion costs and excess pension charges, consulting fees and any one-time expense relating to enhanced accounting function, or costs associated with becoming a standalone entity or public company incurred in connection with any of the foregoing; provided that the aggregate amount of expenses added pursuant to this clause (v) shall not exceed $30.0 million in any period of four consecutive fiscal quarters most recently ended prior to the determination date; plus

    (vi)
    the amount of management, monitoring, consulting, transaction and advisory fees and related expenses accrued or paid in such period pursuant to the Management Agreement; plus

    (vii)
    costs or expense of such Person pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Equity Interest of the Company (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the amount available for Restricted Payments under clause (3) of the first paragraph of "—Certain Covenants—Restricted Payments"; plus

    (viii)
    the amount of net cost savings and acquisition synergies projected by the Company in good faith to be realized during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period) as a result of specified actions taken or initiated in connection with the Transactions or any acquisition or disposition (including termination or discontinuance of activities constituting such business) by the Company or any Restricted Subsidiary, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of EBITDA from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable as evidenced in an Officers' Certificate and (B) such actions are taken within 12 months after the Issue Date or the date of such acquisition or disposition; plus

    (ix)
    to the extent covered by insurance and actually reimbursed or otherwise paid, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed or otherwise paid by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed or otherwise paid within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed or otherwise paid within such 365 days), expenses with respect to liability or casualty events and expenses or losses relating to business interruption; plus

    (x)
    expenses to the extent covered by contractual indemnification or refunding provisions in favor of the Company or a Restricted Subsidiary and actually paid or refunded, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be paid or refunded by the indemnifying party or other obligor and only to the extent that such amount is (A) not denied by the applicable indemnifying party or obligor in writing within 90 days and (B) in fact reimbursed within 180 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 180 days); plus

    (xi)
    an amount equal to losses on Seed Capital Investments up to $15.0 million in any four-quarter period; plus

    (xii)
    the amount of loss on sale of receivables to a Receivables Subsidiary in connection with a Receivables Facility; plus

    (xiii)
    extraordinary losses or unusual or non-recurring charges or expenses (including fines and penalties); plus

  (b)
  decreased by (without duplication) (i) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, (ii) the minority interest income consisting of subsidiary losses attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income, (iii) an amount equal to gains on Seed Capital Investments in excess of $15.0 million in any four-quarter period and (iv) extraordinary gains or unusual or non-recurring income or gains (to the extent not already excluded in calculating Consolidated Net Income); and

  (c)
  increased or decreased by (without duplication):

  (i)
  any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable,

  (ii)
  any net gain or loss included in calculating Consolidated Net Income resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

        Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary (other than a Guarantor) shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without any prior governmental approval (which has not been obtained) or would not be restricted from being so dividended, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Company or any of its direct or indirect parent companies (excluding Disqualified Stock), other than (i) public offerings with respect to common stock of the Company or of any of its direct or indirect parent companies registered on Form S-4 or Form S-8, (ii) any such public or private sale that constitutes an Excluded Contribution or (iii) an issuance to any Subsidiary of the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds, in each case received by the Company and its Restricted Subsidiaries from:

  (1)
  contributions to its common equity capital; and

  (2)
  the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock), in each case designated as Excluded Contributions pursuant to an Officers' Certificate delivered to the Trustee on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph of the covenant contained under "—Certain Covenants—Restricted Payments."

        "Existing Notes" means the Company's $250,000,000 5.00% Senior Notes due 2010 and $300,000,000 5.50% Senior Notes due 2015 outstanding on the Issue Date.

        "Existing Notes Indenture" means that certain Indenture, dated as of September 12, 2005, between Nuveen Investments, Inc. and The Bank of New York Trust Company, N.A., as Trustee, as amended by the First Supplemental Indenture, dated as of September 12, 2005, between Nuveen Investments, Inc. and The Bank of New York Trust Company, N.A., as Trustee.

        "Fixed Charges" means, with respect to any Person, for any period, the sum of, without duplication, (a) Consolidated Interest Expense (excluding all non-cash interest expense and amortization/accretion of original issue discount (including any original issue discount created by fair value adjustments to Indebtedness in existence as of the Issue Date as a result of purchase accounting)) of such Person for such period, (b) all cash dividends paid during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and its Subsidiaries and (c) all dividends paid during such period (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person and its Subsidiaries.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States in effect on the date of the Indenture, except for any reports required to be delivered under the covenant "—Reports," which shall be prepared in accordance with GAAP in effect on the date thereof. For purposes of this description of the Notes, the term "consolidated" with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

        "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. When used as a verb, "guarantee" shall have a corresponding meaning.

        "Guarantee" means any guarantee of the obligations of the Company under the Indenture and the Notes by a Guarantor in accordance with the provisions of the Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

        "Guaranteed Indebtedness Leverage Ratio" means, with respect to any Person, at any date the ratio of (i) Consolidated Guaranteed Indebtedness to (ii) EBITDA (as calculated below) of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is incurred. In the event that the Company or any of its Restricted Subsidiaries incurs or redeems any Indebtedness (other than incurrences or redemptions of working capital borrowings under revolving credit facilities in the ordinary course of business) subsequent to the end of the period for which the Guaranteed Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Guaranteed Indebtedness Leverage Ratio is made (the "Guaranteed Leverage Calculation Date"), then the Guaranteed Indebtedness Leverage Ratio shall be calculated using the aggregate amount of Consolidated Guaranteed Indebtedness as of the Guaranteed Leverage Calculation Date. The Guaranteed Indebtedness Leverage Ratio shall be calculated in a manner consistent with the definition of "Total Leverage Ratio," including any pro forma calculations to EBITDA (including for acquisitions).

        "Guarantor" means any Person that incurs a Guarantee of the Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor. On the Issue Date, the Guarantors will be Parent and each Domestic Subsidiary of the Company that is a Restricted Subsidiary and a guarantor under the Credit Agreement.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

  (1)
  currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

  (2)
  other agreements or arrangements designed to manage, hedge or protect such Person with respect to fluctuations in currency exchange, interest rates or commodity, raw materials, utilities and energy prices.

        "Indebtedness" means, with respect to any Person,

  (a)
  any indebtedness (including principal and premium) of such Person, whether or not contingent:

  (i)
  in respect of borrowed money,

    (ii)
    evidenced by bonds, notes, debentures or similar instruments,

    (iii)
    evidenced by letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof),

    (iv)
    Capitalized Lease Obligations,

    (v)
    representing the deferred and unpaid balance of the purchase price of any property (other than Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor in each case accrued in the ordinary course of business, (B) liabilities accrued in the ordinary course of business and (C) earn-outs and other contingent payments in respect of acquisitions except to the extent that the liability on account of any such earn-outs or contingent payment becomes fixed and is not paid promptly thereafter after such payment becomes due and payable, or

    (vi)
    representing any interest rate Hedging Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

  (b)
  to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business),

  (c)
  Disqualified Stock and Designated Preferred Stock of such Person, and

  (d)
  to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset (other than a Lien on Capital Stock of an Unrestricted Subsidiary) owned by such Person (whether or not such Indebtedness is assumed by such Person);

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money, (B) items that would appear as a liability on a balance sheet prepared in accordance with GAAP as a result of the application of EITF 97-10, "The Effect of Lessee Involvement in Asset Construction," and (C) obligations with respect to Receivables Facilities. The amount of Indebtedness of any person under clause (d) above shall be deemed to equal the lesser of (x) the aggregate unpaid amount of such Indebtedness secured by such Lien and (y) the fair market value of the property encumbered thereby as determined by such person in good faith.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Board of Directors of the Company, qualified to perform the task for which it has been engaged.

        "Investment Grade Rating" shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" shall mean:

  (a)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

  (b)
  debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

  (c)
  investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution; and

  (d)
  corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investment Vehicle" means a separate account or vehicle for collective investment (in whatever form of organization, including a corporation, limited liability company, partnership, association, trust or other entity, and including each separate portfolio or series of any of the foregoing), including any entity investing in collateralized loan obligations or collateralized debt obligations, which investments are managed by the Company or any of its Restricted Subsidiaries in the ordinary course of business.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, commission, travel, entertainment, relocation, payroll and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the third paragraph of the covenant described above under "—Certain Covenants—Restricted Payments."

        For purposes of the definition of "Unrestricted Subsidiary" and the covenant described above under "—Certain Covenants—Restricted Payments," (i) "Investments" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

        "Issue Date" means the date of initial issuance of the Old Notes, November 13, 2007.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Management Agreement" means the Management Services Agreement dated as of the Issue Date, by and among certain management companies associated with the Sponsor, certain other equity investors and the Company and any direct or indirect parent company, as in effect on the Issue Date or thereafter amended, modified or supplemented in a manner that (x) does not increase the amount of fees payable by the Company, any of its direct or indirect parent companies or any of its Subsidiaries and (y) is not less advantageous to the holders of the Notes in any material respect than the Management Agreement as in effect on the Issue Date.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

        "Net Proceeds" shall mean, with respect to any Asset Sale, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds subsequently received (as and when received) in respect of deferred payments or non-cash consideration initially received, net of any costs relating to the disposition thereof), net of, without duplication, (i) out-of-pocket expenses incurred (including reasonable and customary banker's fees or commissions, investment banking, consultant, legal, accounting or similar fees, survey costs, title insurance premiums, and related search and recording charges, transfer, deed, recording and similar taxes incurred by the Company and its Restricted Subsidiaries in connection therewith), and the Company's good faith estimate of taxes paid or payable (after taking into account any available tax credits or deductions and tax sharing agreement or arrangement), in connection with such Asset Sale (including, in the case of any such Asset Sale in respect of property of any Foreign Subsidiary, taxes payable upon the repatriation of any such proceeds), (ii) amounts provided as a reserve, in accordance with GAAP, against any (x) liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale and (y) other liabilities associated with the asset disposed of and retained by the Company or any of its Restricted Subsidiaries after such disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition, (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness or other obligation which is secured by a Lien on the asset sold and (v) in the case of any such Asset Sale by a non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Company or a Wholly Owned Restricted Subsidiary as a result thereof.

        "Obligations" means any principal, interest, premium, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), costs, expenses, damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, principal accounting officer, controller, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

        "Officers' Certificate" means a certificate signed on behalf of the Company, by two Officers of the Company, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in the Indenture.

        "Parent" means Windy City Investments, Inc. and any successor.

        "Permitted Asset Swap" means, to the extent allowable under Section 1031 of the Code, the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets (excluding any boot thereon) between the Company or any of its Restricted Subsidiaries and another Person.

        "Permitted Business" means the business and any services, activities or businesses incidental, or directly related or similar to, or complementary to any line of business engaged in by the Company and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

        "Permitted Debt" is defined under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Permitted Holders" means: (i) the Sponsor, (ii) any other Person making an investment in Parent concurrently with Sponsor on the Issue Date, (iii) any Person who is an Officer or otherwise a member of management of the Company or any of its Subsidiaries on the Issue Date, provided that if such Officers and members of management Beneficially Own more shares of Capital Stock of either of the Company or any of its direct or indirect parent entities than the amount of such shares Beneficially Owned by all the Officers as of the Issue Date or issued within 90 days thereafter, such excess shall be deemed not to be Beneficially Owned by Permitted Holders, (iv) any Related Party of any of the foregoing Persons and (v) any "group" (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing Persons specified in clauses (i), (ii), (iii) or (iv) are members, provided that no member of the "group" (other than the Sponsor) shall, without giving effect to Rule 13d-5 of the Exchange Act, have Beneficial Ownership or otherwise, directly or indirectly, of 50% or more of the Voting Stock of the Company or any of its direct or indirect parent entities, including, without limitation, Parent.

        "Permitted Investments" means

  (1)
  (A) any Investment by the Company in any Restricted Subsidiary or by a Restricted Subsidiary in the Company or another Restricted Subsidiary or (B) any Seed Capital Investment made by the Company or any Restricted Subsidiary in the ordinary course of business;

  (2)
  any Investment in cash and Cash Equivalents or Investment Grade Securities;

  (3)
  any Investment by the Company or any Restricted Subsidiary in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

  (4)
  any Investment in securities or other assets not constituting cash or Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described above under "—Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

  (5)
  any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification, replacement, renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the Indenture;

  (6)
  loans and advances to, or guarantees of Indebtedness of, directors, employees, officers and consultants not in excess of $15.0 million outstanding at any one time, in the aggregate;

  (7)
  any Investment acquired by the Company or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by the Company or Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or settlement of delinquent accounts or (B) as a result of a foreclosure by the Company or Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (8)
  Hedging Obligations permitted under clause (10) of the definition of "Permitted Debt";

  (9)
  loans and advances to officers, directors and employees for moving or relocation expenses and other similar expenses, in each case incurred in the ordinary course of business or to fund such Person's purchase of Equity Interests of the Company;

  (10)
  any Investment by the Company or a Restricted Subsidiary having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding not to exceed $100.0 million (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) above and shall not be included as having been made pursuant to this clause (10);

  (11)
  Investments the payment for which consists of Equity Interests of the Company or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (3)(b) of the first paragraph under the covenant described under "—Certain Covenants—Restricted Payments";

  (12)
  guarantees (including Guarantees) of Indebtedness permitted under the covenant contained under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and performance guarantees consistent with past practice, and the creation of liens on the assets of the Company or any of its Restricted Subsidiaries in compliance with the covenant described in "—Certain Covenants—Liens";

  (13)
  Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

  (14)
  Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition;

  (15)
  additional Investments in joint ventures in an aggregate amount not to exceed $20.0 million at any time outstanding;

  (16)
  loans and advances relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity;

  (17)
  Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

  (18)
  extensions of trade credit in the ordinary course of business; and

  (19)
  Investments relating to a Receivables Subsidiary that, in the good faith determination of the Company, are necessary or advisable to effect a Receivables Facility.

        "Permitted Liens" means the following types of Liens:

  (1)
  deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

  (2)
  Liens (including deposits) in favor of issuers of stay, customs, performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers' acceptance issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

  (3)
  Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (4)
  Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized for, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

  (5)
  Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under the Indenture and is secured by a Lien on the same property securing such Hedging Obligation;

  (6)
  Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (7)
  Liens in favor of the Company or any Restricted Subsidiary;

  (8)
  Liens to secure any Indebtedness that is incurred to refinance any Indebtedness that has been secured by a Lien existing on the Issue Date or referred to in clauses (3), (4) and (19) of this definition; provided, however, that such Liens (x) are no less favorable to the holders of the Notes taken as a whole and (y) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

  (9)
  other Liens securing Indebtedness for borrowed money or other obligations in an aggregate amount under this clause (9) not exceeding $35.0 million at any time;

  (10)
  Liens for taxes, assessments or other governmental charges or levies not overdue by more than forty-five (45) days or the nonpayment of which in the aggregate would not reasonably be expected to result in a material adverse effect, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or for property taxes on property that the Company or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

  (11)
  judgment liens in respect of judgments that do not constitute an Event of Default;

  (12)
  pledges, deposits or security under workmen's compensation, unemployment insurance and other social security laws or regulations, or deposits to secure the performance of tenders, contracts (other than for the payment of Indebtedness) or leases, deposits given to public or private utilities or any government authority or deposits to secure public or statutory obligations, or deposits as security for contested taxes or import or customs duties or for the payment of rent, or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements or earnest money deposits required in connection with a purchase agreement or other acquisition, in each case incurred in the ordinary course of business or consistent with past practice;

  (13)
  carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by applicable law, (i) arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days, (ii) (A) that are being contested in good faith by appropriate proceedings and (B) the Company or a Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (iii) the existence of which would not reasonably be expected to result in a material adverse effect;

  (14)
  minor survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of business or to the ownership of properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business;

  (15)
  leases, licenses, subleases or sublicenses (including, without limitation, licenses and sublicenses of intellectual property) granted to others in the ordinary course of business that do not (x) interfere in any material respect with the business of the Company or any of its material Restricted Subsidiaries or (y) secure any Indebtedness;

  (16)
  the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

  (17)
  banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution or securities intermediary;

  (18)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

  (19)
  Liens on accounts receivable and related assets incurred in connection with Receivable Facility incurred pursuant to clause (18) of "Permitted Debt.";

  (20)
  Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits or securities accounts (including the right of set-off) and which are within the general parameters customary in the banking industry;

  (21)
  Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

  (22)
  Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

  (23)
  Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

  (24)
  Liens with respect to the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary incurred in accordance with the covenant contained under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (25)
  Liens to secure Indebtedness incurred pursuant to clauses (20) and (24) of the definition of "Permitted Debt";

  (26)
  Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;

  (27)
  security given to a public or private utility or any governmental authority as required in the ordinary course of business;

  (28)
  landlords' and lessors' Liens in respect of rent not in default for more than sixty days or the existence of which, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect;

  (29)
  Liens in favor of customs and revenues authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) with respect to customs duties in the ordinary course of business, (ii) that are not overdue by more than sixty (60) days, (iii) (A) that are being contested in good faith by appropriate proceedings, (B) the Company or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iv) the existence of which would not reasonably be expected to result in a material adverse effect;

  (30)
  Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business;

  (31)
  Liens on the Capital Stock of Unrestricted Subsidiaries;

  (32)
  pledges or deposits made in the ordinary course of business to secure liability to insurance carriers and Liens on insurance policies and the proceeds thereof (whether accrued or not), rights or claims against an insurer or other similar asset securing insurance premium financings permitted under clause (21) of the definition of "Permitted Debt";

  (33)
  any encumbrance or retention (including put and call agreements and rights of first refusal) with respect to the Equity Interests of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar agreement;

  (34)
  Liens consisting of customary contractual restrictions on cash and Cash Equivalents;

  (35)
  Liens on property subject to Sale and Lease-Back Transactions permitted hereunder and general intangibles related thereto;

  (36)
  possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and other Permitted Investments; provided that such Liens (a) attach only to such Investments or other Investments held by such broker or dealer and (b) secure only obligations incurred in the ordinary course of business and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with the incurrence of Indebtedness or margin financing;

  (37)
  Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Investment; and

  (38)
  any interest or title of a licensor, a sublicensor, lessor or sublessor under any license or operating or true lease agreement.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up; provided that in no event shall Equity Interests outstanding as of the Issue Date or issued thereafter to any officer, director, employee or consultant of the Company or any Restricted Subsidiary in respect of services provided to the Company or a Restricted Subsidiary in the ordinary course of business approved by Board of Directors of the Company be considered Preferred Stock.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors of the Company in good faith.

        "Rating Agencies" means (1) S&P and Moody's or (2) if S&P or Moody's or both of them are not making ratings publicly available, a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2) under the Exchange Act, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

        "Receivables Facility" means any of one or more financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Company or any of its Restricted Subsidiaries sells their accounts receivable or rights to future advisory fees (including Rule 12b-1 fees) to either (A) a Person that is not a Restricted Subsidiary or (B) a Receivables Subsidiary that in turn sells its accounts receivable or rights to future advisory fees to a Person that is not a Restricted Subsidiary.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any accounts receivable or rights to future advisory fees or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "Receivables Subsidiary" means any subsidiary formed for the purpose of, and that solely engages only in, one or more Receivables Facilities and other activities reasonably related thereto.

        "Refunding Capital Stock" has the meaning ascribed to such term in clause (2) of the second paragraph of the covenant contained under "—Certain Covenants—Restricted Payments."

        "Registration Rights Agreement" means the (i) Registration Rights Agreement dated as of the Issue Date between the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Wachovia Capital Markets, LLC, and Morgan Stanley & Co. Incorporated, as representatives (the "Representatives") of the initial purchasers relating to the Notes issued on the Issue Date and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Permitted Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon a receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Related Party" means (a) with respect to Madison Dearborn Partners, LLC or any other Person making an investment in Parent on the Issue Date, (i) any investment fund controlled by or under common control with Madison Dearborn Partners, LLC or such other Person making an investment in Parent on the Issue Date, as the case may be, any officer, director or person performing an equivalent function of the foregoing persons, or any entity controlled by any of the foregoing Persons and (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers and directors referred to clause (a)(i); and (b) with respect to any officer of the Company or its Subsidiaries, (i) any spouse or lineal descendant (including by adoption and stepchildren) of the officer and (ii) any trust, corporation or partnership or other entity, in each case to the extent not an operating company, of which an 80% or more controlling interest is held by the beneficiaries, stockholders, partners or owners who are the officer, any of the persons described in clause (b)(i) above or any combination of these identified relationships.

        "Representative" means any agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such agent or representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

        "Retired Capital Stock" has the meaning ascribed to such term in clause (2) of the second paragraph of the covenant contained under "—Certain Covenants—Restricted Payments."

        "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating business.

        "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

        "Secured Indebtedness" means, as at any date of determination, an amount equal to (a) Consolidated Total Indebtedness minus (b) to the extent included in Consolidated Total Indebtedness, (i) the amount of any Capital Stock and (ii) if any Indebtedness and any guarantee thereof is not secured by any Lien, the amount of such Indebtedness.

        "Secured Indebtedness Leverage Ratio" means, with respect to any Person, at any date the ratio of (i) the aggregate amount of Secured Indebtedness of such Person as of such date of calculation to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is incurred. In the event that the Company or any of its Restricted Subsidiaries incurs or redeems any Indebtedness (other than incurrences or redemptions of working capital borrowings under revolving credit facilities in the ordinary course of business) subsequent to the end of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the "Secured Leverage Calculation Date"), then the Secured Indebtedness Leverage Ratio shall be calculated using the aggregate amount of Secured Indebtedness as of the Secured Leverage Calculation Date. The Secured Indebtedness Leverage Ratio shall be calculated in a manner consistent with the definition of "Total Leverage Ratio," including any pro forma calculations to EBITDA (including for acquisitions).

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Seed Capital Investment" means each Investment Vehicle in which the Company or one or more of its Restricted Subsidiaries has invested or is investing "seed" or "early stages" capital in the ordinary course of business.

        "Significant Subsidiary" means any Restricted Subsidiary that would be "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Sponsor" means Madison Dearborn Partners, LLC and its Affiliates (other than any portfolio company thereof).

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Indebtedness" means (a) with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantor of the Notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Notes.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity;

provided that, in all cases, Subsidiary shall not include any Investment Vehicle even if any such entity would be consolidated with the Company under GAAP.

        "Subsidiary Guarantors" means the Guarantors other than Parent or any other direct or indirect parent of the Company that delivers a Guarantee.

        "Total Assets" means total assets of the Company and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Company and its Restricted Subsidiaries as may be expressly stated.

        "Total Leverage Ratio" means, with respect to any Person for any period consisting of such Person and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available, the ratio of Total Consolidated Indebtedness of such Person as of the end of such period to the EBITDA (as calculated below) of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees or repays any Indebtedness (other than incurrences or repayments of working capital borrowings under revolving credit facilities in the ordinary course of business) or issues or redeems Disqualified Stock or Preferred Stock, in each case subsequent to the end of the period for which the Total Leverage Ratio is being calculated but prior to the event for which the calculation of the Total Leverage Ratio is made (the "Calculation Date"), then the Total Leverage Ratio shall be calculated using the aggregate amount of Total Consolidated Indebtedness as of the Calculation Date.

        If Investments, acquisitions, dispositions, mergers or consolidations outside the ordinary course of business have been made by the Company or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date, then the Total Leverage Ratio shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers or consolidations (and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.

        If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Total Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation (including, without limitation, the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, except that such pro forma calculations may include synergies, operating improvements and operating expense reductions for such period resulting from the transaction which is being given pro forma effect that (A) have been realized or (B) for which the steps necessary for realization have been taken (or are taken concurrently with such transaction) or (C) for which the steps necessary for realization are reasonably expected to be taken within the twelve-month period following such transaction and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead, provided that, in each case, such adjustments are set forth in an Officers' Certificate signed by the Company's chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) in the case of item (B) or (C) above, that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to the Indenture.

        "Total Net Tangible Assets" means total assets of the Company and its Restricted Subsidiaries, less all goodwill, trade names, trademarks, patents and any other like intangibles, all on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Company and its Restricted Subsidiaries as may be expressly stated.

        "Transaction Expenses" means any fees or expenses incurred or paid by the Company or any Restricted Subsidiary in connection with the Transactions, including payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options or other equity interests.

        "Transactions" means (i) the transactions contemplated by the Acquisition Agreement, (ii) the entry into the Credit Agreement and incurrence of Indebtedness thereunder on the Issue Date by the Company and the guarantors thereunder, (iii) the issuance of the Notes and the provision of Guarantees by the Guarantors, (iv) the refinancing of certain existing indebtedness of the Company as contemplated in this offering memorandum, (v) the payment of fees and expenses related to each of the foregoing and (vi) all other transactions relating to any of the foregoing in each case, as contemplated as of the Issue Date pursuant to the terms of the Acquisition Agreement.

        "Treasury Rate" means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to November 15, 2011; provided, however, that if the period from such redemption date to November 15, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Unrestricted Subsidiary of the Subsidiary to be so designated); provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company, (b) such designation complies with the covenant contained under "—Certain Covenants—Restricted Payments" and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary (other than the Capital Stock of such Subsidiary to be so designated). The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such re-designation, no Event of Default shall have occurred and be continuing and any Indebtedness of, or Lien existing on assets of, such Subsidiary existing at the time of such redesignation is permitted pursuant to the covenants described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Liens." Any such designation or redesignation by the Board of Directors of the Company shall be notified by the Company to the Trustee by promptly filing with such Trustee a copy of the Board Resolution giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or resignation, as the case may be, complied with the foregoing provisions.

        "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the

"Exchange Rates" column under the heading "Currency Trading" on the date two business days prior to such determination.

        Except as described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

        "U.S. Government Securities" means securities that are

  (a)
  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

  (b)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Book-Entry; Delivery and Form

        The Old Notes were sold to qualified institutional buyers in reliance on Rule 144A or in offshore transactions in reliance on Regulation S. Except as set forth below, the New Notes will be issued in exchange for the Old Notes in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

        The New Notes initially will be represented by one or more notes in registered, global form without interest coupons (the "Global Notes"). Upon issuance, the Global Notes will be deposited with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "Exchange of Global Notes for Certificated Notes." Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

        So long as the Global Note holder is the registered owner of any New Notes, the Global Note holder will be considered the sole holder under the indenture of any New Notes evidenced by the Global Notes. Beneficial owners of New Notes evidenced by the Global Notes will not be considered the owners or holders of the New Notes under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the New Notes.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of their respective settlement system and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the systems or their participants directly to discuss these matters. DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system also is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants.

        The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants. DTC has also advised the Company that, pursuant to procedures established by it:

          (1)   upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes, and

          (2)   ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

        Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in such system.

        All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream also may be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below under the caption "Exchange of Global Notes for Certificated Notes," owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "holders" thereof under the Indenture for any purpose.

        Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the trustee will treat the Persons in whose names the New Notes, including the Global Notes, are registered as the owners of the New Notes for the purpose of receiving payments and for all the other purposes. Consequently, none of the Company, the Trustee or any agent of the Company or the Trustee has or will have any responsibility or liability for:

          (1)   any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2)   any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the New Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial Owners of the New Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers involving Euroclear and Clearstream participants will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        DTC has advised the Company that it will take any action permitted to be taken by a holder of New Notes only at the direction of one or more Participants to whose account DTC has credited the interest in the Global Notes and only in respect of such portion of the aggregate principal amount of the New Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the New Notes, DTC reserves the right to exchange the Global Notes for New Notes in certificated form, and to distribute such New Notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive New Notes in registered certificated form ("Certificated Notes") if:

          (1)   DTC (A) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company fails to appoint a successor depositary or (B) has ceased to be a clearing agency registered under the Exchange Act;

          (2)   the Company, at is option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3)   there has occurred and is continuing a Default or Event of Default with respect to the New Notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures). Neither the Company nor the Trustee will be liable for any delay by the Global Note holder or DTC in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note holder or DTC for all purposes.

Same Day Settlement and Payment

        The company will make payments in respect of the New Notes represented by the Global Notes (including principal, premium, if any, interest and additional amounts, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The company will make all payments of principal, interest and premium and additional amounts, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of Certificated Notes or, if no such account is specified, by mailing a check to each such holder's registered address. The New Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such New Notes will, therefore, be required by DTC to be settled in immediately available funds. The company expects that secondary trading in any Certificated Notes also will be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream immediately following the settlement date of DTC). Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

 EXCHANGE OFFER; REGISTRATION RIGHTS

        We entered into a registration rights agreement with the initial purchasers under which we and our subsidiary guarantors agreed, for the benefit of the holders of the Old Notes, at our cost:

  •
  to file with the Commission this exchange offer registration statement by May 13, 2009 pursuant to which we are offering, in exchange for the Old Notes, New Notes identical in all material respects to, and evidencing the same indebtedness as, the Old Notes (but which will not contain terms with respect to transfer restrictions or provide for the additional interest described below);

  •
  to use our commercially reasonable efforts to cause this exchange offer registration statement to be declared effective under the Securities Act by November 13, 2009; and

  •
  to use our commercially reasonable efforts to commence this exchange offer promptly after this exchange offer registration statement is declared effective.

        In the event that:

            (a)   we had not been permitted to file the exchange offer registration statement or are not permitted to consummate the exchange offer due to a change in law or Commission policy;

            (b)   for any reason, we do not consummate the exchange offer by the 30th business day after this exchange offer registration statement is declared effective; or

            (c)   any holder notifies us on or prior to the 20th business day following the consummation of this exchange offer that:

      •
      it is not permitted under law or Commission policy to participate in the exchange offer;

      •
      it cannot publicly resell New Notes that it acquires in the exchange offer without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for resales by that holder; or

      •
      it is a broker-dealer and holds Notes that it has not exchanged and that it acquired directly from us, or one of our affiliates;

then, in addition to or in lieu of conducting the exchange offer, we will be required to file a shelf registration statement with the Commission to cover resales of the Old Notes or the New Notes issued in the exchange offer, as the case may be. In that case, we will use our commercially reasonable efforts (a) to file the shelf registration statement as promptly as practicable after we become obligated to make the filing, (b) to cause the registration statement to become effective by the 90th day after the filing, and (c) to maintain the effectiveness of the registration statement for two years or such lesser period after which all the Notes registered thereunder are no longer transfer restricted notes.

        We will pay additional interest if one of the following "registration defaults" occurs:

  •
  we do not file the exchange offer registration statement by May 13, 2009;

  •
  the exchange offer registration statement is not declared effective by November 13, 2009;

  •
  we do not consummate the exchange offer by the 30th business day after the exchange offer registration statement is declared effective;

  •
  we do not file the shelf registration statement by the 30th day after we become obligated to file it;

  •
  the shelf registration statement is not declared effective by the 90th day after we become obligated to file it; or

  •
  the exchange offer registration statement or the shelf registration statement is declared effective, but, prior to the expiration of the applicable registration period, ceases to be effective or the prospectus included as a part of such registration statement ceases to be usable in connection with the exchange offer or resales of any Notes registered under the shelf registration statement.

        If one of these registration defaults occurs, the annual interest rate on the Notes affected thereby will increase by 0.25% per year. The amount of additional interest will increase by an additional 0.25% per year for any subsequent 90-day period until all registration defaults are cured, up to a maximum additional interest rate of 1.0% per year over the interest rate shown on the cover of this prospectus. When we have cured all of the registration defaults, the interest rate on the Notes will revert immediately to the original level.

        Under current Commission interpretations, the New Notes will generally be freely transferable after the exchange offer, except that any broker-dealer that participates in the exchange offer must deliver a prospectus meeting the requirements of the Securities Act when it resells any New Notes. We have agreed to make available a prospectus for these purposes for 90 days after the exchange offer. A broker-dealer that delivers a prospectus is subject to the civil liability provisions of the Securities Act and will also be bound by the registration rights agreement, including indemnification obligations.

        Holders of the Old Notes must make certain representations (as described in the registration rights agreement) to participate in the exchange offer, notably that they are not an affiliate of the Company and that they are acquiring the New Notes in the ordinary course of business and without any arrangement or intention to make a distribution of the New Notes. Holders of Notes may also be required to deliver certain information that is required for a shelf registration statement in order to have their Notes included in the shelf registration statement and to receive the additional interest described above. A broker-dealer that receives New Notes in the exchange offer or as part of its market-making or other trading activities must acknowledge that it will deliver a prospectus when it resells the New Notes.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The exchange of Old Notes for New Notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of a New Note, the holding period of the New Note will include the holding period of the Old Note exchanged therefore, and the basis of the New Note will be the same as the basis of the Old Note immediately before the exchange.

        In any event, persons considering the exchange of Old Notes for New Notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdictions.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives New Notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the New Notes. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of New Notes received in exchange for Old Notes where the Old Notes were acquired as a result of market-making activities or other trading activities during the period beginning on the consummation of the exchange offer and ending on the close of business 180 days after the consummation of the exchange offer, or such shorter period as will terminate when all New Notes held by broker-dealers for their own account have been sold pursuant to this prospectus, which we refer to as the "exchange offer registration period". We have agreed that we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale during the exchange offer registration period. In addition, until                        , 2009, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of New Notes by any broker-dealer. New Notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of the methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the broker- dealer that resells New Notes that were received by it for its own account in the exchange offer or the purchasers of the New Notes, and any broker or dealer that participates in a distribution of the New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of New Notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For the exchange offer registration period, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests the documents in the letter of transmittal. We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the Old Notes, but excluding commissions or concessions of any brokers or dealers, and will indemnify all holders of Notes, including any broker-dealers, and certain parties related to the holders against certain liabilities, including liabilities under the Securities Act.

        We have not entered into any arrangements or understanding with any person to distribute the New Notes to be received in the exchange offer.

LEGAL MATTERS

        Winston & Strawn LLP, Chicago, Illinois, and Dorsey & Whitney LLP, Minneapolis, Minnesota, will pass upon the validity of the New Notes and related guarantees.

EXPERTS

        The consolidated balance sheets of Nuveen Investments, Inc. as of December 31, 2007 and 2008, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the periods in the three year period ended December 31, 2008 included herein have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report appearing herein and upon the authority of said firm as experts in accounting and auditing.

 AVAILABLE INFORMATION

        We have filed with the Commission a registration statement on Form S-4 under the Securities Act with respect to the New Notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the New Notes, reference is made to the registration statement. The registration statement and other information can be inspected and copied at the Public Reference Room of the Commission located at 100 F Street N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of this registration statement, can be obtained from the Public Reference Room of the Commission at prescribed rates. You can call the Commission at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

        In addition, pursuant to the indenture governing the Notes, as long as any Notes subject thereto are outstanding, we will be required to file with the Commission, within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept the filing), all quarterly and annual financial information that would be required in a Form 10-K and Form 10-Q (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants) and all current reports that would be required to be filed on Form 8-K if the Company were required to file such reports (other than those current reports relating to Section 3 (Securities and Trading Markets), Section 5 (Corporate Governance and Management), Section 6 (Asset-Backed Securities) and Section 8 (Other Events) or successor provisions; provided, however, that the Company shall be required to file current reports relating to change of control of the Company, any amendments to the charter documents of the Company or any guarantor and any material modifications to rights of security holders).

        We will provide, without charge, upon the written request of any holder of a Note (or the Trustee on behalf of any holder of a beneficial interest in a Note), the information specified in paragraph (d)(4) of Rule 144A to such holder (or holder of a beneficial interest in a Note) or to the Trustee for delivery to such holder of a Note or prospective purchaser of a Note, as the case may be, unless at the time of the request, we are subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Act. Written requests for this information should be addressed to: Secretary, Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606.

Nuveen Investments, Inc. and Subsidiaries
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF NUVEEN INVESTMENTS

        All Schedules are omitted because they are not applicable, not required or because the required information is included in the Consolidated Financial Statements or Notes thereto.

Report of Independent Registered Public Accounting Firm

The Board of Directors
Nuveen Investments, Inc.:

        We have audited the accompanying consolidated balance sheets of Nuveen Investments, Inc. and subsidiaries (the Company) as of December 31, 2008 and 2007, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year ended December 31, 2008 (the Successor Period), period November 14, 2007 to December 31, 2007 (the Successor Period), period January 1, 2007 to November 13, 2007 (the Predecessor Period) and the year ended December 31, 2006 (the Predecessor Period). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nuveen Investments, Inc. and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for the year ended December 31, 2008 (the Successor Period), period November 14, 2007 to December 31, 2007 (the Successor Period), period January 1, 2007 to November 13, 2007 (the Predecessor Period) and the year ended December 31, 2006 (the Predecessor Period), in conformity with U.S. generally accepted accounting principles.

        As discussed in Note 2 to the consolidated financial statements, the consolidated financial statements have been retrospectively adjusted for the adoption of the provisions of Statement of Financial Accounting Standards No. 160, "Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51,"("SFAS No. 160"), which became effective on January 1, 2009.

/s/ KPMG LLP

Chicago, Illinois
March 27, 2009, except as to the retrospective adoption of SFAS No. 160 which is as of August 24, 2009.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As Adjusted (Note 2)

(in thousands)

	Successor
	December 31, 2008	December 31, 2007
ASSETS
Cash and cash equivalents	$467,136	$285,051
Management and distribution fees receivable	98,733	103,866
Other receivables	12,354	51,204
Furniture, equipment, and leasehold improvements, at cost less accumulated depreciation and amortization of $82,483 and $76,143, respectively	62,009	46,793
Investments	347,362	489,634
Goodwill	2,299,725	3,376,841
Intangible assets, at cost less accumulated amortization of $72,945 and $8,100, respectively	3,131,355	4,079,700
Current taxes receivable	14,276	235,227
Other assets	21,540	16,989

Total assets	$6,454,490	$8,685,305

LIABILITIES AND EQUITY
Short-term obligations:
Accounts payable	$9,633	$16,931
Accrued compensation and other expenses	165,021	174,852
Fair value of open derivatives	78,574	31,687
Other short-term liabilities	20,642	82,475

Total short-term obligations	273,870	305,945

Long-term obligations:
Term notes	4,192,922	3,968,723
Deferred compensation	—	673
Deferred income tax liability, net	1,047,518	1,545,388
Other long-term liabilities	27,042	21,781

Total long-term obligations	5,267,482	5,536,565

Total liabilities	5,541,352	5,842,510
Equity:
Nuveen Investments shareholders' equity:
Additional paid-in capital	2,841,465	2,809,165
Retained earnings/(deficit)	(1,796,162)	(30,538)
Accumulated other comprehensive income/(loss)	(4,200)	2,853

Total Nuveen Investments shareholders' equity	1,041,103	2,781,480

Noncontrolling interest	(127,965)	61,315

Total equity	913,138	2,842,795

Total liabilities and equity	$6,454,490	$8,685,305

See accompanying notes to consolidated financial statements.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

CONSOLIDATED STATEMENTS OF INCOME

As Adjusted (Note 2)

(in thousands)

	Successor		Predecessor
	For the Year Ended December 31, 2008	For the Period November 14, 2007 to December 31, 2007	For the Period January 1, 2007 to November 13, 2007	For the Year Ended December 31, 2006
Operating revenues:
Investment advisory fees from assets under management	$707,430	$104,207	$688,057	$685,847
Product distribution	9,442	1,294	5,502	4,745
Performance fees/other revenue	23,919	5,689	20,309	19,236

Total operating revenues	740,791	111,190	713,868	709,828

Operating expenses:
Compensation and benefits	282,360	57,693	310,044	263,686
Severance	54,241	2,167	2,600	732
Advertising and promotional costs	13,790	1,718	14,618	13,500
Occupancy and equipment costs	28,850	3,411	23,383	24,184
Amortization of intangible assets	64,845	8,100	7,063	8,433
Travel and entertainment	12,304	1,654	9,687	10,158
Outside and professional services	45,402	6,355	31,486	31,164
Goodwill impairment	1,089,258	—	—	—
Intangible asset impairment	885,500	—	—	—
Other operating expenses	42,001	8,501	38,936	30,697

Total operating expenses	2,518,551	89,599	437,817	382,554

Other income/(expense)	(235,094)	(38,581)	(49,724)	15,726
Net interest expense	(265,444)	(36,930)	(18,991)	(28,166)

Income/(loss) before taxes	(2,278,298)	(53,920)	207,336	314,834

Income tax expense/(benefit):
Current	10,170	(50,302)	92,341	123,000
Deferred	(383,771)	33,274	4,871	(2,076)

Total income tax expense/(benefit)	(373,601)	(17,028)	97,212	120,924

Net income/(loss)	(1,904,697)	(36,892)	110,124	193,910

Less: net income/(loss) attributable to the noncontrolling interests	(139,223)	(6,354)	7,211	6,230

Net income/(loss) attributable to Nuveen Investments	$(1,765,474)	$(30,538)	$102,913	$187,680

See accompanying notes to consolidated financial statements.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

As Adjusted (Note 2)

(in thousands)

	Nuveen Investments, Inc. & Subsidiaries
	Class A Common Stock	Additional Paid-In Capital	Retained Earnings	Unamortized Cost of Restricted Stock Awards	Accumulated Other Comprehensive Income/(Loss)	Treasury Stock	Noncontrolling Interest	Total
Balance at December 31, 2005	$1,209	$246,565	$965,058	$(18,337)	$864	$(1,038,536)	$25,007	$181,830

Net income			187,680				6,230	193,910
Cash dividends paid			(73,139)					(73,139)
Purchase of treasury stock						(90,941)		(90,941)
Compensation expense on options		17,694						17,694
Exercise of stock options		(10,595)	3,912			66,145		59,462
Grant of restricted stock			7,542	(16,297)		8,755		—
Issuance of deferred stock			83			188		271
Forfeit of restricted stock				779		(779)		—
Amortization of restricted stock awards				12,059				12,059
Amortization of equity interests							11,617	11,617
Net change in consolidated funds							8,067	8,067
Tax effect of options exercised		22,801						22,801
Tax effect of restricted stock granted		14						14
Other comprehensive income/(loss)					(2,005)			(2,005)
Purchase of and distributions to noncontrolling interests							(5,952)	(5,952)

Balance at December 31, 2006	$1,209	$276,479	$1,091,136	$(21,796)	$(1,141)	$(1,055,168)	$44,969	$335,688

Change in accounting principle			(903)					(903)

Balance at December 31, 2006, restated	$1,209	$276,479	$1,090,233	$(21,796)	$(1,141)	$(1,055,168)	$44,969	$334,785

Net income			102,913				7,211	110,124
Cash dividends paid			(57,252)				(545)	(57,797)
Purchase of treasury stock						(41,572)		(41,572)
Compensation expense on options		27,197						27,197
Exercise of stock options		(3,082)	1,362			50,921		49,201
Grant of restricted stock		11,438	2,117	(18,235)		12,841		8,161
Issuance of deferred stock		2				154		156
Forfeit of restricted stock				1,936		(1,936)		—
Amortization of restricted stock awards				38,095				38,095
Amortization of equity interests							10,337	10,337
Net change in consolidated funds							3,928	3,928
Tax effect of options exercised		192,192						192,192
Tax effect of restricted stock granted		18,361						18,361
Other comprehensive income/(loss)					(988)			(988)
Purchase of and distributions to noncontrolling interests							(6,138)	(6,138)

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (Continued)

As Adjusted (Note 2)

(in thousands)

	Nuveen Investments, Inc. & Subsidiaries
	Class A Common Stock	Additional Paid-In Capital	Retained Earnings	Unamortized Cost of Restricted Stock Awards	Accumulated Other Comprehensive Income/(Loss)	Treasury Stock	Noncontrolling Interest	Total
Balance at November 13, 2007	$1,209	$522,587	$1,139,373	$—	$(2,129)	$(1,034,760)	$59,762	$686,042

Purchase accounting	(1,209)	(522,587)	(1,139,373)		2,129	1,034,760		(626,280)
Net loss			(30,538)				(6,354)	(36,892)
Cash dividends paid							(86)	(86)
Member contributions—class A units		2,764,124						2,764,124
Member contributions—class A prime units		34,200						34,200
Amortization of deferred and restricted class A units		7,451						7,451
Vested value of class B units		3,390						3,390
Amortization of equity interests							1,106	1,106
Net change in consolidated funds							6,887	6,887
Other comprehensive income/(loss)					2,853			2,853
Purchase of and distributions to noncontrolling interests								—

Balance at December 31, 2007	$—	$2,809,165	$(30,538)	$—	$2,853	$—	$61,315	$2,842,795

Net Loss			(1,765,474)				(139,223)	(1,904,697)
Cash dividends paid			(150)				(5,279)	(5,429)
Amortization of deferred and restricted class A units		5,159						5,159
Conversion of right to receive class A units into class A units		(28)						(28)
Vested value of class B units		27,169						27,169
Amortization of equity interests							7,056	7,056
Net change in consolidated funds							(19,210)	(19,210)
Other comprehensive income/(loss)					(7,053)			(7,053)
Purchase of and distributions to noncontrolling interests							(32,624)	(32,624)

Balance at December 31, 2008	$—	$2,841,465	$(1,796,162)	$—	$(4,200)	$—	$(127,965)	$913,138

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (Continued)

As Adjusted (Note 2)

(in thousands)

	Successor		Predecessor
Comprehensive Income/(Loss) (in 000s):	2008	For the Period 11/14/07 - 12/31/07	For the Period 1/1/07 - 11/13/07	2006
Net income/(loss)	$(1,904,697)	$(36,892)	$110,124	$193,910
Other comprehensive income/(loss):
Unrealized gains/(losses) on marketable equity securities, net of tax	(22,312)	(3,094)	(156)	4,197
Reclassification adjustments for realized (gains)/losses	24,422	157	(189)	(3,321)
Terminated cash flow hedge	—	—	(133)	(241)
Deferred tax impact of terminated cash flow hedge	—	—	—	(503)
Funded status of retirement plans, net of tax	(9,116)	5,782	(529)	(2,134)
Foreign currency translation adjustments	(47)	8	19	(3)

Subtotal: other comprehensive income/(loss)	(7,053)	2,853	(988)	(2,005)

Comprehensive Income/(Loss)	$(1,911,750)	$(34,039)	$109,136	$191,905

Less: net income/(loss) attributable to noncontrolling interests	(139,223)	(6,354)	7,211	6,230

Comprehensive income/(loss) attributable to Nuveen Investments	$(1,772,527)	$(27,685)	$101,925	$185,675

Change in Shares Outstanding (in 000s):	2008	2007	2006
Shares outstanding at the beginning of the year	—	78,815	77,715
Shares issued under equity incentive plans	—	2,513	3,083
Shares acquired	—	(862)	(1,983)
Repurchase from STA	—	—	—
MDP-led buyout	—	(80,466)	—

Shares outstanding at the end of the year	—	—	78,815

See accompanying notes to consolidated financial statements.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

CONSOLIDATED STATEMENTS OF CASH FLOWS

As Adjusted (Note 2)

(in thousands)

	Successor		Predecessor
	2008	November 14, 2007 to December 31, 2007	January 1, 2007 to November 13, 2007	2006
Cash flows from operating activities:
Net income/(loss)	$(1,904,697)	$(36,892)	$110,124	$193,910
Adjustments to reconcile net income/(loss) to net cash provided from operating activities:
Net (income)/loss attributable to noncontrolling interests	139,223	6,354	(7,211)	(6,230)
Goodwill and intangible asset impairment	1,974,758	—	—	—
Impairment losses on other-than-temporarily impaired investments	38,313	—	—	—
Deferred income taxes	(383,771)	12,550	4,871	(2,076)
Depreciation of office property, equipment, and leaseholds	10,344	1,194	8,394	9,425
Realized (gains)/losses from available-for-sale investments	107	312	(3,027)	(5,895)
Unrealized (gains)/losses on derivatives	46,734	31,485	(420)	362
Amortization of intangible assets	64,845	8,100	7,063	8,433
Amortization of debt related items, net	9,248	1,066	500	533
Compensation expense for equity plans	39,384	5,113	76,963	41,370
Net gain on early retirement of Senior Unsecured Notes—5% of 2010	(9,549)	—	—	—
Net (increase) decrease in assets:
Management and distribution fees receivable	7,830	24,545	(41,171)	(25,308)
Current taxes receivable	220,950	(29,668)	(201,553)	—
Other receivables	23,060	(22,519)	3,925	8,837
Other assets	(4,532)	1,561	11,972	(7,204)
Net increase (decrease) in liabilities:
Accrued compensation and other expenses	(13,416)	3,456	49,990	32,968
Deferred compensation	(673)	(37,572)	2,167	4,993
Current taxes payable	—	—	—	370
Accounts payable	(7,351)	5,423	(2,377)	(2,516)
Other liabilities	5,567	(40,049)	35,665	(5,040)
Other	(4)	(89)	(802)	(1,397)

Net cash provided by/(used in) operating activities	256,370	(65,630)	55,073	245,535

Cash flows from financing activities:
Proceeds from loans and notes payable	250,000	—	—	—
Repayments of notes and loans payable	(17,363)	—	(100,000)	(50,000)
Early retirement of Senior Unsecured Notes—5% of 2010	(8,138)	—	—	—
Purchase of noncontrolling interests	(84,935)	—	(22,500)	(22,642)
Payment of income allocation to noncontrolling interests	(5,696)	—	(5,996)	(5,809)
Undistributed income allocation for noncontrolling interests	2,286	1,062	7,211	6,230
Dividends paid	(150)	—	(57,252)	(73,139)
Conversion of right to receive class A units into class A units	(28)	—	—	—
Proceeds from stock options exercised	—	—	49,201	59,462
Acquisition of treasury stock	—	—	(41,417)	(90,941)
Other, consisting primarily of the tax effect of options exercised	—	—	210,552	22,811

Net cash provided by/(used in) financing activities	135,976	1,062	39,799	(154,028)

Cash flows from investing activities:
Winslow acquisition, net of cash received	(76,900)	—	—	—
MDP Transaction	(127)	(32,019)	—	—
HydePark acquisition	—	—	(9,706)	—
Purchase of office property and equipment	(24,724)	(5,114)	(17,924)	(11,123)
Proceeds from sales of investment securities	21,218	19,182	41,520	46,884
Purchases of investment securities	(27,180)	(25,464)	(50,615)	(38,765)
Net change in consolidated funds	(102,521)	114,602	(2,715)	5,716
Other, consisting primarily of the change in other investments	20	25	(221)	17

Net cash provided by/(used in) investing activities	(210,214)	71,212	(39,661)	2,729

Effect of exchange rate changes on cash and cash equivalents	(47)	8	20	(1)
Increase/(decrease) in cash and cash equivalents	182,085	6,652	55,231	94,235
Cash and cash equivalents:
Beginning of year	285,051	278,399	223,168	128,933

End of period	$467,136	285,051	$278,399	$223,168

        See accompanying notes to consolidated financial statements.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share data)

1. ACQUISITION OF THE COMPANY

        On June 19, 2007, Nuveen Investments, Inc. (the "Predecessor") entered into an agreement (the "Merger Agreement") under which a group of private equity investors led by Madison Dearborn Partners, LLC ("MDP") agreed to acquire all of the outstanding shares of the Predecessor for $65.00 per share in cash. The Board of Directors and shareholders of the Predecessor approved the Merger Agreement. The transaction closed on November 13, 2007 (the "effective date").

        On the effective date, Windy City Investments Holdings, LLC ("Holdings") acquired all of the outstanding capital stock of the Predecessor for approximately $5.8 billion in cash. Holdings is owned by MDP, affiliates of Merrill Lynch Global Private Equity and certain other co-investors, and certain of our employees, including senior management. Windy City Investments, Inc. (the "Parent") and Windy City Acquisition Corp. (the "Merger Sub") are corporations formed by Holdings in connection with the acquisition and, concurrently with the closing of the acquisition on November 13, 2007, Merger Sub merged with and into Nuveen Investments, Inc., which was the surviving corporation (the "Successor") and assumed the obligations of Merger Sub by operation of law.

        Unless the context requires otherwise, "Nuveen Investments" or the "Company" refers to the Successor and its subsidiaries, and for periods prior to November 13, 2007, the Predecessor and its subsidiaries.

        The agreement and plan of merger and the related financing transactions resulted in the following events which are collectively referred to as the "Transactions" or the "MDP Transactions":

  •
  the purchase by the equity investors of Class A Units of Holdings for approximately $2.8 billion in cash and/or through a roll-over of existing equity interest in Nuveen Investments;

  •
  the entering into by the Merger Sub of a new senior secured credit facility comprised of: (1) a $2.3 billion term loan facility with a term of seven years and (2) a $250.0 million revolving credit facility with a term of six years, which are discussed in Note 7, "Debt";

  •
  the offering by the Merger Sub of $785 million of senior unsecured notes, which are discussed in Note 7, "Debt";

  •
  the merger of the Merger Sub with and into Nuveen Investments, which was the surviving corporation; and

  •
  the payment of approximately $176.6 million of fees and expenses related to the Transactions, including approximately $53.4 million of fees expensed.

        Immediately following the merger, Nuveen Investments became a wholly-owned subsidiary of the Parent and a wholly-owned indirect subsidiary of Holdings.

        The purchase price of the Company has been allocated to the assets and liabilities acquired based on their estimated fair market values as described in Note 3, "Purchase Accounting."

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

        The consolidated statements of income, changes in shareholders' equity and cash flows for the year ended December 31, 2006 and the period January 1, 2007 to November 13, 2007 represent operations of the Predecessor. The consolidated statements of income, changes in shareholders' equity and cash flows for the period from November 14, 2007 to December 31, 2007, and the year ended December 31, 2008 represent the operations of the Successor. The consolidated balance sheets as of December 31, 2008 and 2007 represent the financial condition of the Successor. As a result of the consummation of

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the Transactions (discussed in Note 1, "Acquisition of the Company") and the application of purchase accounting as of November 13, 2007, the consolidated financial statements for the period after November 13, 2007 (for the Successor period) are presented on a different basis than that for the periods before November 13, 2007 (for the Predecessor period) and therefore are not comparable.

        The consolidated financial statements include the accounts of Nuveen Investments, Inc., its majority-owned subsidiaries, and certain funds which we are required to consolidate (as further discussed in Note 12, "Consolidated Funds") and have been prepared in conformity with U.S. generally accepted accounting principles. All significant intercompany transactions and accounts have been eliminated in consolidation.

        The Company and its subsidiaries offer high-quality investment capabilities through branded investment teams: NWQ, specializing in value-style equities; Nuveen Asset Management ("Nuveen" or "NAM"), focusing on fixed-income investments; Santa Barbara, specializing in stable and conservative growth equities; Tradewinds, specializing in global equities; Winslow, dedicated to traditional growth equities; Symphony, with expertise in alternative investments as well as long-only equity and credit strategies; and HydePark Investment Strategies, which specializes in enhanced equity index strategies. The results of Winslow Capital Management, which was acquired on December 26, 2008, operations are included in the Company's consolidated financial statements since after the date of acquisition.

        Operations of Nuveen Investments are organized around its principal advisory subsidiaries, which are registered investment advisers under the Investment Advisers Act of 1940. These advisory subsidiaries manage the Nuveen mutual funds and closed-end funds and provide investment services for individual and institutional managed accounts. Additionally, Nuveen Investments, LLC, a registered broker-dealer in securities under the Securities Exchange Act of 1934, as amended, provides investment product distribution and related services for the Company's managed funds.

Retrospective Adoption of SFAS No. 160

        On January 1, 2009, the Company adopted SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51" ("SFAS No. 160"). As a result, the Company has retrospectively changed the classification and presentation of noncontrolling interests, previously referred to as minority interests, in the accompanying consolidated financial statements for all periods presented.

Revisions to Previously Filed Consolidated Financial Statements

        Certain of the Company's 2008 consolidated financial statements, previously filed under Form 8-K on March 31, 2009, have been revised. In order to assess the materiality with respect to these revisions, the Company applied the concepts set forth in Staff Accounting Bulletin 99, "Materiality," and determined that the revisions made to the 2008 consolidated financial statements were immaterial. Accordingly, the Company's consolidated financial statements included herein have been revised to reflect the revisions described below, none of which impacted total equity, net income (loss), cash flow or compliance with debt covenants.

Classification of Impairment Losses Related to Goodwill and Intangible Assets

        In previously filed 2008 consolidated financial statements, impairment losses recorded in the fourth quarter of 2008 related to goodwill ($1.1 billion) and intangible assets ($0.9 billion) were recorded

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

within "Other Income/(Expense)" on the consolidated statement of income. These amounts have been reclassified and are now presented as individual line items within the Operating Expenses section of the 2008 consolidated statement of income. In addition, related disclosures in Note 2, "Basis of Presentation and Summary of Significant Accounting Policies," under the headings "Goodwill" and "Other Income/(Expense)" have been revised accordingly.

SFAS 157 Disclosure

        In the previously filed 2008 consolidated financial statements, the table included in Note 5, "SFAS No. 157—Fair Value Measurements," erroneously indicated that $137.9 million of losses related to Underlying Investments in Consolidated Vehicle were included in other comprehensive income. In fact, such amounts were "included in earnings" in the consolidated statement of income. The table in Note 5 has been revised accordingly.

Other

        Certain items previously reported have been reclassified to conform to the current year presentation. Although none of the reclassifications had any effect on net income, certain reclassifications increased shareholders' equity by approximately $7.5 million for the year ended December 31, 2007. Refer to Note 6, "Equity-Based Compensation," for additional information.

Use of Estimates

        These financial statements rely, in part, on estimates. Actual results could differ from these estimates. In the opinion of management, all necessary adjustments (consisting of normal recurring accruals) have been reflected for a fair presentation of the results of operations, financial position and cash flows in the accompanying consolidated financial statements.

Cash and Cash Equivalents

        Cash and cash equivalents include cash on hand, investment instruments with maturities of three months or less and other highly liquid investments, including money market funds, which are readily convertible to cash. Amounts presented on our consolidated balance sheets approximate fair value. Included in cash and cash equivalents at December 31, 2008 and December 31, 2007 are approximately $5 million of treasury bills segregated in a special reserve account for the benefit of customers under rule 15c3-3 of the Securities and Exchange Commission.

Securities Purchased Under Agreements to Resell

        Securities purchased under agreements to resell are treated as collateralized financing transactions and are carried at the amounts at which such securities will be subsequently resold, including accrued interest, and approximate fair value. The Company's exposure to credit risks associated with the nonperformance of counterparties in fulfilling these contractual obligations can be directly impacted by market fluctuations that may impair the counterparties' ability to satisfy their obligations. It is the Company's policy to take possession of the securities underlying the agreements to resell or enter into tri-party agreements, which include segregation of the collateral by an independent third party for the benefit of the Company. The Company monitors the value of these securities daily and, if necessary, obtains additional collateral to assure that the agreements are fully secured. At December 31, 2008,

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

there were no securities purchased under agreements to resell. At December 31, 2007, the Company had approximately $50 million in securities purchased under agreements to resell.

        The Company utilizes resale agreements to invest cash not required to fund daily operations. The level of such investments will fluctuate on a daily basis. Such resale agreements typically mature on the day following the day on which the Company enters into such agreements. Since these agreements are highly liquid investments, readily convertible to cash, and mature in less than three months, the Company includes these amounts in cash equivalents for balance sheet and cash flow purposes.

Securities Transactions

        Securities transactions entered into by the Company's broker-dealer subsidiary are recorded on a settlement date basis, which is generally three business days after the trade date. Securities owned are valued at market value with profit and loss accrued on unsettled transactions based on the trade date.

Furniture, Equipment and Leasehold Improvements

        Furniture and equipment, primarily computer equipment, is depreciated on a straight-line basis over estimated useful lives ranging from three to ten years. Leasehold improvements are amortized over the lesser of the economic useful life of the improvement or the remaining term of the lease. The Company capitalizes certain costs incurred in the development of internal-use software. Software development costs are amortized over a period of not more than five years.

Software Costs

        The Company follows AICPA Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"). SOP 98-1 requires the capitalization of certain costs incurred in connection with developing software for internal use. Capitalized software costs are included within "Furniture, Equipment, and Leasehold Improvements" on the accompanying consolidated balance sheets and are amortized beginning when the software project is complete and placed into service over the estimated useful life of the software (generally three to five years). During 2008, the Company capitalized $8.3 million for costs incurred in connection with developing software for internal use. For the period from January 1, 2007 to November 13, 2007, the Company capitalized $5.2 million for costs incurred in connection with developing software for internal use. For the period from November 14, 2007 to December 31, 2007, the Company capitalized $1.0 million for costs incurred in connection with developing software for internal use. During 2006, the Company capitalized $2.4 million.

Investments

        The accounting method used for the Company's investments is generally dependent upon the type of financial interest the Company has in the investment. For investments where the Company can exert control over financial and operating policies of the investment entity, which generally exists if there is a 50% or greater voting interest, the investment entity is consolidated into the Company's financial statements. For certain investments where the risks and rewards of ownership are not directly linked to voting interests ("variable interest entities" or "VIEs"), an investment entity may be consolidated if the Company, with its related parties, is considered the primary beneficiary of the investment entity. The primary beneficiary determination will consider not only the Company's equity interest, but the benefits and risks associated with non-equity components of the Company's relationship with the investment

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

entity, including debt, investment advisory and other similar arrangements, in accordance with FASB Interpretation No. 46(R) ("FIN 46(R)"), "Consolidation of Variable Interest Entities."

        Included in total investments of $347 million and $490 million as of December 31, 2008 and 2007, respectively, on the accompanying consolidated balance sheets are underlying securities from consolidated sponsored investment funds managed by the Company and a collateralized loan obligation. These underlying securities approximate $241 million and $372 million at December 31, 2008 and 2007, respectively, and are excluded from the discussion below, regarding the Company's classification of investments as either held-to-maturity, trading, or available-for sale. At December 31, 2008, these underlying securities relate to a collateralized loan obligation ("CLO") that the Company is required to consolidate (refer to Note 12, "Consolidated Funds" for additional information). At December 31, 2007, these underlying securities relate to the CLO as well as two funds in which the Company was the majority investor in those funds, and therefore, the Company was required to consolidate these funds in its consolidated financial statements (also refer to Note 12, "Consolidated Funds," for additional information).

        Investments consist of securities classified as either: held-to-maturity, trading, or available-for-sale.

        At December 31, 2008 and 2007, the Company did not hold any investments that it classified as held-to-maturity.

        Trading securities are securities bought and held principally for the purpose of selling them in the near term. These investments are reported at fair value, with unrealized gains and losses included in earnings. At December 31, 2008, there were no investments classified as trading securities. At December 31, 2007, there were approximately $2 million in investments classified as trading securities.

        Investments not classified as either held-to-maturity or trading are classified as available-for-sale securities. These investments are carried at fair value with unrealized holding gains and losses reported net of tax in accumulated other comprehensive income ("AOCI"), a separate component of shareholders' equity, until realized. Realized gains and losses are reflected as a component of "Other Income/(Expense)". At December 31, 2008 and 2007, approximately $106 million and $116 million of investments, respectively, were classified as available-for-sale and consisted primarily of Company-sponsored products or portfolios that are not yet currently being marketed by the Company but may be offered to investors in the future. These marketable securities are carried at fair value, which is based on quoted market prices.

        Realized gains and losses on the sale of investments are calculated based on the specific identification method and are recorded in "Other Income/Expense" on the accompanying consolidated statements of income.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The cost, gross unrealized holding gains, gross unrealized holding losses, and fair value of available-for-sale securities by major security type at December 31, 2008 and 2007, are as follows:

(in 000s)	Cost	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Fair Value
At December 31, 2008
Equity	$54,552	$332	$—	$54,884
Taxable Fixed Income	52,728	5	(1,650)	51,083

	$107,280	$337	$(1,650)	$105,967

At December 31, 2007
Equity	$66,523	$—	$(3,408)	$63,115
Taxable Fixed Income	54,157	74	(1,480)	52,751

	$120,680	$74	$(4,888)	$115,866

        In accordance with purchase accounting for the MDP Transactions, investments were written-up/down to fair value as of November 13, 2007. As a result, the unrealized gains/losses at December 31, 2007 represent unrealized gains/losses for the period from November 14, 2007 to December 31, 2007. Furthermore, as of December 31, 2007, no investments had unrealized losses for greater than 12 months, as the cost basis for investments was marked to fair value as of November 13, 2007 in accordance with purchase accounting for the MDP Transactions.

        The Company periodically evaluates its investments for other-than-temporary declines in value. Other-than-temporary declines in value may exist when the fair value of an investment security has been below the carrying value for an extended period of time. Although the Company has written investments up/down to their fair value as of November 13, 2007 as a result of purchase accounting for the MDP Transactions, due to the recent steep global economic decline, the Company recorded a realized loss totaling $38.3 million for other-than-temporary impairment on available-for-sale securities that are not expected to recover in the near term. This charge is included in "Other Income/(Expense)" on the Company's consolidated statement of income for the year ended December 31, 2008.

        The following table presents information about the Company's investments with unrealized losses at December 31, 2008 (in 000s):

	Less than 12 months		12 months or longer		Total
December 31, 2008	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Sponsored funds	$300	$(1,650)	$—	$—	$300	$(1,650)

        Of the approximately $347 million and $490 million in total investments at December 31, 2008, and 2007, respectively, approximately $55 million and $65 million, respectively, relates to equity-based funds and accounts and $292 million and $425 million, respectively, relates to fixed-income funds or accounts.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

        Investment advisory fees from assets under management are recognized ratably over the period that assets are under management. Performance fees are recognized only at the performance measurement dates contained in the individual account management agreements and are dependent upon performance of the account exceeding agreed-upon benchmarks over the relevant period. Some of the Company's investment management agreements provide that, to the extent certain enumerated expenses exceed a specified percentage of a fund's or a portfolio's average net assets for a given year, the advisor will absorb such expenses through a reduction in management fees. Investment advisory fees are recorded net of any such expense reductions. Investment advisory fees are also recorded net of any sub-advisory fees paid by the Company, based on the terms of those arrangements.

Expensing Stock Options

        Effective April 1, 2004, the Company began expensing the cost of stock options in accordance with the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." Under the fair value recognition provisions of SFAS No. 123, stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the lesser of the options' vesting period or the related employee service period. A Black-Scholes option-pricing model was used to determine the fair value of each award at the time of the grant.

        In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123 (Revised 2004), "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R is a revision of SFAS No. 123, and supersedes APB Opinion No. 25 and its related implementation guidance. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services through share-based payment transactions. SFAS No. 123R requires measurement of the cost of employee services received in exchange for the award of equity instruments based on the fair value of the award at the date of grant. The cost is to be recognized over the period during which an employee is required to provide services in exchange for the award. SFAS No. 123R requires the use of a slightly different method of accounting for forfeitures. Beginning in 2006, the Company adopted SFAS No. 123R. No cumulative accounting adjustment was recorded, as this change in methodology did not have a material impact on the Predecessor's consolidated financial statements.

Accumulated Other Comprehensive Income/(Loss)

        The Company's accumulated other comprehensive income/(loss) ("AOCI"), which is a separate component of shareholders' equity, consists of: (1) changes in unrealized gains and losses on certain investment securities classified as available-for-sale (recorded net of tax); (2) reclassification adjustments for realized gains/(losses) on those investment securities classified as available-for-sale; (3) activity related to cash flow hedges; (4) activity related to the Company's qualified pension and post-retirement plans (recorded net of tax); and (5) foreign currency translation adjustments. Each of these items is described below.

        During 2008, the Company recorded a net loss of approximately $22.3 million (net of tax) in AOCI related to unrealized losses on investment securities classified as available-for-sale. Certain available-for-sale securities were liquidated during 2008 that resulted in a realized loss of $5.1 million. During 2008, the Company realized a loss of approximately $19.3 million (net of tax) for

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

other-than-temporarily-impaired investments. As a result of the liquidations and charge-off for other-than-temporarily impaired investments, approximately $24.4 million of losses were reclassified out of unrealized loss included in AOCI and, instead, reflected in realized losses included in "Other Income/(Expense)" on the Company's consolidated statement of income.

        For the period from November 14, 2007 to December 31, 2007, the Company recorded a net loss of approximately $3.1 million (net of tax) in AOCI related to unrealized losses on investment securities classified as available-for-sale. During this time, certain available-for-sale securities were liquidated that resulted in a realized loss of $0.2 million. This $0.2 million loss was reclassified out of unrealized loss included in AOCI and, instead, reflected in realized losses included in "Other Income/(Expense)" on the Company's consolidated statement of income for the period from November 14, 2007 to December 31, 2007.

        At November 13, 2007, a $2.2 million net unrealized gain on investments (net of tax) that had been included in AOCI was written off during the purchase accounting for the MDP Transactions in order to write investments up/down to fair value.

        For the period from January 1, 2007 to November 13, 2007, the Company recorded a net loss of approximately $0.1 million (net of tax) in AOCI related to unrealized losses on investment securities classified as available-for-sale. During this time, certain available-for-sale securities were liquidated that resulted in a realized loss of $0.2 million. This $0.2 million loss was reclassified out of unrealized loss included in AOCI and, instead, reflected in realized losses included in "Other Income/(Expense)" on the Company's consolidated statement of income for the period from January 1, 2007 to November 13, 2007.

        For the year ended December 31, 2006, the Company recorded a net gain of approximately $4.2 million (net of tax) in AOCI related to unrealized gains on investment securities classified as available-for-sale. During this time, certain available-for-sale securities were liquidated that resulted in a realized gain of $3.3 million. This $3.3 million gain was reclassified out of unrealized gain in AOCI and, instead, reflected in realized gains included in "Other Income/(Expense)" on the Company's consolidated statement of income for the year ended December 31, 2006.

        The related cumulative tax effects of the changes in unrealized gains and losses on those investment securities classified as available-for-sale were: deferred tax benefits of $1.3 million for 2008, deferred tax benefits of $1.9 million for the period November 14, 2007 to December 31, 2007, deferred tax benefits of $0.1 million for the period from January 1, 2007 to November 13, 2007, and deferred tax liabilities of $0.3 million for the year ended December 31, 2006.

        The next source of activity in AOCI relates to cash flow hedges. During 2005, the Predecessor entered into cash flow hedges for its Senior Term Notes (refer to Note 7, "Debt," and Note 9, "Derivative Financial Instruments," for additional information). The Company terminated these cash flow hedges in 2005 and deferred a $1.6 million gain in AOCI for 2005. This deferred gain was being reclassified into current earnings commensurate with the recognition of interest expense on the Senior Term Notes. During 2006, the amortization of this gain approximated $0.2 million. For the period January 1, 2007 to November 13, 2007, the amortization of this gain approximated $0.1 million. At November 13, 2007, the remaining unamortized deferred gain of $1.1 million in AOCI was written off in purchase accounting for the MDP Transactions.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The next source of activity in AOCI relates to the Company's pension and post-retirement plans. As further discussed in Note 13, "Retirement Plans," SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS No. 158") requires that companies recognize in AOCI (net of tax) gains or losses and prior service costs or credits that arise during the period but are not recognized as components of net periodic benefit cost pursuant to SFAS No. 87, "Employers' Accounting for Pensions," or SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." Amounts recorded in AOCI are actuarially determined and are adjusted as they are subsequently recognized as components of net periodic benefit cost. For the year ended December 31, 2006, the Company recorded a net loss of $2.1 million in AOCI for its pension and post-retirement plans. For the period from January 1, 2007 to November 13, 2007, the Company recorded a net loss of $0.5 million in AOCI for its pension and post-retirement plans. At November 13, 2007 and as a result of applying purchase accounting for the MDP Transactions, the Company wrote off the net unamortized deferred loss of $5.0 million remaining in AOCI as of November 13, 2007 related to its pension and post-retirement plans. After a revaluation of pension and post-retirement liabilities in connection with purchase accounting for the MDP Transactions, the Company recorded a net deferred gain (net of tax) of approximately $5.8 million as of December 31, 2007 in AOCI. For the year ended December 31, 2008, the Company recorded a deferred loss (net of tax) of $9.1 million in AOCI related to its pension and post-retirement plans.

        Finally, the last component of the Company's other comprehensive income/(loss) relates to foreign currency translation adjustments. For the year ended December 31, 2006, the Company recorded approximately $3 thousand of foreign currency translation losses to AOCI. For the period from January 1, 2007 to November 13, 2007, the Company recorded approximately $19 thousand in foreign currency translation gains to AOCI. At November 13, 2007 and in connection with the application of purchase accounting for MDP Transactions, the Company wrote off foreign currency translation gains of $21 thousand. For the period from November 14, 2007 to December 31, 2007, the Company recorded approximately $8 thousand in foreign currency translation gains to AOCI. For the year ended December 31, 2008, the Company recorded $47 thousand in foreign currency translation losses to AOCI.

        The following table presents accumulated other comprehensive income/(loss) as of December 31, 2008 and 2007 as presented on the accompanying consolidated balance sheets:

Accumulated Other Comprehensive Income/(Loss):

(in 000s)

	12/31/08	12/31/07
Unrealized gains/(losses) on available-for-sale securities, net of tax	$(827)	$(2,937)
Funded status of retirement plans, net of tax	(3,334)	5,782
Foreign currency translation adjustment	(39)	8

Accumulated Other Comprehensive Income/(Loss)	$(4,200)	$2,853

        The Company's total comprehensive income/(loss) was approximately ($1,772.5 million) for 2008, ($27.7 million) for the period from November 14, 2007 to December 31, 2007, $101.9 million for the

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

period from January 1, 2007 to November 13, 2007, and $185.7 million for the year ended December 31, 2006.

Goodwill

        SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142") requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead that they be tested for impairment at least annually using a two-step process. Intangible assets are amortized over their useful lives.

        The Predecessor utilized May 31 as its measurement date for the annual SFAS No. 142 impairment test. The Successor has chosen December 31 as its measurement date for the annual SFAS No. 142 impairment test. For the Predecessor, neither the initial SFAS No. 142 impairment test (as of January 1, 2002), nor any of the subsequent, ongoing annual SFAS No. 142 impairment tests as of May 31 indicated any impairment of goodwill.

        However, as a result of the recent steep global economic decline that first began at the end of 2007, the Successor has identified approximately $1.1 billion of impairment on goodwill and $0.9 billion of impairment on indefinite-lived intangible assets as of December 31, 2008. The amount of the impairment was determined by the Company following the Company's annual impairment test in accordance with SFAS No. 142, and included the assistance of certain valuation work performed by a nationally recognized independent consulting firm. This non-cash impairment charge is reflected on the Company's December 31, 2008 consolidated balance sheet as well as in "Goodwill impairment" and "Intangible asset impairment" on the Company's consolidated statement of income for the year ended December 31, 2008.

        For purposes of the impairment test, the Successor has utilized four reporting units. These reporting units are one level below the Company's operating segment and were determined based on how the Company manages its business, including internal reporting structure, management accountability and resource prioritization process.

        For the valuation methodology used in the SFAS No. 142 impairment test, the Company employed both an income approach (discounted cash flow method) as well as a market approach (guideline company method), with a 50.0% and a 50.0% weighting, respectively, being used in determining the fair value of certain reporting units as of the valuation date. For indefinite-lived intangibles, the Excess Earnings approach was utilized to value certain investment management contracts and the Relief from Royalty approach was utilized to value the Tradename as part of the SFAS No. 142 impairment test valuation.

        The Company's SFAS No. 142 goodwill impairment test involves the use of estimates. Specifically, estimates are used in assigning assets and liabilities to reporting units, assigning goodwill to reporting units and determining the fair value of reporting units. While the Company believes that its testing was appropriate, the use of different assumptions may have resulted in recognizing a different amount of goodwill impairment.

        Prior to the MDP Transactions, the Predecessor had goodwill arising from various acquisitions and repurchases of minority interests. At November 13, 2007, goodwill from the Predecessor was written-off as a result of purchase accounting for the MDP Transactions.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The following table presents a reconciliation of activity in goodwill from December 31, 2006 to December 31, 2008, as presented on the Company's consolidated balance sheets:

(in 000s)
Balance at December 31, 2006	$634,290
Repurchase of NWQ minority interests	22,500
Santa Barbara acquisition costs	(5)
HydePark acquisition	13,263
Purchase accounting—write-off of Predecessor's goodwill	(670,048)
Purchase accounting—new goodwill from MDP Transactions	3,376,841

Balance at December 31, 2007	$3,376,841

Repurchase of minority interests	59,965
True-ups of MDP Transactions goodwill	(121,625)
Winslow acquisition (see Note 10)	73,458
SFAS 142 impairment	(1,088,914)

Balance at December 31, 2008	$2,299,725

Intangible Assets

        For the Predecessor, intangible assets consisted primarily of the estimated value of customer relationships resulting from the Symphony, NWQ, Santa Barbara and HydePark acquisitions. The Predecessor did not have any intangible assets with indefinite lives. The Predecessor amortized intangible assets over their estimated useful lives.

        As a result of the MDP Transactions, the remaining unamortized value of intangible assets from the Predecessor period as of November 13, 2007 was written-off in purchase accounting. The Successor then recorded new intangible assets arising from the MDP Transactions. Independent third-party appraisers were engaged to assist management and perform a valuation of certain tangible and intangible assets acquired and liabilities assumed. The Successor recorded purchase accounting adjustments to establish intangible assets for trade names, investment contracts and customer relationships. Of the new intangible assets recorded as a result of the MDP Transactions, only one intangible asset is amortizable—the $972.6 million (per the final valuation; $972.0 million per the initial valuation) intangible asset recorded for customer relationships—managed accounts ("MA"). The other three intangible assets recorded as a result of the MDP Transactions, trade names, investment contracts—closed end funds ("CEF"), and investment contracts—mutual funds ("MF"), are indefinite-lived.

        As mentioned in the "Goodwill" section, above, during the Company's annual SFAS No. 142 impairment test and as a result of the recent steep global economic decline, as of December 31, 2008, the Company has recorded approximately $0.9 billion of non-cash impairment on indefinite-lived intangible assets.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The following table presents a reconciliation of activity in Intangible Assets from December 31, 2006 to December 31, 2008, as presented on the Company's consolidated balance sheets:

(in 000s)
Balance at December 31, 2006	$67,374
HydePark acquisition:
Intangibles	4,163
Amortization of:
Symphony customer relationships	(1,933)
NWQ customer relationships	(2,213)
Santa Barbara customer relationships	(2,531)
Santa Barbara Trademark / Tradename	(164)
HydePark intangibles	(223)
Purchase accounting—write-off of net remaining unamortized value of Predecessor intangible assets	(64,473)
Purchase accounting—new intangible assets arising from the MDP Transactions:
Trade names	273,800
Investment contracts—CEF	1,551,400
Investment contracts—MF	1,290,600
Customer relationships—MA	972,000
Amortization of:
Customer relationships—MA	(8,100)

Balance at December 31, 2007	$4,079,700

True-ups from the final valuation for new intangible assets arising from the MDP Transactions:
Investment contracts—CEF	800
Investment contracts—MF	600
Customer relationships—MA	600
Amortization of:
Customer relationships—MA	(64,845)
SFAS 142 impairment	(885,500)

Balance at December 31, 2008	$3,131,355

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The following table reflects the gross carrying amounts and the accumulated amortization amounts for the Company's intangible assets as of December 31, 2008 and 2007:

	As of December 31, 2008		As of December 31, 2007
(in 000s)	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
MDP Transactions—
Trade Names	$184,900	—	$273,800	—
Investment Contracts—CEF	1,277,900	—	1,551,400	—
Investment Contracts—MF	768,900	—	1,290,600	—
Customer Relationships—MA	972,600	72,945	972,000	8,100

Total	$3,204,300	$72,945	$4,087,800	$8,100

        For the year ended December 31, 2008 and the period from November 14, 2007 to December 31, 2007, the Successor's amortization expense relating to the Successor's one amortizable intangible asset was $64.8 million and $8.1 million, respectively. The approximate useful life of this intangible asset, Customer Relationships—MA, is 15 years. The estimated amortization expense for each of the next five years is approximately $64.8 million.

        For the period from January 1, 2007 to November 13, 2007, the aggregate amortization expense relating to the Predecessor's amortizable intangible assets was approximately $7.1 million. For the year ended December 31, 2006, the aggregate amortization expense relating to the Predecessor's amortizable intangible assets was approximately $8.4 million. The Predecessor did not have any indefinite lived intangible assets. The approximate useful lives of the Predecessor's intangible assets were as follows: Symphony customer relationships—19 years; Symphony internally developed software—5 years; NWQ customer relationships—9 years; Santa Barbara customer relationships—9 years; and Santa Barbara Trademark/Tradename—9 years.

Other Receivables and Other Short-Term Liabilities

        Included in other receivables and other liabilities are receivables from and payables to broker-dealers and customers, primarily in conjunction with unsettled trades, as well as receivables for investments sold and payables for investments purchased related to funds that the Company is required to consolidate (refer to Note 12, "Consolidated Funds," for additional information). At December 31, 2008 and December 31, 2007, receivables due from broker-dealers were approximately $0.2 million and $1.8 million, respectively. At December 31, 2008, there were no payables due to broker-dealers. At December 31, 2007, there were approximately $1.3 million of payables due to broker-dealers. Receivables for investments sold related to the consolidated funds were approximately $2.7 million and $18.6 million at December 31, 2008 and 2007, respectively. Payables for investments purchased related to the consolidated funds were approximately $10.2 million and $78.7 million at December 31, 2008 and 2007, respectively.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other Assets

        At December 31, 2008 and 2007, "Other Assets" include approximately $3.8 million and $7.4 million, respectively, in commissions advanced by the Company on sales of certain mutual fund shares. Advanced sales commission costs are being amortized over the lesser of the Securities and Exchange Commission Rule 12b-1 revenue stream period (one to eight years) or the period during which the shares of the fund upon which the commissions were paid remain outstanding. Also included in "Other Assets" at December 31, 2008 and 2007, are approximately $4.0 million and $4.4 million, respectively, of deferred issuance costs from the CLO which the Company is required to consolidate (refer to Note 12, "Consolidated Funds," for additional information). At December 31, 2008, "Other Assets" also includes $8.6 million in prepaid retention payments.

Fair Value of Financial Instruments

        SFAS No. 107, "Disclosures About Fair Value of Financial Instruments" ("SFAS No. 107") requires the disclosure of the estimated fair value of financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

        In determining the fair value of its financial instruments, the Company uses a variety of methods and assumptions that are based on market conditions and risk existing at each balance sheet date. For the majority of financial instruments, including most derivatives, long-term investments and long-term debt, standard market conventions and techniques such as discounted cash flow analysis, option pricing models, replacement cost and termination cost are used to determine fair value. Dealer quotes are used for the remaining financial instruments. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

        Cash and cash equivalents, marketable securities, notes and other accounts receivable and investments are financial assets with carrying values that approximate fair value because of the short maturity of those instruments. Accounts payable and other accrued expenses are financial liabilities with carrying values that also approximate fair value because of the short maturity of those instruments. The fair value of long-term debt is based on market prices.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        A comparison of the fair values and carrying amounts of these instruments is as follows:

	2008		2007
(in 000s) December 31,	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets:
Cash and cash equivalents	$467,136	$467,136	$285,051	$285,051
Fees receivable	98,733	98,733	103,866	103,866
Other receivables	12,354	12,354	51,204	51,204
Underlying securities in consolidated funds	241,180	241,180	371,827	371,827
Marketable securities	105,967	105,967	117,450	117,450
Open derivatives	—	—	17	17
Liabilities:
Long-term notes	$3,864,883	$1,346,099	$3,650,000	$3,511,297
Accounts payable	9,633	9,633	16,931	16,931
Open derivatives	78,574	78,574	31,687	31,687

Leases

        The Company leases its various office locations under cancelable and non-cancelable operating leases, whose initial terms typically range from month-to-month to fifteen years, along with options that permit renewals for additional periods. Minimum rent is expensed on a straight-line basis over the term of the lease, with any applicable leasehold incentives applied as a reduction to monthly lease expense.

Advertising and Promotional Costs

        Advertising and promotional costs include amounts related to the marketing and distribution of specific products offered by the Company as well as expenses associated with promoting the Company's brands and image. The Company's policy is to expense such costs as incurred.

Other Income/(Expense)

        Other income/(expense) includes realized and unrealized gains and losses on investments and miscellaneous income/(expense), including gain or loss on the disposal of property.

        The following is a summary of Other Income/(Expense) for the year ended December 31, 2008 (Successor), the period from November 14, 2007 to December 31, 2007 (Successor), the period from

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

January 1, 2007 to November 13, 2007 (Predecessor), and the year ended December 31, 2006 (Predecessor):

(in 000s)	12/31/08	11/14/07 - 12/31/07	1/1/07 - 11/13/07	12/31/06
For the year/period ended
Gains/(Losses) on Investments	$(199,720)	$(33,110)	$3,942	$15,466
Gains/(Losses) on Fixed Assets	(4)	—	(101)	(171)
Other-than-temporary impairment loss	(38,315)
Miscellaneous Income/(Expense)	2,945	(5,471)	(53,565)	431

Total	$(235,094)	$(38,581)	$(49,724)	$15,726

        Total other expense for 2008 is $235.1 million. Approximately $38.3 million of this loss is for other-than-temporary impairment on available-for-sale securities investments. Included in gains/(losses) on investments is $46.8 million of non-cash unrealized mark-to-market losses on derivative transactions entered into as a result of the MDP Transactions (refer to Note 9, "Derivative Financial Instruments," for additional information). Also included in gains/(losses) on investments is $148.8 million in non-cash losses on the consolidated CLO (refer to Note 12, "Consolidated Funds" for additional information). In addition, the Company recorded approximately $2.2 million in miscellaneous expense as a result of the consolidation of the CLO.

        Total other expense for the period from November 14, 2007 to December 31, 2007 was $38.6 million, which is primarily due to the mark-to-market on the new debt derivatives (refer to Note 9, "Derivative Financial Instruments," for additional information). Also included in other income/(expense) for the period from November 14, 2007 to December 31, 2007 is $3.4 million of MDP Transactions related expenses.

        Total other expense for the period from January 1, 2007 to November 13, 2007 was $49.7 million. Included in the $49.7 million was $47.7 million of MDP Transactions related expenses and $6.2 million for a trailer fee payment (refer to Note 15, "Trailer Fees," for additional information).

        Total other income for 2006 was $15.7 million. Included in the $15.7 million is $15.5 million of net gains on the sale of investments. Approximately $10.1 million of the $15.5 million gain on sale of investments is related to the sale of the Company's investment in Institutional Capital Corporation. Gains from the sales of investments also include approximately $4.8 million recognized on the sale of seed investments in Company sponsored funds and accounts.

Net Interest Expense

        The following is a summary of Net Interest Expense for the year ended December 31, 2008 (Successor), the period from January 1, 2007 to November 13, 2007 (Predecessor), the period from

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

November 14, 2007 to December 31, 2007 (Successor), and the year ended December 31, 2006 (Predecessor):

(in 000s) For the year/period ended	12/31/08	11/14/07 - 12/31/07	1/11/07 - 11/13/07	12/31/06
Dividends and Interest Income	$41,172	$4,590	$11,402	$11,388
Interest Expense	(306,616)	(41,520)	(30,393)	(39,554)

Total	$(265,444)	$(36,930)	$(18,991)	$(28,166)

        Interest expense increased substantially in 2008 due to the significant increase in outstanding debt from the MDP Transactions. Included in interest expense is $9.5 million of net interest revenue related to the consolidated CLO, which is comprised of $30.8 million in dividend and interest revenue, offset by $21.3 million of interest expense.

Taxes

        The Company and its subsidiaries file a consolidated federal income tax return. The Company provides for income taxes on a separate return basis. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are applicable to periods in which the differences are expected to affect taxable income. Valuation allowances may be established, when necessary, to reduce deferred tax assets to amounts expected to be realized. At December 31, 2008 and 2007, the Company had $4.9 million and $3.8 million in valuation allowances related to state net operating loss carryforwards due to the uncertainty that the deferred tax assets will be realized. The $3.8 million valuation allowance at December 31, 2007 was recorded through purchase accounting for the MDP Transactions.

Supplemental Cash Flow Information

        The Company paid $290.6 million in interest for the year ended December 31, 2008, $43.6 million for the period from November 14, 2007 to December 31, 2007, $34.3 million for the period from January 1, 2007 to November 13, 2007, and $36.7 million for the year ended December 31, 2006. This compares with interest expense reported in the Company's consolidated statements of income of $306.6 million, $41.5 million, $30.4 million, and $39.6 million for the respective periods.

        During the year ended December 31, 2008, the Company paid approximately $6.4 million for state and federal income taxes. In addition, during 2008, the Company received approximately $208.6 million of tax refunds for federal returns, which included $68.3 million in federal tax overpayments for the period from January 1, 2007 to November 13, 2007 (Predecessor period) and $140.3 million for returns that were amended to claim loss carrybacks. The Company also received approximately $8.3 million of tax refunds for state return overpayments. There were no federal or state income taxes paid for the period from November 14, 2007 to December 31, 2007. For the period from January 1, 2007 to November 13, 2007, the Company paid approximately $83.3 million in state and federal income taxes. For the year ended December 31, 2006, the Company paid $101.9 million in state and federal income

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

2. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

taxes. State and federal income taxes paid include required payments on estimated taxable income and final payments of prior year taxes required to be paid upon filing the final federal and state tax returns.

3. PURCHASE ACCOUNTING

        The Transactions (discussed in Note 1, "Acquisition of the Company") have been accounted for as a purchase in accordance with SFAS No. 141, "Business Combinations," whereby the purchase price paid to effect the Transactions was allocated to record acquired assets and liabilities at fair value. The Transactions and the allocation of the purchase price have been recorded as of November 13, 2007. The purchase price was $5.8 billion.

        Independent third-party appraisers were engaged to assist management and perform a valuation of certain tangible and intangible assets acquired and liabilities assumed. As of December 31, 2007, the Company has recorded purchase accounting adjustments to establish intangible assets for trade names, investment contracts and customer relationships and to revalue the Company's pension plans, among other things.

        Allocation of the purchase price for the acquisition of the Company is based on estimates of the fair value of net assets acquired. The purchase price paid by Holdings to acquire the Company and related purchase accounting adjustments were "pushed down" and recorded on Nuveen Investments and its subsidiaries' financial statements and resulted in a new basis of accounting for the "Successor" period beginning on the day the acquisition was completed.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

3. PURCHASE ACCOUNTING (Continued)

        The purchase price has been allocated as follows (in thousands):

Cash consideration purchase price:
Paid to shareholders	$5,772,498
Transaction costs	77,051

5,849,549

Net assets acquired:
Cash and investments at fair value	427,302
Receivables	143,455
Property and equipment	42,873
Taxes receivable	205,560
Other assets	14,200
Resultant intangible assets recorded:
Trade names	273,800
Investment contracts	2,842,000
Customer relationships	972,000
Current liabilities assumed	(236,547)
Fair value of long-term debt	(545,223)
Other long-term obligations assumed	(103,199)
Noncontrolling interests	(59,551)
Tax impact of purchase accounting adjustments	(1,503,962)

Net assets acquired at fair value	2,472,708

Goodwill—MDP Transactions as of December 31, 2007	$3,376,841

Purchase accounting true-ups:
Final valuation: increase in intangibles	(2,000)
Other, primarily tax adjustments	(119,625)
SFAS 142 impairment (refer to Note 2)	(1,088,914)

Goodwill—MDP Transactions as of December 31, 2008	$2,166,302

        Goodwill arising from the MDP Transactions is not deductible for tax purposes.

        Total fees and expenses related to the MDP Transactions were approximately $176.6 million, consisting of approximately $53.4 million of indirect transaction costs which were expensed, $42.9 million of direct acquisition costs which were capitalized, and $80.3 million of deferred financing costs. Such fees include commitment, placement, financial advisory and other transaction fees as well as legal, accounting, and other professional fees. The direct costs are included in the purchase price and are a component of goodwill. Deferred financing costs are being amortized over their respective terms—7 years for the $2.3 billion term loan facility and 8 years for the $785 million 10.5% senior term notes. All deferred financing costs are amortized using the effective interest method. See Note 7, "Debt," for a complete description of the new debt.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

4. RESTRUCTURING CHARGES

        During the fourth quarter of 2008, the Company reduced its workforce by approximately 10%. This action was the result of a cost cutting initiative designed to streamline operations, enhance competitiveness and better position the Company in the asset management marketplace. The Company recorded a pre-tax restructuring charge of approximately $54 million for the year ended December 31, 2008 for severance and associated outplacement costs.

5. SFAS No. 157—FAIR VALUE MEASUREMENTS

        On September 15, 2006, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years.

        In February 2008, the FASB issued Staff Position 157-2 ("FSP 157-2"). FSP 157-2 permits delayed adoption of SFAS No. 157 for certain non-financial assets and liabilities, which are not recognized at fair value on a recurring basis, until fiscal years and interim periods beginning after November 15, 2008. As permitted by FSP 157-2, the Company has elected to delay the adoption of SFAS No. 157 for qualifying non-financial assets and liabilities, such as property, plant, and equipment, goodwill and intangible assets. The Company is in the process of evaluating the impact, if any, that the application of SFAS No. 157 to its non-financial assets will have on the Company's consolidated results of operations or financial position.

        SFAS No. 157 itself does not require that fair value be applied to specific items; it merely clarifies how to value items that must be measured at fair value.

        SFAS No. 157 provides enhanced guidance for using fair value to measure assets and liabilities by defining fair value, establishing a framework for measuring fair value, and expanding disclosure requirements about fair value measurements. Prior to this standard, methods for measuring fair value were diverse and inconsistent, especially for items that are not actively traded. The standard clarifies that, for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant, including an adjustment for risk, not just the company's mark-to-market model value. The standard also requires expanded disclosure of the effect on earnings for items measured using unobservable data.

        Under SFAS No. 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. SFAS No. 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions a market participant would use in pricing an asset or a liability.

        SFAS No. 157 establishes a fair value hierarchy that prioritizes information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data (for example, the reporting entity's own data). SFAS No. 157 requires that fair value measurements be separately disclosed by level within the fair value hierarchy in order to distinguish between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

5. SFAS No. 157—FAIR VALUE MEASUREMENTS (Continued)

of the hierarchy) and the reporting entity's own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). Specifically:

  •
  Level 1—inputs to the valuation methodology are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

  •
  Level 2—inputs to the valuation methodology other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, through corroboration with observable market data (market-corroborated inputs).

  •
  Level 3—inputs to the valuation methodology that are unobservable inputs for the asset or liability—that is, inputs that reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk) developed based on the best information available in the circumstances.

        In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

        The following table presents information about the Company's fair value measurements at December 31, 2008 (in 000s):

		Fair Value Measurements at December 31, 2008 Using
Description	December 31, 2008	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Available-for-sale securities	$105,967	$72,179	$14,796	$18,992
Underlying investments from consolidated vehicle	241,180	—	—	241,180
Other investments	215	—	—	215
Liabilities
Derivative financial instruments	$(78,574)	$(52)	—	$(78,522)

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

5. SFAS No. 157—FAIR VALUE MEASUREMENTS (Continued)

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)

	Available-for-Sale Securities	Underlying Investments in Consolidated Vehicle	Other Investments	Derivative Financial Instruments	Total
Beginning balance (as of January 1, 2008)	$28,598	$337,529	$356	$—	$366,483
Total gains or losses (realized/unrealized)	(11,006)	(148,826)	(120)		(159,952)
Included in earnings	(9,832)	(148,826)	(120)		(158,778)
Included in other comprehensive income	(1,174)	—	—		(1,174)
Purchases and sales	1,650	52,477	(21)		54,106
Transfers in and/or out of Level 3	(250)	—	—	(78,522)	(78,772)
Ending balance (as of December 31, 2008)	$18,992	$241,180	$215	$(78,522)	$181,865

Available-for-Sale Securities

        Approximately $72.2 million of the Company's available-for-sale securities are classified as Level 1 financial instruments, as they are valued based on unadjusted quoted market prices. The majority of these investments are investments in the Company's managed accounts and certain product portfolios (seed investments). Approximately $14.8 million of the Company's available-for-sale investments are considered to be Level 2 financial instruments, as they are valued based on quoted prices in less liquid markets.

        As further discussed in Note 11, "Investments in Collateralized Loan and Debt Obligations," the Company also has $2.1 million invested in the equity of collateralized debt obligation entities for which it acts as a collateral manager. This $2.1 million investment is included in "available-for-sale" securities and the Company considers these investments to be Level 3 financial instruments, as the valuations for these investments are based on cash flow estimates and the Company's own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk), as developed based on the best information available in the circumstances. At December 31, 2008, the Company also holds $14.0 million in auction rate preferred stock of an unaffiliated issuer. As the auctions for auction rate preferred stock began to fail on a widespread basis in the beginning of 2008, the Company considers these investments as Level 3 financial instruments, as there is currently no liquid market for these investments. At December 31, 2008, the Company also has approximately $2.8 million invested in seed account portfolios whose underlying investment securities are invested in emerging markets.

Underlying Investments from Consolidated Vehicle

        As further discussed in Note 12, "Consolidated Funds—Symphony CLO V," the Company is required to consolidate into its financial results an investment vehicle, Symphony CLO V, in which the

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

5. SFAS No. 157—FAIR VALUE MEASUREMENTS (Continued)

Company has no equity interest, but for which an affiliate of MDP is the majority equity holder. The underlying investment securities in Symphony CLO V are predominantly syndicated loans whose fair values are derived from broker-quotes. The Company does not normally make adjustments to broker-quotes. However, the Company considers these investments to be Level 3 financial instruments, as a significant portion of the inputs to the broker-quotes are unobservable.

Other Investments

        The Company holds a general partner interest in certain limited partnerships for which one of its subsidiary companies is the advisor. The Company considers these investments to be Level 3 financial instruments, as the fair value of these investments is based on valuation pricing models.

Derivative Financial Instruments

        As further discussed in Note 9, "Derivative Financial Instruments," the Company uses derivative instruments to manage the economic impact of fluctuations in interest rates related to its long-term debt and to mitigate the overall market risk for certain product portfolios.

Derivative Instruments Related to Long-Term Debt

        Currently, the Company uses interest rate swaps and an interest rate collar to manage its interest rate risk related to its long-term debt. These are not designated in a formal hedge relationship under the provisions of SFAS No. 133. The valuation of these derivative instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities.

        The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. The fair value of the interest rate collar is determined using the market standard methodology of discounting the future expected cash payments that would occur if variable interest rates fell below the floor strike rate or the cash receipts that would occur if variable interest rates rose above cap strike rate. The variable interest rates used in the calculation of projected cash flows on the collar are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities.

        To comply with the provisions of SFAS No. 157, the Company incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty's nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Company has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees. At December 31, 2008, these credit valuation adjustments approximate $43.9 million. The Company did not record any credit valuation adjustments at December 31, 2007, as SFAS No. 157 was not applicable.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

5. SFAS No. 157—FAIR VALUE MEASUREMENTS (Continued)

        Although the Company has determined that the majority of the inputs used to value its derivatives related to long-term debt fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with these derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. As the credit valuation adjustment at December 31, 2008 is significant to the overall valuation of these derivative positions, the Company has determined that its valuations for derivatives related to its long-term debt in their entirety should be classified in Level 3 of the fair value hierarchy.

        Counterparty risk, otherwise known as default risk, is the risk that an organization will fail to perform on its obligations when due, either because of temporary liquidity issues or longer-term systemic issues. Although the Company is subject to counterparty risk with respect to derivative instruments related to long-term debt, as of December 31, 2008, all of the Company's derivative instruments related to long-term debt are in a negative position—meaning that the fair value of these open derivatives represents a net liability owed by the Company to various counterparties. The Company does not have any collateral posted on deposit with any of its counterparties for any of the derivative instruments related to long-term debt. The Company attempts to minimize counterparty risk on derivative instruments related to long-term debt by entering into derivative contracts with major banks and financial institutions that the Company already has established relationships with.

Derivative Instruments Related to Certain Product Portfolios

        At December 31, 2008, the Company holds futures contracts that have not been designated as hedging instruments under SFAS No. 133 in order to mitigate the overall market risk of certain product portfolios. As the valuations for these futures contracts are directly received from the counterparty, the futures arm of a nationally recognized bank, the Company has determined that the valuations for the derivatives related to certain product portfolios are classified in Level 1 of the fair value hierarchy, as all valuations for these derivatives are quoted prices (unadjusted) in active markets for identical assets or liabilities.

6. EQUITY-BASED COMPENSATION

Class A Units and Class B Units—Successor Entity

        Effective as of the closing of the MDP Transactions, the prior stock option and restricted stock plans of the Predecessor were terminated and all stock option and restricted stock awards were paid out as described below. Various subsidiary equity opportunity programs (also described below) survived the MDP Transactions and the terms of these various programs remained unchanged.

        In connection with the MDP Transactions, the Company entered into new equity arrangements with certain employees including members of senior management of the Company ("Employee Participants"). The new equity consists of ownership interests in Holdings. There are two classes of these ownership interests: Class A Units and Class B Units. The rights and obligations of Holdings and the holders of its Class A and Class B Units are generally set forth in Holdings' limited liability company agreement, Holdings' unitholders' agreement and the individual Class A and Class B Unit purchase agreements entered into with the respective unitholders (the "equity agreements").

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

6. EQUITY-BASED COMPENSATION (Continued)

        Certain Employee Participants purchased 7,247,295 Class A Units (approximately 3% of Holdings' Class A Units). The remaining Class A Units were purchased by MDP, affiliates of Merrill Lynch Global Private Equity and certain other co-investors in connection with the consummation of the Transactions. The purchase price paid by Employee Participants for the Class A Units was $10 per unit, the same as that paid by MDP in connection with MDP's purchase of its Class A Units. The Class A Units are not subject to vesting.

        Certain Employee Participants received Class B Units, which are profits interests that entitle the holders in the aggregate to fifteen percent of the appreciation in the value of the Company beyond the issue date. The Class B Units vest over five to seven years, or earlier in the case of a liquidity event. The Company engaged an outside valuation firm to assist management in estimating the per-share fair value of the Class B Units for financial reporting purposes. Based on the valuation, the 956,111 Class B Units issued were valued at $155.11 per share. The aggregate value of the Class B Units is being amortized over the vesting period and resulted in the recognition of $27.2 million and $3.4 million of non-cash compensation for the year ended December 31, 2008 and the period from November 14, 2007 to December 31, 2007, respectively.

        In addition to the Class A and B Units issued by Holdings, certain employees, including certain members of senior management, also received deferred and restricted Class A Units, which entitle the holders to the same economic benefit as the Class A Units. Between November 14, 2007 and December 31, 2007, a total of 3,043,450 of such units were received by employees with an estimated value of $10 per unit. Certain of these units vest over a 3, 4 or 5 year period. The Company recognized $5.0 million and $0.6 million in non-cash compensation related to the deferred and restricted Class A Units for the year ended December 31, 2008 and the period November 14, 2007 through December 31, 2007. At December 31, 2008 and 2007, the Company has approximately $5.8 million and $0.6 million, respectively, recorded in the Shareholders' Equity section of its consolidated balance sheets for the deferred and restricted Class A Units. Previously, these amounts were reported in the "Long-Term Obligations" section of the Company's consolidated balance sheets. As of December 31, 2008, deferred and restricted Class A Units have been reflected in Shareholders' Equity. The prior year amount has been reclassified to Shareholders' Equity. This reclassification resulted in a $0.6 million increase to previously reported Shareholders' Equity at December 31, 2007.

        Finally, in lieu of cash bonuses, certain employees, including certain members of senior management, accepted the right to receive Class A Units in the form of deferred Class A Units that, upon a break in the deferral (for example, separation with the Company), could either be settled, at the option of the Company, in cash or be converted into Class A Units. There is no vesting period for deferred Class A Units. At December 31, 2008 and 2007, the Company has approximately $6.7 million and $6.8 million, respectively, recorded in the Shareholders' Equity section of its consolidated balance sheets for deferred Class A Units. Previously, these amounts were reported in the "Long-Term Obligations" section of the Company's consolidated balance sheets. As of December 31, 2008, deferred Class A Units have been reflected in Shareholders' Equity. The prior year amount has been reclassified to Shareholders' Equity. This reclassification resulted in a $6.8 million increase to previously reported Shareholders' Equity at December 31, 2007.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

6. EQUITY-BASED COMPENSATION (Continued)

Subsidiary Equity Opportunity Programs—Predecessor and Successor

        As part of the Predecessor's various acquisitions, key management of certain acquired subsidiaries purchased noncontrolling member interests. These various programs, which were not impacted by the MDP Transactions, are described in detail below.

NWQ

        As part of the NWQ acquisition, key management purchased a noncontrolling, member interest in NWQ Investment Management Company, LLC. The non-controlling interest of $0.1 million as of December 31, 2007, is reflected in noncontrolling interest on the consolidated balance sheets. This purchase allowed management to participate in profits of NWQ above specified levels beginning January 1, 2003. No expense was recorded on this program for the year ended December 31, 2008. For the period January 1, 2007 to November 13, 2007, the Company recorded approximately $1.7 million of income attributable to noncontrolling interests. For the period November 14, 2007 to December 31, 2007, the amount expensed was $0.3 million. For the year ended December 31, 2006, the Company recorded approximately $3.8 million of income attributable to noncontrolling interests. Beginning in 2004 and continuing through 2008, the Company had the right to purchase the noncontrolling members' respective interests in NWQ at fair value. On February 13, 2004, the Company exercised its right to call 100% of the Class 2 noncontrolling members' interests for $15.4 million. Of the total amount paid, approximately $12.9 million was recorded as goodwill. On February 15, 2005, the Company exercised its right to call 100% of the Class 3 NWQ noncontrolling members' interests for $22.8 million. Of the total amount paid, approximately $22.5 million was recorded as goodwill. On February 15, 2006, the Company exercised its right to call 25% of the Class 4 NWQ noncontrolling members' interests for $22.6 million. Of the total amount paid on March 1, 2006, approximately $22.5 million was recorded as goodwill. On February 15, 2007, the Company exercised its right to call 25% of the Class 4 NWQ noncontrolling members' interests for $22.6 million. Of the total amount paid on March 2, 2007, approximately $22.5 million was recorded as goodwill. On February 15, 2008, the Company exercised its right to call all of the remaining Class 4 NWQ noncontrolling members' interests for $23.6 million. Of the total amount paid on March 3, 2008, approximately $23.5 million was recorded as goodwill. As of March 31, 2008, the Company had repurchased all noncontrolling members' interests outstanding under this program.

Santa Barbara

        As part of the Santa Barbara acquisition, an equity opportunity was put in place to allow key individuals to participate in Santa Barbara's earnings growth over the subsequent six years (Class 2 Units, Class 5A Units, Class 5B Units, and Class 6 Units, collectively referred to as "Units"). The Class 2 Units were fully vested upon issuance. One third of the Class 5A Units vested on June 30, 2007, one third vested on June 30, 2008, and one third will vest on June 30, 2009. One third of the Class 5B Units vested upon issuance, one third vested on June 30, 2007, and one third will vest on June 30, 2009. The Class 6 Units will vest on June 30, 2009. The Company has recorded income attributable to noncontrolling interests related to this equity opportunity, which reflects the portion of profits applicable to noncontrolling owners. For the year ended December 31, 2008, the Company recorded approximately $0.2 million of income attributable to noncontrolling interests. For the period

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

6. EQUITY-BASED COMPENSATION (Continued)

November 14, 2007 to December 31, 2007, the income attributable to noncontrolling interests was $0.4 million. For the period January 1, 2007 to November 13, 2007, the Company recorded approximately $2.5 million of income attributable to noncontrolling interests. For the year ended December 31, 2006, the Company recorded approximately $1.2 million of income attributable to noncontrolling interests. The Units entitle the holders to receive a distribution of the cash flow from Santa Barbara's business to the extent such cash flow exceeds certain thresholds. The distribution thresholds vary from year to year, reflecting Santa Barbara achieving certain profit levels. The profits interest distributions are also subject to a cap in each year. Beginning in 2008 and continuing through 2012, the Company has the right to acquire the Units of the noncontrolling members. On February 15, 2008, the Company exercised its right to call the Class 2A Units and the Class 2B Units owned by Santa Barbara noncontrolling members. Of the $30.0 million paid on March 31, 2008, approximately $12.3 million was recorded as goodwill.

Equity Opportunity Programs Implemented During 2006

        During 2006, new equity opportunities were put in place covering NWQ, Tradewinds and Symphony. These programs allow key individuals of these businesses to participate in the growth of their respective businesses over the subsequent six years. Classes of interests were established at each subsidiary (collectively referred to as "Interests"). Certain of these Interests vested or vest on June 30 of 2007, 2008, 2009, 2010 and 2011. For the year ended December 31, 2008, the Company recorded approximately $1.9 million of income attributable to noncontrolling interests, which reflects the portion of profits applicable to noncontrolling owners. For the period November 14, 2007 to December 31, 2007, the amount expensed was $0.3 million. For the period January 1, 2007 to November 13, 2007, the Company recorded approximately $2.4 million of income attributable to noncontrolling interests. For the year ended December 31, 2006, the Company expensed $1.2 million for these equity opportunity programs. The Interests entitle the holders to receive a distribution of the cash flow from their business to the extent such cash flow exceeds certain thresholds. The distribution thresholds increase from year to year and the distributions of the profits interests are also subject to a cap in each year. Beginning in 2008 and continuing through 2012, the Company has the right to acquire the Interests of the noncontrolling members. On February 15, 2008, the Company exercised its right to call various noncontrolling members' interests as it relates to these equity opportunity programs. Of the total $31.3 million paid on March 31, 2008, approximately $28.5 million was recorded as goodwill. During the first quarter of 2009, the Company exercised its right to call all the Class 8 interests for approximately $18.2 million. Refer to Note 22, "Subsequent Events."

Share-Based Compensation Plans—Predecessor

        Prior to the completion of the MDP Transactions, the Predecessor granted stock options and restricted stock awards to key employees and directors under share-based compensation plans. The exercise price of the options was determined by the actual closing price of the Predecessor's common stock as quoted by the New York Stock Exchange on the date of the grant. Compensation expense for restricted stock awards was measured at fair value on the date of the grant based on the number of shares granted and the quoted market price of the Predecessor's common stock. Such value was recognized as expense over the vesting period of the award adjusted for actual forfeitures.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

6. EQUITY-BASED COMPENSATION (Continued)

        Under the terms of the Merger Agreement, each outstanding share of the Predecessor's common stock was converted into a right to receive an amount in cash, without interest, of $65.00 (the "Merger Consideration"). In this regard, with respect to the Predecessor's outstanding stock option grants and restricted stock awards, in accordance with the terms of the Merger Agreement, the Predecessor's stock option and restricted stock equity plan documents and various actions taken by its Board of Directors:

  •
  all options outstanding immediately prior to the effective date of the MDP Transactions, whether or not then vested or exercisable, were cancelled as of the effective date, with each holder of an option receiving for each share of common stock subject to the option, an amount equal to the Merger Consideration less the per share exercise price of such option; and

  •
  all shares of restricted stock outstanding immediately prior to the effective date of the MDP Transactions vested and became free of restrictions as of the effective date and each such share of restricted stock was converted into a right to receive the Merger Consideration.

        There were no share-based grants starting May 31, 2007 until November 13, 2007 (end of Predecessor period). The weighted-average grant-date fair value of options and restricted shares granted during the period January 1, 2007 to May 31, 2007 was $12.40 per share and $51.60 per share, respectively.

Stock Options—Predecessor

        The Predecessor awarded certain employees options to purchase the Company's common stock at exercise prices equal to or greater than the closing market price of the stock on the day the options were awarded. Options awarded pursuant to the 1996 Plan and the 2005 Plan were generally subject to three- and four-year cliff vesting and expired ten years from the award date.

        Effective January 1, 2006, the Company adopted SFAS No. 123R, "Share Based Payment." Because the fair value recognition provisions of SFAS No. 123, "Stock-Based Compensation," and SFAS No. 123R were materially consistent under our equity plans, the adoption of SFAS No. 123R did not have a significant impact on our financial position or our results of operations. In accordance with SFAS No. 123R, stock option compensation expense of approximately $27.2 million for the period from January 1, 2007 to November 13, 2007 and $17.7 million for the year ended December 31, 2006, has been recognized in the Predecessor's consolidated statements of income. No stock option compensation expense was recorded for the period from November 14, 2007 to December 31, 2007 or the year ended December 31, 2008, as the stock options were cancelled and paid out in connection with the MDP Transactions. Included in compensation expense for 2006 is amortization related to a long-term equity performance plan discussed below.

        The options awarded during the period January 1, 2007 to November 13, 2007 had weighted-average fair values as of the time of the grant of $12.39 per share. There were no options awarded during the period from November 14, 2007 to December 31, 2007. The options awarded during 2006 had weighted-average fair values as of the time of the grant of $10.38 per share.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

6. EQUITY-BASED COMPENSATION (Continued)

        The fair value of stock option awards was estimated at the date of grant using a Black-Scholes option-pricing model with the following assumptions for the period January 1, 2007 to November 13, 2007, and the year ended December 31, 2006:

	1/1/07 - 11/13/07	2006
Dividend yield	2.10%	2.10%
Expected volatility	23.00% to 24.40%	23.00% to 25.00%
Risk-free interest rate	4.45% to 4.71%	4.24% to 5.10%
Expected life	4.45 to 5.8 years	5.1 years

        Share repurchases were utilized, among other things, to reduce the dilutive impact of our stock-based plans. Repurchased shares were converted to Treasury shares and used to satisfy stock option exercises, as needed. Share repurchase activity was dependent, among other things, on the availability of excess cash after meeting business and capital requirements.

Restricted Stock—Predecessor

        At the date of the grant, the recipient of restricted stock awards had all the rights of a stockholder, including voting and dividend rights, subject to certain restrictions on transferability and a risk of forfeiture. Restricted stock grants typically vested over a period of either 3 years or 6 years beginning on the date of grant.

        From January 1, 2007 to November 13, 2007, the Company awarded 353,420 shares of restricted stock with a weighted-average fair value of $51.60 to employees pursuant to the Company's incentive compensation program. All awards were subject to restrictions on transferability, a risk of forfeiture, and certain other terms and conditions. The value of such awards was reported as compensation expense over the shorter of the period beginning on the date of grant and ending on the last vesting date, or the period in which the related employee services were rendered. Recorded compensation expense for restricted stock awards, including the amortization of prior year awards, was $39.4 million for the period from January 1, 2007 to November 13, 2007, and $13.1 million for the year ended December 31, 2006. The amount expensed for the period January 1, 2007 to November 13, 2007 is reflective of the acceleration of the then-remaining unamortized cost of restricted stock awards; the acceleration was due to the MDP Transactions. As of December 31, 2007, there were no unrecognized compensation costs related to deferred and restricted stock awards, as these awards were all cancelled and recipients received merger consideration.

Long-Term Equity Performance Plan—Predecessor

        In January 2005, the Predecessor granted long-term equity performance ("LTEP") awards consisting of 269,300 restricted shares and 1,443,000 options to senior managers. These grants were to be awarded only if specified Company-wide performance criteria were met and were subject to additional time-based vesting if the performance criteria were met. During the year ended December 31, 2006, management determined that it appeared probable the Predecessor would meet the performance requirements as set forth in the LTEP plan. As a result, during the year ended December 31, 2006, the Predecessor expensed a total of $7.6 million related to the LTEP awards, which

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

6. EQUITY-BASED COMPENSATION (Continued)

included $4.2 million of a "catch-up" adjustment for amortization for prior periods from the date of the LTEP grant (January 2005) through January 2006. As a result of the MDP Transactions, the vesting of all LTEP awards was accelerated and paid out. The total amount of expense that was accelerated for the LTEP awards during the period January 1, 2007 to November 13, 2007 was $5.2 million.

7. DEBT

        At December 31, 2008 and 2007, debt on the accompanying consolidated balance sheets was comprised of the following:

(in 000s) December 31,	2008	2007
Long-Term Obligations:
Senior Term Notes:
Senior term notes—5% due 9/15/10	$232,245	$250,000
Net unamortized discount	(237)	(395)
Net unamortized debt issuance costs	(667)	(1,110)
Senior term notes—5.5% due 9/15/15	300,000	300,000
Net unamortized discount	(1,098)	(1,230)
Net unamortized debt issuance costs	(1,725)	(1,932)
Term Loan Facility due 11/13/14	2,297,638	2,315,000
Net unamortized discount	(20,201)	(22,847)
Net unamortized debt issuance costs	(25,958)	(29,352)
Senior Unsecured 10.5% Notes due 11/15/15	785,000	785,000
Net unamortized debt issuance costs	(24,823)	(27,159)
Revolving Credit Facility due 11/13/13	250,000	—
Symphony CLO V Notes Payable	378,540	378,540
Symphony CLO V Subordinated Notes	24,208	24,208

Total	$4,192,922	$3,968,723

Senior Secured Credit Agreement—Successor

        As a result of the MDP Transactions, the Company has a new senior secured credit facility (the "Credit Facility") consisting of a $2.3 billion term loan facility and a $250 million revolving credit facility. The Credit Facility contains customary covenants, including a financial covenant requiring us to maintain a maximum ratio of senior secured indebtedness to adjusted EBITDA (as such terms are defined in the Credit Facility); limitations on our incurrence of additional debt; and other limitations.

        At December 31, 2008 and 2007, the Company had $2.3 billion outstanding under the term loan facility. At December 31, 2008, the Company had $250 million outstanding under the revolving credit facility. At December 31, 2007, the Company did not have any borrowings under the revolving credit facility.

        The Company received approximately $2.3 billion in net proceeds from the term loan. The net proceeds from the term loan were used as part of the financing to consummate the MDP Transactions.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

7. DEBT (Continued)

During November 2008, the Company drew down on the $250 million revolving credit facility due to concerns over counterparty risk as a result of severely deteriorating global credit market conditions. The $250 million in proceeds from the revolving credit facility are included in "Cash and cash equivalents" on the Company's December 31, 2008 consolidated balance sheet.

        All borrowings under the Credit Facility bear interest at a rate per annum equal to LIBOR plus 3.0%. In addition to paying interest on outstanding principal under the Credit Facility, the Company is required to pay a commitment fee to the lenders in respect of any unutilized loan commitments at a rate of 0.3750% per annum. For the year ended December 31, 2008, the unhedged weighted-average interest rate on the $2.3 billion borrowed under the term loan facility was 6.14%. For the year ended December 31, 2008, the unhedged weighted-average interest rate on the $250 million borrowed under the revolving credit facility was 5.22%.

        All obligations under the Credit Facility are guaranteed by the Parent and each of our present and future, direct and indirect, wholly-owned material domestic subsidiaries (excluding subsidiaries that are broker-dealers). The obligations under the Credit Facility and these guarantees are secured, subject to permitted liens and other specified exceptions, (1) on a first-lien basis, by all the capital stock of Nuveen Investments and certain of its subsidiaries (excluding significant subsidiaries and limited, in the case of foreign subsidiaries, to 100% of the non-voting capital stock and 65% of the voting capital stock of the first tier foreign subsidiaries) directly held by Nuveen Investments or any guarantor and (2) on a first-lien basis by substantially all other present and future assets of Nuveen Investments and each guarantor.

        The term loan facility matures on November 13, 2014 and the revolving credit facility matures on November 13, 2013.

        The Company is required to make quarterly payments under the term loan facility in the amount of approximately $5.8 million beginning June 30, 2008. At December 31, 2008, after the first three quarterly payments of approximately $5.8 million were made, the Company had approximately $2.3 billion outstanding under the term loan facility. The Credit Facility permits all or any portion of the loans outstanding thereunder to be prepaid.

        At December 31, 2008 and 2007, the fair value of the $2.3 billion term loan facility was approximately $0.9 billion and $2.3 billion, respectively. For the year ended December 31, 2008, the weighted-average interest rate on the amount borrowed under the term loan facility was 6.14%.

Senior Unsecured Notes—Successor

        Also in connection with the MDP Transactions, the Company issued $785 million of 10.5% senior unsecured notes ("10.5% senior notes"). The 10.5% senior notes mature on November 15, 2015 and pay a coupon of 10.5% of par value semi-annually on May 15 and November 15 of each year, commencing on May 15, 2008. The Company received approximately $758.9 million in net proceeds after underwriting commissions and structuring fees. The net proceeds were used as part of the financing to consummate the MDP Transactions.

        At December 31, 2008 and 2007, the fair value of the $785 million 10.5% senior notes was approximately $177 million and $780 million, respectively.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

7. DEBT (Continued)

        Obligations under the notes are guaranteed by the Parent and each of our existing, subsequently acquired, and/or organized direct or indirect, domestic, restricted (as defined in the credit agreement) subsidiaries that guarantee the debt under the Credit Facility. These subsidiary guarantees are subordinated in right of payment to the guarantees of the Credit Facility.

Symphony CLO V—Successor

        As more fully discussed in Note 12, "Consolidated Funds," the Company is required to consolidate into its financial results a collateralized loan obligation, Symphony CLO V, in accordance with U.S. generally accepted accounting principles. Although the Company does not hold any equity interest in this investment vehicle, because an affiliate of MDP is the majority equity holder, and MDP is a related party to the Company, the Company is required to consolidate Symphony CLO V into its consolidated financial statements. The $378.5 million of Notes Payable and $24.2 million of Subordinated Notes reflected in the Company's consolidated balance sheets as of December 31, 2008 and 2007 are debt obligations of Symphony CLO V. All of this debt is collateralized by the assets of Symphony CLO V.

Senior Term Notes—Predecessor / Successor

        On September 12, 2005, the Predecessor issued $550 million of senior unsecured notes, comprised of $250 million of 5% notes due September 15, 2010 and $300 million of 5.5% notes due September 15, 2015 (collectively, the "Predecessor senior term notes") which remain outstanding at December 31, 2008 and 2007. The Company received approximately $544 million in net proceeds after discounts and other debt issuance costs.

        The Predecessor senior term notes due 2010 bear interest at an annual fixed rate of 5.0% payable semi-annually beginning March 15, 2006. The Predecessor senior term notes due 2015 bear interest at an annual fixed rate of 5.5% payable semi-annually also beginning March 15, 2006. The net proceeds from the Predecessor senior term notes were used to repay a portion of the outstanding debt under a then-existing bridge credit facility, borrowings which were made in connection with St. Paul Travelers' sale of its ownership interest in the Predecessor. The costs related to the issuance of the Predecessor senior term notes were capitalized and were being amortized to expense over their term.

        At December 31, 2008, the fair value of the Predecessor senior term notes was approximately $110.8 million for the notes due 2010 and $46.4 million for the notes due 2015. At December 31, 2007, the fair value of the Predecessor senior term notes was approximately $229.2 million for the 5% senior term notes due 2010 and $207.9 million for the 5.5% senior term notes due 2015.

        During December 2008, the Company retired a portion of the Predecessor senior unsecured notes due 2010. Of the total $8.4 million in total cash paid, approximately $0.2 million was for accrued interest, with the remaining amount for principal representing $17.8 million in par on the 5% senior term notes due 2010. As a result, the Company recorded a $9.6 million gain on early extinguishment of debt. This gain is reflected in "Other Income/(Expense)" on the Company's consolidated statement of income for the year ended December 31, 2008.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

7. DEBT (Continued)

Other

        The Company's broker-dealer subsidiary may utilize uncommitted lines of credit with no annual facility fees for unanticipated, short-term liquidity needs. At December 31, 2008 and 2007, no borrowings were outstanding on these uncommitted lines of credit.

8. INCOME TAXES

        The provision for income taxes on earnings for the three years ended December 31, 2008 is:

(in 000s)	2008	1/1/07 - 11/13/07	11/14/07 - 12/31/07	2006
Current:
Federal	$10,030	$75,697	$(50,302)	$101,813
State	140	16,644	—	21,187

	$10,170	$92,341	$(50,302)	$123,000

Deferred:
Federal	$(374,333)	$4,404	$35,918	$(1,865)
State	(9,438)	467	(2,644)	(211)

	$(383,771)	$4,871	$33,274	$(2,076)

        The provision for income taxes is different from that which would be computed by applying the statutory federal income tax rate to income before taxes. The principal reasons for these differences are as follows:

	2008	1/1/07 - 11/13/07	11/14/07 - 12/31/07	2006
Federal statutory rate applied to income before taxes	35.0%	35.0%	35.0%	35.0%
State and local income taxes, net of federal income tax benefit	2.0	5.4	3.0	4.8
SFAS 142 impairment	(18.8)	—	—	—
Non-deductible expense, consisting primarily of one-time expenses related to the MDP Transactions	—	8.6	(2.9)	0.1
Tax-exempt interest income, net of disallowed interest expense	—	(0.2)	—	(0.1)
Other, net	(0.7)	(0.2)	0.7	(0.6)

Effective tax rate	17.5%	48.6%	35.8%	39.2%

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

8. INCOME TAXES (Continued)

        The tax effects of significant items that give rise to the net deferred tax liability recorded on the Company's consolidated balance sheets are shown in the following table:

(in 000s) December 31,	2008	2007
Gross deferred tax assets:
Deferred compensation	$5,062	$3,121
Book depreciation in excess of tax depreciation	4,345	5,652
Net operating loss carryforwards, net of valuation allowances	26,321	28,921
Federal tax benefit of future state tax deductions	23,120	10,133
Unrealized gains/losses on investments	43,551	15,867
Pension and post-retirement benefit plan costs	9,251	1,165
Unvested profits interests	23,372	11,278
Accrued severance	8,046	—
Alternative minimum tax credit carryforward	5,704	—
Other	6,852	5,464

Gross deferred tax assets	155,624	81,601

Gross deferred tax liabilities:
Deferred commissions and fund offering costs	(1,523)	(3,101)
Intangible assets	(1,175,441)	(1,616,244)
Goodwill amortization	(15,687)	(2,056)
Other, consisting primarily of internally developed software	(10,491)	(5,588)

Gross deferred tax liabilities	(1,203,142)	(1,626,989)

Net deferred tax liability	$(1,047,518)	$(1,545,388)

        The future realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management believes it is more likely than not the Company will realize the benefits of these future tax deductions.

        In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which those temporary differences are deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income before the expiration of the deferred tax assets governed by the tax code. Based on projections for future taxable income over the periods for which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances, at December 31, 2008. The amount of the deferred tax asset considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

8. INCOME TAXES (Continued)

        Not included in income tax expense for the period from January 1, 2007 to November 13, 2007, and the year ended December 31, 2006 are income tax benefits of $210.6 million and $22.8 million, respectively, attributable to the vesting of restricted stock and the exercise of stock options. Such amounts are reported on the consolidated balance sheets in additional paid-in capital and as a reduction of taxes payable included in other liabilities on our consolidated balance sheets. As of November 13, 2007, the effective date of the MDP Transactions, all outstanding shares of restricted stock vested and all outstanding options were cancelled. Consequently, no such tax benefits were recognized in the period from November 14, 2007 to December 31, 2007 or the year ended December 31, 2008. As of December 31, 2008 and 2007, there were no remaining tax benefits included in additional paid-in capital related to any share-based compensation plans.

        At December 31, 2008, the Company had federal tax loss carryforward benefits of approximately $3.4 million that will expire in 2028. At December 31, 2008, the Company also had state tax loss carryforward benefits of approximately $27.8 million that will expire between 2013 and 2028. For financial reporting purposes, a valuation allowance of approximately $4.9 million has been established due to the uncertainty that the assets will be realized. The Company believes that the remaining state tax loss carryforwards of approximately $22.9 million will be utilized prior to expiration.

9. DERIVATIVE FINANCIAL INSTRUMENTS

        The Company uses derivative financial instruments to manage the economic impact of fluctuations in interest rates related to its long-term debt and to mitigate the overall market risk for certain recently created product portfolios.

        SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133" and further amended by SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," (collectively, "SFAS No. 133"), requires recognition of all derivatives on the balance sheet at fair value. Derivatives that do not meet the SFAS No. 133 criteria for hedge accounting must be adjusted to fair value through earnings. Changes in the fair value of derivatives that do meet the hedge accounting criteria under SFAS No. 133 are offset against the change in the fair value of the hedged assets or liabilities, with only any "ineffectiveness" (as defined under SFAS No. 133) marked through earnings.

        At December 31, 2008 and 2007, the Company did not hold any derivatives designated in a formal hedge relationship under the provisions of SFAS No. 133.

Derivatives Transactions Related to Financing Part of the MDP Transactions

        As further discussed in Note 7, "Debt," the Company borrowed $2.3 billion under a variable rate term loan facility and $785.0 million under 10.5% senior term notes due 2015 to finance part of the MDP Transactions. In order to mitigate interest rate exposure on the variable rate debt, the Company entered into certain derivative transactions that effectively converted $2.3 billion of the Company's variable rate debt arising from the MDP Transactions into fixed-rate borrowings. At December 31, 2008, these derivative transactions were comprised of nine interest rate swaps, one collar, and two basis

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

9. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

swaps. At December 31, 2007, the Company held nine interest rate swaps and one collar. Collectively, these derivatives will be referred to as the "New Debt Derivatives."

        For the year ended December 31, 2008, the Company recorded $46.8 million in unrealized losses and $19.0 million as the net impact of periodic payments related to the New Debt Derivatives. For the period November 14, 2007 to December 31, 2007, the Company recorded $31.4 million in unrealized losses related to the New Debt Derivatives. The unrealized losses for 2008 and 2007 are reflected in "Other Income/(Expense)" on the accompanying consolidated statements of income. The net impact from periodic payments for 2008 is reflected in "Net Interest Expense" on the accompanying consolidated statements of income. There were no periodic payments on the New Debt Derivatives for the period from November 14, 2007 to December 31, 2007.

        At December 31, 2008 and 2007, the fair value of the open New Debt Derivatives is $78.5 million and $31.7 million, respectively, and is reflected in "Other Short-Term Liabilities" on the Company's consolidated balance sheets.

Derivatives Transactions Related to Certain Product Portfolios

        The Company entered into futures contracts that have not been designated as hedging instruments under SFAS No. 133 in order to mitigate overall market risk of certain product portfolios. At December 31, 2008 and 2007, the net fair value of these open non-hedging derivatives was a liability of approximately $0.1 million and an asset of approximately $0.01 million, respectively, and is reflected in "Other Short Term Liabilities" and "Other Assets" on the accompanying consolidated balance sheets. For the year ended December 31, 2008, the Company recorded a $0.1 million unrealized gain and a $1.3 million realized loss on these futures contracts, both of which are included in "Other Income/(Expense)" on the Company's consolidated statement of income for the year ended December 31, 2008. For the period November 14, 2007 to December 31, 2007, the Company recorded approximately $0.1 million of net gains related to these derivatives, comprised of $0.06 million in unrealized losses and $0.2 million in realized gains, both of which are reflected in "Other Income/(Expense)" on the accompanying consolidated statement of income for that period. For the period January 1, 2007 to November 13, 2007, the Company recorded approximately $0.06 million of net gains related to these derivatives, comprised of $0.4 million in unrealized gains and $0.4 million in realized losses, both of which are reflected in "Other Income/(Expense)" on the accompanying consolidated statement of income for that period. For the year ended December 31, 2006, the Company recorded approximately $0.9 million in losses from these derivatives, approximately $0.5 million of which were realized losses and the remainder unrealized, both of which are reflected in "Other Income/(Expense)" on the accompanying consolidated statements of income for the year ended December 31, 2006.

Derivatives Transactions Related to the Predecessor Period

Derivative Financial Instruments Related to Senior Term Notes

        In anticipation of the issuance of the 5% senior notes due 2010 and 5.5% senior notes due 2015 (refer to Note 7, "Debt"), the Company entered into a series of Treasury rate lock transactions with an aggregate notional amount of $550 million. These Treasury rate locks were accounted for as cash-flow hedges, as they hedged against the variability in future projected interest payments on the forecasted

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

9. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

issuance of fixed-rate debt (the longer-term senior term notes that replaced the bridge credit agreement) attributable to changes in interest rates. The prevailing Treasury rates had increased by the time of the senior term notes issuance and the locks were settled for a net payment to the Company of approximately $1.6 million. The Company deferred this gain by recording it in "Accumulated Other Comprehensive Income/(Loss)" ("AOCI") on the Company's consolidated balance sheet as of December 31, 2005, as the Treasury rate locks were considered highly effective for accounting purposes in mitigating the interest rate risk on the forecasted debt issuance. The $1.6 million deferred gain was being reclassified into current earnings commensurate with the recognition of interest expense on the 5-year and 10-year term debt. For the year ended December 31, 2006, approximately $0.2 million of the deferred gain was amortized into interest expense. For the period from January 1, 2007 to November 13, 2007, the Company amortized approximately $0.1 million of the deferred gain into interest expense. The remaining unamortized deferred gain as of November 13, 2007, approximately $1.1 million, was written-off during purchase accounting for the MDP Transactions.

10. ACQUISITION OF WINSLOW CAPITAL MANAGEMENT

        On December 26, 2008, the Company acquired Winslow Capital Management ("Winslow"). Winslow specializes in large cap growth investment strategies for institutions and high net worth investors. The results of Winslow Capital Management's operations are included in the Company's consolidated statement of income since the acquisition date. The purchase price at closing was $76.9 million (net of cash acquired), of which approximately $4.2 million was allocated to the net book value of assets acquired, with the remainder allocated to goodwill. As of December 31, 2008, the Company has engaged an external independent valuation firm to assist in the allocation of the purchase price for the Winslow acquisition. This valuation has not yet been finalized. If Winslow reaches specified performance and growth targets for its business, additional payments of up to a maximum of $180 million in the aggregate will be due to the sellers. Any future payments will be recorded as additional goodwill.

11. INVESTMENTS IN COLLATERALIZED LOAN AND DEBT OBLIGATIONS

        The Company has an investment in two collateralized debt obligation entities for which it acts as a collateral manager, Symphony CLO I, Ltd. ("CLO") and the Symphony Credit Opportunities Fund Ltd. ("CDO"), pursuant to collateral management agreements between the Company and each of the collateralized debt obligation entities. The Company has recorded its investment in the equity of the CLO and CDO in "Investments" on its consolidated balance sheets at fair value. Fair value is determined using current information, notably market yields and projected cash flows based on forecasted default and recovery rates that a market participant would use in determining the current fair value of the equity interest. Market yields, default rates and recovery rates used in the Company's estimate of fair value vary based on the nature of the investments in the underlying collateral pools. In the periods of rising credit default rates and lower debt recovery rates, the fair value, and therefore the carrying value, of the Company's investments in the CLO and CDO may be adversely affected.

        Collateralized debt obligation entities fund their activities through the issuance of several tranches of debt and equity, the repayment and return of which are linked to the performance of the assets in the CLO or CDO portfolios.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

11. INVESTMENTS IN COLLATERALIZED LOAN AND DEBT OBLIGATIONS (Continued)

        At December 31, 2008, the assets of the collateral pool of the CLO were approximately $393.3 million, which is based on traded cost plus traded cash. At December 31, 2008, the assets of the collateral pool for the CDO were approximately $157.3 million, which is based on traded market value and traded cash. The Company had a combined minority investment in the equity of these entities of $2.1 million and $9.8 million at of December 31, 2008 and 2007, respectively. These investments are reflected at market value and are included in "Investments" on the Company's accompanying consolidated balance sheets.

        The Company accounts for its investments in the CLO and CDO under EITF 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." The excess of future cash flows over the initial investment at the date of purchase is recognized as interest income over the life of the investment using the effective yield method. The Company reviews cash flow estimates throughout the life of the CLO and CDO investment pool to determine whether an impairment of its equity investments should be recognized. Cash flow estimates are based on the underlying pool of collateral securities and take into account the overall credit quality of the issuers in the collateral securities, the forecasted default rate of the collateral securities and the Company's past experience in managing similar securities. If an updated estimate of future cash flows (taking into account both timing and amounts) is less than the revised estimate, an impairment loss is recognized based on the excess of the carrying amount of the investment over its fair value.

        In response to the recent steep global economic decline, the Company conducted an updated impairment analysis of the CLO and CDO investments. Although there was no indication of impairment at December 31, 2008 for the Company's investment in the CLO, the Company recognized an impairment charge on its investment in the equity of the CDO of approximately $8.8 million as of December 31, 2008. This impairment charge is reflected both as an expense on the Company's consolidated statement of income for the year ended December 31, 2008 as well as a reduction of the Company's gross unrealized holding losses recorded in AOCI as of December 31, 2008.

        As of December 31, 2007, the Company determined that no impairment exists in its investments in the CLO and CDO.

        The Company's risk of loss in the CLO and CDO is limited to the Company's remaining cost basis in the equity of the CLO and CDO, which combined, is approximately $2.1 million as of December 31, 2008.

12. CONSOLIDATED FUNDS

New funds

        Under the provisions of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," as amended by SFAS No. 94, "Consolidation of All Majority-Owned Subsidiaries," the Company is required to consolidate into its financial results those funds in which the Company is either the sole investor or in which the Company holds a majority investment position. For funds which we are required to consolidate into our financial statements, the assets and liabilities of these funds are included throughout the accompanying December 31, 2008 and December 31, 2007 consolidated balance sheets. In addition, the income and expenses of these funds are included in the Company's consolidated statements of income for all periods presented.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

12. CONSOLIDATED FUNDS (Continued)

        During 2004, the Company created and invested in six new funds, all managed by two of the Company's subsidiaries. The funds were eventually marketed to the public and by December 31, 2007, the Company only had a majority investment in two of these funds. The investment strategy for these funds was taxable fixed-income with various objectives: short-duration and multi-strategy core. At December 31, 2007, the Company's total investment in these funds was $20.0 million. By the end of January 2008, the Company was no longer the majority investor in either of these two remaining funds and the financial results for these funds were deconsolidated from the Company's books as of January 31, 2008.

        At December 31, 2007, the total assets of these two funds were approximately $51.4 million and total liabilities were approximately $12.9 million. The net income for the period January 1, 2007 to November 13, 2007 for these funds was $0.8 million. For the period November 14, 2007 to December 31, 2007, the net income for these funds was $0.3 million.

        For the year ended December 31, 2006, the net income for the three funds that were consolidated into the Company's financial statements was approximately $1.8 million.

        Included in the total assets of these funds are underlying securities in which the funds are invested. At December 31, 2007, these underlying securities approximated $34.3 million. Although these underlying fund investments would be classified as "trading" securities by the funds if the funds were to follow SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," the Company does not classify the underlying fund investments as "trading" securities, as the Company's objective for holding an investment in these funds is not to buy or sell frequently nor is it to generate profits. The Company's objective is to hold the fund investments until such time that they are majority-owned by outside investors.

Symphony CLO V

        The Company began consolidating Symphony CLO V, Ltd. ("Symphony CLO V") in its financial statements, after the MDP Transactions closed on November 13, 2007.

        Under the provisions of FASB Interpretation No. 46, (Revised, December 2003), "Consolidation of Variable Interest Entities ("FIN 46R")," the Company is required to consolidate Symphony CLO V into its financial results even though the Company does not hold any equity interest in this investment vehicle. The Company consolidates the results of Symphony CLO V because an affiliate of MDP is the majority equity holder of Symphony CLO V. The affiliate of MDP is MDCP Holdco (Windy), LLC. The three members of MDCP Holdco (Windy), LLC are the same funds that invested in the Company in connection with the MDP Transactions.

        As an owner of Symphony CLO V's first and second loss tranches, MDCP Holdco (Windy), LLC shares a large part of the risks of the transaction, and receives direct rewards through the cashflow of Symphony CLO V, which is paid directly to MDCP Holdco (Windy), LLC.

        Symphony CLO V is a Cayman Island limited company formed to issue notes and certain other securities in a collateralized debt obligation transaction managed by Symphony, a subsidiary of the Company.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

12. CONSOLIDATED FUNDS (Continued)

        As the Company has no equity interest in this investment vehicle, all gains and losses recorded in the Successor's consolidated financial statements are attributable to other investors. For the year ended December 31, 2008, the Company recorded $141.5 million of loss attributable to noncontrolling interests. For the period from November 14, 2007 to December 31, 2007, the Company recorded $7.4 million in loss attributable to noncontrolling interests.

        At December 31, 2008 and 2007, total assets of Symphony CLO V approximated $265.3 million and $463.3 million, respectively, and total liabilities approximated $419.4 million and $470.7 million, respectively.

        The following table presents a condensed summary of the assets and liabilities for Symphony CLO V that have been consolidated in the Company's consolidated balance sheets as of December 31, 2008 and 2007:

(in 000s)	12/31/08	12/31/07
Cash and cash equivalents	$15,427	$110,057
Receivables	4,692	11,278
Investments	241,180	337,529
Other (deferred issuance costs)	4,010	4,413
Accrued comp & other expenses	5,738	1,887
Deferred revenue	673	136
Payable for investments purchased	10,246	65,922
Notes payable	378,540	378,540
Subordinated notes	24,208	24,208
Noncontrolling interest	(154,096)	(7,415)

Statement of Cash Flows

        The change in cash and cash equivalents for all of the consolidated funds (the new funds as well as Symphony CLO V) is included in the "Cash Flows from Investing Activities" section on the accompanying consolidated statements of cash flows.

13. RETIREMENT PLANS

        The Company maintains a non-contributory qualified pension plan (the "Pension Plan"), a non-contributory, non-qualified excess pension plan (the "Excess Pension Plan" and together with the Pension Plan, the "Pension Plans"), and a post-retirement welfare benefit plan (the "Post-Retirement Benefit Plan"). Each of the above Plans covers only employees that qualify as plan participants, excluding employees of certain of its subsidiaries. The benefits under the Pension Plans are based on years of service and the employee's average compensation during the highest consecutive five years of the employee's last ten years of employment. The Company's funding policy considers several factors, including the applicable funding requirements and the tax deductibility of amounts funded. Effective March 24, 2003, the Pension Plan was amended to only include employees who qualified as plan participants prior to such date. On March 31, 2004, the Pension Plan was further amended to provide that existing plan participants will not accrue any new benefits under the Plan after March 31, 2014.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

13. RETIREMENT PLANS (Continued)

The Company's Post-Retirement Benefit Plan provides certain welfare benefits (life insurance and health care) for eligible retired employees and their eligible dependents. The cost of these benefits is shared by the Company and the retiree.

        The Excess Pension Plan is maintained by the Company for certain employees who participate in the Pension Plan and whose pension benefits exceed the Section 415 limitations of the Internal Revenue Code. The benefits under the Excess Pension Plan follow the vesting provisions of the Pension Plan with new participation frozen and benefit accruals ending as described in the prior paragraph. Funding is not made under this Plan until benefits are paid.

        The Excess Pension Plan was amended in 2008 to provide that no new participants would be eligible to enter the Plan after December 31, 2008 and that effective for calendar year 2009 and thereafter, no compensation in excess of $200,000 over the limits on eligible compensation under the Pension Plan would be considered in determining the benefits under the Excess Pension Plan. The Plan was also amended to provide that benefits would be paid to participants upon their separation from service rather than at the time they elect to receive benefits under the Pension Plan.

        The Post-Retirement Benefit Plan was amended in 2008 to provided that only those participants who satisfied the Plan's age and service requirements by June 30, 2014 would be eligible for benefits under the Plan. As noted, Plan benefits are partially subsidized by the Company. The amendment further provided that no employee first employed after January 1, 2009 shall be eligible for Plan benefits. Effective February 1, 2009, the Company adopted an "access only" retiree welfare plan that offers guaranteed access for qualifying employees of the Company and its subsidiaries. This "access only" plan requires covered retirees to pay the full premium cost with no Company subsidy or reduced premium.

SFAS No. 158

        On September 29, 2006, the FASB issued a new pension standard, SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS No. 158"), marking the end of the first phase of the FASB's project for revamping retiree-benefit accounting. For publicly traded companies, SFAS No. 158 is effective for fiscal years ending after December 15, 2006. SFAS No. 158 requires an employer to:

  (a)
  recognize in its statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status;

  (b)
  measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year; and

  (c)
  recognize changes in the funded status of a defined benefit post-retirement plan in the year in which the changes occur. Those changes will be reported in comprehensive income.

        Under SFAS No. 158, the funded status of a pension is defined as the difference between the fair value of a plan's assets and the projected benefit obligation ("PBO"). The PBO reflects anticipated future pay increases.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

13. RETIREMENT PLANS (Continued)

        At December 31, 2006, the Predecessor had recorded a total of approximately $4.6 million of net loss in accumulated other comprehensive income, a separate component of shareholder's equity, for the underfunded portion of its Pension and Post-Retirement Plans. As part of purchase accounting for the MDP Transactions, the balance in accumulated other comprehensive income related to the Predecessor's Pension and Post-Retirement Plans, approximately $5 million, was written off. As part of additional purchase accounting for the MDP Transactions, the Company's actuaries revalued the Company's Pension and Post-Retirement Plan liabilities to fair value. This revaluation resulted in a $2.9 million increase in Pension and Post-Retirement liabilities, with a corresponding increase to goodwill. At December 31, 2007 and 2008, the Successor had approximately $5.8 million of gain (net of tax) and $9.1 million of loss (net of tax), respectively, recorded in other comprehensive income related to the funded status of its pension and post-retirement plans.

Medicare Part D

        On December 8, 2003, the Medicare Prescription Drug, Improvement and Modernization Act (the "Act") became law. The Act provides for a federal subsidy to sponsors of retiree health care benefit plans that provide a prescription drug benefit that is at least actuarially equivalent to the benefit established by the Act. On May 19, 2004, the FASB issued Staff Position No. 106-2, "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003" (the "FSP"). The FSP provides guidance on accounting for the effects of the Act, which resulted in a reduction in the accumulated projected benefit obligation for the subsidy related to benefits attributed to past service. Treating the future subsidy under the Act as an actuarial experience gain, as required by the guidance, decreases the accumulated projected benefit obligation and the net periodic post-retirement benefit cost. At December 31, 2008, and 2007 the Company has receivables of approximately $56 thousand and $60 thousand, respectively, for expected Medicare Part D reimbursements.

Measurement

        For purposes of the Company's consolidated financial statements, December 31 is the measurement date for determining the Company's liabilities for its Pension and Post-Retirement Plans. The market-related value of plan assets is determined based on the fair value at measurement date. The projected benefit obligation is determined based on the present value of projected benefit distributions at an assumed discount rate. The discount rate used reflects the rate at which the Company believes the Pension Plan obligations could be effectively settled at the measurement date, as though the pension benefits of all plan participants were determined as of that date.

Accumulated Benefit Obligation

        An accumulated benefit obligation represents the actuarial present value of benefits. Whether vested or non-vested, they are attributed by the pension benefit formula to employee services rendered before a specified date using existing salary levels. As of December 31, 2008 and 2007, the accumulated benefit obligation for the Company's Pension Plans was $34.5 million and $33.3 million, respectively. For the Company's Post-Retirement Plan, the accumulated benefit obligation at December 31, 2008 and 2007 was $7.6 million and $10.3 million, respectively.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

13. RETIREMENT PLANS (Continued)

Projected Benefit Obligation

        A projected benefit obligation represents the actuarial present value as of a date of all benefits attributed by the pension benefit formula to employee service performed before that date. It is measured using assumptions as to future compensation levels, as the pension benefit formula is based on those future salary levels.

        The following tables provide a reconciliation of the changes in the projected benefit obligations under the Pension Plans, the accumulated benefit obligation under the Post-Retirement Benefit Plan, the fair value of Pension and Post-Retirement Plan assets for the two-year period ending December 31, 2008, and a statement of the funded status under each plan as of December 31 for both years:

	Pension Benefits
(in 000s)	2008	2007
Change in projected benefit obligation:
Obligation at January 1	$37,466	$39,117
Service cost	1,565	1,724
Interest cost	2,436	2,241
Actuarial (gain)/loss	(2,219)	(3,152)
Plan amendments	67	(1,941)
Benefit payments	(1,731)	(523)

Obligation at December 31	$37,584	$37,466

	Post-Retirement Benefits
(in 000s)	2008	2007
Change in accumulated post-retirement benefit obligation:
Obligation at January 1	$10,308	$9,824
Service Cost	189	392
Interest Cost	481	663
Actuarial (gain) or loss	(1,793)	55
Actual Benefits Paid	(714)	(693)
Employee Contributions	157	—
Change in plan provisions	405	—
Curtailment	(1,439)	—
Expected Medicare Part D Reimbursements	56	67

Obligation at December 31	$7,650	$10,308

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

13. RETIREMENT PLANS (Continued)

	Pension Benefits		Post-Retirement Benefits
(in 000s)	2008	2007	2008	2007
Change in fair value of plan assets:
Fair value of plan assets at January 1	$30,183	$28,481	$—	$—
Actual return on plan assets	(6,322)	2,225	—	—
Benefit payments	(1,731)	(523)	(658)	(626)
Company contributions	228	—	501	626
Employee contributions	—	—	157	—

Fair value of plan assets at December 31	$22,358	$30,183	$—	$—

	Pension Benefits		Post-Retirement Benefits
(in 000s)	2008	2007	2008	2007
Funded status at December 31
Fair value of plan assets	$22,358	$30,183	—	—
Projected benefit obligation	37,584	37,466	7,650	10,308

Funded status at 12/31/08	$(15,226)	$(7,283)	$(7,650)	$(10,308)

	Pension Benefits
(in 000s)	2008	2007
Projected benefit obligation	$37,584	$37,466
Accumulated benefit obligation	34,496	33,339
Fair value of plan assets	22,358	30,183

Pension Plan Assets

        The Company employs a total return approach whereby a mix of equities and fixed-income investments are used to maximize the long-term return of Plan assets for a prudent level of risk. Risk tolerance is established through careful consideration of plan liabilities, plan funded status, and corporate financial condition. The investment portfolio contains a diversified blend of equity and fixed-income investments. Furthermore, equity investments are diversified across U.S. and non-U.S. stocks, and include small and large capitalizations with an emphasis on large capitalization stocks. Other assets are used to enhance long-term returns while providing additional portfolio diversification. Derivatives may be used to gain market exposure in an efficient and timely manner; however, derivatives may not be used to leverage the portfolio beyond the market value of the underlying investments. For the years ended December 31, 2008 and 2007, no derivatives were utilized. Investment risk is measured and monitored on an on-going basis through quarterly investment portfolio reviews and annual liability measurements.

        The expected long-term rate of return on Pension Plan assets is estimated based on the plan's actual historical return results, the allowable allocation of plan assets by investment class, market conditions and other relevant factors. The Company evaluates whether the actual allocation has fallen within an allowable range, and then the Company evaluates actual asset returns in total and by asset class.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

13. RETIREMENT PLANS (Continued)

        The following table presents actual allocation of Plan assets, in comparison with the allowable allocation range, both expressed as a percentage of total plan assets, as of December 31:

	2008		2007
Asset Class	Actual	Allowable	Actual	Allowable
Cash	8%	0 - 15%	3%	0 - 15%
Fixed-income	44	20 - 60	35	20 - 60
Equities	45	30 - 70	58	30 - 70
Other	3	0 - 10	4	0 - 10

Total	100%		100%

Expected Contributions

        During 2009, the Company expects to contribute approximately $1.1 million to its Pension Plan and $1 million to its Excess Pension Plan. In addition, the Company expects to contribute approximately $0.5 million during 2009, net of expected Medicare Part D reimbursements, for benefit payments to its Post-Retirement Benefit Plan.

        The following table provides the expected benefit payments for each of the plans in each of the next five years as well as for the aggregate of the five fiscal years thereafter:

(in 000s) Expected Benefit Payments	Pension Benefits	Post-Retirement Benefits
2009	$2,314	$511
2010	1,870	550
2011	2,106	569
2012	2,227	601
2013	2,061	640
2014 - 2018	15,501	3,367

        The following table provides the expected Medicare Part D reimbursements for each of the plans in each of the next five years as well as for the aggregate of the five fiscal years thereafter:

(in 000s) Expected Medicare Part D Reimbursements	Post-Retirement Benefits
2009	$56
2010	58
2011	60
2012	62
2013	63
2014 - 2018	320

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

13. RETIREMENT PLANS (Continued)

Components of Net Periodic Benefit Cost and Other Amounts Recognized in Other Comprehensive Income

        As permitted under SFAS No. 87, "Employers' Accounting for Pensions," the amortization of any prior service cost is determined using a straight-line amortization of the cost over the average remaining service period of employees expected to receive benefits under the pension and post-retirement plans.

        The following table provides the components of net periodic benefit cost and other amounts recognized in other comprehensive income for the plans for the three years ending December 31, 2008:

	Pension Benefits
(in 000s)	2008	2007	2006
Service cost	$1,565	$1,724	$1,819
Interest cost	2,436	2,241	2,099
Expected return on plan assets	(2,322)	(2,327)	(2,247)
Amortization of prior service cost	(154)	(2)	1
Amortization of net loss	15	203	416
Curtailments and settlements	—	—	—

Net periodic (benefit) / cost	$1,540	$1,839	$2,088

Total recognized in other comprehensive income/(loss)	(8,298)	4,168	(2,209)

Total recognized in net periodic benefit cost/(gain) and other comprehensive income/(loss)	$(9,838)	$2,329	$(4,297)

        The $1.8 million periodic benefit cost for 2007 for pension benefits shown above was recorded as $1.7 million for the Predecessor period and $0.1 million for the Successor period.

	Post-Retirement Benefits
(in 000s)	2008	2007	2006
Service cost	$189	$392	$277
Interest cost	481	663	514
Amortization of prior service cost	—	(221)	(265)
Amortization of unrecognized loss (gain)	(157)	137	68
Curtailments and settlements	(1,439)	—	—

Net periodic (benefit) / cost	$(926)	$971	$594

Total recognized in other comprehensive income/(loss)	(818)	1,085	75

Total recognized in net periodic benefit cost/(gain) and other comprehensive income/(loss)	$108	$114	$(519)

        The $1.0 million periodic benefit cost for 2007 for post-retirement benefits shown above was recorded as $0.8 million for the Predecessor period and $0.2 million for the Successor period.

        The estimated net loss and prior service credit for the Pension Plans that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year are

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

13. RETIREMENT PLANS (Continued)

$0.5 million and $0.1 million, respectively. The estimated net gain and prior service cost for the Post-Retirement Benefit Plan that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year is $0.2 million and $0.1 million, respectively.

Amounts Recognized on the Consolidated Balance Sheets

        The following table provides the amounts recognized on the consolidated balance sheets as of December 31, 2008 and 2007. Prepaid benefit costs would be recorded in other assets. Accrued benefit liabilities are recorded in accrued compensation and other expenses.

	Pension Benefits		Post-Retirement Benefits
(in 000s)	2008	2007	2008	2007
Assets—
Prepaid benefit cost	$—	$—	$—	$—
Liabilities—
Current accrued benefit liabilities	(1,089)	(444)	(455)	(599)
Non-current accrued benefit liabilities	(14,137)	(6,839)	(7,195)	(9,709)

Net amount recognized	$(15,226)	$(7,283)	$(7,650)	$(10,308)

        The projected benefit obligations of the Pension Plans exceed the fair value of Plan assets for the years ending December 31, 2008 and 2007. The Post-Retirement Benefit Plan has no plan assets. The accumulated projected benefit obligation for the Post-Retirement Benefit Plan is $7.7 million as of December 31, 2008 and $10.3 million as of December 31, 2007.

Assumptions

        The assumptions used in the measurement of the Company's benefit obligation as of December 31, 2008, 2007 and 2006 are shown in the following table:

	Pension Benefits	Post-Retirement Benefits
Weighted-average assumptions as of December 31, 2008
Discount rate	6.61%	6.15%
Rate of compensation increase	4.50%	N/A
Weighted-average assumptions as of December 31, 2007
Discount rate	6.61%	6.61%
Rate of compensation increase	4.50%	N/A
Weighted-average assumptions as of December 31, 2006
Discount rate	5.92%	5.92%
Rate of compensation increase	4.50%	N/A

        The discount rates used in the determination of the Company's benefit obligation for pension and post-retirement benefits were based on a yield curve approach at December 31, 2008 and 2007.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

13. RETIREMENT PLANS (Continued)

        The assumptions used in the determination of the Company's net cost for the three years ended December 31, 2008 are shown in the following table:

	Pension Benefits	Post-Retirement Benefits
Weighted-average assumptions as of December 31, 2008
Discount rate	6.61%	6.61%
Expected long-term rate of return on plan assets	8.03%	N/A
Rate of compensation increase	4.50%	N/A
Weighted-average assumptions as of December 31, 2007
Discount rate	5.98%	6.02%
Expected long-term rate of return on plan assets	8.19%	N/A
Rate of compensation increase	4.50%	N/A
Weighted-average assumptions as of December 31, 2006
Discount rate	5.75%	5.75%
Expected long-term rate of return on plan assets	8.19%	N/A
Rate of compensation increase	4.50%	N/A

        The discount rates used in the determination of the Company's net cost for pension and post-retirement benefits were based on a yield-curve approach for the years ended December 31, 2008 and 2007. For the year ended December 31, 2006, the discount rates used in the determination of the Company's net cost for pension and post-retirement benefits were based on Moody's Corporate Aa Bond Index.

        For purposes of determining the Post-Retirement Benefit obligation at December 31, 2008, an 8.6% annual rate of increase in the per capita cost of covered health care benefits was assumed for beneficiaries under age 65, and a 9.1% annual rate of increase was assumed in determining the per capita cost of covered health care benefits for beneficiaries aged 65 and older. These annual rates of increase gradually decline to a 4.5% annual rate of increase by the year 2029 for beneficiaries under age 65, and the year 2029 for beneficiaries aged 65 and older.

        For purposes of determining the post-retirement benefit cost for the year ended December 31, 2008, an 8% annual rate of increase in the per capita cost of covered health care benefits was assumed for beneficiaries under age 65. This annual rate of increase was assumed to gradually decline to 5% by the year 2011. For purposes of determining the post-retirement benefit cost for the year ended December 31, 2008, a 9% annual rate of increase in the per capita cost of covered health care benefits was assumed for beneficiaries over age 65. This annual rate of increase was assumed to gradually decline to 5% by the year 2012.

        Assumed health care trend rates have a significant effect on the amounts reported for the health care plans. A 1% change in assumed health care cost trend rates would have the following effects:

(in 000s)	1% Increase	1% Decrease
Effect on total service and interest cost	$98	$(76)
Effect on the health care component of the accumulated post-retirement benefit obligation	$775	$(610)

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

13. RETIREMENT PLANS (Continued)

Other

        The Company has a 401(k) plan (the "401(k) Plan") that covers all of its employees, including employees of its subsidiaries. Amounts determinable under the 401(k) Plan are contributed to a trust qualified under the Internal Revenue Code. During the years ended December 31, 2008 and 2007, the Company made contributions of approximately $4 million and $3.6 million, respectively, to the trust for matching 401(k) employee contributions. The 401(k) Plan has been amended to eliminate the Company's profit sharing contributions.

        The Company had a non-qualified deferred compensation program whereby certain key employees could elect to defer receipt of all or a portion of their cash bonuses until a certain date or until retirement, termination, death or disability. The deferred compensation liabilities incurred interest expense at the prime rate or at a rate of return of one of several managed funds sponsored by the Company, as selected by the participant. The Company mitigated its exposure relating to participants who had selected a fund return by investing in the underlying fund at the time of the deferral. At December 31, 2007, the Company's deferred compensation liability was approximately $8.1 million. The deferred compensation program terminated by its terms and amounts were paid out at the time of the MDP Transactions.

14. STRUCTURING FEES / PLACEMENT FEES

        The Company may incur an upfront structuring fee imposed by the Company's distribution partners for certain new closed-end funds. The Company did not incur any structuring fees during 2008. During the period from January 1, 2007 to November 13, 2007, the Predecessor incurred total structuring fees of approximately $8.8 million. During the period from November 14, 2007 to December 31, 2007, the Successor incurred total structuring fees of $4.0 million. During the year ended December 31, 2006, the Company incurred structuring fees of $4.9 million. These structuring fees are reflected in "Other Operating Expenses" in the accompanying consolidated statements of income for all relevant periods. The Company plans to participate in the market for new closed-end funds. As a result of this participation, the Company expects to experience some earnings volatility as it may continue to incur upfront structuring fees on new closed-end funds.

        During the year ended December 31, 2008, the Company recorded approximately $5.0 million in revenue and $7.5 million in expense related to Variable Rate Demand Preferred Shares ("VRDP") issued during 2008. The revenue was earned by the Company for acting as a placement agent on the offering. The revenue is included in "Product Distribution" on the Company's consolidated statement of income for the year ended December 31, 2008, and the expense is reflected in "Other Operating Expenses."

15. TRAILER FEES

        During the third quarter of 2007, the Predecessor paid $6.2 million to Merrill Lynch, Pierce, Fenner & Smith to terminate an agreement in respect of certain of the Company's previously offered closed-end funds under which the Company was obligated to make payments over time based on the assets of the respective closed-end funds.

        This one-time termination payment is included in "Other Income/(Expense)" on the Predecessor's consolidated statement of income for the period from January 1, 2007 to November 13, 2007.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

16. GAIN ON SALE OF MINORITY INTEREST IN ICAP

        During the second quarter of 2006, the Company sold its minority investment in Institutional Capital Corporation ("ICAP"), an institutional money manager which was acquired by New York Life Investment Management. The Company recorded a $3.1 million gain during the second quarter of 2006 as a result of the initial closing of this sale. During the third quarter of 2006, the Company recorded a $5.8 million gain related to cash payments received related to this sale based upon the partial satisfaction of a contingency clause on investor approvals and client retention. During the fourth quarter of 2006, the Company recorded an additional $1.2 million gain related to cash payments received upon investor approvals and the full satisfaction of client retention targets.

        During the fourth quarter of 2007, the Company earned the right to receive an additional $6.3 million from an escrow established upon the closing of the ICAP transaction to cover breaches of representations and warranties. The $6.3 million is reflected in "Other Income/(Expense)" on the accompanying consolidated statement of income for the Successor. The Company received payment of these escrowed funds in early January 2008. Finally, during the fourth quarter of 2008, the Company received a final escrow payment of approximately $0.2 million. This amount is reflected in "Other Income/(Expense)" on the accompanying consolidated statement of income for the year ended December 31, 2008.

17. COMMITMENTS AND CONTINGENCIES

        Rent expense for office space and equipment was $16.0 million for the year ended December 31, 2008 (Successor), $13.6 million for the period January 1, 2007 through November 13, 2007 (Predecessor), $2.0 million for the period from November 14, 2007 through December 31, 2007 (Successor), and $13.4 million for the year ended December 31, 2006 (Predecessor), respectively. Minimum rental commitments for office space and equipment, including estimated escalation for insurance, taxes and maintenance for the years 2009 through 2017, the last year for which there is a commitment, are as follows:

(in 000s) Year	Commitment
2009	$16,249
2010	16,468
2011	16,141
2012	15,025
2013	6,801
Thereafter	10,841

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

17. COMMITMENTS AND CONTINGENCIES (Continued)

        As mentioned in Note 10, "Acquisition of Winslow Capital Management," the transaction price for the Winslow acquisition will have potential additional future payments up to a maximum of $180 million based on Winslow reaching specified performance and growth targets for its business. Any future payments will be recorded as additional goodwill.

        From time to time, the Company and its subsidiaries are named as defendants in pending legal matters. In the opinion of management, based on current knowledge and after discussions with legal counsel, the outcome of such litigation will not have a material adverse effect on the Company's financial condition, results of operations or liquidity.

18. NET CAPITAL REQUIREMENT

        Nuveen Investments, LLC, the Company's wholly-owned broker-dealer subsidiary, is a Delaware limited liability company and is subject to the Securities and Exchange Commission Rule 15c3-1, the "Uniform Net Capital Rule," which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, as these terms are defined, shall not exceed 15 to 1. At December 31, 2008, the broker-dealer's net capital ratio was .80 to 1 and its net capital was approximately $29.7 million, which is $28.1 million in excess of the required net capital of $1.6 million.

19. RECENT ACCOUNTING PRONOUNCEMENTS

Sabbatical

        The FASB's Emerging Issues Task Force approved a Consensus that an employee's right to a compensated absence under a sabbatical or similar benefit arrangement in which the employee is not required to perform any duties during the absence "accumulates" and therefore should be accounted for as a liability if the obligation relates to services already rendered, payment is probable, and the amount can be reasonably estimated. The Consensus is effective for fiscal years beginning after December 15, 2006, and requires that a liability for sabbatical leave be recorded as a change in accounting principle through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. As a result of adopting this Consensus, the Predecessor had recorded approximately $0.9 million as both a liability in "Other Long-Term Liabilities" as well as a cumulative-effect adjustment to retained earnings as of January 1, 2007.

FIN 48—Income Taxes

        On July 13, 2006, the FASB issued its Interpretation No. 48, "Accounting for Uncertainties in Income Taxes—an Interpretation of FASB Statement 109" ("FIN 48"), which provides guidance on the measurement, recognition, and disclosure of tax positions taken or expected to be taken in a tax return. The Interpretation also provides guidance on derecognition, classification, interest and penalties, and disclosure. FIN 48 prescribes that a tax position should only be recognized if it is more likely than not that the position will be sustained upon examination by the appropriate taxing authority. A tax position that meets this threshold is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The cumulative effect of applying the provisions of FIN 48 is to be reported as an adjustment to the beginning balance of retained earnings in the period of adoption. Adoption of FIN 48 as of January 1, 2007 did not impact the Company's consolidated financial position or results of operations. The Company does not have any unrecognized tax benefits

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

19. RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

as of the date of adoption of FIN 48, nor as of December 31, 2007 or December 31, 2008. In addition, the Company does not anticipate significant adjustments to the total amount of unrecognized tax benefits within the next twelve months. Nuveen Investments classifies any tax penalties as "other operating expenses," and any interest as "interest expense." As of December 31, 2008, tax years that remain open and subject to audit for both federal and state are the 2005 - 2007 years.

SFAS No. 141 (revised)—Business Combinations

        During December 2007, the FASB issued SFAS No. 141 (revised), "Business Combinations," ("SFAS No. 141(R)"). SFAS No. 141(R) revises SFAS No. 141, "Business Combinations," while retaining the fundamental requirements of SFAS No. 141 that the acquisition method of accounting (the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS No. 141(R) further defines the acquirer, establishes the acquisition date, and broadens the scope of transactions that qualify as business combinations.

        Additionally, SFAS 141(R) changes the fair value measurement provisions for assets acquired, liabilities assumed, and any non-controlling interest in the acquiree. It also provides guidance for the measurement of fair value in a step acquisition, changes the requirements for recognizing assets acquired and liabilities assumed subject to contingencies, provides guidance on recognition and measurement of contingent consideration and requires that acquisition-related costs of the acquirer be expensed as incurred. Liabilities for unrecognized tax benefits related to tax positions assumed in a business combination that settled prior to the adoption of SFAS No. 141(R), affect goodwill. If such liabilities reverse subsequent to the adoption of SFAS No. 141(R), such reversals will effect the income tax provision in the period of reversal. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The impact of the adoption of SFAS No. 141(R) on the Company's consolidated financial statements is dependent on future business acquisition activity.

SFAS No. 159—Fair Value Option

        During February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment to FASB Statement No. 115" ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure eligible financial assets and liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. The decision to elect the fair value option is determined on an instrument by instrument basis, must be applied to an entire instrument, and is irrevocable once elected. Assets and liabilities measured at fair value pursuant to SFAS No. 159 are required to be reported separately on the consolidated balance sheet from those instruments measured using a different accounting method. The objective of SFAS No. 159 is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company adopted SFAS No. 159 on January 1, 2008, however, elected not to apply the fair value option to any of its eligible financial assets or liabilities at that date. Therefore, the adoption of SFAS No. 159 had no impact on the Company's consolidated financial statements. The Company may elect the fair value option for any future eligible financial assets or liabilities upon their initial recognition.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

19. RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

SFAS No. 160—Noncontrolling Interests

        In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—an Amendment of ARB No. 51." SFAS No. 160 amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to establish accounting and reporting standards for a non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This pronouncement clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity, separate from the parent's equity, in the consolidated financial statements. In addition, consolidated net income should be adjusted to include the net income attributed to the non-controlling interests. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008; earlier adoption is prohibited. SFAS No. 160 requires retrospective adoption of the presentation and disclosure requirements for existing non-controlling interests. All other requirements of SFAS No. 160 shall be applied prospectively. On January 1, 2009, the Company adopted SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51" ("SFAS 160"). As a result, the Company has retrospectively changed the classification and presentation of noncontrolling interests, previously referred to as minority interests, in our consolidated financial statements for all periods presented.

SFAS No. 161—Disclosures about Derivative Instruments

        In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities—an Amendment of SFAS No. 133." SFAS No. 161 expands the disclosure requirements for derivative instruments and hedging activities. SFAS No. 161 specifically requires enhanced disclosures addressing: (1) how and why an entity uses derivative instruments; (2) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations; and (3) how derivative instruments and related hedged items affect an entity's financial position, financial performance and cash flows. SFAS No. 161 is effective for fiscal years and interim periods beginning after November 14, 2008. The additional disclosure requirements of SFAS No. 161 are not expected to materially impact the Company's consolidated financial statements.

FSP FAS 132(R)-1—Employers' Disclosures About Postretirement Benefit Plan Assets

        On December 30, 2008, the FASB issued FSP FAS 132(R)-1, "Employers' Disclosures About Postretirement Benefit Plan Assets," which amends SFAS No. 132(R), "Employers' Disclosures About Pensions and Other Postretirement Benefits—an Amendment of FASB Statements No. 87, 88, 106," to require more detailed disclosures about employers' plan assets, including employers' investment strategies, major categories of plan assets, concentrations of risk within plan assets, and valuation techniques used to measure the fair value of plan assets. The FSP also:

  •
  Updates the disclosure examples in SFAS 132(R) to illustrate the required additional disclosures, including those associated with fair value measurement.

  •
  Includes a technical correction to restore the requirement that nonpublic entities disclose net periodic benefit costs under SFAS No. 158 and SFAS No. 132(R).

        FSP FAS 132(R)-1 is effective for fiscal years ending after December 15, 2009. The technical amendment became effective on December 30, 2008. The additional disclosure requirements of FSP FAS 132(R)-1 are not expected to materially impact the Company's consolidated financial statements.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

19. RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

FSP FAS 140-4 and FIN 46(R)-8—Disclosures about Transfer of Financial Assets and Interests in Variable Interest Entities

        In December 2008, the FASB issued FSP FAS 140-4 and FIN 46(R)-8, "Disclosures by Public Entities (Enterprises) About Transfers of Financial Assets and Interests in Variable Interest Entities ("FSP FAS 140-4 and FIN 46(R)-8"). FSP FAS 140-4 and FIN 46(R)-8 amend SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," to require public entities to provide additional disclosures about transferors' continuing involvement with transferred financial assets. It also amends FIN 46(R) to require public enterprises, including sponsors that have a variable interest entity, to provide additional disclosures about its involvement with variable interest entities. The FSP is effective for reporting periods ending after December 15, 2008. The adoption of the additional disclosure requirements of FSP FAS 140-4 and FIN 46(R)-8 did not materially impact the Company's consolidated financial statements.

FSP FAS 142-3—Determination of the Useful Life of Intangible Assets

        In April 2008, the FASB issued FSP FAS 142-3, "Determination of the Useful Life of Intangible Assets" ("FSP FAS 142-3"). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142"). FSP FAS 142-3 requires that an entity shall consider its own experience in renewing similar arrangements. FSP FAS 142-3 is intended to improve the consistency between the useful life of an intangible asset determined under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R) and other GAAP. FSP FAS 142-3 is effective for financial statements issued for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years. The Company is currently evaluating the impact of adopting FSP FAS 142-3 on its consolidated financial statements.

20. FINANCIAL INFORMATION RELATED TO GUARANTOR SUBSIDIARIES

        As discussed in Note 7, "Debt," obligations under the 10.5% senior notes due 2015 are guaranteed by the Parent and each of our present and future, direct and indirect, wholly-owned material domestic subsidiaries (excluding subsidiaries that are broker-dealers).

        The following tables present consolidating supplementary financial information for the issuer of the notes (Nuveen Investments Inc.), the issuer's domestic guarantor subsidiaries, and the non-guarantor subsidiaries together with eliminations as of and for the periods indicated. The issuer's Parent is also a guarantor of the notes. The Parent was a newly formed entity with no assets, liabilities or operations prior to the completion of the MDP Transactions on November 13, 2007. Separate complete financial statements of the respective guarantors would not provide additional material information that would be useful in assessing the financial composition of the guarantors.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

20. FINANCIAL INFORMATION RELATED TO GUARANTOR SUBSIDIARIES (Continued)

        Consolidating financial information is as follows:

Nuveen Investments, Inc. & Subsidiaries
CONSOLIDATING BALANCE SHEET
As Adjusted (Note 2)
December 31, 2008
(in 000s)

	Parent Windy City Investments, Inc.	Issuer of Notes Nuveen Investments, Inc.	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Intercompany Eliminations	Consolidated excluding Symphony CLO V	Symphony CLO V	Consolidated
Assets
Cash and cash equivalents	$—	383,165	14,534	54,010	—	451,709	15,427	$467,136
Management and distribution fees receivable	—	—	94,270	4,463	—	98,733	—	98,733
Other receivables	—	(1,082,799)	1,164,948	(74,488)	—	7,662	4,692	12,354
Furniture, equipment and leasehold improvements*	—	—	42,224	19,785	—	62,009	—	62,009
Investments	—	104,864	1,244	73	—	106,181	241,181	347,362
Investment in Subsidiaries	1,041,103	1,298,059	662,727	1,480	(3,003,369)	—	—	—
Goodwill	—	2,166,302	133,423	—	—	2,299,725	—	2,299,725
Other intangible assets*	—	3,131,355	—	—	—	3,131,355	—	3,131,355
Current taxes receivable	—	14,194	82	—	—	14,276	—	14,276
Other assets	—	—	12,757	4,774	—	17,530	4,010	21,540

	$1,041,103	6,015,140	2,126,209	10,097	(3,003,369)	6,189,180	265,310	$6,454,490

Liabilities and Shareholders' Equity
Short-Term Obligations:
Accounts payable	$—	—	3,267	6,366	—	9,633	—	$9,633
Accrued compensation and other expenses	—	20,870	137,837	576	—	159,283	5,738	165,021
Fair value of open derivatives	—	78,574	—	—	—	78,574	—	78,574
Other short-term liabilities	—	7,519	1,707	495	—	9,722	10,920	20,642

Total Short-Term Obligations	—	106,963	142,811	7,437	—	257,212	16,658	273,870

Long-Term Obligations:
Term notes	—	3,790,174	—	—	—	3,790,174	402,748	4,192,922
Deferred income tax liability, net	—	1,076,900	(30,309)	927	—	1,047,518	—	1,047,518
Other long-term liabilities	—	—	24,247	2,796	—	27,042	—	27,042

Total Long-Term Obligations	—	4,867,074	(6,062)	3,723	—	4,864,734	402,748	5,267,482

Total Liabilities	—	4,974,037	136,749	11,160	—	5,121,946	419,406	5,541,352
Equity:
Nuveen Investments shareholders' equity	1,041,103	1,041,103	1,963,329	(1,063)	(3,003,369)	1,041,103	—	1,041,103
Noncontrolling interests	—	—	26,131	—	—	26,131	(154,096)	(127,965)

	$1,041,103	6,015,140	2,126,209	10,097	(3,003,369)	6,189,180	265,310	$6,454,490

*
At cost, less accumulated depreciation and amortization

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

20. FINANCIAL INFORMATION RELATED TO GUARANTOR SUBSIDIARIES (Continued)

Nuveen Investments, Inc. & Subsidiaries
CONSOLIDATING STATEMENTS OF OPERATIONS
As Adjusted (Note 2)
For the Year Ended December 31, 2008
(in 000s)

	Parent Windy City Investments, Inc.	Issuer of Notes Nuveen Investments, Inc.	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Intercompany Eliminations	Consolidated excluding Symphony CLO V	Symphony CLO V	Consolidated
Operating revenues:
Investment advisory fees	$—	—	701,289	6,141	—	707,430	—	$707,430
Product distribution	—	—	5,006	4,437	—	9,442	—	9,442
Performance fees/other revenue	—	—	42,149	44,953	(63,184)	23,919	—	23,919

Total operating revenues	—	—	748,444	55,531	(63,184)	740,791	—	740,791

Operating expense
Compensation and benefits	—	—	257,916	24,444	—	282,360	—	282,360
Severance	—	—	54,238	3	—	54,241	—	54,241
Advertising and promotional costs	—	—	13,255	535	—	13,790	—	13,790
Occupancy and equipment costs	—	—	22,923	5,927	—	28,850	—	28,850
Amortization of intangible assets	—	64,845	—	—	—	64,845	—	64,845
Travel and entertainment	—	247	9,826	2,231	—	12,304	—	12,304
Outside and professional services	—	22	38,607	6,833	(60)	45,402	—	45,402
Goodwill impairment	—	1,089,258	—	—	—	1,089,258	—	1,089,258
Intangible asset impairment	—	885,500	—	—	—	885,500	—	885,500
Other operating expenses	—	57,360	(3,274)	51,039	(63,124)	42,001	—	42,001

Total operating expenses	—	2,097,232	393,491	91,012	(63,184)	2,518,551	—	2,518,551

Other income/(expense)	—	(79,895)	(4,322)	130	—	(84,088)	(151,006)	(235,094)
						—
Net interest revenue/(expense)	—	(278,198)	2,194	1,062	—	(274,942)	9,498	(265,444)

Income/(loss) before taxes	—	(2,455,325)	352,825	(34,289)	—	(2,136,790)	(141,508)	(2,278,298)

Income tax expense/(benefit)		(264,653)	(97,474)	(11,474)	—	(373,601)	—	(373,601)

Net income/(loss)		(2,190,672)	450,299	(22,815)	—	(1,763,189)	(141,508)	(1,904,697)

Less: net income/(loss) attributable to noncontrolling interests	—	—	2,004	282	—	2,286	(141,508)	(139,223)

Net income/(loss) attributable to Nuveen Investments	$—	(2,190,672)	448,295	(23,097)	—	(1,765,474)	—	$(1,765,474)

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

20. FINANCIAL INFORMATION RELATED TO GUARANTOR SUBSIDIARIES (Continued)

Nuveen Investments, Inc. & Subsidiaries
CONSOLIDATING STATEMENTS OF CASH FLOW
As Adjusted (Note 2)
For the Twelve Months Ended December 31, 2008
(in 000s)

	Parent Windy City Investments, Inc.	Issuer of Notes Nuveen Investments, Inc.	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Consolidated excluding Symphony CLO V	Symphony CLO V	Consolidated
Cash flows from operating activities:
Net income/(loss)	$—	(2,190,672)	450,299	(22,815)	(1,763,189)	(141,508)	$(1,904,697)
Non-cash items and adjustments
Net (income)/loss attributable to noncontrolling interests	—	—	(2,004)	(282)	(2,286)	141,508	139,223
Goodwill and intangible asset impairment	—	1,974,758	—	—	1,974,758	—	1,974,758
Impairment loss on other-than-temporarily impaired investments		38,313	—	—	38,313	—	38,313
Deferred income taxes	—	(371,965)	(12,813)	1,007	(383,771)	—	(383,771)
Depreciation of office property, equipment, and leaseholds	—	—	7,911	2,433	10,344	—	10,344
Realized (gains)/losses from available-for-sale investments	—	—	107	—	107	—	107
Unrealized (gains)/losses on derivatives	—	46,734	—	—	46,734	—	46,734
Amortization of intangibles	—	64,845	—	—	64,845	—	64,845
Amortization of debt related items, net	—	9,248	—	—	9,248	—	9,248
Compensation expense for equity plans	—	—	38,935	449	39,384	—	39,384
Net gain on early retirement of Senior Unsecured Notes—5% of 2010	—	(9,549)	—	—	(9,549)	—	(9,549)
Net change in working capital	—	559,080	(371,825)	44,176	231,431	—	231,431

Net cash provided by operating activities	—	120,792	110,610	24,968	256,370	—	256,370

Cash flow from financing activities
Proceeds from revolving credit facility	—	250,000	—	—	250,000	—	250,000
Repayments of notes and loans payable	—	(17,363)	—	—	(17,363)	—	(17,363)
Early retirement of Senior Unsecured Notes—5% of 2010	—	(8,138)	—	—	(8,138)	—	(8,138)
Purchase of noncontrolling interests	—	—	(84,935)	—	(84,935)	—	(84,935)
Payment of income allocation to noncontrolling interests	—	—	(5,696)	—	(5,696)	—	(5,696)
Undistributed income allocation for noncontrolling interests	—	—	2,286	—	2,286	—	2,286
Dividends paid	—	(150)	—	—	(150)	—	(150)
Conversion of right to receive class A units into class A units	—	72	(100)	—	(28)	—	(28)

Net cash provided by financing activities	—	224,421	(88,445)	—	135,976	—	135,976

Cash flow from investing activities:
Winslow Capital Management acquisition, net of cash acquired	—	(76,900)	—	—	(76,900)	—	(76,900)
MDP Transaction	—	(127)	—	—	(127)	—	(127)
Purchase of office property and equipment	—	—	(13,815)	(10,909)	(24,724)	—	(24,724)
Proceeds from sales of investment securities	—	20,947	271	—	21,218	—	21,218
Purchase of investment securities	—	(26,930)	(250)	—	(27,180)	—	(27,180)
Net change in consolidated funds	—	—	—	(7,891)	(7,891)	(94,630)	(102,521)
Other, consisting primarily of the change in other investments	—	—	6	14	20	—	20

Net cash used in investing activities	—	(83,010)	(13,787)	(18,786)	(115,583)	(94,630)	(210,214)

Effect of exchange rate changes	—	(47)	—	—	(47)	—	(47)
Increase/(decrease) in cash and cash equivalents	—	262,156	8,378	6,182	276,716	(94,630)	182,085
Cash and cash equivalents
Beginning of year	—	121,010	6,156	47,828	174,994	110,057	285,051

End of period	—	383,165	14,534	54,010	451,709	15,427	467,136

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES (AND PREDECESSOR)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands, except share and per share data)

21. RELATED PARTIES

        As a result of the MDP Transactions, certain investors in Holdings became a related party of the Successor in accordance with SFAS No. 57, "Related Party Disclosures," based on the investors' level of ownership in the Company.

Madison Dearborn Affiliated Transactions

        Upon consummation of the Transactions, Madison Dearborn received a special $34.2 million profits interest in Holdings in the form of Class A-Prime Units.

        In addition, an affiliate of Madison Dearborn purchased approximately $34.2 million in Subordinated Notes issued by Symphony CLO V, Ltd. (refer to Note 12, "Consolidated Funds—Symphony CLO V").

Transactions with Merrill Lynch and Bank of America's Acquisition of Merrill Lynch

        Upon completion of the MDP Transactions, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") became an "indirect affiliated person" and its affiliates acquired approximately 33% of Holdings' Class A Units. The Company regularly engages in business transactions with Merrill Lynch and its affiliates for the distribution of the Company's open-end funds, closed-end funds, and other products and investment advisory services. For example, the Company participates in "wrap-fee" retail managed account and other programs sponsored by Merrill Lynch through which the Company's investment services are made available to high-net-worth and institutional clients. In addition, the Company serves as a sub-advisor to various funds sponsored by Merrill Lynch or its affiliates.

        On January 1, 2009, Bank of America acquired Merrill Lynch. As a result of this transaction, the Company also considers Bank of America to be a related party.

Nuveen Mutual Funds

        The Company considers its mutual funds to be related parties as a result of the influence the Company has over such mutual funds as a result of the Company's advisory relationship.

22. SUBSEQUENT EVENTS

Repurchase of Minority Members' Interests—Equity Opportunity Programs Implemented During 2006

        On February 13, 2009, the Company has exercised its right to call $18.2 million of various noncontrolling members' interests related to the equity opportunity programs implemented during 2006 (refer to Note 6, "Equity-Based Compensation" for additional information).

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$348,707	$467,136
Management and distribution fees receivable	80,819	98,733
Other receivables	33,568	12,354
Furniture, equipment, and leasehold improvements, at cost less accumulated depreciation and amortization of $88,919 and $82,483, respectively	59,519	62,009
Investments	427,669	347,362
Goodwill	2,299,822	2,299,725
Intangible assets, less accumulated amortization of $105,365 and $72,945, respectively	3,098,935	3,131,355
Current taxes receivable	6,596	14,276
Other assets	18,749	21,540

Total assets	$6,374,384	$6,454,490

LIABILITIES AND EQUITY
Short-term obligations:
Accounts payable	$11,229	$9,633
Accrued compensation and other expenses	74,206	165,021
Fair value of open derivatives	78,664	78,574
Other short-term liabilities	21,916	20,642

Total short-term obligations	186,015	273,870

Long-term obligations:
Term notes	$4,176,717	$4,192,922
Deferred income tax liability, net	1,034,815	1,047,518
Other long-term liabilities	26,324	27,042

Total long-term obligations	5,237,856	5,267,482

Total liabilities	5,423,871	5,541,352
Equity:
Nuveen Investments shareholders' equity:
Additional paid-in capital	2,844,041	2,841,465
Retained earnings/ (deficit)	(1,842,309)	(1,796,162)
Accumulated other comprehensive income/(loss)	(309)	(4,200)

Total Nuveen Investments shareholders' equity	1,001,423	1,041,103

Noncontrolling interest	(50,910)	(127,965)

Total equity	950,513	913,138

Total liabilities and equity	$6,374,384	$6,454,490

See accompanying notes to consolidated financial statements.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Operating revenues:
Investment advisory fees from assets under management	$144,919	$183,935	$285,448	$376,694
Product distribution	(285)	819	684	2,050
Performance fees / other revenue	4,257	6,428	9,992	9,253

Total operating revenues	148,891	191,182	296,124	387,997

Operating expenses:
Compensation and benefits	47,720	75,302	117,147	152,324
Severance	6,620	10,228	6,695	11,672
Advertising and promotional costs	1,683	3,145	4,106	6,738
Occupancy and equipment costs	8,468	7,183	16,405	13,727
Amortization of intangible assets	16,210	16,200	32,420	32,400
Travel and entertainment	2,306	3,148	4,761	6,489
Outside and professional services	10,717	11,343	20,614	20,491
Other operating expenses	10,517	8,443	19,887	16,128

Total operating expenses	104,241	134,992	222,035	259,969

Other income/(expense)	59,516	52,651	74,104	(23,378)
Net interest expense	(61,058)	(68,711)	(125,294)	(136,979)

Income/(loss) before taxes	43,108	40,130	22,899	(32,329)

Income tax expense/(benefit)	(541)	15,202	(14,955)	(4,078)

Net income/(loss)	43,649	24,928	37,854	(28,251)

Less: net income/(loss) attributable to the noncontrolling interests	64,656	1,644	83,921	(22,005)

Net income/(loss) attributable to Nuveen Investments	$(21,007)	$23,284	$(46,067)	$(6,246)

See accompanying notes to consolidated financial statements.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

(in thousands)

(unaudited)

	Nuveen Investments, Inc. & Subsidiaries
	Additional Paid-In Capital	Retained Earnings/ (Deficit)	Accumulated Other Comprehensive Income/(Loss)	Noncontrolling Interests	Total
Balance at December 31, 2008	$2,841,465	(1,796,162)	(4,200)	(127,965)	$913,138
Net income/(loss)		(46,067)		83,921	37,854
Cash dividends paid		(80)		(2,067)	(2,147)
Amortization of deferred and restricted class A units	3,087				3,087
Deferred and restricted class A unit payouts	(280)				(280)
Vested value of class B units	12,334				12,334
Amortization of equity interests				2,821	2,821
Other comprehensive income			3,891		3,891
Purchase of and distributions to noncontrolling interests	(12,565)			(7,620)	(20,185)

Balance at June 30, 2009	$2,844,041	(1,842,309)	(309)	(50,910)	$950,513

Comprehensive Income/(Loss) (in 000s):	Six Months Ending 6/30/09
Net income	$37,854
Other comprehensive income/(loss):
Unrealized gains/(losses) on marketable equity securities, net of tax	3,571
Reclassification adjustments for realized (gains)/losses	234
Funded status of retirement plans, net of tax	84
Foreign currency translation adjustment	2

Subtotal: other comprehensive income/(loss)	3,891

Comprehensive income	41,745

less: net income attributable to noncontrolling interests	83,921

Comprehensive loss attributable to Nuveen Investments	$(42,176)

See accompanying notes to consolidated financial statements.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2009	2008
Cash flows from operating activities:
Net income/(loss)	$37,854	$(28,251)
Adjustments to reconcile net income/(loss) to net cash provided from operating activities:
Net (income)/loss attributable to noncontrolling interests	(83,921)	22,005
Deferred income taxes	(14,980)	(10,768)
Depreciation of office property, equipment and leaseholds	6,930	4,695
Unrealized gains/(losses)	90	754
Amortization of intangible assets	32,420	32,400
Amortization of debt related items, net	4,839	4,583
Compensation expense for equity plans	18,241	20,361
Net gain on early retirement of Senior Unsecured Notes—5% of 2010	(4,291)	—
Net (increase) decrease in assets:
Management and distribution fees receivable	17,914	9,100
Other receivables	(9,600)	15,678
Current taxes receivable	7,681	174,939
Other assets	2,583	(4,112)
Net increase (decrease) in liabilities:
Accrued compensation and other expenses	(87,819)	(79,164)
Accounts payable	1,596	5,110
Other liabilities	(10,098)	255
Other	24	(7)

Net cash provided by/(used in) operating activities	(80,537)	167,578

Cash flows from financing activities:
Repayment of notes payable	(11,575)	(5,788)
Early retirement of notes payable	(5,178)	—
Purchase of noncontrolling interests	(18,132)	(84,934)
Payment of income allocation to noncontrolling interests	(2,053)	(7,654)
Undistributed income allocation for noncontrolling interests	712	1,230
Dividends paid	(80)	—
Deferred and restricted Class A unit payouts	(280)	—

Net cash used in financing activities	(36,586)	(97,146)

Cash flows from investing activities:
Winslow transaction	(97)	—
MDP Transaction	—	(127)
Purchase of office property and equipment	(4,464)	(12,371)
Proceeds from sales of investment securities	25,903	10,139
Purchases of investment securities	(17,111)	(12,000)
Net change in consolidated funds	(5,539)	(94,220)
Other	—	6

Net cash used in investing activities	(1,308)	(108,573)

Effect of exchange rates on cash and cash equivalents	2	(5)
Decrease in cash and cash equivalents	(118,429)	(38,146)
Cash and cash equivalents:
Beginning of year	467,136	285,051

End of period	$348,707	$246,905

Supplemental Information:
Taxes Paid	$216	$6,362
Interest Paid	$144,766	$139,323

See accompanying notes to consolidated financial statements.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(in thousands)

(unaudited)

Note 1 Basis of Presentation

        The unaudited consolidated financial statements presented herein include the accounts of Nuveen Investments, Inc. (the "Company," or "we," or "our"), its majority-owned subsidiaries, and certain funds which we are required to consolidate (as further discussed in Note 12, "Consolidated Funds," in the Company's 2008 Year-End Financial Statement Filing (filed under Form 8-K on March 31, 2009)), and have been prepared in conformity with U.S. generally accepted accounting principles. All significant intercompany transactions and accounts have been eliminated in consolidation.

        The unaudited consolidated financial statements presented herein should be read in conjunction with the audited consolidated financial statements and related notes included in the Company's 2008 Year-End Financial Statement Filing (filed under Form 8-K on March 31, 2009).

        As more fully discussed in Note 1, "Acquisition of the Company," of the Company's 2008 Year-End Financial Statement Filing (filed under Form 8-K on March 31, 2009), Nuveen Investments, Inc. (the "Predecessor") was acquired by a group of private equity investors led by Madison Dearborn Partners, LLC ("MDP") in a merger and related transactions (collectively, the "Transactions" or the "MDP Transactions"). The Transactions closed on November 13, 2007.

        Financial results for periods prior to November 13, 2007 represent operations of the Predecessor. Financial results from November 14, 2007 forward represent operations of the company surviving the MDP-led buyout (the "Successor"). As a result of the MDP-led buyout and the application of purchase accounting as of November 13, 2007, the consolidated financial statements for the period after November 13, 2007 (the Successor period) are presented on a different basis than that for periods prior to November 13, 2007 (the Predecessor period) and therefore are not comparable.

        These financial statements rely, in part, on estimates. Actual results could differ from these estimates. In the opinion of management, all necessary adjustments (consisting of normal, recurring accruals) have been reflected for a fair presentation of the results of operations, financial position and cash flows in the accompanying unaudited consolidated financial statements. The results for the period are not necessarily indicative of the results to be expected for the entire year.

SFAS 160—Noncontrolling Interests

        In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—an Amendment of ARB No. 51" ("SFAS No. 160"). SFAS No. 160 amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to establish accounting and reporting standards for a noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. This pronouncement clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity, separate from the parent's equity, in the consolidated financial statements. In addition, consolidated net income should be adjusted to include the net income attributed to the noncontrolling interests. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008; earlier adoption is prohibited. SFAS No. 160 requires retrospective adoption of the presentation and disclosure requirements for existing noncontrolling interests. All other requirements of SFAS No. 160 shall be applied prospectively.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 1 Basis of Presentation (Continued)

        The Company adopted SFAS No. 160 on January 1, 2009. As a result of the retrospective application of the disclosure provisions of SFAS No. 160, minority interest receivable/payable is no longer presented in the mezzanine section of the Company's consolidated balance sheet. Minority interest receivable/payable is now presented as "Noncontrolling interest" on the Company's consolidated balance sheets. As a result of presenting "Noncontrolling interest" on the Company's consolidated balance sheet as of December 31, 2008 in conformity with the provisions of SFAS No. 160, "Total Nuveen Investments' shareholders' equity" at December 31, 2008 remains unchanged from that presented in the Company's 2008 Year-End Financial Statement Filing (filed under Form 8-K on March 31, 2009). On the statement of cash flows, repurchases of minority interests had previously been recorded in "Cash Flows Used In Investing Activities." Under SFAS No. 160, such repurchases are reflected in "Cash Flows Used In Financing Activities."

        Also under the provisions of SFAS No. 160, changes in a parent company's ownership interest in a subsidiary while the parent retains its controlling financial interest in that subsidiary are accounted for as equity transactions. Any difference between the fair value of the consideration received or paid and the amount by which the noncontrolling interest is adjusted shall be recognized in equity attributable to the parent. During February 2009, the Company exercised its right to call certain noncontrolling interests. Under the provisions of SFAS No. 160, the $12.6 million representing the amount paid for the repurchases in excess of the vested value of these noncontrolling interests was recorded as a reduction to Nuveen's additional paid-in-capital. Prior to SFAS No. 160, this amount would have been recorded as additional goodwill.

Other

        Certain prior year balances have been reclassified to conform to the current year presentation.

Note 2 Fair Value Measurements

        SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"), establishes a fair value hierarchy that prioritizes information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data (for example, the reporting entity's own data). SFAS No. 157 requires that fair value measurements be separately disclosed by level within the fair value hierarchy in order to distinguish between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity's own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). Specifically:

  •
  Level 1—inputs to the valuation methodology are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

  •
  Level 2—inputs to the valuation methodology other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, through corroboration with observable market data (market-corroborated inputs).

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 2 Fair Value Measurements (Continued)

  •
  Level 3—inputs to the valuation methodology that are unobservable inputs for the asset or liability—that is, inputs that reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk) developed based on the best information available in the circumstances.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

        The Company did not elect to apply the fair value provisions to any qualifying non-financial assets and liabilities. As a result, the application of SFAS No. 157 to the Company's non-financial assets did not have any impact on the Company's consolidated results of operations or financial position.

        The following table presents information about the Company's fair value measurements at June 30, 2009 and December 31, 2008 (in 000s):

		Fair Value Measurements at June 30, 2009 Using
Description	June 30, 2009	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Available-for-sale securities	$94,481	$59,987	$15,952	$18,542
Underlying investments from consolidated vehicle	322,815	—	—	322,815
Other investments	10,374	—	—	10,374
Liabilities
Derivative financial instruments	$(78,664)	—	—	$(78,664)

		Fair Value Measurements at December 31, 2008 Using
Description	December 31, 2008	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Available-for-sale securities	$105,967	$72,179	$14,796	$18,992
Underlying investments from consolidated vehicle	241,180	—	—	241,180
Other investments	215	—	—	215
Liabilities
Derivative financial instruments	$(78,574)	(52)	—	$(78,522)

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 2 Fair Value Measurements (Continued)

        The following tables present a rollforward of fair value measurements considered to be Level 3:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)

	Available- for-Sale Securities	Underlying Investments in Consolidated Vehicle	Other Investments	Derivative Financial Instruments	Total
Beginning balance (as of March 31, 2009)	$17,643	$258,698	$223	$(81,737)	$194,827
Total gains or losses (realized/unrealized)	1,524	58,134	151	3,073	62,882
Included in earnings	91	58,134	54	3,073	61,352
Included in other comprehensive income	1,433	—	97	—	1,530
Purchases and sales	(625)	5,983	10,000	—	15,358
Transfers in and/or out of Level 3	—	—	—	—	—
Ending balance (as of June 30, 2009)	$18,542	$322,815	$10,374	$(78,664)	$273,067

	Available- for-Sale Securities	Underlying Investments in Consolidated Vehicle	Other Investments	Derivative Financial Instruments	Total
Beginning balance (as of January 1, 2009)	$18,992	$241,180	$215	$(78,522)	$181,865
Total gains or losses (realized/unrealized)	1,225	72,478	159	(142)	73,720
Included in earnings	89	72,478	62	(142)	72,487
Included in other comprehensive income	1,136	—	97	—	1,233
Purchases and sales	(1,675)	9,157	10,000	—	17,482
Transfers in and/or out of Level 3	—	—	—	—	—
Ending balance (as of June 30, 2009)	$18,542	$322,815	$10,374	$(78,664)	$273,067

        All net gains/losses for the period presented in the table above as included in earnings are attributable to the change in unrealized gains or losses relate to assets held at December 31, 2008 which were still held at June 30, 2009.

Available-for-Sale Securities

        At June 30, 2009, approximately $60.0 million of the Company's available-for-sale securities are classified as Level 1 financial instruments, as they are valued based on unadjusted quoted market prices. The majority of these investments are investments in the Company's managed accounts and certain product portfolios (seed investments). Approximately $16.0 million of the Company's available-for-sale investments at June 30, 2009 are considered to be Level 2 financial instruments, as they are valued based on prices developed using observable inputs.

        At June 30, 2009, the Company has approximately $18.5 million of available-for-sale investments classified as Level 3 under SFAS No. 157. Of this $18.5 million in available-for-sale investments

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 2 Fair Value Measurements (Continued)

classified as Level 3, approximately $2.9 million relate to the Company's investments in the equity of certain collateralized loan obligations ("CLOs") and collateralized debt obligations ("CDOs"). As further discussed in Note 9, "Investments in Collateralized Loan and Debt Obligations," the Company holds investments in the equity of certain CLOs and CDOs for which it acts as a collateral manager. The Company considers these investments to be Level 3 financial instruments, as the valuations for these investments are based on cash flow estimates and the Company's own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk), as developed based on the best information available in the circumstances. Also comprising the $18.5 million of available-for-sale investments classified as Level 3 at June 30, 2009 are approximately $12.4 million the Company has invested in auction rate preferred stock issued by unaffiliated entities. As further discussed in the Company's 2008 Year End Financial Statement Filing (filed under Form 8-K on March 31, 2009), the auctions for auction rate preferred stock began to fail on a widespread basis in the beginning of 2008. The Company considers these investments as Level 3 financial instruments, as there is currently no liquid market for these investments. At June 30, 2009, the Company also has approximately $3.1 million invested in seed account portfolios whose underlying investment securities are invested in emerging markets.

        The cost, gross unrealized holding gains, gross unrealized holding losses, and fair value of available-for-sale securities by major security type at June 30, 2009 and December 31, 2008, are as follows:

(in 000s)	Cost	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Fair Value
At June 30, 2009
Equity	$57,793	$5,109	$(336)	$62,566
Taxable Fixed Income	32,026	1,647	(1,758)	31,915

	$89,819	$6,756	$(2,094)	$94,481

At December 31, 2008
Equity	$54,552	$332	$—	$54,884
Taxable Fixed Income	52,728	5	(1,650)	51,083

	$107,280	$337	$(1,650)	$105,967

Underlying Investments from Consolidated Vehicle

        As further discussed in Note 12, "Consolidated Funds—Symphony CLO V," in the Company's 2008 Year End Financial Statement Filing (filed under Form 8-K on March 31, 2009), the Company is required to consolidate into its financial results an investment vehicle, Symphony CLO V, in which the Company has no equity interest, but for which an affiliate of MDP is the majority equity holder. The underlying investment securities in Symphony CLO V are predominantly syndicated loans whose fair values are derived from broker-quotes. The Company does not normally make adjustments to these

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 2 Fair Value Measurements (Continued)

broker quotes. However, the Company considers these investments to be Level 3 financial instruments, as a significant portion of the inputs to the broker-quotes are unobservable.

Other Investments

        The $10.4 million in other investments classified as Level 3 financial instruments at June 30, 2009 is comprised of general partner interests in certain limited partnerships for which one of the Company's subsidiary companies is the advisor. The Company considers these limited partnership investments to be Level 3 financial instruments due to their illiquid nature and lack of market inputs.

Derivative Financial Instruments

        As further discussed in Note 7, "Derivative Financial Instruments," the Company uses derivative instruments to manage the economic impact of fluctuations in interest rates related to its long-term debt and to mitigate the overall market risk for certain product portfolios.

  Derivative Instruments Related to Long-Term Debt

        Currently, the Company uses interest rate swaps and an interest rate collar to manage its interest rate risk related to its long-term debt. The valuation of these derivative instruments is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities.

        The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. The fair value of the interest rate collar is determined using the market standard methodology of discounting the future expected cash payments that would occur if variable interest rates fell below the floor strike rate or the cash receipts that would occur if variable interest rates rose above cap strike rate. The variable interest rates used in the calculation of projected cash flows on the collar are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities.

        To comply with the provisions of SFAS No. 157, the Company incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty's nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Company has considered the impact of netting and any applicable credit enhancements, such as collateral postings, thresholds, mutual puts, and guarantees.

        Although the Company has determined that the majority of the inputs used to value its derivatives related to long-term debt fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with these derivatives utilize Level 3 inputs, such as estimates of current credit

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 2 Fair Value Measurements (Continued)

spreads to evaluate the likelihood of default by the Company and its counterparties. As of June 30, 2009, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of these derivative positions and has determined that the credit valuation adjustments are significant to the overall valuation of these derivatives. As a result, the Company has determined that its valuations for derivatives related to its long-term debt in their entirety are classified in Level 3 of the fair value hierarchy.

  Derivative Instruments Related to Certain Product Portfolios

        At December 31, 2008, the Company held futures contracts that had not been designated as hedging instruments under SFAS No. 133 in order to mitigate the overall market risk of certain product portfolios. As the valuations for these futures contracts were directly received from the counterparty, the futures arm of a nationally recognized bank, the Company has determined that the valuations for these derivatives are classified in Level 1 of the fair value hierarchy, as all valuations for these derivatives are quoted prices (unadjusted) in active markets for identical assets or liabilities. At June 30, 2009, the Company did not hold any such futures contracts.

SFAS No. 107 Fair Value of Financial Instruments

        SFAS No. 107, "Disclosures About Fair Value of Financial Instruments" ("SFAS No. 107"), requires the disclosure of the estimated fair value of financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

        As further discussed in Note 10, "Recent Accounting Pronouncements," during April 2009, the FASB Staff issued a position, FSP FAS 107-1 and APB 28-1, "Interim Disclosures About Fair Value of Financial Instruments" ("FSP FAS 107-1 / APB 28-1"), which enhances consistency in financial reporting by increasing the frequency of fair value disclosures. FSP FAS 107-1 / APB 28-1 relates to fair value disclosures for any financial instruments that are not currently reflected on the balance sheet of companies at fair value. Prior to issuing this FSP, fair values for these assets and liabilities were only disclosed once a year. The FSP now requires these disclosures on a quarterly basis, providing qualitative and quantitative information about fair value estimates for all those financial instruments not measured on the balance sheet at fair value.

        In determining the fair value of its financial instruments, the Company uses a variety of methods and assumptions that are based on market conditions and risk existing at each balance sheet date. For the majority of financial instruments, including most derivatives, long-term investments and long-term debt, standard market conventions and techniques such as discounted cash flow analysis, option pricing models, replacement cost and termination cost are used to determine fair value. Dealer quotes are used for the remaining financial instruments. All methods of assessing fair value result in a general approximation of value, and such value may never actually be realized.

        Cash and cash equivalents, marketable securities, notes and other accounts receivable and investments are financial assets with carrying values that approximate fair value because of the short maturity of those instruments. Accounts payable and other accrued expenses are financial liabilities

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 2 Fair Value Measurements (Continued)

with carrying values that also approximate fair value because of the short maturity of those instruments. The fair value of long-term debt is based on market prices.

        A comparison of the fair values and carrying amounts of these instruments is as follows:

	June 30, 2009		December 31, 2008
(in 000s)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets:
Cash and cash equivalents	$348,707	$348,707	$467,136	$467,136
Fees receivable	80,819	80,819	98,733	98,733
Other receivables	33,568	33,568	12,354	12,354
Underlying securities in consolidated funds	322,815	322,815	241,180	241,180
Available-for-sale securities	94,481	94,481	105,967	105,967
Other investments	10,374	10,374	215	215
Liabilities:
Long-term notes (excluding CLO V)	$3,843,808	$2,834,193	$3,864,883	$1,346,099
Accounts payable	11,229	11,229	9,633	9,633
Open derivatives	78,664	78,664	78,574	78,574

Note 3 Income Taxes

        The Company and its subsidiaries file a consolidated federal income tax return and provides for income taxes on a separate return basis. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are applicable to periods in which the differences are expected to affect taxable income. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income before the expiration of the deferred tax assets governed by the tax code.

        Valuation allowances may be established, when necessary, to reduce deferred tax assets to amounts expected to be realized. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected taxable income, and tax planning strategies in making this assessment.

        At June 30, 2009 and December 31, 2008, the Company had $16.4 million and $4.9 million, respectively, in valuation allowances related to state net operating loss carryforwards due to the uncertainty that the deferred tax assets will be realized. At June 30, 2009 and December 31, 2008, total gross deferred tax assets (after tax valuation allowances) were $169.1 million and $155.6 million, respectively. The increase in the valuation allowance during 2009 reflects the impact of changes to estimated Illinois apportionment as well as an increase in future projected interest costs associated with the Company's new debt issuance in July 2009 (refer to Note 12, "Subsequent Events"). In assessing the likelihood of realization of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. Based on projections for future

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 3 Income Taxes (Continued)

taxable income over the periods for which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances at June 30, 2009. The amount of the deferred tax asset considered realizable, however, could be reduced if estimates of future taxable income during the carryforward period are reduced.

Note 4 Net Capital Requirement

        Nuveen Investments, LLC, the Company's wholly-owned broker/dealer subsidiary, is subject to SEC Rule 15c3-1, the "Uniform Net Capital Rule," which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, as these terms are defined in the Rule, shall not exceed 15 to 1. At June 30, 2009, Nuveen Investments, LLC's net capital ratio was 0.96 to 1 and its net capital was approximately $28.2 million, which was $26.4 million in excess of the required net capital of $1.8 million.

Note 5 Goodwill and Intangible Assets

        The following table presents a reconciliation of activity in the balance of goodwill from December 31, 2008 to June 30, 2009 presented on our consolidated balance sheets (in thousands):

Balance at December 31, 2008	$2,299,725
Winslow: working capital adjustment	97

Balance at June 30, 2009	$2,299,822

        The following table presents gross carrying amounts and accumulated amortization amounts for the remaining unamortized intangible assets presented on our consolidated balance sheets at June 30, 2009 and December 31, 2008 (in thousands):

	At June 30, 2009		At December 31, 2008
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Trade names	$184,900	$—	$184,900	$—
Investment contracts—closed-end funds	1,277,900	—	1,277,900	—
Investment contracts—mutual funds	768,900	—	768,900	—
Customer relationships—managed accounts	972,600	105,365	972,600	72,945

Total	$3,204,300	$105,365	$3,204,300	$72,945

        Of the intangible assets presented above, only one is amortizable—Customer Relationships—Managed Accounts, with an estimated approximate useful life of 15 years. The remaining intangible assets presented above are indefinite-lived. The estimated aggregate amortization expense for the next five years is approximately $32.4 million for the remaining six months of 2009, and annual amortization of $64.8 million for each of the years 2010 through 2013.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 6 Debt

        At June 30, 2009 and December 31, 2008, debt on the accompanying consolidated balance sheets was comprised of the following long-term obligations (refer also to Note 12, "Subsequent Events"):

(in 000s)	June 30, 2009	December 31, 2008
Long-Term Obligations:
Senior Term Notes:
Senior term notes—5% due 9/15/10	$222,745	$232,245
Net unamortized discount	(163)	(237)
Net unamortized debt issuance costs	(458)	(667)
Senior term notes—5.5% due 9/15/15	300,000	300,000
Net unamortized discount	(1,029)	(1,098)
Net unamortized debt issuance costs	(1,617)	(1,725)
Term Loan Facility due 11/13/14	2,286,063	2,297,638
Net unamortized discount	(18,817)	(20,201)
Net unamortized debt issuance costs	(24,182)	(25,958)
Senior Unsecured 10.5% Notes due 11/15/15	785,000	785,000
Net unamortized debt issuance costs	(23,573)	(24,823)
Revolving Credit Facility due 11/13/13	250,000	250,000
Symphony CLO V Notes Payable	378,540	378,540
Symphony CLO V Subordinated Notes	24,208	24,208

Total	$4,176,717	$4,192,922

Senior Secured Credit Agreement—Successor

        As a result of the Transactions, the Company has a senior secured credit facility (the "Credit Facility") consisting of a $2.3 billion term loan facility and a $250 million secured revolving credit facility. At June 30, 2009 and December 31, 2008, the Company had $2.3 billion outstanding under the term loan facility. The borrowings under the term loan facility were used as part of the financing to consummate the Transactions. At June 30, 2009 and December 31, 2008, the Company had $250 million outstanding under the revolving credit facility. All borrowings under the Credit Facility bear interest at a rate per annum equal to LIBOR plus 3.0%. In addition to paying interest on outstanding principal under the Credit Facility, the Company is required to pay a commitment fee to the lenders in respect of the unutilized loan commitments at a rate of 0.3750% per annum.

        All obligations under the Credit Facility are guaranteed by Windy City Investments Inc. (the "Parent") and each of our present and future, direct and indirect, wholly-owned material domestic subsidiaries (excluding subsidiaries that are broker dealers). The obligations under the Credit Facility and these guarantees are secured, subject to permitted liens and other specified exceptions, (1) on a first-lien basis, by all the capital stock of Nuveen Investments and certain of its subsidiaries (excluding

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 6 Debt (Continued)

significant subsidiaries and limited, in the case of foreign subsidiaries, to 100% of the non-voting capital stock and 65% of the voting capital stock of the first tier foreign subsidiaries) directly held by Nuveen Investments or any guarantor and (2) on a first lien basis by substantially all present and future assets of Nuveen Investments and each guarantor.

        The term loan facility matures on November 13, 2014 and the revolving credit facility matures on November 13, 2013.

        The Company is required to make quarterly payments under the term loan facility in the amount of approximately $5.8 million. The credit agreement permits all or any portion of the loans outstanding to be prepaid.

        At June 30, 2009 and December 31, 2008, the fair value of the $2.3 billion term loan facility was approximately $1.8 billion and $0.9 billion, respectively. At June 30, 2009 and December 31, 2008, the fair value of the $250 million revolving credit facility was approximately $168.8 million and $101.9 million, respectively.

Senior Unsecured Notes—Successor

        Also in connection with the Transactions, the Company issued $785 million of 10.5% senior unsecured notes ("10.5% senior notes"). The 10.5% senior notes mature on November 15, 2015 and pay a coupon of 10.5% of par value semi-annually on May 15 and November 15 of each year, commencing on May 15, 2008. The Company received approximately $758.9 million in net proceeds after underwriting commissions and structuring fees. The net proceeds were used as part of the financing to consummate the Transactions.

        At June 30, 2009 and December 31, 2008, the fair value of the $785 million 10.5% senior notes was approximately $515.8 million and $176.5 million, respectively.

        Obligations under the notes are guaranteed by the Parent and each of our existing, subsequently acquired, and/or organized direct or indirect, domestic, restricted (as defined in the credit agreement) subsidiaries that guarantee the debt under the Credit Facility.

Senior Term Notes—Predecessor / Successor

        On September 12, 2005, the Predecessor issued $550 million of senior unsecured notes, comprised of $250 million of 5-year notes and $300 million of 10-year notes ("Predecessor senior term notes"), the majority of which remain outstanding at June 30, 2009 and December 31, 2008. The Company received approximately $544 million in net proceeds after discounts and other debt issuance costs. The 5-year Predecessor senior term notes bear interest at an annual fixed rate of 5.0% payable semi-annually on March 15 and September 15. The 10-year Predecessor senior term notes bear interest at an annual fixed rate of 5.5% payable semi-annually also on March 15 and September 15. The net proceeds from the Predecessor senior term notes were used to refinance outstanding indebtedness. The costs related to the issuance of the Predecessor senior term notes were capitalized and amortized to expense over their term. At June 30, 2009, the fair value of the 5-year and 10-year Predecessor senior term notes was approximately $203.0 million and $162.5 million, respectively. At December 31, 2008,

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 6 Debt (Continued)

the fair value of the 5-year and 10-year Predecessor senior term notes was approximately $110.8 million and $46.4 million, respectively.

        During the fourth quarter of 2008, the Company retired a portion of the 5-year Predecessor senior term notes due 2010. Of the $8.4 million paid in total, approximately $0.2 million was for accrued interest, with the remaining amount representing $17.8 million in par. As a result, the Company recorded a $9.5 million gain on early extinguishment of debt during the fourth quarter of 2008. This gain is reflected in "Other Income/(Expense)" on the consolidated statement of income for the year ended December 31, 2008.

        During the first quarter of 2009, the Company retired a portion of the 5-year Predecessor senior term notes due 2010. Of the $5.2 million in total cash paid, approximately $6.6 thousand was for accrued interest, with the remaining amount for principal representing $9.5 million in par on the 5% senior term notes due 2010. The Company also accelerated the recognition of the amortization of bond discount and debt issuance costs. The net gain recorded by the Company was approximately $4.3 million and is reflected in "Other Income/(Expense)" on the Company's consolidated statement of income for the six months ended June 30, 2009. There were no additional early retirements of debt during the second quarter of 2009.

Symphony CLO V—Successor

        As more fully discussed in Note 12, "Consolidated Funds," in the Company's 2008 Year End Financial Statements (filed under Form 8-K on March 31, 2009), the Company is required to consolidate into its financial results a collateralized loan obligation, Symphony CLO V, in accordance with U.S. generally accepted accounting principles. Although the Company does not hold any equity interest in this investment vehicle, an affiliate of MDP is the majority equity holder. The $378.5 million of Notes Payable and $24.2 million of Subordinated Notes reflected in the table, above, reflect debt obligations of Symphony CLO V. All of this debt is collateralized by the assets of Symphony CLO V.

Note 7 Derivative Financial Instruments

        SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB Statement No. 133" and further amended by SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," (collectively, "SFAS No. 133"), requires recognition of all derivatives on the balance sheet at fair value. Derivatives that do not meet the SFAS No. 133 criteria for hedge accounting must be adjusted to fair value through earnings. Changes in the fair value of derivatives that do meet the hedge accounting criteria under SFAS No. 133 are offset against the change in the fair value of the hedged assets or liabilities, with only any "ineffectiveness" (as defined under SFAS No. 133) marked through earnings.

        At June 30, 2009 and December 31, 2008, the Company did not hold any derivatives designated in a formal hedge relationship under the provisions of SFAS No. 133.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 7 Derivative Financial Instruments (Continued)

Derivative Transactions Related to Financing Part of the Transactions

        As of June 30, 2009, the Company held nine interest rate swap derivative transactions and one collar derivative transaction that effectively converted $2.3 billion of variable rate debt under the term loan facility into fixed-rate borrowings. At December 31, 2008, the Company held nine interest rate swap derivative transactions, one collar derivative transaction, and two basis swaps that effectively convert $2.3 billion of variable rate debt into fixed-rate borrowings. The basis swaps effectively lock in the expected future difference between one-month and three-month LIBOR as the primary reference rate for our variable debt. Collectively, these derivatives are referred to as the "New Debt Derivatives."

        For the three and six months ended June 30, 2009, the Company recorded $3.1 million in unrealized gains and $0.1 million in unrealized losses, respectively, related to the New Debt Derivatives. Unrealized gains and losses on the New Debt Derivatives are reflected in "Other Income/(Expense)" on the accompanying consolidated statements of income. For the three and six months ended June 30, 2008, the Company recorded $48.5 million in unrealized gains and $0.9 million in unrealized losses, respectively.

        Also for the three and six months ended June 30, 2009, the Company recorded $16.8 million and $32.8 million, respectively, of interest expense for both periodic swap payments made by the Company as well as realized gains/losses on the New Debt Derivatives. These amounts are reflected in "Net Interest Expense" on the accompanying consolidated statements of income. For the three and six months ended June 30, 2008, the Company recorded $5.5 million.

        At June 30, 2009 and December 31, 2008, the SFAS 157 fair value of the New Debt Derivatives was a liability of $78.7 million and $78.5 million, respectively, and is reflected in "Fair Value of Open Derivatives" under "Other Short-Term Obligations" on the accompanying consolidated balance sheets as of June 30, 2009 and December 31, 2008.

        Contingent Features.    The New Debt Derivatives are "pari-passu" (have equal rights of payment or seniority) with the $2.3 billion of variable rate debt under the term loan facility. Furthermore, in the event that the Company were to have a technical default of its debt covenants for the term loan facility, an acceleration of any amounts due on the New Debt Derivatives would only occur if the lenders accelerate the debt under the term loan facility. The aggregate gross fair value (not including the SFAS No. 157 credit valuation adjustment) of the New Debt Derivatives at June 30, 2009 is $91.9 million. Although the Company does have master netting agreements in place with the various counterparties to the New Debt Derivatives, as of June 30, 2009, each of the Company's New Debt Derivatives are in a liability position. If the credit-risk-related contingent features underlying the New Debt Derivatives agreements had been triggered on June 30, 2009, the Company would have been required to make payments totaling $91.9 million to the various counterparties for the New Debt Derivatives. The Company does not have any collateral posted for the New Debt Derivatives.

Derivative Transactions Related to Certain Product Portfolios

        The Company held futures contracts that had not been designated as hedging instruments under SFAS No. 133 in order to mitigate overall market risk of certain product portfolios. At June 30, 2009,

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 7 Derivative Financial Instruments (Continued)

all of these positions have been terminated. At December 31, 2008, the net fair value of these open non-hedging derivatives was a liability of approximately $52.3 thousand and was included in "Fair Value of Open Derivatives" under "Other Short-Term Obligations" on the accompanying consolidated balance sheet as of December 31, 2008. For the three and six months ended June 30, 2009, the Company recorded approximately $0.1 million and $0.2 million of realized gains, respectively, related to these futures contracts. These amounts are reflected in "Other Income/(Expense)" on the accompanying consolidated statement of income for those periods. As all of these futures contracts have been terminated by June 30, 2009, there were no unrealized gains. For the three and six months ended June 30, 2008, the Company recorded approximately $0.2 million and $0.1 million of unrealized gains, respectively. The Company also recorded ten thousand dollars of realized losses and $0.3 million of realized losses for the three and six months ended June 30, 2008. Realized gains/losses and unrealized gains/losses are reflected in "Other Income/(Expense)" on the accompanying consolidated statements of income for those periods.

Note 8 Retirement Plans

        The following table presents the components of the net periodic retirement plans' benefit costs for the three and six months ended June 30, 2009 and 2008, respectively (in 000s):

	Three Months Ended June 30, 2009		Three Months Ended June 30, 2008
	Total Pension	Post- Retirement	Total Pension	Post- Retirement
Service Cost	$367	$13	$382	$90
Interest Cost	629	114	599	165
Expected Return on Assets	(433)	—	(599)	—
Amortization of:
Unrecognized Prior Service Cost	(31)	24	(38)	—
Unrecognized (Gain)/Loss	114	(44)	—	—

Total	$646	$107	$344	$255

	Six Months Ended June 30, 2009		Six Months Ended June 30, 2008
	Total Pension	Post- Retirement	Total Pension	Post- Retirement
Service Cost	$734	$27	$763	$180
Interest Cost	1,257	228	1,199	331
Expected Return on Assets	(867)	—	(1,197)	—
Amortization of:
Unrecognized Prior Service Cost	(61)	48	(76)	—
Unrecognized (Gain)/Loss	228	(89)	—	—

Total	$1,291	$214	$689	$511

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 8 Retirement Plans (Continued)

        During 2009, the Company expects to contribute approximately $1.1 million to its qualified pension plan, approximately $1.1 million to its excess pension plan, and $0.5 million (net of expected Medicare Part D reimbursements) for benefit payments to its post-retirement benefit plan. For the first six months of 2009, the Company has contributed $1.1 million to its qualified plan, paid out approximately $1.1 million in benefits related to its excess pension plan, and paid out $0.2 million in benefits related to its post-retirement plan.

Note 9 Investments in Collateralized Loan and Debt Obligations

        The Company holds an investment in the equity of two collateralized debt obligation entities for which it acts as a collateral manager, Symphony CLO I, Ltd. ("CLO") and the Symphony Credit Opportunities Fund Ltd. ("CDO"), pursuant to collateral management agreements between the Company and each of the collateralized debt obligation entities. At June 30, 2009, the assets of the collateral pool of the CLO were approximately $330 million, which is based on traded cost plus traded cash. At June 30, 2009, the assets of the collateral pool for the CDO were approximately $449 million, which is based on traded market value and traded cash. The Company had a combined minority interest investment in the equity of these entities of $2.9 million at June 30, 2009 and December 31, 2008, respectively.

        The Company accounts for its investments in the CLO and CDO under EITF 99-20, "Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets." The excess of future cash flows over the initial investment at the date of purchase is recognized as interest income over the life of the investment using the effective yield method. The Company reviews cash flow estimates throughout the life of the CLO and CDO investment pool to determine whether an impairment of its equity investments should be recognized. Cash flow estimates are based on the underlying pool of collateral securities, which are primarily corporate syndicated loans, and take into account the overall credit quality of the issuers in the collateral securities, the forecasted default rate of the collateral securities and the Company's past experience in managing similar securities. If an updated estimate of future cash flows (taking into account both timing and amounts) is less than the revised estimate, an impairment loss is recognized based on the excess of the carrying amount of the investment over its fair value. There is a certain amount of judgment involved in assumptions used in our cash flow estimating process. Changes in these assumptions could affect our impairment conclusions. The Company has recorded its investment in the equity of the CLO and CDO in "Investments" on its consolidated balance sheets at fair value. Fair value is determined using current information, notably market yields and projected cash flows based on forecasted default and recovery rates that a market participant would use in determining the current fair value of the equity interest. Market yields, default rates and recovery rates used in the Company's estimate of fair value vary based on the nature of the investments in the underlying collateral pools. In periods of rising credit default rates and lower debt recovery rates, the fair value, and therefore the carrying value, of the Company's investments in the CLO and CDO may be adversely affected. The Company's risk of loss is limited to the Company's remaining cost basis in the equity of the CLO and the CDO, which combined, is approximately $3.8 million as of June 30, 2009.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 10 Recent Accounting Pronouncements

Codification

        During June 2009, the Financial Accounting Standards Board ("FASB") issued SFAS No. 168, "The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles—a Replacement of FASB Statement No. 162" ("SFAS No. 168"). SFAS No. 168 states that the FASB Accounting Standards Codification™ ("Codification") will become the source of authoritative U.S. generally accepted accounting principles ("GAAP") recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of SFAS No. 168, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other grandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

        Following SFAS No. 168, the FASB will not issue new standards in the form of Statements, FASB Staff Positions, or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates. The FASB will not consider Accounting Standards Updates as authoritative in their own right. Accounting Standards Updates will serve to only update the Codification, provide background information about the Codification's guidance, and provide the bases for conclusions on change(s) in the Codification.

        The Codification does not change U.S. GAAP. The Codification reorganizes the various U.S. GAAP pronouncements into approximately 90 accounting topics and displays them in a consistent structure for ease of research and cross-reference.

        SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS No. 162"), which became effective on November 13, 2008, identified the sources of accounting principles and framework for selecting the principles used in preparing the financial statements of nongovernmental entities that are presented in conformity with GAAP. SFAS No. 162 arranged these sources of GAAP in a hierarchy for users to apply accordingly. Once the Codification is in effect, all of its content will carry the same level of authority, effectively superseding SFAS No. 162. In other words, the GAAP hierarchy will be modified to include only two levels of GAAP: authoritative and nonauthoritative. As a result, SFAS No. 168 replaces SFAS No. 162 to indicate this change in GAAP hierarchy.

SFAS No. 167 Amendments to FASB Interpretation No. 46(R)

        During June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation No. 46(R)" ("SFAS No. 167"). SFAS No. 167 amends FASB Interpretation No. 46(R) to require an enterprise to perform an analysis to determine whether the enterprise's variable interest(s) give it a controlling financial interest in a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the enterprise that has both of the following characteristics:

  •
  the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance; and

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 10 Recent Accounting Pronouncements (Continued)

  •
  the obligation to absorb losses of the entity that could potentially be significant to the variable interest entity or the right to receive benefits from the entity that could potentially be significant to the variable interest entity.

        Additionally, the enterprise is required to assess whether it has an implicit financial responsibility to ensure that a variable interest entity operates as designed when determining whether it has the power to direct the activities of the variable interest entity that most significantly impact the entity's economic performance.

        SFAS No. 167 amends Interpretation 46(R) to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. Before this Statement, Interpretation 46(R) required reconsideration of whether an enterprise is the primary beneficiary of a variable interest entity only when specific events occurred.

        SFAS No. 167 also amends Interpretation 46(R) to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity, which was based on determining which enterprise absorbs the majority of the entity's expected losses, receives a majority of the entity's expected residual returns, or both.

        SFAS No. 167 amends certain guidance in Interpretation 46(R) of determining whether an entity is a variable interest entity. It is possible that application of this revised guidance will change an enterprise's assessment of which entities with which it is involved are variable interest entities.

        SFAS No. 167 amends Interpretation No. 46(R) to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that the holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity's economic performance.

        Under Interpretation 46(R), a troubled debt restructuring as defined in paragraph 2 of SFAS No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructurings," was not an event that required reconsideration of whether an entity is a variable interest entity and whether an enterprise is the primary beneficiary of a variable interest entity. SFAS No. 167 eliminates that exception.

        Finally, SFAS No. 167 amends Interpretation 46(R) to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise's involvement in a variable interest entity.

        SFAS No. 167 is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. SFAS No. 167 will be effective for Nuveen Investments on January 1, 2010. The Company is currently evaluating the impact of SFAS No. 167 to its financial statements.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 10 Recent Accounting Pronouncements (Continued)

SFAS No. 165—Subsequent Events

        During May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS No. 165"). SFAS No. 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are "available to be issued" (as defined in SFAS No. 165). SFAS No. 165 requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date.

        SFAS No. 165 observes that there are two varieties of subsequent events: (1) events or transactions that provide additional evidence about conditions that existed at the date of the balance sheet (called "recognized" subsequent events), and (2) events that provide evidence about conditions that did not exist at the date of the balance sheet, but arose after that date (called "non-recognized" subsequent events). The standard states that companies should recognize in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements. For example, the settlement of litigation (after the balance sheet date, but before the date the financial statements are issued or available to be issued) falls within this category of subsequent events where the events that "gave rise" to the litigation had taken place before the balance sheet date. Conversely, a company does not recognize subsequent events that provide evidence about conditions that did not exist at the balance sheet date, but instead arose after the balance sheet date and before the date on which financial statements are issued or are available to be issued. Examples of this type of subsequent event include sales of investments or business combinations. Finally, SFAS No. 165 states that some non-recognized subsequent events may be of such a nature that they must be disclosed to keep the financial statements from being characterized as being misleading. With respect to this type of subsequent event, a company would be required to disclose: (1) the nature of the event, and (2) an estimate of its financial effect or an affirmative statement that such an estimate cannot be made.

        The FASB states that this standard should not result in significant changes in subsequent events that an entity reports—either through recognition or disclosure—in its financial statements. SFAS No. 165 has an "accelerated" effective date; it will apply with respect to interim or annual reporting periods ending after June 15, 2009. We have complied with the disclosure requirements of SFAS No. 165 in this quarterly financial statement filing on Form 8-K for the six months ended June 30, 2009. There were no events occurring subsequent to June 30, 2009 fitting the criteria of SFAS No. 165 that needed to be reflected on our statement of financial position or results of operations for the six months ended June 30, 2009.

FASB Staff Positions on Fair Value

        On April 9, 2009, the FASB issued three final Staff Positions intended to provide additional application guidance and enhance disclosures regarding the fair value measurements and impairment of securities. This additional application guidance was needed to clarify the application of Statement No. 157, "Fair Value Measurements" ("SFAS No. 157"), to fair-value measurements in the current market environment, modify the recognition of other-than-temporary impairment of debt securities, and require companies to disclose the fair values of financial instruments in interim periods. The final Staff

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 10 Recent Accounting Pronouncements (Continued)

Positions are effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009, if all three Staff Positions or both the fair-value measurements and other-than-temporary impairment Staff Positions are adopted simultaneously. The Company has adopted these Staff Positions for the interim financial statements for the six month period ended June 30, 2009.

        The following describes each of the Staff Positions.

FSP FAS 157-4

        FSP FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" ("FSP FAS 157-4"), provides guidance for making fair value measurements more consistent with the principles presented in SFAS No. 157. FSP FAS 157-4 relates to determining fair values when there is no active market or where price inputs being used represent distressed sales. It reaffirms what SFAS No. 157 states is the objective of fair value measurement—to reflect how much an asset would be sold for in an orderly transaction (as opposed to a distressed or forced transaction) at the date of the financial statements under current market conditions. Specifically, it reaffirms the need to use judgment to ascertain if a formerly active market has become inactive and in determining fair values when markets have become inactive.

FSP FAS 107-1 and APB 28-1

        FSP FAS 107-1 and APB 28-1, "Interim Disclosures About Fair Value of Financial Instruments," ("FSP FAS 107-1 / APB 28-1"), enhances consistency in financial reporting by increasing the frequency of fair value disclosures. FSP FAS 107-1 / APB 28-1 relates to fair value disclosures for any financial instruments that are not currently reflected on the balance sheet of companies at fair value. Prior to issuing this FSP, fair values for these assets and liabilities were only disclosed once a year. The FSP now requires these disclosures on a quarterly basis, providing qualitative and quantitative information about fair value estimates for all those financial instruments not measured on the balance sheet at fair value.

FSP FAS 115-2 and FAS 124-2

        FSP FAS 115-2 and FAS 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments," ("FSP FAS 115-2 / FAS 124-2"), provides additional guidance designed to create greater clarity and consistency in accounting for and presenting impairment losses on securities. FSP FAS 115-2 / FAS 124-2 is intended to bring greater consistency on the timing of impairment recognition, and provide greater clarity to investors about the credit and noncredit components of impaired debt securities that are not expected to be sold. The measure of impairment in comprehensive income remains fair value. The FSP also requires increased and more timely disclosures sought by investors regarding expected cash flows, credit losses, and an aging of securities with unrealized losses.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 11 Financial Information Related to Guarantor Subsidiaries

        As discussed in Note 6, "Debt," obligations under the 10.5% senior notes due 2015 are guaranteed by the Parent and each of the Company's present and future, direct and indirect, wholly-owned material domestic subsidiaries (excluding subsidiaries that are broker dealers).

        The following tables present consolidating supplementary financial information for the issuer of the notes (Nuveen Investments, Inc.), the issuer's domestic guarantor subsidiaries, and the non-guarantor subsidiaries together with eliminations as of and for the periods indicated. The issuer's Parent is also a guarantor of the notes. The Parent was a newly formed entity with no assets, liabilities or operations prior to the completion of the Transactions on November 13, 2007. Separate complete financial statements of the respective guarantors would not provide additional material information that would be useful in assessing the financial composition of the guarantors.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 11 Financial Information Related to Guarantor Subsidiaries (Continued)

        Consolidating financial information is as follows:

Nuveen Investments, Inc. & Subsidiaries
CONSOLIDATING BALANCE SHEET
June 30, 2009
(in 000s)

	Parent Windy City Investments, Inc.	Issuer of Notes Nuveen Investments, Inc.	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Intercompany Eliminations	Consolidated excluding Symphony CLO V	Symphony CLO V	Consolidated
Assets
Cash and cash equivalents	$—	269,720	10,951	58,148	—	338,819	9,888	$348,707
Management and distribution fees receivable	—		75,924	4,895	—	80,819	—	80,819
Other receivables	—	(1,111,164)	1,226,108	(97,682)	—	17,262	16,306	33,568
Furniture, equipment and leasehold improvements*	—	—	39,746	19,773	—	59,519	—	59,519
Investments	—	103,317	1,477	60	—	104,854	322,815	427,669
Investment in Subsidiaries	1,001,423	1,397,810	722,434	773	(3,122,440)	—	—	—
Goodwill	—	2,166,302	133,520	—	—	2,299,822	—	2,299,822
Intangible assets	—	3,098,935	—	—	—	3,098,935	—	3,098,935
Current taxes receivable	—	6,417	179	—	—	6,596	—	6,596
Other assets	—	—	9,250	5,697	—	14,947	3,802	18,749

	$1,001,423	5,931,337	2,219,589	(8,336)	(3,122,440)	6,021,573	352,811	$6,374,384

Liabilities and Equity
Short-Term Obligations:
Accounts payable	$—	68	4,262	6,899	—	11,229	—	$11,229
Accrued compensation and other expenses	—	19,226	51,496	742	—	71,464	2,742	74,206
Fair value of open derivatives	—	78,664	—	—	—	78,664	—	78,664
Other short-term liabilities	—	686	610	345	—	1,641	20,275	21,916

Total Short-Term Obligations	—	98,644	56,368	7,986	—	162,998	23,017	186,015

Long-Term Obligations:
Term notes	—	3,773,969	—	—	—	3,773,969	402,748	4,176,717
Deferred income tax liability, net	—	1,057,301	(25,725)	3,239	—	1,034,815	—	1,034,815
Other long-term liabilities	—	—	23,521	2,803	—	26,324	—	26,324

Total Long-Term Obligations	—	4,831,270	(2,204)	6,042	—	4,835,108	402,748	5,237,856

Total Liabilities	—	4,929,914	54,164	14,028	—	4,998,106	425,765	5,423,871
Equity:
Nuveen Investments shareholders' equity	1,001,423	1,001,423	2,143,381	(22,364)	(3,122,440)	1,001,423	—	1,001,423
Noncontrolling interest	—	—	22,044	—		22,044	(72,954)	(50,910)

Total equity	1,001,423	1,001,423	2,165,425	(22,364)	(3,122,440)	1,023,467	(72,954)	950,513

	$1,001,423	5,931,337	2,219,589	(8,336)	(3,122,440)	6,021,573	352,811	$6,374,384

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 11 Financial Information Related to Guarantor Subsidiaries (Continued)

Nuveen Investments, Inc. & Subsidiaries
CONSOLIDATING STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2009
(in 000s)

	Parent Windy City Investments, Inc.	Issuer of Notes Nuveen Investments, Inc.	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Intercompany Eliminations	Consolidated excluding Symphony CLO V	Symphony CLO V	Consolidated
Operating revenues:
Investment advisory fees	$—	—	283,593	1,855	—	285,448	—	$285,448
Product distribution	—	—	—	684	—	684	—	684
Performance fees/other revenue	—	—	8,646	19,110	(17,764)	9,992	—	9,992

Total operating revenues	—	—	292,239	21,649	(17,764)	296,124	—	296,124

Operating expense
Compensation and benefits	—	—	105,568	11,579	—	117,147	—	117,147
Severance	—	—	6,695	—	—	6,695	—	6,695
Advertising and promotional costs	—	—	3,950	156	—	4,106	—	4,106
Occupancy and equipment costs	—	—	12,661	3,744	—	16,405	—	16,405
Amortization of intangible assets	—	32,420	—	—	—	32,420	—	32,420
Travel and entertainment	—	157	3,924	680	—	4,761	—	4,761
Outside and professional services	—	22	17,312	3,310	(30)	20,614	—	20,614
Other operating expenses	—	1,484	15,868	20,269	(17,734)	19,887	—	19,887

Total operating expenses	—	34,083	165,978	39,738	(17,764)	222,035	—	222,035

Other income/(expense)	—	4,967	(2,335)	29	—	2,661	71,443	74,104

Net interest revenue/(expense)	—	(137,721)	641	20	—	(137,060)	11,766	(125,294)

Income/(loss) before taxes	—	(166,837)	124,567	(18,040)	—	(60,310)	83,209	22,899

Income tax expense/(benefit)	—	(21,993)	4,480	2,558	—	(14,955)	—	(14,955)

Net income (loss)	—	(144,844)	120,087	(20,598)	—	(45,355)	83,209	37,854

Less: net (income)/loss attributable to the noncontrolling interests	—	—	712	—	—	712	83,209	83,921

Net income/(loss) attributable to Nuveen Investments	$—	(144,844)	119,375	(20,598)	—	(46,067)	—	$(46,067)

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 11 Financial Information Related to Guarantor Subsidiaries (Continued)

Nuveen Investments, Inc. & Subsidiaries
CONSOLIDATING STATEMENTS OF CASH FLOW
For the Six Months Ended June 30, 2009
(in 000s)

	Parent Windy City Investments, Inc.	Issuer of Notes Nuveen Investments, Inc.	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Consolidated excluding Symphony CLO V	Symphony CLO V		Consolidated
Cash flows from operating activities:
Net income/(loss)	$—	(144,844)	120,087	(20,598)	(45,355)	83,209 $		37,854
Adjustments to reconcile net income/(loss) to net cash provided from operating activities:
Net (income)/loss attributable to noncontrolling interests	—	—	(712)	—	(712)		(83,209)	(83,921)
Deferred income taxes	—	(21,772)	4,480	2,312	(14,980)		—	(14,980)
Depreciation of office property, equipment, and leaseholds	—	—	4,974	1,956	6,930		—	6,930
Unrealized (gains)/losses on derivatives	—	90	—	—	90		—	90
Amortization of intangibles	—	32,420	—	—	32,420		—	32,420
Amortization of debt related items, net	—	4,839	—	—	4,839		—	4,839
Compensation expense for equity plans	—	—	18,016	225	18,241		—	18,241
Net gain on early retirement of Senior Unsecured Notes-5% of 2010	—	(4,291)	—	—	(4,291)		—	(4,291)
Net change in working capital	—	28,455	(128,414)	22,240	(77,719)			(77,719)

Net cash provided by / (used in) operating activities	—	(105,103)	18,431	6,135	(80,537)		—	(80,537)

Cash flow from financing activities
Repayments of notes payable	—	(11,575)	—	—	(11,575)		—	(11,575)
Early retirement of Senior Unsecured Notes—5% of 2010	—	(5,178)	—	—	(5,178)		—	(5,178)
Purchase of noncontrolling interests	—	—	(18,132)	—	(18,132)		—	(18,132)
Payment of income allocation to noncontrolling interests		(211)	(1,842)		(2,053)			(2,053)
Undistributed income allocation for noncontrolling interests			712		712			712
Dividends paid	—	(80)	—	—	(80)		—	(80)
Deferred and restricted Class A unit payouts	—	—	(280)	—	(280)		—	(280)

Net cash provided by / (used in) financing activities	—	(17,044)	(19,542)	—	(36,586)		—	(36,586)

Cash flow from investing activities:
Winslow Transaction	—	(92)	(5)	—	(97)		—	(97)
Purchase of office property and equipment	—	—	(2,467)	(1,997)	(4,464)		—	(4,464)
Proceeds from sales of investment securities	—	25,903	—	—	25,903		—	25,903
Purchase of investment securities	—	(17,111)	—	—	(17,111)		—	(17,111)
Net change in consolidated funds	—	—	—	—	—		(5,539)	(5,539)
Other	—	—	—	—	—		—	—

Net cash provided by / (used in) investing activities	—	8,700	(2,472)	(1,997)	4,231		(5,539)	(1,308)

Effect of exchange rate changes	—	2	—	—	2		—	2
Increase/(decrease) in cash and cash equivalents	—	(113,445)	(3,583)	4,138	(112,890)		(5,539)	(118,429)
Cash and cash equivalents
Beginning of year	—	383,165	14,534	54,010	451,709		15,427	467,136

End of period	$—	269,720	10,951	58,148	338,819		9,888	$348,707

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(in thousands)

(unaudited)

Note 12 Subsequent Events

        As discussed in Note 10, "Recent Accounting Pronouncements," SFAS No. 165—Subsequent Events has an accelerated effective date and applies to interim or annual reporting periods ending after June 15, 2009. The Company has evaluated subsequent events under the provisions of SFAS No. 165 and has determined that, through August 7, 2009, the filing date for the Company's June 30, 2009 interim financial statements, there were no events occurring subsequent to June 30, 2009 fitting the criteria of SFAS No. 165 that needed to be reflected on the Company's statement of financial position as of June 30, 2009 or results of operations for three and six months ended June 30, 2009.

        During July 2009, the Company obtained a new $450 million six-year, second-lien term loan facility with a fixed interest rate of 12.5%. A fee of 10% of the principal amount of the new term loans was paid ratably to the new lenders. The Company has escrowed proceeds from this new financing to retire the Company's 5% senior unsecured notes due 2010 at maturity. The remaining net proceeds from this new financing were used to pay down a portion of the Company's existing $2.3 billion first-lien term loans.

        Also in July 2009, the Company funded $52 million into a recently created, secular trust as part of a newly established multi-year Mutual Fund Incentive Program for certain of its employees. The trust acquired shares of Nuveen mutual funds supporting the awards of these mutual fund shares under this new incentive program. This new incentive program is subject to vesting.

        During August 2009, the Company elected to borrow an additional $50 million under the second-lien term loan facility described above. A fee of 7% of the principal amount of the new term loans was paid ratably to the new lenders. The net proceeds from the new term loans were used to pay down a portion of the Company's existing $2.3 billion first-lien term loans.

Nuveen Investments, Inc.

Offer to Exchange
10 1/2% Senior Exchange Notes due 2015
for all Outstanding
10 1/2% Senior Notes due 2015

PROSPECTUS

                        , 2009

Until                        , 2009, all dealers that effect transactions in these securities, whether or not participating in the exchange offer, may be required to deliver a prospectus. This is in addition to a dealers' obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

Delaware General Corporation Law

        The Company, Parent, NAM, Nuveen Investments Advisers Inc. ("NIA"), Nuveen Investments Holdings, Inc. ("Nuveen Holdings") and Rittenhouse Asset Management, Inc. ("Rittenhouse") are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify a director, officer, employee or agent who was or is a party, or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Delaware Limited Liability Company Act

        HydePark, Nuveen Investments Institutional Services Group LLC ("Institutional Services"), NWQ Holdings, LLC ("NWQ Holdings"), NWQ, Santa Barbara and Tradewinds are limited liability companies organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act (the "DLLCA") provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to the standards and restrictions, if any, set forth in its limited liability company agreement.

Illinois Business Corporation Act of 1983

        Nuveen Investment Solutions, Inc. ("Nuveen Solutions") is a corporation organized under the laws of the State of Illinois. Under Section 8.75 of the Illinois Business Corporation Act of 1983 (the "IL Act"), Nuveen Solutions is empowered, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of Nuveen Solutions, or serving or having served at the request of Nuveen Solutions as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Section 8.75 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, and that such indemnification shall continue as to a director, officer, employee or agent of Nuveen Solutions who has ceased to serve in such capacity, and shall inure to the benefit of the heirs, executors and administrators of such a person.

California Beverly-Killea Limited Liability Company Act

        Symphony is a limited liability company organized under the laws of the State of California. Section 17155 of the California Beverly-Killea Limited Liability Company Act (the "CA Act") provides that, except for a breach of a manager's fiduciary duties of loyalty and care owed to the limited liability company and to its members, the articles of organization or written operating agreement of a

California limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee, or agent of the limited liability company, against judgments, settlements, penalties, fines, or expenses of any kind incurred as a result of acting in that capacity. Section 17155 further provides that a California limited liability company shall have power to purchase and maintain insurance on behalf of any manager, member, officer, employee, or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person's status as a manager, member, officer, employee, or agent of the limited liability company.

Minnesota Business Corporation Act

        Winslow Capital is incorporated under the laws of the State of Minnesota. Unless prohibited in a corporation's articles or bylaws, Section 302A.521 of the Minnesota Business Corporation Act (the "MBCA") requires indemnification of officers, directors, employees and agents, under certain circumstances, against judgments, penalties, fines, settlements and reasonable expenses (including attorney's fees and disbursements) incurred by such person in connection with a threatened or pending proceeding with respect to the acts or omissions of such person in his official capacity. The general effect of Section 302A.521 of the MBCA is to require the company to reimburse (or pay on behalf of) its directors and officers any personal liability that may be imposed for certain acts performed in their capacity as directors and officers, except where such persons have not acted in good faith.

Charter Documents

        Each of the Company's and Parent's Restated Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. Each of the Company's and Parent's Amended and Restated By-laws provide that directors, officers and employees will be indemnified to the fullest extent authorized by the DGCL with respect to actions, suits or proceedings. Each of the Company's and Parent's Amended and Restated By-laws require the Company or Parent, as applicable to pay or reimburse all expenses, including attorneys' fees, incurred by a director, officer or employee in defending any such proceeding, upon an undertaking by such party to repay such expenses if it is ultimately determined that such party was not entitled to be indemnified by the Company or Parent, as applicable. From time to time, officers and directors may be provided with indemnification agreements that are consistent with the foregoing provisions. The Company and Parent believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

        The certificate of incorporation and/or by-laws of NAM, NIA, Nuveen Holdings, Inc. and Rittenhouse each provide for the indemnification of officers and directors to the fullest extent permitted by the DGCL.

        The operating agreement of HydePark, Institutional Services, NWQ Holdings, NWQ, Santa Barbara and Tradewinds each provide for the indemnification of officers and managers to the fullest extent permitted by the DLLCA.

        The operating agreement of Symphony provides for the indemnification of officers and managers to the fullest extent permitted by the CA Act.

        The by-laws of Winslow Capital provide for the indemnification of officers and managers to the fullest extent permitted by the MBCA.

Securities Act

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 21.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits

        The following exhibits are included as exhibits to this Registration Statement:

Exhibit Designation	Exhibit	Exhibit No. and Location
3.1	Amended and Restated Certificate of Incorporation of the Company	Exhibit 3.1 to the Company's Form 8-K filed on November 16, 2007
3.2	By-Laws of the Company	Exhibit 3.2 to the Company's Form 8-K filed on November 16, 2007
3.3	Certificate of Merger	Exhibit 3.3 to the Company's Form S-4 filed on May 13, 2009
3.4	Certificate of Incorporation of Windy City Investments, Inc.	Exhibit 3.4 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.5	By-Laws of Windy City Investments, Inc.	Exhibit 3.5 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.6	Certificate of Formation of Nuveen HydePark Group, LLC	Exhibit 3.6 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.7	Certificate of Amendment of Nuveen HydePark Group, LLC	Exhibit 3.7 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.8	Limited Liability Company Agreement of Nuveen HydePark Group, LLC	Exhibit 3.8 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009

Exhibit Designation	Exhibit	Exhibit No. and Location
3.9	Amended and Restated Certificate of Incorporation of Nuveen Asset Management	Exhibit 3.9 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.10	Restated Bylaws of Nuveen Asset Management	Exhibit 3.10 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.11	Certificate of Incorporation of Nuveen Investments Advisers Inc.	Exhibit 3.11 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.12	Bylaws of Nuveen Investments Advisers Inc.	Exhibit 3.12 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.13	Certificate of Incorporation of Nuveen Investments Holdings, Inc.	Exhibit 3.13 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.14	By-Laws of Nuveen Investments Holdings, Inc.	Exhibit 3.14 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.15	Certificate of Formation of Nuveen Investments Institutional Services Group LLC	Exhibit 3.15 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.16	Limited Liability Company Agreement of Nuveen Investments Institutional Services Group LLC	Exhibit 3.16 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.17	Certificate of Formation of NWQ Holdings, LLC	Exhibit 3.17 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.18	Certificate of Formation of NWQ Investment Management Company, LLC	Exhibit 3.18 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.19	Certificate of Merger for NWQ Investment Management Company, LLC	Exhibit 3.19 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009

Exhibit Designation	Exhibit	Exhibit No. and Location
3.20	Certificate of Amendment of Certificate of Formation of NWQ Investment Management Company, LLC	Exhibit 3.20 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.21	Second Amended and Restated Limited Liability Company Agreement of NWQ Investment Management Company, LLC	Exhibit 3.21 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.22	Articles of Incorporation of Nuveen Investment Solutions, Inc.	Exhibit 3.22 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.23	Articles of Amendment of Nuveen Investment Solutions, Inc.	Exhibit 3.23 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.24	By-Laws of Nuveen Investment Solutions, Inc.	Exhibit 3.24 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.25	Amended and Restated Certificate of Incorporation of Rittenhouse Asset Management, Inc.	Exhibit 3.25 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.26	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Rittenhouse Asset Management, Inc.	Exhibit 3.26 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.27	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Rittenhouse Asset Management, Inc.	Exhibit 3.27 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.28	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Rittenhouse Asset Management, Inc.	Exhibit 3.28 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.29	Certificate of Amendment of Certificate of Incorporation of Rittenhouse Asset Management, Inc.	Exhibit 3.29 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.30	Certificate of Amendment of Certificate of Incorporation of Rittenhouse Asset Management, Inc.	Exhibit 3.30 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009

Exhibit Designation	Exhibit	Exhibit No. and Location
3.31	Amended and Restated By-Laws of Rittenhouse Asset Management, Inc.	Exhibit 3.31 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.32	Certificate of Formation of Santa Barbara Asset Management, LLC	Exhibit 3.32 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.33	Second Amended and Restated Limited Liability Company Agreement of Santa Barbara Asset Management, LLC	Exhibit 3.33 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.34	Articles of Organization of Symphony Asset Management LLC	Exhibit 3.34 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.35	Amended and Restated Limited Liability Company Agreement of Symphony Asset Management LLC	Exhibit 3.35 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.36	Certificate of Formation of Tradewinds Global Investors, LLC	Exhibit 3.36 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.37	Certificate of Amendment to Certificate of Formation of Tradewinds Global Investors, LLC	Exhibit 3.37 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.38	Certificate of Amendment to Certificate of Formation of Tradewinds Global Investors, LLC	Exhibit 3.38 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.39	Second Amended and Restated Limited Liability Company Agreement of Tradewinds Global Investors, LLC	Exhibit 3.39 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.40	Articles of Incorporation of Winslow Capital Management, Inc.	Exhibit 3.40 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.41	Articles of Amendment of Articles of Incorporation of Winslow Capital Management, Inc.	Exhibit 3.41 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009

Exhibit Designation	Exhibit	Exhibit No. and Location
3.42	Amended and Restated By-Laws of Winslow Capital Management, Inc.	Exhibit 3.42 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
4.1	Indenture, dated as of September 12, 2005, between the Company and The Bank of New York Trust Company, N.A., as Trustee	Exhibit 4.1 to the Company's Form 8-K filed on September 13, 2005
4.2	First Supplemental Indenture, dated as of September 12, 2005, between the Company and The Bank of New York Trust Company, N.A., as Trustee	Exhibit 4.2 to the Company's Form 8-K filed on September 13, 2005
4.3	Indenture, dated as of November 13, 2007, among the Company, the Guarantors party thereto and U.S. Bank National Association	Exhibit 4.1 to the Company's Form 8-K filed on November 16, 2007
4.4	Exchange and Registration Rights Agreement dated as of November 13, 2007	Exhibit 4.4 to the Company's Form S-4 filed on May 13, 2009
*5.1	Opinion of Winston & Strawn LLP
*5.2	Opinion of Dorsey & Whitney LLP
10.1	Nuveen Investments, LLC Excess Benefit Retirement Plan	Exhibit 10.1 to the Company's Form S-4 filed on May 13, 2009
10.2	Amendment to Acquisition Agreement, dated as of February 1, 2003, by and among the Company, Barra, Inc., Symphony Asset Management, Inc., Maestro, LLC, Symphony Asset Management LLC, Praveen K. Gottipalli, Michael J. Henman, Neil L. Rudolph and Jeffrey L. Skelton	Exhibit 10.4 to the Company's Form 10-Q for the quarter ended March 31, 2003 filed on May 15, 2003
10.3	Stock Purchase Agreement, dated as of May 28, 2002, by and among Old Mutual (US) Holdings Inc., NWQ Investment Management Company, Inc. and the Company	Exhibit 2.1 to the Company's Form 8-K filed on August 14, 2002
10.4	Description of Investment Management Contracts	Exhibit 10.21 to the Company's Form 10-K for year ended December 31, 2004
10.5	Agreement and Plan of Merger, dated as of June 19, 2007, among Windy City Investments, Inc., Windy City Acquisition Corp. and the Company	Exhibit 2.1 to the Company's Form 8-K filed on June 20, 2007
10.6	Credit Agreement, dated as of November 13, 2007, among Windy City Acquisition Corp., the Company, Deutsche Bank AG New York Branch and the other parties thereto	Exhibit 10.1 to the Company's Form 8-K filed on November 16, 2007

Exhibit Designation	Exhibit	Exhibit No. and Location
10.7	Schedules and Exhibits to Credit Agreement, dated as of November 13, 2007, among Windy City Acquisition Corp., the Company, Deutsche Bank AG New York Branch and the other parties thereto	Exhibit 10.7 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
10.8	Employment Agreement, dated as of November 1, 2002, between the Company and John P. Amboian	Exhibit 10.2 to the Company's Form 10-Q filed on November 14, 2002
10.9	Amendment to Employment Agreement, dated as of January 1, 2008, between the Company and John P. Amboian	Exhibit 10.8 to the Company's Form S-4 filed on May 13, 2009
10.10	Employment Agreement, dated as of January 1, 2008, between Nuveen Investments, Inc. and Mark J.P. Anson	Exhibit 10.9 to the Company's Form S-4 filed on May 13, 2009
10.11	Employment Agreement, dated as of January 1, 2008, between the Company and Glenn R. Richter	Exhibit 10.10 to the Company's Form S-4 filed on May 13, 2009
10.12	Employment Agreement, dated as of January 1, 2008, between the Company and Alan G. Berkshire	Exhibit 10.11 to the Company's Form S-4 filed on May 13, 2009
10.13	Employment Agreement, dated as of January 1, 2008, between the Company and John L. MacCarthy	Exhibit 10.12 to the Company's Form S-4 filed on May 13, 2009
10.14	Form of Windy City Investment Holdings, L.L.C. Deferred Unit Grant Agreement	Exhibit 10.13 to the Company's Form S-4 filed on May 13, 2009
10.15	Form of Windy City Investments Holdings, L.L.C. Class A Unit Purchase Agreement	Exhibit 10.14 to the Company's Form S-4 filed on May 13, 2009
10.16	Form of Windy City Investments Holdings, L.L.C. Class B Unit Grant Agreement	Exhibit 10.15 to the Company's Form S-4 filed on May 13, 2009
10.17	Windy City Investment Holdings, L.L.C. Amended and Restated Unitholders Agreement	Exhibit 10.16 to the Company's Form S-4 filed on May 13, 2009
10.18	Services Agreement, dated as of November 13, 2007, among the Company, Madison Dearborn Partners V-B, L.P., MLGPE U.S. Strategies LLC and the other parties thereto	Exhibit 10.18 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
10.19	First Amendment to Credit Agreement, dated as of July 28, 2009, among Windy City Investments, Inc., the Company, Deutsche Bank AG New York Branch and the other parties thereto	Exhibit 10.1 to the Company's Form 8-K filed on July 31, 2009

Exhibit Designation	Exhibit	Exhibit No. and Location
10.20	Incremental Second-Lien Term Loan Agreement, dated as of August 11, 2009, among Windy City Investments, Inc., the Company, Deutsche Bank AG New York Branch and the other parties thereto	Exhibit 10.1 to the Company's Form 8-K filed on August 17, 2009
10.21	Letter Agreement, dated June 30, 2009, between Nuveen Investments, Inc. and Alan G. Berkshire	Exhibit 10.21 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
10.22	Nuveen Investments 2009 Mutual Fund Investment Plan	Exhibit 10.22 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
10.23	Form of Mutual Fund Award Agreement under the Nuveen Investments 2009 Mutual Fund Investment Plan	Exhibit 10.23 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
*12	Statement of Computation of Ratios of Earnings to Fixed Charges
21	Subsidiaries of the Company	Exhibit 21 to the Company's Form S-4 filed on May 13, 2009
*23.1	Consent of Independent Registered Public Accounting Firm
*23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
*23.3	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2)
24	Powers of Attorney	Exhibit 24 to the Company's Form S-4 filed on May 13, 2009
25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association	Exhibit 25 to the Company's Form S-4 filed on May 13, 2009
*99.1	Form of Letter of Transmittal
*99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
*99.3	Form of Letter to Clients
*99.4	Form of Notice of Guaranteed Delivery

*
Filed herewith.

(b)
Financial Statement Schedules

        See Index to Consolidated Financial Statements

Item 22.    Undertakings

        The undersigned registrant hereby undertakes:

        a.     To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

        b.     To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

            (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement.

        c.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        d.     That, for the purpose of determining any liability under the Securities Act, each prospectus filed pursuant to Rule 424(b) as part of the Registration Statement, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

        e.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

NUVEEN INVESTMENTS, INC.
By	/s/ JOHN P. AMBOIAN John P. Amboian Chief Executive Officer

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

By	* John P. Amboian	Chief Executive Officer (Principal Executive Officer)
By	* Glenn R. Richter	Executive Vice President, Chief Operating Officer and Principal Financial Officer (Principal Financial Officer)
By	/s/ SHERRI A. HLAVACEK Sherri A. Hlavacek	Managing Director, Corporate Controller and Principal Accounting Officer (Principal Accounting Officer)
By	* John P. Amboian	Director
By	* Timothy M. Hurd	Director
By	* Mark B. Tresnowski	Director
By	* Vahe A. Dombalagian	Director
By	* Edward M. Magnus	Director
By	* Peter S. Voss	Director
By	* Eugene S. Sunshine	Director

By	* Frederick W. Eubank II	Director
By	* Nathan C. Thorne	Director
By	* Angel L. Morales	Director
*By	/s/ JOHN L. MACCARTHY As attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

WINDY CITY INVESTMENTS, INC.
By	/s/ JOHN P. AMBOIAN John P. Amboian Chief Executive Officer

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

By	* John P. Amboian	Chief Executive Officer (Principal Executive Officer)
By	* Glenn R. Richter	Executive Vice President, Chief Operating Officer and Principal Financial Officer (Principal Financial Officer)
By	/s/ SHERRI A. HLAVACEK Sherri A. Hlavacek	Managing Director, Corporate Controller and Principal Accounting Officer (Principal Accounting Officer)
By	* John P. Amboian	Director
By	* Timothy M. Hurd	Director
By	* Mark B. Tresnowski	Director
By	* Vahe A. Dombalagian	Director
By	* Edward M. Magnus	Director
By	* Peter S. Voss	Director
By	* Eugene S. Sunshine	Director

By	* Frederick W. Eubank II	Director
By	* Nathan C. Thorne	Director
By	* Angel L. Morales	Director
*By	/s/ JOHN L. MACCARTHY As attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

NUVEEN HYDEPARK GROUP, LLC
By	/s/ JOHN L. MACCARTHY John L. MacCarthy Vice President

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

By	* John P. Amboian	Chairman of the Board of Directors of Nuveen Investment Solutions, Inc., its Managing Member (Principal Executive Officer)
By	* Sherri A. Hlavacek	Vice President and Treasurer (Principal Financial and Accounting Officer)
By	/s/ JOHN L. MACCARTHY John L. MacCarthy	Vice President of Nuveen Investment Solutions, Inc., its Managing Member
*By	/s/ JOHN L. MACCARTHY As attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

NUVEEN ASSET MANAGEMENT
By	/s/ JOHN P. AMBOIAN John P. Amboian Chief Executive Officer

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

By	* John P. Amboian	Chief Executive Officer (Principal Executive Officer)
By	* Sherri A. Hlavacek	Vice President, Corporate Controller and Treasurer (Principal Financial and Accounting Officer)
By	* John P. Amboian	Director
By	* Glenn R. Richter	Director
By	/s/ JOHN L. MACCARTHY John L. MacCarthy	Director
*By	/s/ JOHN L. MACCARTHY As attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

NUVEEN INVESTMENTS ADVISERS INC.
By	/s/ JOHN P. AMBOIAN John P. Amboian Chief Executive Officer

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

By	* John P. Amboian	Chief Executive Officer (Principal Executive Officer)
By	* Sherri A. Hlavacek	Vice President, Corporate Controller and Treasurer (Principal Financial and Accounting Officer)
By	* John P. Amboian	Director
By	* Glenn R. Richter	Director
By	/s/ JOHN L. MACCARTHY John L. MacCarthy	Director
*By	/s/ JOHN L. MACCARTHY As attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

NUVEEN INVESTMENTS HOLDINGS, INC.
By	/s/ JOHN P. AMBOIAN John P. Amboian Chief Executive Officer

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

By	* John P. Amboian	Chief Executive Officer (Principal Executive Officer)
By	* Sherri A. Hlavacek	Vice President, Corporate Controller and Treasurer (Principal Financial and Accounting Officer)
By	* John P. Amboian	Director
By	* Glenn R. Richter	Director
By	/s/ JOHN L. MACCARTHY John L. MacCarthy	Director
*By	/s/ JOHN L. MACCARTHY As attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

NUVEEN INVESTMENTS INSTITUTIONAL SERVICES GROUP LLC
By	/s/ JOHN P. AMBOIAN John P. Amboian Chief Executive Officer

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

By	* John P. Amboian	Chief Executive Officer (Principal Executive Officer)
By	* Sherri A. Hlavacek	Vice President and Treasurer (Principal Financial and Accounting Officer)
By	/s/ JOHN L. MACCARTHY John L. MacCarthy	Executive Vice President of Nuveen Investments, Inc., its Sole Member
*By	/s/ JOHN L. MACCARTHY As attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

NWQ HOLDINGS, LLC
By	/s/ JOHN P. AMBOIAN John P. Amboian Chief Executive Officer

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

By	* John P. Amboian	Chief Executive Officer (Principal Executive Officer)
By	* Sherri A. Hlavacek	Vice President and Treasurer (Principal Financial and Accounting Officer)
By	/s/ JOHN L. MACCARTHY John L. MacCarthy	Executive Vice President of Nuveen Investments, Inc., its Managing Member
*By	/s/ JOHN L. MACCARTHY As attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

NWQ INVESTMENT MANAGEMENT COMPANY, LLC
By	/s/ JOHN L. MACCARTHY John L. MacCarthy Vice President

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

By	* John P. Amboian	Chief Executive Officer of NWQ Holdings, LLC, its Managing Member (Principal Executive Officer)
By	* Sherri A. Hlavacek	Vice President and Treasurer (Principal Financial and Accounting Officer)
By	/s/ JOHN L. MACCARTHY John L. MacCarthy	Executive Vice President of NWQ Holdings, LLC, its Managing Member
*By	/s/ JOHN L. MACCARTHY As attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

NUVEEN INVESTMENT SOLUTIONS, INC.
By	/s/ JOHN L. MACCARTHY John L. MacCarthy Vice President

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

By	* John P. Amboian	Chairman of the Board of Directors (Principal Executive Officer)
By	* Sherri A. Hlavacek	Vice President and Treasurer (Principal Financial and Accounting Officer)
By	* John P. Amboian	Director
By	* Glenn R. Richter	Director
By	/s/ JOHN L. MACCARTHY John L. MacCarthy	Director
*By	/s/ JOHN L. MACCARTHY As attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

RITTENHOUSE ASSET MANAGEMENT, INC.
By	/s/ JOHN P. AMBOIAN John P. Amboian Chief Executive Officer

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

By	* John P. Amboian	Chief Executive Officer (Principal Executive Officer)
By	* Sherri A. Hlavacek	Vice President and Treasurer (Principal Financial and Accounting Officer)
By	* John P. Amboian	Director
By	* Glenn R. Richter	Director
By	/s/ JOHN L. MACCARTHY John L. MacCarthy	Director
*By	/s/ JOHN L. MACCARTHY As attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

SANTA BARBARA ASSET MANAGEMENT, LLC
By	/s/ JOHN L. MACCARTHY John L. MacCarthy Vice President

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

By	* John P. Amboian	Chief Executive Officer of Nuveen Investments, Inc., its Managing Member (Principal Executive Officer)
By	* Sherri A. Hlavacek	Vice President and Assistant Secretary (Principal Financial and Accounting Officer)
By	/s/ JOHN L. MACCARTHY John L. MacCarthy	Executive Vice President of Nuveen Investments, Inc., its Managing Member
*By	/s/ JOHN L. MACCARTHY As attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

SYMPHONY ASSET MANAGEMENT LLC
By	/s/ JOHN L. MACCARTHY John L. MacCarthy Vice President

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

By	* John P. Amboian	Chief Executive Officer of Nuveen Investments Holdings, Inc., its Managing Member (Principal Executive Officer)
By	* Sherri A. Hlavacek	Vice President and Treasurer (Principal Financial and Accounting Officer)
By	/s/ JOHN L. MACCARTHY John L. MacCarthy	Executive Vice President of Nuveen Investments Holdings, Inc., its Managing Member
*By	/s/ JOHN L. MACCARTHY As attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

TRADEWINDS GLOBAL INVESTORS, LLC
By	/s/ JOHN L. MACCARTHY John L. MacCarthy Vice President

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

By	* John P. Amboian	Chief Executive Officer of NWQ Holdings, LLC, its Managing Member (Principal Executive Officer)
By	* Sherri A. Hlavacek	Vice President and Treasurer (Principal Financial and Accounting Officer)
By	/s/ JOHN L. MACCARTHY John L. MacCarthy	Executive Vice President of NWQ Holdings, LLC, its Managing Member
*By	/s/ JOHN L. MACCARTHY As attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

WINSLOW CAPITAL MANAGEMENT, INC.
By	/s/ JOHN L. MACCARTHY John L. MacCarthy Vice President

        Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2009.

By	* John P. Amboian	Chairman of the Board of Directors (Principal Executive Officer)
By	* Sherri A. Hlavacek	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
By	* John P. Amboian	Director
By	* Glenn R. Richter	Director
By	/s/ JOHN L. MACCARTHY John L. MacCarthy	Director
*By	/s/ JOHN L. MACCARTHY As attorney in fact

EXHIBIT INDEX

Exhibit Designation	Exhibit	Exhibit No. and Location
3.1	Amended and Restated Certificate of Incorporation of the Company	Exhibit 3.1 to the Company's Form 8-K filed on November 16, 2007
3.2	By-Laws of the Company	Exhibit 3.2 to the Company's Form 8-K filed on November 16, 2007
3.3	Certificate of Merger	Exhibit 3.3 to the Company's Form S-4 filed on May 13, 2009
3.4	Certificate of Incorporation of Windy City Investments, Inc.	Exhibit 3.4 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.5	By-Laws of Windy City Investments, Inc.	Exhibit 3.5 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.6	Certificate of Formation of Nuveen HydePark Group, LLC	Exhibit 3.6 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.7	Certificate of Amendment of Nuveen HydePark Group, LLC	Exhibit 3.7 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.8	Limited Liability Company Agreement of Nuveen HydePark Group, LLC	Exhibit 3.8 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.9	Amended and Restated Certificate of Incorporation of Nuveen Asset Management	Exhibit 3.9 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.10	Restated Bylaws of Nuveen Asset Management	Exhibit 3.10 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.11	Certificate of Incorporation of Nuveen Investments Advisers Inc.	Exhibit 3.11 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009

Exhibit Designation	Exhibit	Exhibit No. and Location
3.12	Bylaws of Nuveen Investments Advisers Inc.	Exhibit 3.12 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.13	Certificate of Incorporation of Nuveen Investments Holdings, Inc.	Exhibit 3.13 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.14	By-Laws of Nuveen Investments Holdings, Inc.	Exhibit 3.14 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.15	Certificate of Formation of Nuveen Investments Institutional Services Group LLC	Exhibit 3.15 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.16	Limited Liability Company Agreement of Nuveen Investments Institutional Services Group LLC	Exhibit 3.16 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.17	Certificate of Formation of NWQ Holdings, LLC	Exhibit 3.17 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.18	Certificate of Formation of NWQ Investment Management Company, LLC	Exhibit 3.18 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.19	Certificate of Merger for NWQ Investment Management Company, LLC	Exhibit 3.19 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.20	Certificate of Amendment of Certificate of Formation of NWQ Investment Management Company, LLC	Exhibit 3.20 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.21	Second Amended and Restated Limited Liability Company Agreement of NWQ Investment Management Company, LLC	Exhibit 3.21 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.22	Articles of Incorporation of Nuveen Investment Solutions, Inc.	Exhibit 3.22 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009

Exhibit Designation	Exhibit	Exhibit No. and Location
3.23	Articles of Amendment of Nuveen Investment Solutions, Inc.	Exhibit 3.23 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.24	By-Laws of Nuveen Investment Solutions, Inc.	Exhibit 3.24 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.25	Amended and Restated Certificate of Incorporation of Rittenhouse Asset Management, Inc.	Exhibit 3.25 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.26	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Rittenhouse Asset Management, Inc.	Exhibit 3.26 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.27	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Rittenhouse Asset Management, Inc.	Exhibit 3.27 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.28	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Rittenhouse Asset Management, Inc.	Exhibit 3.28 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.29	Certificate of Amendment of Certificate of Incorporation of Rittenhouse Asset Management, Inc.	Exhibit 3.29 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.30	Certificate of Amendment of Certificate of Incorporation of Rittenhouse Asset Management, Inc.	Exhibit 3.30 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.31	Amended and Restated By-Laws of Rittenhouse Asset Management, Inc.	Exhibit 3.31 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.32	Certificate of Formation of Santa Barbara Asset Management, LLC	Exhibit 3.32 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.33	Second Amended and Restated Limited Liability Company Agreement of Santa Barbara Asset Management, LLC	Exhibit 3.33 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009

Exhibit Designation	Exhibit	Exhibit No. and Location
3.34	Articles of Organization of Symphony Asset Management LLC	Exhibit 3.34 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.35	Amended and Restated Limited Liability Company Agreement of Symphony Asset Management LLC	Exhibit 3.35 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.36	Certificate of Formation of Tradewinds Global Investors, LLC	Exhibit 3.36 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.37	Certificate of Amendment to Certificate of Formation of Tradewinds Global Investors, LLC	Exhibit 3.37 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.38	Certificate of Amendment to Certificate of Formation of Tradewinds Global Investors, LLC	Exhibit 3.38 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.39	Second Amended and Restated Limited Liability Company Agreement of Tradewinds Global Investors, LLC	Exhibit 3.39 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.40	Articles of Incorporation of Winslow Capital Management, Inc.	Exhibit 3.40 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.41	Articles of Amendment of Articles of Incorporation of Winslow Capital Management, Inc.	Exhibit 3.41 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
3.42	Amended and Restated By-Laws of Winslow Capital Management, Inc.	Exhibit 3.42 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
4.1	Indenture, dated as of September 12, 2005, between the Company and The Bank of New York Trust Company, N.A., as Trustee	Exhibit 4.1 to the Company's Form 8-K filed on September 13, 2005
4.2	First Supplemental Indenture, dated as of September 12, 2005, between the Company and The Bank of New York Trust Company, N.A., as Trustee	Exhibit 4.2 to the Company's Form 8-K filed on September 13, 2005

Exhibit Designation	Exhibit	Exhibit No. and Location
4.3	Indenture, dated as of November 13, 2007, among the Company, the Guarantors party thereto and U.S. Bank National Association	Exhibit 4.1 to the Company's Form 8-K filed on November 16, 2007
4.4	Exchange and Registration Rights Agreement dated as of November 13, 2007	Exhibit 4.4 to the Company's Form S-4 filed on May 13, 2009
*5.1	Opinion of Winston & Strawn LLP
*5.2	Opinion of Dorsey & Whitney LLP
10.1	Nuveen Investments, LLC Excess Benefit Retirement Plan	Exhibit 10.1 to the Company's Form S-4 filed on May 13, 2009
10.2
	Amendment to Acquisition Agreement, dated as of February 1, 2003, by and among the Company, Barra, Inc., Symphony Asset Management, Inc., Maestro, LLC, Symphony Asset Management LLC, Praveen K. Gottipalli, Michael J. Henman, Neil L. Rudolph and Jeffrey L. Skelton	Exhibit 10.4 to the Company's Form 10-Q for the quarter ended March 31, 2003 filed on May 15, 2003
10.3	Stock Purchase Agreement, dated as of May 28, 2002, by and among Old Mutual (US) Holdings Inc., NWQ Investment Management Company, Inc. and the Company	Exhibit 2.1 to the Company's Form 8-K filed on August 14, 2002
10.4	Description of Investment Management Contracts	Exhibit 10.21 to the Company's Form 10-K for year ended December 31, 2004
10.5	Agreement and Plan of Merger, dated as of June 19, 2007, among Windy City Investments, Inc., Windy City Acquisition Corp. and the Company	Exhibit 2.1 to the Company's Form 8-K filed on June 20, 2007
10.6	Credit Agreement, dated as of November 13, 2007, among Windy City Acquisition Corp., the Company, Deutsche Bank AG New York Branch and the other parties thereto	Exhibit 10.1 to the Company's Form 8-K filed on November 16, 2007
10.7	Schedules and Exhibits to Credit Agreement, dated as of November 13, 2007, among Windy City Acquisition Corp., the Company, Deutsche Bank AG New York Branch and the other parties thereto	Exhibit 10.7 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
10.8	Employment Agreement, dated as of November 1, 2002, between the Company and John P. Amboian	Exhibit 10.2 to the Company's Form 10-Q filed on November 14, 2002
10.9	Amendment to Employment Agreement, dated as of January 1, 2008, between the Company and John P. Amboian	Exhibit 10.8 to the Company's Form S-4 filed on May 13, 2009

Exhibit Designation	Exhibit	Exhibit No. and Location
10.10	Employment Agreement, dated as of January 1, 2008, between Nuveen Investments, Inc. and Mark J.P. Anson	Exhibit 10.9 to the Company's Form S-4 filed on May 13, 2009
10.11	Employment Agreement, dated as of January 1, 2008, between the Company and Glenn R. Richter	Exhibit 10.10 to the Company's Form S-4 filed on May 13, 2009
10.12	Employment Agreement, dated as of January 1, 2008, between the Company and Alan G. Berkshire	Exhibit 10.11 to the Company's Form S-4 filed on May 13, 2009
10.13	Employment Agreement, dated as of January 1, 2008, between the Company and John L. MacCarthy	Exhibit 10.12 to the Company's Form S-4 filed on May 13, 2009
10.14	Form of Windy City Investment Holdings, L.L.C. Deferred Unit Grant Agreement	Exhibit 10.13 to the Company's Form S-4 filed on May 13, 2009
10.15	Form of Windy City Investments Holdings, L.L.C. Class A Unit Purchase Agreement	Exhibit 10.14 to the Company's Form S-4 filed on May 13, 2009
10.16	Form of Windy City Investments Holdings, L.L.C. Class B Unit Grant Agreement	Exhibit 10.15 to the Company's Form S-4 filed on May 13, 2009
10.17	Windy City Investment Holdings, L.L.C. Amended and Restated Unitholders Agreement	Exhibit 10.16 to the Company's Form S-4 filed on May 13, 2009
10.18	Services Agreement, dated as of November 13, 2007, among the Company, Madison Dearborn Partners V-B, L.P., MLGPE U.S. Strategies LLC and the other parties thereto	Exhibit 10.18 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
10.19	First Amendment to Credit Agreement, dated as of July 28, 2009, among Windy City Investments, Inc., the Company, Deutsche Bank AG New York Branch and the other parties thereto	Exhibit 10.1 to the Company's Form 8-K filed on July 31, 2009
10.20	Incremental Second-Lien Term Loan Agreement, dated as of August 11, 2009, among Windy City Investments, Inc., the Company, Deutsche Bank AG New York Branch and the other parties thereto	Exhibit 10.1 to the Company's Form 8-K filed on August 17, 2009
10.21	Letter Agreement, dated June 30, 2009, between Nuveen Investments, Inc. and Alan G. Berkshire	Exhibit 10.21 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009

Exhibit Designation	Exhibit	Exhibit No. and Location
10.22	Nuveen Investments 2009 Mutual Fund Investment Plan	Exhibit 10.22 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
10.23	Form of Mutual Fund Award Agreement under the Nuveen Investments 2009 Mutual Fund Investment Plan	Exhibit 10.23 to the Company's Amendment No. 1 to Form S-4 filed on August 24, 2009
*12	Statement of Computation of Ratios of Earnings to Fixed Charges
21	Subsidiaries of the Company	Exhibit 21 to the Company's Form S-4 filed on May 13, 2009
*23.1	Consent of Independent Registered Public Accounting Firm
*23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
*23.3	Consent of Dorsey & Whitney LLP (included in Exhibit 5.2)
24	Powers of Attorney	Exhibit 24 to the Company's Form S-4 filed on May 13, 2009
25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association	Exhibit 25 to the Company's Form S-4 filed on May 13, 2009
*99.1	Form of Letter of Transmittal
*99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
*99.3	Form of Letter to Clients
*99.4	Form of Notice of Guaranteed Delivery

*
Filed herewith.